UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ATAIBECKLEY INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, New York 10119
To the Stockholders of AtaiBeckley Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of AtaiBeckley Inc. (which we refer to as “AtaiBeckley,” “we,” “us” or “our”). The special meeting will be held on September 8, 2026, at 11:00 a.m., Eastern Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ATAI2026SM. You will be able to listen to the special meeting live and vote online.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of July 15, 2026 (which we refer to as the “merger agreement”), by and among Eli Lilly and Company, an Indiana corporation (which we refer to as “Lilly”), Albali Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Lilly (which we refer to as “Merger Sub”), and AtaiBeckley. We refer to the merger of Merger Sub with and into AtaiBeckley as the “merger.” In addition, at the special meeting, you will also be asked to consider and vote on any proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $6.75 in cash, without interest and less applicable tax withholdings, plus one contingent value right (which we refer to as a “CVR”) representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, for each share of our common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights). The purchase price payable at closing represents a premium of approximately 40% to the 30-day volume-weighted average trading price of our common stock ended on July 15, 2026.
AtaiBeckley’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, (i) determined that the merger agreement and the transactions contemplated by the merger agreement (which we refer to as the “Contemplated Transactions”) are advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock, (ii) duly authorized and approved the execution and delivery of the merger agreement by AtaiBeckley, the performance by AtaiBeckley of its covenants and other obligations thereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth therein, and (iii) resolved to recommend that the holders of shares of our common stock adopt the merger agreement at a meeting of AtaiBeckley’s stockholders held for such purpose and any adjournment or postponement thereof, in each case, on the terms and subject to the conditions of the merger agreement.
AtaiBeckley’s Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, and the merger, and the proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The accompanying proxy statement also describes the actions and determinations of AtaiBeckley’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Please see additional information in the accompanying proxy statement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3402
Banks and Brokers may call collect: (212) 750-5833
On behalf of AtaiBeckley’s Board of Directors, thank you for your support.
Very truly yours,

/s/ Srinivas Rao
Srinivas Rao, M.D., Ph.D.
Co-Founder and Chief Executive Officer
The accompanying proxy statement is dated August 10, 2026, and, together with the enclosed form of proxy card, is first being sent to stockholders on August 10, 2026.

c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, New York 10119
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 2026
Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of AtaiBeckley Inc., a Delaware corporation (which we refer to as “AtaiBeckley,” “we,” “us” or “our”), will be held on September 8, 2026, at 11:00 a.m., Eastern Time, for the following purposes:
(1)
to consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of July 15, 2026, by and among Eli Lilly and Company, an Indiana corporation (which we refer to as “Lilly”), Albali Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Lilly (which we refer to as “Merger Sub”), and AtaiBeckley (which we refer to as the “merger agreement”); and

(2)
to consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The special meeting will be held by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ATAI2026SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only AtaiBeckley stockholders as of the close of business on August 7, 2026, are entitled to notice of, and to vote at, the special meeting.
AtaiBeckley’s Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
AtaiBeckley stockholders of record or beneficial owners of our stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”), as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), in lieu of receiving $6.75 in cash, without interest and less applicable tax withholdings, plus one contingent value right (a “CVR”) representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, for each share of our common stock that they own if the merger is completed. To do so, an AtaiBeckley stockholder of record or beneficial owner of our stock must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, which are summarized in the accompanying proxy statement.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
By Order of the Board of Directors,
/s/ Srinivas Rao
Srinivas Rao, M.D., Ph.D.
Co-Founder and Chief Executive Officer
Dated: August 10, 2026
Encinitas, California

ATAIBECKLEY INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 2026
This proxy statement is dated August 10, 2026, and, together with the enclosed form of proxy card, is first being sent to stockholders on August 10, 2026.
YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a common stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the proxy statement, or need help voting your shares, please contact AtaiBeckley’s proxy solicitor:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3402
Banks and Brokers may call collect: (212) 750-5833

i

TRANSACTION SUMMARY
Except as otherwise specifically noted in this proxy statement, “AtaiBeckley,” “we,” “our,” “us” and similar words refer to AtaiBeckley Inc., including, in certain cases, AtaiBeckley’s subsidiaries. Throughout this proxy statement, the “AtaiBeckley Board” refers to AtaiBeckley’s Board of Directors. Throughout this proxy statement, we refer to Eli Lilly and Company as “Lilly,” and Albali Acquisition Corporation, as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of July 15, 2026, by and among Lilly, Merger Sub, and AtaiBeckley as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Lilly) with and into AtaiBeckley, with AtaiBeckley surviving the merger and continuing as a wholly owned subsidiary of Lilly. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including its annexes and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On July 15, 2026, AtaiBeckley agreed to be acquired by Lilly. If the merger is completed, each outstanding share of our common stock, par value $0.01 per share (which we refer to as our “common stock”) will be converted into the right to receive (i) an amount in cash equal to $6.75 (which we refer to as the “closing amount”), without interest and less applicable tax withholdings and (ii) one contingent value right (which we refer to as a “CVR”) representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, in each case subject to the terms and conditions in the merger agreement and, in the case of the CVR, the terms of the contingent value rights agreement to be entered by Lilly and a rights agent selected by Lilly and reasonably acceptable to AtaiBeckley prior to the closing of the merger (which we refer to as the “CVR agreement”).
Parties Involved in the Merger
AtaiBeckley
We are a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments. AtaiBeckley’s pipeline of novel therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (DMT buccal film) for TRD and EMP-01 ((R)-MDMA HCI) for social anxiety disorder. BPL-003 was granted Breakthrough Therapy Designation from the U.S. Food and Drug Administration and has initiated Phase 3 activities; VLS-01 and EMP-01 are in Phase 2 clinical development. AtaiBeckley is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists. These programs aim to create breakthroughs in mental health through transformative interventional psychiatry therapies that can integrate seamlessly into healthcare systems.
Our common stock is listed on the Nasdaq Stock Market LLC (which we refer to as “Nasdaq”) under the symbol “ATAI.” AtaiBeckley’s corporate office is located at 250 West 34th Street, New York, NY 10119, and our telephone number is (332) 282-0507.
Lilly
Lilly is a medicine company turning science into healing to make life better for people around the world. Lilly has been pioneering life-changing discoveries for 150 years, and today its medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, Lilly scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, Lilly is motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure Lilly’s medicines are accessible and affordable.

Lilly’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.
Merger Sub
Merger Sub is a wholly owned subsidiary of Lilly and was formed on July 13, 2026, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and AtaiBeckley will continue as the surviving corporation and a wholly owned subsidiary of Lilly.
Merger Sub’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.
Effect of the Merger
The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into AtaiBeckley. As a result, the separate corporate existence of Merger Sub will cease, and AtaiBeckley will continue as the surviving corporation of the merger (which we refer to as the “surviving corporation”) and as a wholly owned subsidiary of Lilly.
As a result of the merger, AtaiBeckley will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The effective time of the merger (which we refer to as the “effective time”) will occur when the Secretary of State of the State of Delaware accepts the certificate of merger filed by AtaiBeckley in accordance with the relevant provisions of the DGCL, or at such later date and time as is agreed upon by Merger Sub and AtaiBeckley and specified in such certificate of merger.
Per Share Consideration
At the effective time of the merger, each outstanding share of our common stock (subject to certain limited exceptions) will be automatically canceled and will cease to exist and will be converted into the right to receive (i) an amount in cash equal to $6.75, without interest and less applicable tax withholdings, and (ii) one contingent value right representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones.
After the merger is completed, you will have the right to receive the per share consideration (including the CVRs) for each share of our common stock that you own, but you will no longer have any rights as a common stockholder of AtaiBeckley (except that our stockholders of record and beneficial owners who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal or dissenters’ rights under the DGCL or other applicable law will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).
The Special Meeting
Date, Time and Place
A special meeting of our stockholders will be held on September 8, 2026, at 11:00 a.m., Eastern Time. You may attend this special meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ATAI2026SM. We refer to this special meeting, and any adjournment, postponement or other delay of this special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Purpose
At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement and (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on August 7, 2026 (which we refer to as the “record date”). Each share of our common stock outstanding as of the close of business on the record date will have one vote on each matter submitted for a vote at the special meeting.
Quorum
As of the record date, there were 370,864,669 shares of our common stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of all of the outstanding shares of our common stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
•
Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal.

•
Proposal 2: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card;
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or
•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it to us prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to AtaiBeckley’s Corporate Secretary; or (4) attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS, AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER, OR NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.
If you hold your shares of our common stock in “street name,” through a bank, broker, or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the AtaiBeckley Board and Reasons for the Merger
On July 15, 2026, the AtaiBeckley Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement (which we refer to as the “Contemplated Transactions”) are advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock, (ii) duly authorized and approved the execution and delivery of the merger agreement by AtaiBeckley, the performance by AtaiBeckley of its covenants and other obligations thereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth therein, and (iii) resolved to recommend that the holders of shares of our common stock adopt the merger agreement at a meeting of AtaiBeckley’s stockholders held for such purpose and any adjournment or postponement thereof, in each case, on the terms and subject to the conditions of the merger agreement (together, the “AtaiBeckley Board Recommendation”).
The AtaiBeckley Board recommends that you vote: (1) “FOR” the adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Centerview Partners LLC
AtaiBeckley retained Centerview Partners LLC, which is referred to in this proxy statement as “Centerview,” as financial advisor to the AtaiBeckley Board in connection with the Contemplated Transactions. In connection with this engagement, the AtaiBeckley Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of AtaiBeckley common stock (other than (i) shares of AtaiBeckley common stock held in AtaiBeckley’s treasury or owned by AtaiBeckley or any of its subsidiaries and shares owned by Lilly, Merger Sub or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub immediately prior to the effective time of the merger; (ii) dissenting shares (as defined in the merger agreement); and (iii) shares of AtaiBeckley common stock held by any affiliate of AtaiBeckley or Lilly, clauses (i) to (iii) collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Financial Advisor (CVP)”) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement and the CVR agreement. On July 15, 2026, Centerview rendered to the AtaiBeckley Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 15, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated July 15, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the AtaiBeckley Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Contemplated Transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and the CVR agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement, the CVR agreement or the Contemplated Transactions and does not constitute a recommendation to any stockholder of AtaiBeckley or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Contemplated Transactions or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Opinion of Moelis & Company LLC
In connection with the Contemplated Transactions, the AtaiBeckley Board received an oral opinion on July 15, 2026, which was subsequently confirmed by delivery of a written opinion dated the same date, from AtaiBeckley’s financial advisor, Moelis & Company LLC (“Moelis”), as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received in the Contemplated Transaction by holders of shares of AtaiBeckley common stock (other than holders of (i) shares of AtaiBeckley common stock held in the treasury of AtaiBeckley or owned by AtaiBeckley or any of its subsidiaries and shares of AtaiBeckley common stock owned by Lilly, Merger Sub or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub immediately prior to the effective time of the merger and (ii) dissenting shares (as defined in the merger agreement), clauses (i) and (ii)

collectively referred to as “Excluded Holders”). The full text of Moelis’ written opinion dated July 15, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the AtaiBeckley Board (solely in its capacity as such) in its evaluation of the merger consideration. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the merger consideration to the holders of shares of AtaiBeckley common stock, other than the Excluded Holders, and does not address AtaiBeckley’s underlying business decision to effect the Contemplated Transactions or the relative merits of the Contemplated Transactions as compared to any alternative business strategies or transactions that might be available with respect to AtaiBeckley. Moelis’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Contemplated Transactions or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.
For a further discussion of Moelis’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor (Moelis)”.
Treatment of AtaiBeckley Equity Awards
The merger agreement provides that at the effective time of the merger, our equity awards that are outstanding immediately prior to the effective time of the merger will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger Agreement—Treatment of AtaiBeckley Equity Awards.”
Treatment of AtaiBeckley Restricted Stock Units
At the effective time of the merger, each restricted stock unit award covering our common stock (which we refer to as an “AtaiBeckley RSU”) that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled, and in exchange therefor, the holder of such cancelled AtaiBeckley RSU will be entitled to receive, in consideration for the cancellation of such AtaiBeckley RSU, (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such AtaiBeckley RSU immediately prior to the effective time of the merger, multiplied by (2) $6.75 and (B) one CVR for each share of our common stock subject to such AtaiBeckley RSU immediately prior to the effective time of the merger (without regard to vesting) (which consideration we refer to as the “RSU payment”).
Treatment of AtaiBeckley Options
At the effective time of the merger, each option to purchase shares of our common stock (which we refer to as an “AtaiBeckley Option”) with a per share exercise price that is less than $6.75 that is outstanding immediately prior to the effective time of the merger, whether or not vested (which we refer to as an “AtaiBeckley Cash-Out Stock Option”), will be cancelled and, in exchange therefor the holder of such cancelled AtaiBeckley Cash-Out Stock Option will be entitled to receive, in consideration for the cancellation of such AtaiBeckley Cash-Out Stock Option, (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such AtaiBeckley Cash-Out Stock Option immediately prior to the effective time of the merger (for AtaiBeckley Cash-Out Stock Options subject to performance-based vesting, assuming applicable performance goals are achieved in full) multiplied by (2) the excess, if any, of $6.75 over the applicable exercise price per share of such AtaiBeckley Cash-Out Stock Option and (B) one CVR for each share of our common stock subject to such AtaiBeckley Cash-Out Stock Option immediately prior to the effective time of the merger (without regard to vesting) (which consideration we refer to as the “option payment”), provided, that, for the avoidance of doubt, in the event that the exercise price of any AtaiBeckley Option (whether vested or unvested) is equal to or greater than $6.75, such AtaiBeckley Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
Interests of AtaiBeckley’s Directors and Executive Officers in the Merger
When considering the recommendation of the AtaiBeckley Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that AtaiBeckley’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the AtaiBeckley Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
•
For AtaiBeckley’s executive officers, the treatment of their outstanding awards of AtaiBeckley RSUs and AtaiBeckley Options as described in more detail in the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger—Treatment of AtaiBeckley Equity Awards.”

•
For AtaiBeckley’s non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their AtaiBeckley Options and AtaiBeckley RSUs, and the treatment of their outstanding awards of AtaiBeckley RSUs and AtaiBeckley Options as described in more detail in the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger—Treatment of AtaiBeckley Equity Awards.”

•
The entitlement of AtaiBeckley’s executive officers to receive severance payments and benefits pursuant to their employment agreements with us if their employment with AtaiBeckley is terminated by AtaiBeckley for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” as described in more detail in the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger—AtaiBeckley Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement”.

•	The eligibility of certain of AtaiBeckley’s executive officers to receive a cash retention bonus subject to continued employment through the effective time of the merger.
•	The continued indemnification and insurance coverage for AtaiBeckley’s directors and executive officers from the surviving corporation and Lilly under the terms of the merger agreement.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of the aggregate of $6.75 in cash and CVRs by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our capital stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between (i) the aggregate of $6.75 in cash and the fair market value of CVRs that such U.S. Holder receives in the merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of our capital stock surrendered in the merger. The tax treatment of the receipt of the CVRs or payments received thereunder is subject to significant uncertainty. However, we intend to treat the receipt of the CVRs as part of a “closed transaction” for U.S. federal income tax purposes and to treat payments received pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs. We urge you to consult your own tax advisors as to the particular tax consequences to you of the merger (including the receipt of the CVRs and payments thereunder).
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for the aggregate of $6.75 in cash and CVRs in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to FATCA (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) or backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) has expired or otherwise been terminated. Accordingly with the aforementioned, Lilly and AtaiBeckley each filed HSR Act Notification and Report Forms with respect to the merger on July 29, 2026.
In addition to the requirements under the HSR Act, the closing of the merger is conditioned on the receipt, expiration or termination of the antitrust notices, approvals, clearances and waiting periods required under the antitrust laws of Australia and Germany, as well as the antitrust laws of the United Kingdom and another specified jurisdiction (the “Springing Jurisdiction”). The parties anticipate submitting a briefing paper to the United Kingdom Competition and Markets Authority, and the condition with respect to the United Kingdom will be deemed satisfied if after submission of a briefing paper, as of the date on which all other conditions to the closing of the merger have been satisfied or waived, the United Kingdom Competition and Markets Authority does not have open or pending any inquiry, review or investigation into the merger. Lilly filed a merger control notification with the Australian Competition and Consumer Commission (the “ACCC”) on August 5, 2026. The merger received antitrust approval in Germany on July 30, 2026.
For more information, see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”
Financing of the Merger
There is no financing condition to the merger. Lilly expects to pay the aggregate per share consideration from its cash on hand or new borrowings. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
No Solicitation of Acquisition Proposals
The merger agreement provides that AtaiBeckley is subject to customary “no-shop” restrictions prohibiting AtaiBeckley and its representatives from soliciting acquisition proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding acquisition proposals.
AtaiBeckley has agreed that it will not, and will cause its subsidiaries, and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other representatives not to:
•
directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	directly or indirectly engage in, enter into or participate in, any discussions or negotiations with any person (or entity) with respect to any acquisition proposal; or
•
provide any non-public information to, or afford access to the business, properties, assets, books or records of AtaiBeckley and its subsidiaries to, any person (or entity) (other than Lilly, Merger Sub, or any designees of Lilly or Merger Sub) in connection with any acquisition proposal.

The AtaiBeckley Board also agreed, subject to certain exceptions, not to approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit AtaiBeckley to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue-sharing agreement or similar definitive agreement relating to, or that would reasonably be expected to lead to any acquisition proposal (each such agreement we refer to as an “alternative acquisition agreement”) or to make a change in the AtaiBeckley Board Recommendation.
However, at any time prior to the earlier of (1) the effective time of the merger or (2) the termination of the merger agreement in accordance with its terms, AtaiBeckley may participate in discussions or negotiations with a party making an acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to AtaiBeckley to the party making such acquisition proposal if:
•	AtaiBeckley has received a written bona fide acquisition proposal from a third party;
•	such acquisition proposal did not result from a material breach of the provisions of the merger agreement related to the no-shop restrictions set forth in the merger agreement;

•
the AtaiBeckley Board or a committee thereof determines in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to or result in a superior proposal; and

•
after consultation with its outside counsel, the AtaiBeckley Board determines in good faith that the failure to take such actions would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.

In such event, AtaiBeckley must timely provide Lilly with appropriate notice and information in accordance with the merger agreement.
For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”
Change of AtaiBeckley Board Recommendation
Subject to the terms and conditions of the merger agreement related to acquisition proposals, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, none of AtaiBeckley, the AtaiBeckley Board or any committee thereof will:
•
withdraw, qualify or modify in a manner adverse to Lilly or Merger Sub, the approval, recommendation or declaration of advisability by the AtaiBeckley Board of the merger, the merger agreement or the Contemplated Transactions;

•
fail (within ten business days of the commencement of a third party tender or exchange offer for our common stock that constitutes an acquisition proposal) to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of our common stock reject such acquisition proposal and not tender any of our common stock into such tender or exchange offer;

•	adopt, endorse, approve or recommend (or any public proposal with respect to the same) any acquisition proposal;
•	fail to include the AtaiBeckley Board Recommendation in favor of the approval of the merger proposal in this proxy statement; or
•	fail to publicly reaffirm, within three business days of Lilly’s written request following AtaiBeckley’s receipt of a publicly announced acquisition proposal, the AtaiBeckley Board Recommendation.
However, if, prior to receipt of the AtaiBeckley stockholder approval: (1) AtaiBeckley has received a bona fide written acquisition proposal from a third party that did not result from a material breach of the no-shop restrictions set forth in the merger agreement and that the AtaiBeckley Board or a committee thereof determines in good faith, after consultation with its outside counsel constitutes a superior proposal and (2) the AtaiBeckley Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of AtaiBeckley Board Recommendation and/or cause AtaiBeckley to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the AtaiBeckley Board may (a) effect a change of AtaiBeckley Board Recommendation with respect to such superior proposal or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case after complying with all notice and match rights procedures set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”
If Lilly terminates the merger agreement because the AtaiBeckley Board withdraws its recommendation that AtaiBeckley stockholders adopt the merger agreement or takes certain similar actions, then AtaiBeckley must pay a termination fee to Lilly. For more information, see the sections of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation,” “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Effect of Termination and Termination Fee.”

Conditions to Completion of the Merger
The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:
•	the receipt of the requisite stockholder approval for the merger proposal by our stockholders (which we refer to as the “AtaiBeckley stockholder approval”);
•	any waiting period (or any extension thereof) applicable to the consummation of the merger and the Contemplated Transactions under the HSR Act will have expired or been terminated;
•
the notices, approvals and clearances required to be given or obtained under the antitrust laws of Australia and Germany, and there being no open or pending inquiry, review, or investigation from the United Kingdom Competition and Markets Authority or under the antitrust laws in the Springing Jurisdiction;

•
any agreement with a governmental body in any jurisdiction identified in the confidential disclosure letter to the merger agreement (the “Company Disclosure Letter”) not to consummate or to delay consummation of the merger will have expired or been terminated;

•
there is no order in effect that is issued by a governmental body of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger and there is no law of a governmental body of competent jurisdiction in effect that has the effect of prohibiting the consummation of the merger.

The obligations of Lilly and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:
•
the accuracy of the representations and warranties of AtaiBeckley set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•
AtaiBeckley will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement at or prior to the closing (or any failure to comply or perform shall have been cured by such time);

•	the absence of a material adverse effect with respect to AtaiBeckley after the date of the merger agreement that is continuing;
•	the receipt by Lilly of a customary closing certificate of AtaiBeckley; and
•
no suit, action or proceeding by a governmental body of competent jurisdiction is pending in connection with the transactions contemplated by the merger agreement (1) seeking to prohibit or impose any material limitations on Lilly’s or Merger Sub’s ownership or operation of all or any material portion of their or AtaiBeckley’s or any AtaiBeckley subsidiary’s businesses or assets, taken as a whole, or to compel Lilly or Merger Sub or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of AtaiBeckley or Lilly or their respective subsidiaries, (2) seeking to prohibit or make illegal the consummation of the merger or the Contemplated Transactions, (3) seeking to impose material limitations on the ability of Merger Sub or Lilly effectively to exercise full rights of ownership of our common stock or (4) seeking to require divestiture by Lilly or any of its subsidiaries or affiliates of our common stock.

The obligation of AtaiBeckley to consummate the merger is subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the effective time of the merger of each of the following conditions:
•
the accuracy of the representations and warranties of Lilly and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•
each of Lilly and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement (or any failure to comply or perform shall have been cured by such time); and

•	the receipt by AtaiBeckley of a customary closing certificate of Lilly and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated by mutual written consent of AtaiBeckley and Lilly. In addition, the merger agreement may be terminated by either party if:
•
any court of competent jurisdiction or other governmental body has issued an order permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger, which order has become final and nonappealable (which we refer to as an “illegality termination event”);

•
the effective time of the merger has not occurred on or before 11:59 p.m. Eastern Time, on January 15, 2027, which will be automatically extended to 11:59 p.m. Eastern Time, on April 15, 2027 in certain circumstances (we refer to such date, as extended, as the “outside date” and such event, an “outside date termination event”); or

•	the AtaiBeckley stockholder approval is not obtained at the special meeting (which we refer to as a “stockholder vote termination event”).
The merger agreement may be terminated by AtaiBeckley if:
•
there is (1) a breach of any representation, warranty or covenant of the merger agreement by Lilly or Merger Sub such that any closing condition for the benefit of AtaiBeckley is not satisfied; (2) AtaiBeckley has delivered to Lilly written notice of such breach; and (3) such breach is not capable of being cured within thirty days after the notice of breach (or, if curable, has not been cured within such period) (a “Lilly breach termination event”); or

•
prior to receipt of the AtaiBeckley stockholder approval, the AtaiBeckley Board causes AtaiBeckley to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; provided that such termination shall only be effective if AtaiBeckley shall have paid the termination fee.

The merger agreement may be terminated by Lilly if:
•
there is (1) a breach of any representation, warranty or covenant of the merger agreement by AtaiBeckley such that any closing condition for the benefit of Lilly and Merger Sub is not satisfied; (2) Lilly has delivered to AtaiBeckley written notice of such breach; and (3) such breach is not capable of being cured within thirty days after the notice of breach (or, if curable, has not been cured within such period) (such termination we refer to as an “AtaiBeckley breach termination event”); or

•	at any time prior to receipt of the AtaiBeckley stockholder approval, the AtaiBeckley Board or any committee thereof effects a change of AtaiBeckley Board Recommendation.
Termination Fee
Upon termination of the merger agreement under specified circumstances, AtaiBeckley will be required to pay Lilly a termination fee of $104,300,000. Specifically, this termination fee is payable by AtaiBeckley to Lilly if:
•	AtaiBeckley terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;
•	Lilly terminates the merger agreement in connection with the AtaiBeckley Board effecting a change of AtaiBeckley Board Recommendation; or
•
the merger agreement is terminated (1) (a) by either Lilly or AtaiBeckley upon the occurrence of an outside date termination event or (b) by Lilly upon the occurrence of a breach termination event; (2) any person has communicated to the AtaiBeckley Board or publicly disclosed a bona fide acquisition proposal which has not been irrevocably and publicly withdrawn at least three days (i) prior to the outside date in the case of an outside date termination event, or (ii) prior to the date of such material breach in the case of a breach termination event after the date of the merger agreement and prior to such termination; and (iii) within twelve months after the termination of the merger agreement, AtaiBeckley enters into an alternative acquisition agreement with respect to an acquisition proposal, or an acquisition proposal is consummated.

Transaction Expenses
Subject to certain exceptions, each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.
Voting and Support Agreements
In connection with the execution and delivery of the merger agreement, each of the directors and executive officers of AtaiBeckley, and Apeiron Investment Group Ltd. entered into voting and support agreements (which we refer to as the “voting and support agreements”). The voting and support agreements provide that, among other things, each of the stockholders has agreed (1) to vote all of the shares of our common stock held by such stockholder in favor of the adoption and approval of the merger agreement, subject to certain exceptions (including the valid termination of the merger agreement), (2) not to transfer such shares of our common stock, subject to certain exceptions, and (3) to certain other restrictions on such holder’s ability to take actions with respect to AtaiBeckley and such holder’s shares of our common stock.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our common stock.
Effect on AtaiBeckley if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) AtaiBeckley will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q.	Why am I receiving these materials?
A.
On July 15, 2026, we announced our entry into the merger agreement, which provides that Lilly will acquire AtaiBeckley for approximately $2.8 billion upfront in cash plus contingent value rights representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones. In order to complete the merger, our stockholders must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger.” The AtaiBeckley Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q.	What is the proposed merger and what effects will it have on AtaiBeckley?
A.
The proposed merger is the acquisition of AtaiBeckley by Lilly. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions set out in the merger agreement are satisfied or waived, Merger Sub will merge with and into AtaiBeckley, with AtaiBeckley continuing as the surviving corporation. As a result of the merger, AtaiBeckley will become a wholly-owned subsidiary of Lilly, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.	What will I receive if the merger is completed?
A.
Upon completion of the merger, you will be entitled to receive $6.75 in cash, without interest and less applicable tax withholdings, plus one CVR representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, for each share of our common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights). For example, if you own 1,000 shares of our common stock, you will receive $6,750.00 in cash in exchange for your shares, without interest and less applicable tax withholdings, plus 1,000 CVRs pursuant to the merger agreement.

Q.	How does the per share consideration compare to the market price of our common stock?
A.	The purchase price payable at closing represents a premium of approximately 40% to the 30-day volume-weighted average trading price of our common stock ended on July 15, 2026.
Q.	What will happen to AtaiBeckley equity awards?
A.
Restricted Stock Units. At the effective time of the merger, each AtaiBeckley RSU that is outstanding, and unvested, or vested but not yet settled, in each case as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley RSU will be entitled to receive the RSU payment.

Stock Options. At the effective time of the merger, each AtaiBeckley Cash-Out Stock Option will be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley Cash-Out Stock Option will be entitled to receive the option payment, provided, that, for the avoidance of doubt, in the event that the exercise price of any AtaiBeckley Option (whether vested or unvested) is equal to or greater than $6.75, such AtaiBeckley Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
Q.	What am I being asked to vote on at the special meeting?
A.	You are being asked to vote on the following proposals:
•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into AtaiBeckley and AtaiBeckley will become a wholly owned subsidiary of Lilly; and
•
to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q.	When and where is the special meeting?
A.
The special meeting will take place on September 8, 2026, at 11:00 a.m., Eastern Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ATAI2026SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q.	Who is entitled to vote at the special meeting?
A.
All of our stockholders as of the close of business on August 7, 2026, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were 370,864,669 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q.	What vote is required to approve the proposal to adopt the merger agreement?
A.
The affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal is required to adopt the merger agreement.

The failure of any common stockholder of record of shares of common stock with voting power to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q.
What vote is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Except to the extent that such failure affects obtaining a quorum at the meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not, in each case, have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” this proposal.

Q.	What do I need to do now?
A.
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
Q.	How does the AtaiBeckley Board recommend that I vote?
A.
The AtaiBeckley Board recommends that you vote: (1) “FOR” the adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q.	What happens if the merger is not completed?
A.
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, AtaiBeckley has agreed to pay Lilly a termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Effect of Termination and Termination Fee.”
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of AtaiBeckley. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q.	If my bank or broker holds my shares in “street name,” will my bank or broker automatically vote my shares for me?
A.
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but, assuming a quorum is present, will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q.	How may I vote?
A.
If you are a common stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Trust Company, N.A., AtaiBeckley’s transfer agent), there are four ways to vote:

•	submit your proxy by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	submit your proxy by visiting the internet address on your proxy card;
•	submit your proxy by calling the toll-free (within the United States or Canada) phone number on your proxy card; or
•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy electronically over the internet or by telephone. Although there is no charge for voting your shares or submitting a proxy, if you submit a proxy electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to ensure that your shares of our common stock are voted by submitting a proxy. If you are a common stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously submitted a proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the common stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q.	May I change my vote after I have mailed my signed and dated proxy card?
A.	Yes. If you are a common stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to AtaiBeckley’s Corporate Secretary; or
•	attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
Q.	If a stockholder gives a proxy, how are the shares voted?
A.	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a proposal, the shares represented by your properly signed proxy will be voted as recommended by AtaiBeckley’s Board with respect to such proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q.	Should I send in my stock certificates now?
A.
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive $6.75, without interest and less applicable tax withholdings, and one CVR representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the paying agent will pay you $6.75, without interest and less applicable tax withholdings, upon receipt of a customary “agent’s message” and any other items specified by the paying agent and you will be issued one CVR representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones.
Q.	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A.
The record date for the special meeting is earlier than the date of the special meeting and the expected effective time of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies AtaiBeckley in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to $6.75 and one CVR with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

You will lose appraisal rights if you transfer the shares before the effective date of the merger. For more information, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Q.	What should I do if I receive more than one set of voting materials?
A.
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q.	Where can I find the voting results of the special meeting?
A.
If available, AtaiBeckley may announce preliminary voting results at the conclusion of the special meeting. AtaiBeckley intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that AtaiBeckley files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q.	Will I be subject to U.S. federal income taxation upon the exchange of our common stock for the aggregate of $6.75 in cash and CVRs pursuant to the merger?
A.
If you are a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our common stock for the aggregate of $6.75 in cash and CVRs pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the aggregate of $6.75 in cash and the fair market value of CVRs received by such U.S. Holder in the merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger. The tax treatment of the receipt of the CVRs or payments thereunder is subject to significant uncertainty. However, we intend to treat the receipt of the CVRs as part of a “closed transaction” for U.S. federal income tax purposes and to treat payments received pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for the aggregate of $6.75 in cash and CVRs in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to FATCA (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) or backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax. However, in some circumstances, a Non-U.S. Holder may be subject to U.S. federal withholding tax with respect to all or a portion of a CVR payment.
Because particular circumstances may differ, we urge you to consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger and the receipt of, and payments (if any) with respect to, the CVRs in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. The discussion contained in this proxy statement related to U.S. federal income taxation is provided for general information only and does not constitute legal or tax advice to any stockholder, including a U.S. Holder or Non-U.S. Holder.
A more complete description of the material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Q.	When do you expect the merger to be completed?
A.
We currently expect to complete the merger in the third quarter of 2026. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q.	What governmental and regulatory approvals are required?
A.
Under the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or otherwise been terminated and certain other regulatory approvals, including the antitrust laws of the United Kingdom and the Springing Jurisdiction (if triggered), are obtained as described further herein.

A more complete description of the governmental and regulatory approvals required is provided in the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”
Q.	Am I entitled to appraisal rights under the DGCL?
A.
Our stockholders and beneficial owners of our common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our capital stock may be entitled to appraisal rights under Section 262 in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Q.	Do any of AtaiBeckley’s directors or officers have interests in the merger that may differ from those of AtaiBeckley stockholders generally?
A.
Yes. In considering the recommendation of the AtaiBeckley Board with respect to the proposal to adopt the merger agreement, you should be aware that AtaiBeckley’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement; and (3) recommending that the merger agreement be adopted by our stockholders, the AtaiBeckley Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger.”

Q.	Who can help answer my questions?
A.
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact AtaiBeckley’s proxy solicitor:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3402
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on AtaiBeckley’s behalf may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, and other applicable laws. Such forward-looking statements include statements relating to the merger, including the expected timing of the closing of the merger; expectations taken into account by the AtaiBeckley Board in approving the merger; the potential value of the merger to our stockholders; expectations for us following the closing of the merger or termination of the merger agreement; and AtaiBeckley management’s financial forecasts and other prospective financial information. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” or similar expressions and the negatives of those terms. These forward-looking statements are based on AtaiBeckley management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.
These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of AtaiBeckley’s assumptions prove incorrect, AtaiBeckley’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:
•
the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee;
•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;
•	the risk that all or any of the potential milestone payments pursuant to the CVRs will not become payable on the terms described herein or at all;
•
risks inherent in drug research, development and commercialization, including the risk that AtaiBeckley’s product candidates and ongoing clinical and preclinical development programs do not achieve their intended results or are not advanced on the anticipated timelines;

•	the risk that Lilly may not successfully integrate AtaiBeckley or execute on the continued development of AtaiBeckley’s programs following the closing of the merger;
•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the merger;
•
global economic volatility, macroeconomic political, legislative, and regulatory developments, or geopolitical conflict, or changes in such conditions, negatively affecting our business, operations and financial performance, including the impact of tariffs, trade protection measures and similar restrictions on AtaiBeckley’s or Lilly’s business and operations;

•	regulatory changes and developments that may affect AtaiBeckley’s or Lilly’s ability to develop and commercialize product candidates;
•	the effect of the announcement or pendency of the merger on our business partners, suppliers or other business relationships;
•
possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the diversion of the time and attention of AtaiBeckley management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;
•	the fact that under the terms of the merger agreement, we are restrained from soliciting other acquisition proposals during the pendency of the merger;
•
the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of AtaiBeckley’s current strategy as an independent company; and

•
other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2026 and most recent Quarterly Report on Form 10-Q filed with the SEC on May 12, 2026.

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on September 8, 2026, at 11:00 a.m., Eastern Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ATAI2026SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement and (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Attending the Special Meeting
The special meeting will begin at 11:00 a.m., Eastern Time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.
As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at www.virtualshareholdermeeting.com/ATAI2026SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.
Record Date; Shares Entitled to Vote; Quorum
Only our stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee to access the stockholder list during the special meeting.
As of the record date, there were 370,864,669 shares of our common stock issued and outstanding and entitled to vote at the special meeting. Each share of our common stock issued and outstanding as of the close of business on the record date is entitled to one vote per share on each matter properly submitted for a vote at the special meeting.
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.
Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement and (2) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. Although the determination of whether a bank, broker or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, AtaiBeckley does not expect any broker non-votes at the special meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine” and the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine. As a result, no broker will be permitted to vote your shares of our common stock at the special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but not have any effect on the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by AtaiBeckley’s Directors
As of the record date, AtaiBeckley’s directors, in their capacities as stockholders of AtaiBeckley, beneficially owned and were entitled to vote, in the aggregate, 56,346,333 shares of our common stock representing approximately 15.2 percent of the voting power of the number of issued and outstanding shares of our common stock as of the record date.
Each of AtaiBeckley’s directors has entered into a support agreement. As of the date of this proxy statement, AtaiBeckley has not been informed that any of AtaiBeckley’s directors intend to vote all of their shares of our common stock other than: (1) “FOR” the adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Voting of Proxies
If your shares are registered in your name with AtaiBeckley’s transfer agent, Computershare Trust Company, N.A., you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. Assuming a quorum is present, it will not, however, have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Revocability of Proxies
If you are a common stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to AtaiBeckley’s Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.
The AtaiBeckley Board Recommendation
On July 15, 2026, the AtaiBeckley Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement (which we refer to as the “Contemplated Transactions”) are advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock, (ii) duly authorized and approved the execution and delivery of the merger agreement by AtaiBeckley, the performance by AtaiBeckley of its covenants and other obligations thereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth therein, and (iii) resolved to recommend that the holders of shares of our common stock adopt the merger agreement at a meeting of AtaiBeckley’s stockholders held for such purpose and any adjournment or postponement thereof, in each case, on the terms and subject to the conditions of the merger agreement.
The AtaiBeckley Board recommends that you vote: (1) “FOR” the adoption of the merger agreement and (2) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Adjournment
In addition to the proposal to adopt the merger agreement, our stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. Whether or not a quorum is present, and subject to the terms of the merger agreement, the chairperson of the special meeting or the holders of a majority of the voting power of the shares of our stock present in person or represented by proxy at the special meeting may adjourn the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by AtaiBeckley. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of up to $60,000.00 plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on AtaiBeckley’s behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of AtaiBeckley’s common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by AtaiBeckley’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger in the third quarter of 2026. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of AtaiBeckley’s control.
Appraisal Rights
Our stockholders (including beneficial owners of shares) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) deliver a written demand for appraisal of such person’s shares to AtaiBeckley before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own the subject shares of our capital stock through the effective date of the merger; and (4) otherwise comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 available at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated, and the actual text of Section 262, the actual text of Section 262 controls.
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 8, 2026
This proxy statement is available on the “SEC Filings” section of AtaiBeckley’s website located at https://ir.ataibeckley.com/sec-filings/sec-filings-ataibeckleyinc. The information included on AtaiBeckley’s website is not incorporated herein by reference.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of AtaiBeckley’s disclosure documents at this time, please notify us by sending a written request to AtaiBeckley Inc., c/o atai Life Sciences US, Inc., c/o Industrious NYC, 250 West 34th Street, New York, NY 10119, Attention: Corporate Secretary, or by telephone at (332) 282-0507.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of AtaiBeckley’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact AtaiBeckley’s Corporate Secretary using the contact method above, if you hold registered shares.
Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares, please contact AtaiBeckley’s proxy solicitor at:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3402
Banks and Brokers may call collect: (212) 750-5833

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
AtaiBeckley
We are a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments. AtaiBeckley’s pipeline of novel therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (DMT buccal film) for TRD and EMP-01 ((R)-MDMA HCI) for social anxiety disorder. BPL-003 was granted Breakthrough Therapy Designation from the U.S. Food and Drug Administration and has initiated Phase 3 activities; VLS-01 and EMP-01 are in Phase 2 clinical development. AtaiBeckley is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists. These programs aim to create breakthroughs in mental health through transformative interventional psychiatry therapies that can integrate seamlessly into healthcare systems.
Our common stock is listed on Nasdaq under the symbol “ATAI.” AtaiBeckley’s corporate office is located at 250 West 34th Street, New York, NY 10119, and our telephone number is (332) 282-0507.
Lilly
Lilly is a medicine company turning science into healing to make life better for people around the world. Lilly has been pioneering life-changing discoveries for 150 years, and today its medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, Lilly scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, Lilly is motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure Lilly’s medicines are accessible and affordable.
Lilly’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.
Merger Sub
Merger Sub is a wholly owned subsidiary of Lilly and was formed on July 13, 2026, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and AtaiBeckley will continue as the surviving corporation and a wholly owned subsidiary of Lilly.
Merger Sub’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.
Effect of the Merger
The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Section 251 of the DGCL, at the effective time of the merger, Merger Sub will merge with and into AtaiBeckley. As a result of the merger, the separate corporate existence of Merger Sub will cease, and AtaiBeckley will continue as the surviving corporation of the merger.
As a result of the merger, AtaiBeckley will cease to be a publicly traded company, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur when the Secretary of State of the State of Delaware accepts the certificate of merger filed by AtaiBeckley in accordance with the relevant provisions of the DGCL, or at such later date and time as is agreed upon by Merger Sub and AtaiBeckley and specified in such certificate of merger.
Effect on AtaiBeckley if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) AtaiBeckley will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (a) AtaiBeckley’s management will continue to operate the business as it is currently being operated and (b) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which AtaiBeckley operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which our common stock may trade, and the price of our common stock could decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our capital stock. If the merger is not completed, the AtaiBeckley Board will continue to evaluate and review, among other things, AtaiBeckley’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, AtaiBeckley’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, AtaiBeckley has agreed to pay Lilly a termination fee.
Effect of the Merger on Our Capital Stock
The merger agreement provides that each share of our capital stock issued and outstanding immediately prior to the effective time of the merger (other than holders of (i) shares held in the treasury of AtaiBeckley, owned by AtaiBeckley or any of its Subsidiaries, owned by Lilly or Merger Sub, or owned by any direct or indirect wholly owned subsidiary of Lilly or Merger Sub and (ii) dissenting shares (as defined in the merger agreement)) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, $6.75 in cash, without interest and less applicable tax withholdings, plus one contingent value right (a “CVR”) representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones.
Dissenting shares will be treated as described under “The Merger—Appraisal Rights.” All shares of our capital stock that are held in the treasury of AtaiBeckley, or owned by AtaiBeckley, any AtaiBeckley subsidiary, Lilly, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.
Prior to the effective time of the merger, Lilly will enter into (i) an agreement with a paying agent designated by Lilly, and reasonably acceptable to AtaiBeckley, to act as paying agent for purposes of effecting the payment of the aggregate upfront per share consideration and (ii) the CVR agreement governing the terms of the CVRs to be received by our stockholders. At or immediately following the effective time of the merger, Lilly will deposit, or cause to be deposited, with the paying agent an amount in cash sufficient to pay the aggregate upfront per share consideration, which the holders of shares of our outstanding capital stock will be entitled to receive at the effective time of the merger.
As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Lilly will cause the paying agent to mail to each holder of record of shares of our capital stock that are represented by certificates (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates. Any shares of our capital stock that are held in book-entry will be deemed to be automatically surrendered upon the receipt by the paying agent of an “agent’s message” in customary form. Any such shares of capital stock so surrendered shall be entitled to receive, as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), $6.75 payable for each such share.

Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation and correspondence among representatives of AtaiBeckley, Lilly, potential buyers and their respective affiliates or advisors. All dates and times referred to in the following chronology are Eastern Time unless otherwise indicated.
AtaiBeckley is a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments. The AtaiBeckley Board, together with members of management of AtaiBeckley, regularly reviews and assesses the performance, future growth prospects, business plans and the overall strategic direction of the Company, and considers a variety of strategic alternatives that may be available to the Company, including continuing to pursue its strategy as a standalone company, potential partnerships, equity raises, or other strategic or financing transactions, including royalty financing transactions, with third parties, in each case with the goal of maximizing stockholder value.
As part of its overall strategic plan, on November 5, 2025, the Company, then known as atai Life Sciences N.V., completed its acquisition of the shares of Beckley Psytech Limited not already owned by the Company, in exchange for 103,000,066 newly issued shares of the Company. The closing price of AtaiBeckley common stock on November 5, 2025, the closing date of the Beckley Psytech Limited acquisition, was $4.48 per share.
Separately, the Company’s predecessor, atai Life Sciences N.V., and Beckley Psytech Limited had earlier entered into a three-way confidentiality agreement with a global biopharmaceutical company referred to herein as “Party A,” dated September 8, 2025, to facilitate discussions regarding a potential business relationship related to BPL-003. The confidentiality agreement with Party A did not include a standstill provision. Members of Company management also had discussions in summer and fall 2025 with another global pharmaceutical company referred to herein as “Party B,” pursuant to a confidentiality agreement dated July 21, 2025, regarding a potential transaction involving VLS-01 and BPL-003. The confidentiality agreement with Party B did not include a standstill provision.
On December 17, 2025, AtaiBeckley received a non-binding offer from Party A for a co-development and co-commercialization partnership in respect of BPL-003, pursuant to which Party A would fund 50% of global Phase 3 clinical trial development costs and would further pay (i) upfront consideration of $125 million to AtaiBeckley upon signing the agreement and (ii) milestone consideration of $50 million upon FDA approval of BPL-003 (the “December 17 Party A Offer”). The Company determined after consideration that the December 17 Party A Offer substantially undervalued BPL-003 and members of Company management conveyed this view to Party A.
Through early 2026, members of Company management periodically discussed with the AtaiBeckley Board the Company’s standalone business plan, including the capital requirements associated with advancing BPL-003 – as well as VLS-01 and EMP-01, programs in Phase 2 clinical studies at that time – through Phase 3 clinical trials and toward commercialization, and potential financing alternatives directed to the same.
On March 6, 2026, as a means of accessing capital on a flexible basis to support the Company’s ongoing operational and development needs, the Company entered into an Open Market Sale AgreementSM with Jefferies LLC in connection with an at-the-market equity offering program (the “ATM Program”). Thereafter, the Company filed a registration statement on Form S-3 and related prospectus supplement with the SEC registering relevant securities. The closing price of AtaiBeckley common stock on March 6, 2026 was $3.39 per share.
On March 7, 2026, Bloomberg reported that AtaiBeckley was exploring strategic alternatives for BPL-003, including a potential sale or partnership. Following the publication of the Bloomberg report, and the public announcement of the ATM Program on March 9, 2026, the closing price of AtaiBeckley common stock on March 9, 2026 was $3.89 per share. Following the publication of the Bloomberg report, in March 2026, representatives of Lilly and Party A each contacted members of Company management to inquire as to whether AtaiBeckley intended to monetize BPL-003 (the “March Inbound Inquiries”).
The Company had previously entered into a confidentiality agreement with Lilly, effective July 2, 2024 (the “Lilly Confidentiality Agreement”), which was subsequently extended by a first amendment effective July 3, 2025 and a second amendment effective April 15, 2026 (which extended the term through July 2, 2027). The Lilly Confidentiality Agreement did not include a standstill provision.
On March 12, 2026, members of Company management met with representatives of Moelis & Company LLC (“Moelis”), a financial advisory firm with which the Company had previous interactions, to discuss the March Inbound Inquiries, including proposed next steps to engage with Lilly and Party A and whether the March Inbound Inquiries might reasonably result in a formal indication of interest for individual assets or for the entirety of the Company. Following discussion, members of Company management directed Moelis to coordinate meetings between members of Company management and representatives of each of Lilly and Party A separately, to provide a business and clinical update focused on the development of BPL-003.
On March 19, 2026, the AtaiBeckley Board held a regularly scheduled meeting, with members of Company management in attendance. At such meeting, members of Company management provided the AtaiBeckley Board with a business development update, including a discussion of the March Inbound Inquiries and Moelis’s outreach to each of Lilly and Party A to coordinate management meetings.
On March 30, 2026, members of Company management and representatives of Moelis held separate calls with Party A and Lilly, each to discuss the Company and provide an update on BPL-003. During these calls, neither party submitted to the Company a strategic proposal to acquire all or a portion of the Company (including BPL-003), but each expressed an interest in pursuing further diligence to learn more about BPL-003 and the Company’s other product candidates.
On April 2, 2026, the Company opened to Party A the virtual data room, which was populated with due diligence information and documentation.
On April 8, 2026, the Company opened to Lilly the virtual data room, which was similarly populated with due diligence information and documentation.
On April 21, 2026, representatives of Lilly held a call with representatives of the Company, including Moelis, regarding the status of its initial diligence review, as well as its preliminary assessment of interest and potential structure(s) it might wish to pursue following additional diligence. From April 21, 2026 through the execution of the merger agreement, Lilly engaged in due diligence regarding the Company and a potential transaction.
On May 6, 2026, the AtaiBeckley Board held a meeting, with members of Company management and representatives of Latham & Watkins LLP (“Latham”), legal advisor to the Company, in attendance. Members of Company management provided an update on the Company’s operational matters unrelated to any potential strategic transaction, followed by an overview and update regarding the status of the Company’s evaluation of a potential sale transaction (internally referred to as “Project Astral”) and other strategic alternatives, including an alternative royalty financing transaction (internally referred to as “Project River”), and the status of due diligence with respect to each. Members of Company management informed the AtaiBeckley Board that the Company had been approached by Lilly regarding a proposal for a potential transaction. Members of Company management also updated the AtaiBeckley Board regarding ongoing discussions with Party A. Representatives of Latham then provided an overview of the AtaiBeckley Board’s fiduciary duties relating to any potential strategic transaction the Company might pursue. Following discussion, the AtaiBeckley Board directed Company management to continue engaging with third parties in support of each of Project Astral and Project River, and to keep the AtaiBeckley Board apprised of any material developments.
On May 11, 2026, representatives of the Company, including Moelis, met with representatives of Party A, at which such meeting representatives of Party A reiterated their interest in proceeding with a co-development and co-commercialization partnership transaction on the same economic terms as those set forth in the December 17 Party A Offer. Despite further discussions, Party A did not subsequently make an improved offer and because the economic terms did not improve from those previously presented in December 2025, which the Company believed substantially undervalued BPL-003, no further focus was placed on the December 17 Party A offer.
On May 13, 2026, representatives of Lilly met with members of Company management in-person. At that meeting the possibility of a transaction was discussed at a high level, including the benefits that Lilly could bring towards the development of BPL-003 and VLS-01, as well as the Company’s broader pipeline, but no specific proposal in respect of a potential strategic transaction was made and no discussion was had regarding any specific terms.
On June 1, 2026, the Company received a non-binding indication of interest from Lilly, expressing Lilly’s interest in acquiring all of the outstanding shares of common stock of AtaiBeckley at a price of $6.75 per share in cash (the “June 1 Proposal”). In connection with the delivery of the June 1 Proposal, representatives of Lilly met with members of Company management to convey their strong interest leading to the June 1 Proposal while also noting that the June 1 Proposal reflected a clear perspective on valuation given the degree of diligence completed at such time and that there was limited flexibility to improve the economic or other terms of such proposal. The closing price of AtaiBeckley common stock on May 29, 2026, the last trading day prior to the June 1 Proposal, was $4.53 per share.

On June 2, 2026, the AtaiBeckley Board held meetings for the purpose of selecting one or more financial advisors to support Project Astral, with members of Company management in attendance. At such meetings, the AtaiBeckley Board interviewed three financial advisors (including representatives of each of Moelis and of Centerview Partners LLC (“Centerview”)), each of which presented discussion materials to the AtaiBeckley Board, including providing overviews of recent M&A activity in the pharmaceutical industry, certain preliminary financial analyses, and an assessment of potential parties for a market check (including Party A, among other counterparties).
Following the June 2, 2026 Board meetings, the AtaiBeckley Board determined to formally engage Moelis and Centerview as financial advisors to the Company in connection with the evaluation of a potential strategic transaction and entered into engagement letters with each of Moelis and Centerview on June 4, 2026 and June 9, 2026, respectively.
On June 4, 2026, representatives of Moelis held a call with representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”), financial advisor to Lilly, during which representatives of Goldman Sachs reiterated that Lilly had limited flexibility to increase the per share price reflected in the June 1 Proposal.
On June 5, 2026, the AtaiBeckley Board held a meeting, with members of Company management, representatives of Moelis, representatives of Centerview and representatives of Latham in attendance. Members of Company management summarized the June 1 Proposal for the AtaiBeckley Board, and the AtaiBeckley Board considered potential responses to the June 1 Proposal, with a particular emphasis on whether the June 1 Proposal appropriately valued AtaiBeckley’s lead product candidates, including VLS-01 and BPL-003. Representatives of Moelis and Centerview provided their perspectives on the June 1 Proposal, and Moelis presented certain preliminary financial analyses to the AtaiBeckley Board. The AtaiBeckley Board also discussed the current status of negotiations relating to Project River. Following discussions, the AtaiBeckley Board instructed representatives of Moelis and representatives of Centerview to inform representatives of Lilly that the June 1 Proposal did not appropriately value all of the assets of AtaiBeckley, and to offer to make additional diligence available that would demonstrate further value.
Later on June 5, 2026, representatives of Centerview held a call with representatives of Lilly to convey that the AtaiBeckley Board did not view the June 1 Proposal to appropriately value the AtaiBeckley assets and to offer to make available additional diligence materials.
On June 9, 2026, members of Company management held a call with representatives of Lilly to provide an overview of commercial and certain additional clinical diligence matters, and made available via the virtual data room certain additional diligence materials relating to these topics.
Also on June 9, 2026, the AtaiBeckley Board held a meeting, with members of Company management and representatives of Latham in attendance. Members of Company management summarized the latest discussions with representatives of Lilly, as well as the latest discussions relating to Project River. Thereafter, representatives of Latham presented to the AtaiBeckley Board regarding potential transaction structures for Project Astral, including structuring options that would remove certain AtaiBeckley assets, including VLS-01, from the potential Project Astral sale transaction. Following discussion, the AtaiBeckley Board directed members of Company management and representatives of Latham to evaluate additional options for alternative transaction structuring designed to provide increased value to stockholders.
On June 11, 2026, the Company received an updated non-binding indication of interest from Lilly (the “June 11 Proposal”). The June 11 Proposal had a purchase price per share consisting of a cash payment of $6.75 per share at closing plus one non-tradeable contingent value right (“CVR”) representing an additional $1.00 per share, payable upon (x) FDA regulatory approval of VLS-01 for the treatment of treatment-resistant depression and (y) the issuance of an interim final rule or final rule by the U.S. Drug Enforcement Administration (the “DEA”) rescheduling FDA-approved dimethyltryptamine as a Schedule II, III, IV or V controlled substance (the “VLS-01 Milestone”), only if such milestone occurred before the sixth anniversary of the closing of the potential transaction. The June 11 Proposal was accompanied by a draft merger agreement prepared by Ropes & Gray LLP (“Ropes”), legal advisor to Lilly. The closing price of AtaiBeckley common stock on June 11, 2026 was $3.80 per share.
Also on June 11, 2026, the Company received a proposal from a potential counterparty for the Project River royalty financing transaction (“Party C”). The proposal from Party C (the “June 11 Party C Financing Proposal”) offered two alternative structuring options, each including upfront and milestone payments upon VLS-01 FDA approval in return for royalty payments on sales of BPL-003 and VLS-01.
On June 12, 2026, the AtaiBeckley Board held a meeting, with members of Company management and representatives of Moelis and Centerview attending. Members of Company management summarized for the AtaiBeckley Board the June 11 Proposal and the June 11 Party C Financing Proposal. In the course of discussing the two different proposals, the AtaiBeckley Board considered a variety of factors, including the price per share offered by Lilly in the June 11 Proposal, the background and track record of each of Lilly and Party C, and the timing for entry into definitive documentation in respect of each proposal. Following discussion, the AtaiBeckley Board directed representatives of Moelis and Centerview to evaluate the financial impact of the June 11 Party C Financing Proposal and the June 11 Proposal in advance of the next Board meeting.
On June 15, 2026, the AtaiBeckley Board held a meeting, with members of Company management, representatives of Moelis, representatives of Centerview and representatives of Latham in attendance. Members of Company management provided a general overview of Project Astral and Project River and then discussed updates related to Project River, including the status of the transaction and possible effects of the transaction, if entered into, on future strategic activity. Advisors in respect of Project River also joined the call and provided views as to the status of Project River negotiations. Thereafter, representatives of Latham previewed for the AtaiBeckley Board alternative transaction structures for Project Astral, including the tax implications of such structures. Representatives of Moelis and representatives of Centerview presented discussion materials, including certain preliminary financial analyses, and updated the AtaiBeckley Board on feedback received from Lilly on the Project Astral transaction as well as potential timelines for Project Astral. The Board then discussed with members of Company management and its advisors potential responses to the June 11 Proposal and the June 11 Party C Financing Proposal, including the benefits and drawbacks of launching a more expansive strategic review process and the potential bidders that might be interested in participating in such a process, including in light of past news reports that speculated publicly that the Company was considering strategic alternatives. The AtaiBeckley Board also noted the potential strategic benefits of having two active bidders and two active potential transactions, and the options for creating competitive tension. After discussion, the AtaiBeckley Board instructed representatives of Moelis and representatives of Centerview to communicate to representatives of Lilly a counterproposal of a cash payment of $8.00 per share, plus one CVR representing an additional $1.00 per share contingent upon initiation of a VLS-01 Phase 3 trial and an additional $1.00 per share contingent upon VLS-01’s FDA approval (the “June 15 Counterproposal”). The Board further instructed its financial advisors to communicate to Lilly the AtaiBeckley Board’s interest in better understanding Lilly’s valuation of the VLS-01 assets.
On June 15, 2026, representatives of Centerview conveyed the June 15 Counterproposal to representatives of Lilly.
On June 17, 2026, the Company received an updated non-binding indication of interest from Lilly (the “June 17 Proposal”). The June 17 Proposal had a purchase price per share consisting of $6.75 per share in cash at closing plus one CVR representing up to an additional $2.50 per share, structured as follows: (i) $1.50 per share upon achievement of the VLS-01 Milestone, only if the VLS-01 Milestone occurred before the sixth anniversary of the closing of the potential transaction, and (ii) $1.00 per share upon (x) FDA regulatory approval of BPL-003 for the treatment of treatment-resistant depression and (y) the issuance of an interim final rule or final rule by the DEA rescheduling FDA-approved mebufotenin benzoate as a Schedule II, III, IV or V drug (the “BPL-003 Milestone”), only if such BPL-003 Milestone occurred before the fifth anniversary of the closing of the potential transaction. The closing price of AtaiBeckley common stock on June 17, 2026 was $4.07 per share.
On June 18, 2026, the AtaiBeckley Board held its regularly scheduled quarterly meeting, with members of Company management and representatives of Latham in attendance. Members of Company management provided certain operational updates and updates on Project Astral and Project River, including the status of each transaction, and members of the AtaiBeckley Board discussed recent communications with a third party regarding potential interest in an asset acquisition involving VLS-01. The AtaiBeckley Board and its advisors then discussed the June 17 Proposal and potential structuring alternatives for Project Astral, including a sale of the Company, including BPL-003 and related assets, combined with a spin-off of the Company’s remaining assets, including VLS-01. The AtaiBeckley Board further discussed the appropriate scope of the potential carve-out if the AtaiBeckley Board were to seek a carve-out transaction as part of the overall transaction for Project Astral. After discussion, the AtaiBeckley Board authorized its financial advisors to inform Lilly that the current price per share was insufficient to transact upon and that a third party was evaluating an offer for the Company’s VLS-related assets. The AtaiBeckley Board also authorized representatives of the Company to present a counterproposal to Lilly consisting of (i) $6.75 per share in cash for BPL-003 plus a $1.00 CVR upon BPL-003 approval and (ii) a concurrent spin-off of certain legacy assets of AtaiBeckley, including VLS-01 and other discovery assets, to AtaiBeckley stockholders, with certain preemptive rights to be granted to Lilly in connection with such spin-off. The Board additionally resolved to update the Project River counterparty as to the status of the Project Astral transaction and to continue otherwise progressing Project River in parallel.
On June 18, 2026, members of Company management and representatives of Lilly held a number of calls to discuss the June 17 Proposal. During those conversations, members of Company management conveyed that removing VLS-01 from the transaction perimeter may provide the best opportunity for VLS-01 to be developed and could contribute additional value for stockholders.  In response, representatives of Lilly indicated that Lilly would be unwilling to consider removing VLS-01 from the transaction perimeter, but would consider a CVR structure that included milestones that better aligned the parties’ development goals in order to provide more certain stockholder value.
On June 19, 2026, the AtaiBeckley Board held a follow-up meeting to its regularly scheduled quarterly meeting, with members of Company management and representatives of Latham in attendance. Members of Company management provided the AtaiBeckley Board with an update on both Project River and Project Astral, including feedback received from the Project River counterparty and the overall timing of the potential royalty financing transaction, and interim feedback received from Lilly. Chairman of the AtaiBeckley Board, Mr. Christian Angermayer, indicated his intent to meet with a representative of Lilly in person on June 20, 2026 to discuss the transaction structure for Project Astral and then report back to the AtaiBeckley Board; the AtaiBeckley Board authorized Mr. Angermayer to have such a meeting, and to use the learnings from that meeting to negotiate and to direct financial and legal advisors on behalf of the Company to determine potential alternative transaction structures designed to seek additional value for stockholders in connection with Project Astral.
Also on June 19, 2026, representatives of Lilly verbally delivered an updated proposal to the Company’s financial advisors (the “June 19 Oral Proposal”), with a purchase price per share consisting of $6.75 per share in cash at closing plus one CVR representing up to an additional $2.50 per share, structured as follows: (i) $1.00 per share upon achievement of the VLS-01 Milestone, (ii) $1.00 per share upon initiation of a Phase 3 clinical trial for VLS-01 and (iii) $0.50 per share upon achievement of the BPL-003 Milestone. The closing price of AtaiBeckley common stock on June 18, 2026, the last trading day prior to the June 19 Oral Proposal, was $4.06 per share.
On June 20, 2026, Mr. Angermayer met with a representative of Lilly to discuss Project Astral, including potential transaction structures designed to better provide stockholders with value associated with early-stage programs and related legacy assets.
Following his June 20, 2026 discussion with a representative of Lilly, Mr. Angermayer provided an update to the rest of the AtaiBeckley Board before directing representatives of Centerview to propose to Lilly that documentation providing for the sale transaction include a right for the Company to launch a process to sell certain early-stage programs and related legacy assets, including, among others, DMX-1002 (also referred to as ibogaine), via an arm’s-length process during the period before closing of the merger with Lilly (the “Asset Sale Proposal”), with consideration received for such asset sale to be further distributed to stockholders of the Company at or prior to consummation of the merger with Lilly.
On June 22, 2026, consistent with the AtaiBeckley Board’s mandate that Mr. Angermayer be authorized to direct advisors of the Company, representatives of Centerview delivered the Asset Sale Proposal to representatives of Lilly.
Later on June 22, 2026, representatives of Goldman Sachs informed representatives of Centerview and Moelis that Lilly would not agree to the Asset Sale Proposal, but that Lilly was willing to consider permitting the sale of the ibogaine asset via an arm’s-length process during the period before closing of the merger with Lilly (an “Ibogaine Sale”).
On June 24, 2026, the AtaiBeckley Board held a meeting, with members of Company management, representatives of Centerview, representatives of Moelis and representatives of Latham in attendance. Members of Company management, as well as representatives of Moelis and representatives of Centerview, provided an update on Project Astral, including discussion of price terms and specific discussions regarding an Ibogaine Sale. Members of Company management also provided an update on the status of negotiations for Project River. At the end of the meeting, the AtaiBeckley Board directed representatives of Moelis and representatives of Centerview to conduct outreach to five additional strategic counterparties (which included Party B and Party D) to ascertain whether any of those parties had interest in exploring an acquisition of the Company. The Board also authorized members of Company management and Mr. Angermayer to communicate to Lilly that the AtaiBeckley Board was interested in proceeding on the basis of the June 19 Oral Proposal with an Ibogaine Sale, and authorized them to continue to negotiate potential terms for each of Project Astral and Project River. The Board further delegated authority to a transactions working group consisting of its Audit Committee and Mr. Angermayer (the “TWG”) to oversee and negotiate the Project Astral transaction, subject to the ultimate approval of the transaction by the AtaiBeckley Board, in order to promote efficiency and facilitate timely feedback to members of Company management, the AtaiBeckley Board and Lilly. Separately, the AtaiBeckley Board directed representatives of Latham to prepare a revised draft merger agreement addressing, among other things, (i) the Ibogaine Sale, (ii) the quantum of the Company termination fee, (iii) the treatment of options that would be out-of-the-money based on the per share Closing Amount (but which would be in-the-money assuming accomplishment of the CVR milestones) (such options, “Closing Date Underwater Options”), (iv) the outside date, (v) the material adverse effect definition, (vi) the regulatory covenants, including clear skies and potential divestiture obligations, and (vii) the bring-down closing condition, and to share the revised draft to counsel for Lilly, along with a draft voting and support agreement.
Later on June 24, 2026, at the direction of the AtaiBeckley Board, Mr. Angermayer held a call with representatives of Lilly and communicated that the AtaiBeckley Board was open to proceeding based on the terms set forth in the June 19 Oral Proposal with an Ibogaine Sale. Following such call, Mr. Angermayer communicated to the AtaiBeckley Board that Apeiron Investment Group Ltd. (“Apeiron”), an affiliate of Mr. Angermayer, would consider the desirability of making an offer to acquire ibogaine and related assets should Project Astral proceed to execution and the Project Astral transaction structure accommodates an Ibogaine Sale.
Also on June 24, 2026, representatives of Lilly indicated that Lilly’s execution of definitive transaction documentation would be contingent upon completion of certain diligence items, including completing visits at two of the Company’s contract development and manufacturing organization (“CDMO”) sites.
Also on June 24, 2026, the Company received a revised financing proposal from Party C.
Also on June 24, 2026, representatives of Moelis shared their relationship disclosure letter to the AtaiBeckley Board.
On June 25, 2026, representatives of Latham, on behalf of the Company, sent a revised draft merger agreement and a draft voting and support agreement to representatives of Ropes. The draft merger agreement, which, consistent with Lilly’s original draft, was structured to reflect a tender offer construct for completion of the acquisition, reflected the Company’s positions on key issues as directed by the AtaiBeckley Board, including, among other things, (i) an asset sale concept for an Ibogaine Sale, providing for the carve-out of ibogaine and related assets from the sale transaction and, assuming completion of such a sale, an attendant increase to the offer price to distribute the asset sale consideration to Company stockholders (the “Ibogaine Carve-Out”), (ii) a Company termination fee equal to 3.0% of the aggregate upfront purchase price, (iii) Closing Date Underwater Options sharing in the CVR transaction consideration, (iv) an outside date of six months, with two automatic three-month extensions for unsatisfied regulatory conditions, (v) certain Company-favorable revisions to the material adverse effect definition, (vi) Company-favorable revisions to the antitrust regulatory covenants, including inserting a clear skies provision and requiring divestitures by Lilly and (vii) revisions to the representations and warranties bring-down closing condition.
Later on June 25, 2026, representatives of Ropes requested on behalf of Lilly further details regarding the Company’s proposed plan for executing the Ibogaine Carve-Out. Representatives of Latham, on behalf of the Company and following discussion with members of Company management, shared an outline of the Company’s proposal with Ropes later that same day.
Also on June 25, 2026, AtaiBeckley announced that it would be added to the Russell 2000® Index and the broad-market Russell 3000® Index, effective at market open in the United States on June 29, 2026. The closing price of AtaiBeckley common stock on June 25, 2026 was $4.58 per share.
On June 26, 2026, representatives of Lilly communicated to representatives of Centerview that, among other things, Lilly would request (i) a non-compete agreement from Mr. Angermayer and his affiliate, Apeiron, in connection with Project Astral, (ii) an indemnity from Mr. Angermayer if Mr. Angermayer or Apeiron purchased the Ibogaine assets in the Ibogaine Carve-Out and (iii) that the distribution of any proceeds from the Ibogaine Carve-Out be structured as a dividend rather than an adjustment to the offer price.
Also on June 26, 2026, (i) representatives of Ropes and representatives of Latham held a status call to discuss the draft merger agreement, including key terms such as the termination fee, outside date and the Ibogaine Carve-Out structure and (ii) representatives of Ropes sent a draft contingent value rights agreement (the “CVR agreement”) to representatives of Latham, which provided for the following milestone payments: (i) $1.00 per share upon achievement of the VLS-01 Milestone, only if the VLS-01 Milestone occurred before the sixth anniversary of the closing of the potential transaction, (ii) $1.00 per share upon initiation of a Phase 3 clinical trial for VLS-01, only if such milestone occurred before the third anniversary of the closing of the potential transaction, and (iii) $0.50 per share upon achievement of the BPL-003 Milestone, only if the BPL-003 Milestone occurred before the fifth anniversary of the closing of the potential transaction.

Also on June 26, 2026, pursuant to the Board’s instruction at the June 24 Board meeting that representatives of Moelis and Centerview contact five potential strategic counterparties, representatives of Moelis conducted a call with representatives of a global healthcare and pharmaceutical company referred to as Party D to ascertain whether Party D would be interested in an acquisition of the Company.
On June 27, 2026, representatives of Ropes sent a revised draft voting and support agreement to representatives of Latham and to representatives of Sullivan & Cromwell LLP (“S&C”), counsel to Apeiron, reflecting, among other things, the removal of the termination of such agreement upon a change in Board recommendation and in certain circumstances where the offer was modified, expansion of certain non-solicit obligations, a waiver of appraisal rights and inclusion of certain anti-frustration and further assurances language. The draft voting and support agreement also contained an indemnity provision in favor of Lilly to be included if Mr. Angermayer or Apeiron ultimately purchased any assets in the Ibogaine Carve-Out.
On June 29, 2026, the TWG met, with Mr. Angermayer not participating due to his disclosure that Apeiron was interested in considering the desirability of making an offer to acquire ibogaine and related assets should Project Astral proceed to execution and the Project Astral transaction structure accommodates an Ibogaine Sale. Members of Company management and representatives of Latham were also in attendance. Members of Company management provided the directors with an update on the status of negotiations with Lilly and its advisors, including Lilly’s latest positions on the remaining open points in the transaction documentation. Representatives of Latham summarized the known open issues in the current drafts of the merger agreement and the related ancillary agreements, including the terms of the Ibogaine Carve-Out and the process contemplated in connection therewith during the period between signing and closing. Following discussion, the AtaiBeckley Board directed members of Company management and representatives of Latham to continue to negotiate the terms of the transaction documentation with Lilly and its advisors, including with respect to the Ibogaine Carve-Out.
Also on June 29, 2026, representatives of Ropes shared a revised draft of the merger agreement to representatives of Latham, which such draft included the following positions: (i) additional specificity regarding the framework for the Ibogaine Carve-Out, including certain timing and process constraints as well as Lilly consent rights, (ii) a Company termination fee equal to 4.0% of the aggregate upfront purchase price plus the net present value of the CVR, (iii) no consideration for Closing Date Underwater Options, (iv) an outside date of six months, with an automatic three-month extension for unsatisfied regulatory conditions, (v) certain additional revisions to the material adverse effect definition, (vi) no clear skies provision and a disclaimer of any obligation of Lilly to undertake divestitures and (vii) a buyer-favorable representations and warranties bring-down standard.
Also on June 29, 2026, Party D reached out to representatives of Moelis to request diligence information regarding the Company. A draft confidentiality agreement was shared with Party D, which was subsequently executed on June 30, 2026. The confidentiality agreement with Party D did not include a standstill provision.
Also on June 29, 2026, representatives of Centerview shared their relationship disclosure letter to the AtaiBeckley Board.
From June 26, 2026 to June 30, 2026, pursuant to the Board’s instruction at the June 24 Board meeting that representatives of Moelis and Centerview contract five potential strategic counterparties, representatives of Centerview and representatives of Moelis conducted calls with Party B and two additional potential strategic counterparties, each of whom indicated that they were not in a position to make an offer to acquire the Company at such time. During this time period, representatives of Centerview also conducted a call with the fifth potential strategic counterparty (“Party E”), who indicated that they would review the opportunity.
On June 30, 2026, representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, returned a revised CVR agreement to representatives of Ropes reflecting (i) an objective standard for “commercially reasonable efforts”, (ii) insertion of an anti-frustration covenant, (iii) elimination of a “milestone offset amount” concept that would have permitted Lilly to deduct one hundred percent of any reasonably useful or necessary third-party intellectual property licensing costs from CVR milestone payments, (iv) enhanced information rights, (v) extensions of sunsets on CVR milestones, (vi) change of control acceleration and (vii) indication agnostic triggers for certain CVR milestone triggers.
On July 1, 2026, representatives of S&C sent a revised draft of the voting and support agreement to representatives of Ropes, which such draft removed the indemnity provision, reinserted various termination rights, including termination upon a change in Board recommendation, and included certain express retained claims language.

Also on July 1, 2026, members of Company management conducted a management presentation with Party D and provided an update on development of BPL-003, VLS-01 and one other Company product candidate.
On July 2, 2026 and July 3, 2026, members of Company management and Lilly, together with their respective financial advisors, discussed the open points in the transaction documentation, including, among other things, the CVR milestones and relevant defined terms, including the efforts requirements related thereto, the requested indemnity and non-compete from Apeiron, and the Ibogaine Carve-Out. During these discussions, representatives of Lilly communicated Lilly’s position that its acceptance of the Ibogaine Carve-Out represented a meaningful concession that substantially limited its ability to accept the Company’s other proposed revisions to the transaction documentation. Consistent with the AtaiBeckley Board’s prior direction to management to negotiate the best overall terms attainable for the Company’s stockholders, and in light of the anticipated immateriality of the Ibogaine Carve-Out compared to the Company’s other proposed revisions to the transaction documentation, representatives of AtaiBeckley proposed to Lilly to remove the Ibogaine Carve-Out from the transaction.
On July 4, 2026, representatives of Ropes sent a revised voting and support agreement to representatives of Latham and representatives of S&C, again removing the termination of such agreement upon a change in Board recommendation and certain other modifications to the offer, among other changes.
On July 5, 2026, representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, sent a further revised draft of the CVR agreement to Ropes, revising its prior draft to (i) accept a subjective commercially reasonable efforts, (ii) remove the requested anti-frustration covenant, (iii) provide a more buyer-favorable set of information rights, (iv) remove change of control acceleration, (v) remove specific indications from CVR milestone triggers and (vi) revise product definitions to include any form or formulation of the relevant product. Representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, further shared a revised draft merger agreement to representatives of Ropes, reflecting the following positions: (i) removal of the Ibogaine Carve-Out, (ii) a Company termination fee equal to 3.5% of the aggregate upfront purchase price, (iii) accepting that Closing Date Underwater Options would not receive merger consideration, (iv) accepting an outside date of six months plus a three-month automatic extension for regulatory condition failure, (v) reinserting a clear skies provision but accepting an express disclaimer of divestiture remedies and (vi) revising to a less buyer-favorable representations and warranties bring-down standard.
On July 6, 2026, representatives of S&C sent a revised draft of the voting and support agreement to representatives of Ropes, pursuant to which the Company and Apeiron accepted Lilly’s position that the termination right of the supporting stockholders upon a change of Board recommendation would not be included, but continued to require termination rights in the event of certain other changes to the offer. Representatives of Ropes also sent a revised CVR agreement to representatives of Latham reflecting (i) an expansion of facts permitted to be taken into account when assessing commercially reasonable efforts, (ii) more buyer-favorable information rights in respect of the CVR products, (iii) insertion of specific indications for the milestone definitions, (iv) reinsertion of the milestone offset concept, (v) a shortening of the BPL-003 milestone sunset and (vi) product definitions tied to the form of product as of the date of the CVR agreement.
On the same date, AtaiBeckley announced that it would advance VLS-01 into major depressive disorder in a Phase 3 program. The closing price of AtaiBeckley common stock on July 6, 2026 was $4.96 per share.
Also on July 6, 2026, Party D informed representatives of the Company that it would not pursue an acquisition of the Company at such time.
On July 7, 2026, the TWG met, inclusive of Mr. Angermayer given the Ibogaine Carve-Out was no longer being considered, with certain other directors, members of Company management and representatives of Latham in attendance. Members of Company management provided an update on the market check process, including that Party D had determined not to make a proposal to acquire the Company at such time. Members of Company management, representatives of Latham and the TWG discussed the open issues in the CVR agreement, particularly as related to the definition and scope of the CVR milestone triggers, the covered products and the commercially reasonable efforts to be employed by Parent in seeking to achieve the CVR milestones. Following these discussions, the directors authorized members of Company management and representatives of Latham to continue negotiations with Lilly and its advisors with a focus on resolving the remaining open issues on terms favorable to the Company and its stockholders.
Between July 6, 2026 and July 8, 2026, certain news outlets published reports speculating a potential acquisition of AtaiBeckley. The closing price of AtaiBeckley common stock on each of July 6, 2026, July 7, 2026 and July 8, 2026, was $4.96, $5.19 and $5.17 per share, respectively.

On July 8, 2026, members of Company management and Mr. Angermayer and representatives of Lilly held a call to discuss the CVR agreement, including the definition and scope of CVR milestone triggers, the definition of covered products and the commercially reasonable efforts standard. Later that same day, representatives of Latham, representatives of Ropes and members of Company and Lilly management held a further call to align on how best to implement the earlier business discussion into the CVR agreement.
Also on July 8, 2026, (i) representatives of Ropes sent a revised voting and support agreement to representatives of S&C, continuing to resist certain requested termination triggers in the event of changes to the offer, (ii) representatives of Ropes sent a revised merger agreement to representatives of Latham, which (A) included a Company termination fee equal to 3.75% of aggregate upfront purchase price, (B) removed the clear skies provision and (C) reinserted a buyer-favorable bring-down representation and warranty standard, and (iii) representatives of Latham, at the direction of the AtaiBeckley Board and Company management, sent to representatives of Ropes an initial draft of the Company disclosure letter.
On July 9, 2026, representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, sent a further revised CVR agreement to representatives of Ropes with changes (i) to remove certain expansions on facts permitted to be assessed in connection with commercially reasonable efforts, (ii) to propose a defined term, ultimately defined as “Insubstantial Change”, that defined when a CVR product would no longer constitute a CVR product, (iii) to remove the milestone offset amount concept, (iv) to clarify that Lilly would not be required to use commercially reasonable efforts to simultaneously pursue multiple indications in respect of a given CVR product and (v) to lengthen the sunset for the VLS-01 Phase 3 clinical trial initiation milestone.
Also on July 9, 2026, as part of the Company’s ongoing market check, the Company executed a confidentiality agreement with Party E. Such confidentiality agreement did not include a standstill provision. A preliminary management meeting was scheduled to be held on July 14, 2026 with Party E but was subsequently cancelled.
On July 10, 2026, the AtaiBeckley Board met, with members of Company management and representatives of Latham in attendance. Members of Company management provided an update on the status of the potential transaction with Lilly, including regulatory diligence matters, the ongoing negotiations regarding the CVR agreement, the milestones payable thereunder, and the changes proposed to the product and efforts defined terms following conversations between principals and counsel. Members of Company management also discussed with the AtaiBeckley Board certain strategic alternatives available to the Company, including Project River, as well as the opportunity to pursue alternative equity financing transactions. Following these discussions, the AtaiBeckley Board authorized members of Company management and representatives of Latham to continue to negotiate the terms of the transaction documentation, with a focus on prioritizing certainty of value as it related to the CVR milestones.
Also on July 10, 2026, (i) representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, sent a revised draft merger agreement to representatives of Ropes, which (A) provided for a Company termination fee equal to 3.7% of the upfront aggregate purchase price, (B) reinserted a clear skies provision, (C) reverted to a less buyer-friendly representations and warranties bring-down standard and (D) knowledge-qualified representations and warranties relating to the Company’s variable interest entities; (ii) representatives of S&C sent a revised voting and support agreement to representatives of Ropes, continuing to request termination rights in the event of certain modifications to the offer, and (iii) representatives of Ropes sent a revised CVR agreement to representatives of Latham (A) reinserting expansions on the commercially reasonable efforts definition, (B) reinserting the milestone offset amount concept at a reduced percentage, (C) proposing an alternative definition for “Insubstantial Change”, and (D) accepting the later sunset for the VLS-01 Phase 3 clinical trial initiation milestone.
On July 11, 2026, representatives of the Company and Lilly, together with representatives of Latham and representatives of Ropes, held a call to discuss open issues in the CVR agreement around the commercially reasonable efforts and CVR product defined terms.
On July 12, 2026, representatives of Ropes sent revised drafts of the merger agreement, the voting and support agreement and the Company disclosure letter to representatives of Latham and representatives of S&C, each of which had been revised to contemplate a change in transaction structure from a two-step tender offer to a one-step merger. In the revised merger agreement and Company disclosure letter, Lilly (i) accepted the proposed Company termination fee equal to 3.7% of the upfront aggregate purchase price, (ii) rejected the clear skies provision, (iii) rejected blanket knowledge qualifiers for the representations and warranties relating to the Company’s variable interest entities, (iv)

reinserted the buyer-friendly representations and warranty bring-down standard and (v) included a “force the vote provision” given the change to a one-step structure. The revised support agreement proposed a new but analogous set of termination events given the change from tender offer to one-step merger structure.
Also on July 12, 2026, representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, sent a revised CVR agreement to representatives of Ropes (i) providing certain limitations in the commercially reasonable efforts definition, (ii) accepting a 50% milestone offset amount, (iii) revising the Insubstantial Change definition and (iv) including a new anti-frustration covenant.
On July 13, 2026, the TWG of the AtaiBeckley Board met, with certain other directors, members of Company management and representatives of Latham in attendance, to discuss the status of the proposed transaction with Lilly. Members of Company management provided an update on discussions with Lilly since the AtaiBeckley Board meeting on July 10, 2026, including Lilly’s latest positions with respect to the open points in the merger agreement, the CVR agreement and the other transaction documents. Representatives of Latham then discussed the key open terms with the AtaiBeckley Board, including the representation and warranty bring-down condition, the clear skies covenant, certain employee protections, the product definitions covered by the CVR milestones and the commercially reasonable efforts definition applicable to Parent’s efforts to achieve the CVR milestones. Following discussion, the directors instructed members of Company management and representatives of Latham to continue to negotiate the remaining open points in the transaction documentation, with an emphasis on deal certainty and certainty of value for the Company’s stockholders.
On July 13, 2026, the Company provided representatives of Moelis and representatives of Centerview with draft financial projections, which advanced certain assumed dates in respect of product approvals from prior drafts.
Also on July 13, 2026, representatives of Ropes sent a revised draft of the CVR agreement to representatives of Latham, reflecting (i) removal of the limitations in the commercially reasonable efforts definition, (ii) acceptance of the 50% milestone offset amount concept, (iii) certain further revisions to the Insubstantial Change definition and (iv) removal of the anti-frustration covenant. Representatives of S&C also sent to representatives of Ropes a revised voting and support agreement which requested termination of the transfer restrictions contained in the voting and support agreement for Apeiron following the receipt of the Company stockholder vote in favor of the merger. Representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, also sent to representatives of Ropes a revised merger agreement on July 13, 2026, (i) reinserting the clear skies provision, (ii) proposing more targeted knowledge qualifications for the representations and warranties relating to the Company’s variable interest entities, (iii) revising the representations and warranty bring-down standard and (iv) removing the force the vote provision.
On July 13, 2026 and July 14, 2026, representatives of Lilly conducted site visits at two of the Company’s CDMO partner facilities as part of their confirmatory due diligence.
On July 14, 2026, the AtaiBeckley Board held a meeting, with members of Company management, representatives of Centerview, representatives of Moelis and representatives of Latham in attendance. Members of Company management provided an update on the status of the Project Astral transaction, and provided an overview of the financial projections. Following discussion, the AtaiBeckley Board approved the financial projections and authorized and directed Moelis and Centerview to use such projections in their respective financial analyses and authorized the Company to formally engage Citi as an additional financial advisor. Thereafter, representatives of Latham made a presentation to the AtaiBeckley Board regarding the fiduciary duties of the directors in connection with the proposed transaction and provided an overview of the material terms of the transaction documents, including the merger agreement, the CVR agreement and the voting and support agreement. The Board thereafter authorized members of Company management and representatives of Latham to finalize negotiations in respect of the transaction documentation.
Also on July 14, 2026, representatives of Ropes sent to representatives of Latham a revised merger agreement, (i) removing the clear skies provision, (ii) accepting certain knowledge qualifications for the representations and warranties relating to the Company’s variable interest entities, (iii) reverting the representations and warranties bring-down standard, (iv) reinserting the force the vote provision and (v) inserting a new condition to closing relating to regulatory investigations.

On the same date, representatives of each of Moelis and Centerview provided the AtaiBeckley Board with updated relationship disclosure letters, or confirmations of no changes since the previous letters provided. The Board subsequently determined that the relationship disclosure letters did not identify any relationships that would prevent either of Moelis or Centerview from advising the AtaiBeckley Board.
On July 15, 2026, representatives of S&C and representatives of Ropes finalized the voting and support agreement, agreeing that the transfer restrictions contained in the voting and support agreement would not terminate following receipt of the Company stockholder approval. Also on July 15, 2026, representatives of Latham, on behalf of the Company and pursuant to discussions with and authorization from members of Company management, sent to representatives of Ropes a revised merger agreement and Company disclosure letter, (i) revising the representations and warranties bring-down standard, (ii) accepting the force the vote provision and (iii) accepting certain revisions to the closing conditions relating to the finalized regulatory analysis.
Also on July 15, 2026, the AtaiBeckley Board met, with members of Company management, representatives of Centerview, representatives of Moelis and representatives of Latham attending. During the meeting, representatives of Latham reminded the directors of their fiduciary duties under Delaware law and provided the AtaiBeckley Board with a summary of the merger agreement, including the outcome of the final negotiation of the material provisions of the merger agreement, CVR agreement and the voting and support agreement.
Also at this meeting, representatives of Moelis reviewed with the AtaiBeckley Board Moelis’ financial analysis of the merger consideration constituting the Closing Amount plus one CVR per share of AtaiBeckley common stock (the “merger consideration”) and delivered to the AtaiBeckley Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 15, 2026, addressed to the AtaiBeckley Board, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received in the Contemplated Transactions by holders of shares of AtaiBeckley common stock, other than the Excluded Holders is fair, from a financial point of view, to such holders. For more information regarding Moelis’ opinion, please see “—Opinion of Financial Advisor (Moelis).” Representatives of Centerview then reviewed with the AtaiBeckley Board Centerview’s financial analysis of the Merger Consideration, and rendered to the AtaiBeckley Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 15, 2026 that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations, upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders. For more information regarding Centerview’s opinion, please see “—Opinion of Financial Advisor (CVP).”
The Board then reviewed, discussed and considered various reasons to approve the merger agreement and certain countervailing factors (see “—Reasons for the Merger” and “—Recommendation of the AtaiBeckley Board” beginning on page 39). After discussions with members of Company management and its financial and legal advisors, and in light of the reasons considered, the AtaiBeckley Board unanimously:
•	determined that the merger agreement and the Contemplated Transactions are advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock;
•
duly authorized and approved the execution and delivery of the merger agreement by AtaiBeckley, the performance by AtaiBeckley of its covenants and other obligations thereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth therein; and

•
resolved to recommend that the holders of shares of our common stock adopt the merger agreement at a meeting of AtaiBeckley’s stockholders held for such purpose and any adjournment or postponement thereof, in each case, on the terms and subject to the conditions of the merger agreement.

Following the AtaiBeckley Board meeting on July 15, 2026, the parties executed the merger agreement and Lilly and relevant directors and officers of the Company and Apeiron executed and delivered the voting and support agreements.
On July 16, 2026, prior to the opening of trading on Nasdaq, AtaiBeckley and Lilly issued a joint press release announcing the execution of the merger agreement.

Recommendation of the AtaiBeckley Board and Reasons for the Merger
Recommendation of the AtaiBeckley Board
On July 15, 2026, the AtaiBeckley Board unanimously (i) determined that the merger agreement and the Contemplated Transactions are advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock, (ii) duly authorized and approved the execution and delivery of the merger agreement by AtaiBeckley, the performance by AtaiBeckley of its covenants and other obligations thereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth therein, and (iii) resolved to recommend that the holders of shares of our common stock adopt the merger agreement at a meeting of AtaiBeckley’s stockholders held for such purpose and any adjournment or postponement thereof, in each case, on the terms and subject to the conditions of the merger agreement.
The AtaiBeckley Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; and (2) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the AtaiBeckley Board and the TWG consulted with AtaiBeckley management, as well as representatives of each of Latham, Centerview and Moelis. In recommending that holders of our common stock vote “FOR” the adoption of the merger agreement, the AtaiBeckley Board considered and analyzed a number of factors, including the following (which factors are not necessarily exhaustive or presented in order of relative importance). Based on the factors discussed below, the AtaiBeckley Board concluded that entering into the merger agreement was advisable, fair to, and in the best interests of AtaiBeckley and the holders of shares of our common stock.
The AtaiBeckley Board believed that the following material factors and benefits supported its determination and recommendation:
•
AtaiBeckley’s Business, Financial Condition and Prospects. The AtaiBeckley Board considered the current and historical financial condition, results of operations, business and prospects of AtaiBeckley, as well as AtaiBeckley’s financial plan, long-term plan and prospects, risks and opportunities if AtaiBeckley were to remain an independent company and the potential impact of those factors on AtaiBeckley’s results of operations and the trading price of our common stock.

•	Risks Relating to Remaining a Standalone Company. The AtaiBeckley Board considered AtaiBeckley’s prospects and risks if AtaiBeckley were to remain an independent company, including:
•
the status, early stage of development and prospects for AtaiBeckley’s current product candidates, including BPL-003 and VLS-01 (which has yet to begin a Phase 3 clinical trial), each of which has not yet been approved for marketing by the U.S. Food and Drug Administration (which we refer to as the “FDA”), and the risk that adverse events or developments may occur in the clinical trials of BPL-003, VLS-01 or AtaiBeckley’s other product candidates that would require AtaiBeckley to delay or terminate further clinical activity, or that AtaiBeckley’s clinical trials may otherwise take longer than expected or may be unsuccessful, the risk that the FDA may ultimately not approve a New Drug Application for BPL-003 or VLS-01 or any of AtaiBeckley’s other current product candidates, and the risks associated with the commercialization of BPL-003, VLS-01 and AtaiBeckley’s other current product candidates, if approved.

•
The uncertain nature of the development of pharmaceutical products, acknowledging that product candidates may fail to reach the market for several reasons, including that clinical trial results may show product candidates to be less effective than expected or have an unacceptable safety or tolerability profile, uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results), and failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by unexpected safety or manufacturing issues;

•
The significant capital investment and cash flows required for AtaiBeckley to remain an independent company and fund the clinical development of AtaiBeckley’s product candidates, including BPL-003 and VLS-01, and the commercial launch of these products, if approved;

•
AtaiBeckley’s competitive position in the pharmaceutical industry and competitive risks, including potential future competition from larger and better funded companies that have competitive advantages from their broader commercial scope and economies of scale in pricing;

•
AtaiBeckley’s prospects for substantially increasing stockholder value as a standalone company in excess of the per share merger consideration, taking into account the risks and uncertainties in AtaiBeckley’s business, with the AtaiBeckley Board determining that, while AtaiBeckley’s standalone plan presented potential long-term value creation opportunities, the execution risks and uncertainties associated with realizing that value weighed in favor of approving the merger agreement;

•
the fact that AtaiBeckley has limited marketing, sales and distribution experience and capabilities, and, if AtaiBeckley’s product candidates receive regulatory approval, AtaiBeckley would need to develop or access such capabilities within the United States and globally, which it may fail to do successfully or at reasonable cost, along with the risks related to competition, market acceptance, pricing and reimbursement and other factors affecting the revenues and profitability of product candidates generally;

•
AtaiBeckley’s reliance on third parties to assist in conducting its clinical trials, and the risk that such third parties may not perform satisfactorily, which could result in increased costs to AtaiBeckley, delay or limit AtaiBeckley’s ability to generate revenue and adversely affect AtaiBeckley’s commercial prospects;

•
the changing and uncertain regulatory landscape in the pharmaceutical industry, including the challenges associated with seeking approvals from regulatory authorities with respect to AtaiBeckley's product candidates, which can take years to complete, and the receipt of which are not guaranteed, including Drug Enforcement Agency (which we refer to as the “DEA”) scheduling determinations that are dependent on FDA approval and recommendation, the DEA rescheduling process for controlled substances following FDA market approval (which requires notice and comment rulemaking and may be subject to public comment and requests for hearing that could affect scheduling outcomes), and the fact that AtaiBeckley's product candidates contain psychedelic substances that may generate public controversy, adverse publicity, and political or social pressures that could lead to delays in approval, increased expenses, or restrictions on the same and distribution of such product candidates;

•
the current state of the U.S. and global economies, increased volatility resulting from macroeconomic factors such as interest rates and inflation, escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the pharmaceutical industry and the future commercialization efforts required with respect to AtaiBeckley’s product candidates that may become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of AtaiBeckley’s pipeline programs, and the increasing scrutiny of pharmaceutical pricing and proposals to address the perceived high cost of pharmaceuticals; and

•	the other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”
•
Results of Strategic Review Process. The AtaiBeckley Board’s belief that the merger agreement was the result of a reasoned, fully informed process overseen by the AtaiBeckley Board and Audit Committee. Among the process considerations identified by the AtaiBeckley Board were:

•
The outreach by AtaiBeckley’s financial advisors to 6 pharmaceutical companies, including Lilly, regarding AtaiBeckley and its clinical programs. The AtaiBeckley Board and the TWG considered the nature of the engagement by each of these companies, and that, of these companies, only Lilly submitted a proposal to acquire AtaiBeckley. For more information on this process, see the section of this proxy statement captioned “The Merger—Background of the Merger.”

•
The AtaiBeckley Board’s assessment that no other party would make an acquisition proposal acceptable to the AtaiBeckley Board in a timely manner, if at all, based on the AtaiBeckley Board's assessment of potential buyers, including its and its advisors' previous communications with third parties.

•	The limited universe of parties interested in and capable of advancing a Phase 3 clinical trial evaluating VLS-01.
•
The risk of losing a favorable opportunity with Lilly if AtaiBeckley did not accept Lilly’s offer and the fact that it was unlikely to have another opportunity to take advantage of a comparable opportunity to secure the same or similar value for AtaiBeckley’s stockholders.

•
Closing Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger includes $6.75 per share in cash at closing, which provides certainty of value and immediate liquidity to our stockholders.

•
Opportunity to Realize Additional Value through the CVR. The AtaiBeckley Board considered that, in addition to the $6.75 per share in cash to be received at closing, AtaiBeckley’s stockholders will have an opportunity to realize additional value through potential additional cash payments of up to $2.50 per share if the achievement of the milestones set forth in the CVR agreement (the “CVR Milestones”) are achieved within the time periods described therein. The AtaiBeckley Board considered that Lilly (i) is obligated to use commercially reasonable efforts to achieve the CVR Milestones until the applicable milestone outside date set forth in the CVR agreement and (ii) has extensive experience in pharmaceutical product development and commercialization, particularly as such experience relates to the potential achievement of the CVR Milestones, as well as the economic and commercial alignment between the CVR Milestones and Lilly’s operation of AtaiBeckley’s business post-closing that the AtaiBeckley Board expected would incentivize Lilly to seek to achieve the CVR Milestones.

•
Certain Management Projections. The AtaiBeckley Board considered certain financial projections prepared by AtaiBeckley’s management, which reflected certain assumptions of AtaiBeckley’s management, which further supported the AtaiBeckley Board’s conclusion that the consummation of the transactions contemplated by the merger agreement and the overall consideration payable thereunder represented the highest value reasonably obtainable to AtaiBeckley’s stockholders.

•
Best Value Reasonably Obtainable and Implied Premium. The belief of the AtaiBeckley Board that the per share merger consideration represents the best value reasonably obtainable for the shares of our common stock after discussions with multiple parties, taking into account the familiarity of the AtaiBeckley Board with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the AtaiBeckley Board believed that, measured against our longer-term execution risks, the per share merger consideration reflects a fair and favorable price for the shares of our common stock. The AtaiBeckley Board considered that the purchase price payable at closing represents a premium of approximately 40% to the 30-day volume-weighted average trading price of our common stock for the period ended on July 15, 2026.

•
Lack of Potential Strategic Alternatives. The assessment of the AtaiBeckley Board that none of the possible alternatives to the merger (including the possibility of continuing to operate AtaiBeckley as an independent public company or pursuing a different transaction, such as Project River, or other potential financial transactions, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks, as further discussed in the section of this proxy statement captioned “The Merger—Background of the Merger.”

•
Financial Presentation and Opinion of Centerview Partners LLC. The opinion of Centerview rendered to the AtaiBeckley Board on July 15, 2026, which was subsequently confirmed by delivery of a written opinion dated July 15, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor (CVP).”
•
Financial Presentation and Opinion of Moelis & Company LLC. The financial analysis reviewed by Moelis with the AtaiBeckley Board, as well as the oral opinion of Moelis delivered to the AtaiBeckley Board on July 15, 2026 (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the AtaiBeckley Board dated the same date), to the effect that as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the merger consideration to be received in the Contemplated Transactions by holders of shares of AtaiBeckley common stock (other than the Excluded Holders) is fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor (Moelis).”

•
Negotiations with Lilly and Terms of the Merger Agreement. The terms and conditions of the merger agreement, which was the product of robust, arm’s-length negotiations and during which the AtaiBeckley Board and the TWG were advised by Latham. In this regard, the factors considered by the AtaiBeckley Board included:

•
Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior proposal from a third party.

•	The belief of the AtaiBeckley Board that the terms of the merger agreement would not preclude third parties from making a superior proposal.
•	The AtaiBeckley Board’s ability, under certain circumstances, to withdraw or modify its recommendation that holders of our common stock vote in favor of the adoption of the merger agreement.
•
Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the AtaiBeckley Board believed that the size of the termination fee was reasonable, generally consistent with similar fees payable in comparable transactions, and not preclusive of other offers.

•
Our ability, under the circumstances specified in the merger agreement, to specifically enforce the terms and provisions of the merger agreement, in addition to any other remedy to which we are entitled, to consummate the merger.

•
The fact that the consummation of the merger is not subject to a financing condition, and that Lilly has represented that it will have available sufficient funds for the satisfaction of all of its obligations under the merger agreement and to pay all related fees and expenses.

•
The fact that the outside date under the merger agreement, on which either party, subject to certain exceptions, can terminate the merger agreement, allows for sufficient time to consummate the transactions contemplated by the merger agreement, but also prevents the merger agreement from being extended for an unreasonable amount of time, which could adversely impact AtaiBeckley’s operations.

•
Voting and Support Agreement. The fact that all of AtaiBeckley’s directors and executive officers, as well as AtaiBeckley’s single largest stockholder, holding in the aggregate over 15% of our common stock as of July 15, 2026, were willing to enter into a voting and support agreement in connection with the merger, pursuant to which each such person agreed to vote its shares in favor of the adoption of the merger agreement, and the fact that the voting agreement terminates upon the earlier of the effective time and the termination of the merger agreement.

•
Reasonable Likelihood of Consummation. The belief of the AtaiBeckley Board that an acquisition by Lilly was reasonably likely to close, including the belief that the regulatory approvals required to consummate the merger were reasonably likely to be obtained.

•
Timing of Completion. The anticipated timing of the consummation for the merger and the AtaiBeckley Board’s conclusion that the merger was capable of being completed in a reasonable timeframe and in an orderly manner, reducing the period during which AtaiBeckley’s business would be subject to the potential uncertainty of closing.

•
Stockholder Approval; Appraisal Rights. The AtaiBeckley Board considered that the adoption of the merger agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the merger agreement, and that stockholders who do not vote to adopt the merger agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the merger.

The AtaiBeckley Board also considered a number of uncertainties, risks and other potentially negative factors related to its recommendation, including the following:
•
Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of AtaiBeckley during the pendency of the merger; (2) we will have incurred significant transaction and other costs (many of which are payable whether or not the merger is consummated); (3) our business relationships with current or prospective business partners, suppliers, vendors, employees and investors may be adversely affected, which could cause an adverse impact on AtaiBeckley’s operating results; (4) the trading price of our common stock could be adversely affected; (5) the contractual and legal remedies available to us if Lilly were to seek to terminate the merger agreement or abandon the merger may be insufficient from a variety of perspectives, costly to pursue, or both; and (6) the failure of the merger to be consummated could result in an adverse perception among our current and prospective patients for clinical trials, business partners, suppliers, vendors, employees and investors, which could cause an adverse impact on our operating results.

•
Regulatory Clearances. The merger is subject to expiration or termination of the waiting period under the HSR Act and receipt of certain other regulatory approvals, which could result in delay, and governmental authorities could condition their approvals on compliance with burdensome terms or conditions that Lilly will not be obligated to accept.

•
Risks That Milestone Payments Under the CVR Might Not Be Paid. Achievement of the CVR Milestones will be dependent on certain development and operational decisions to be made by Lilly post-closing and is subject to many inherent risks and uncertainties outside of AtaiBeckley’s control, and although Lilly is obligated to use commercially reasonable efforts to achieve the CVR Milestones, such CVR Milestones might not be achieved prior to the applicable outside dates, or at all, such that no payment would be made with respect to the CVR.

•
Other Strategic Options. The other potential alternative strategies available to us as an independent company, including alternative sale transactions, financing transactions or alternative structures for such transactions which, despite significant uncertainty, could potentially have resulted in a more successful and valuable company.

•
No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit competing proposals from July 15, 2026, the date of the merger agreement, until the consummation of the merger or termination of the merger agreement.

•
Termination Fee Payable to Lilly. The requirement that we pay the termination fee of $104.3 million to Lilly under certain circumstances following termination of the merger agreement, including if the AtaiBeckley Board terminates the merger agreement to accept a superior proposal, and the potentially dampening effect that such fee could have on third-party interest in acquiring us.

•
Impact of Interim Restrictions on AtaiBeckley’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which have the potential to delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•
Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, clinical trial patients, partners, suppliers, vendors and operating results; (2) impact on our ability to attract and retain management, research, medical and technical personnel; and (3) potential for litigation in connection with the merger, and the risk of incurring substantial costs and expenses in connection therewith.

•
Taxable Consideration. The fact that stockholders’ receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•
Interests of AtaiBeckley’s Directors and Executive Officers. The fact that our directors and executive officers may have interests in the merger which may be different from, or in addition to, those of our other stockholders, as more fully described in the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger.”

The foregoing discussion of factors considered is not meant to be exhaustive. Rather, it summarizes the material considerations and analyses evaluated by the AtaiBeckley Board in its consideration of the merger, and such considerations and analyses are not necessarily presented in order of importance. After considering these and other factors, the AtaiBeckley Board concluded that the potential benefits of entering into the merger agreement outweighed the potential uncertainties and risks. In light of the variety of factors considered by the AtaiBeckley Board and the complexity of these factors, the AtaiBeckley Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the AtaiBeckley Board who voted in favor of the merger applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The AtaiBeckley Board adopted and approved the merger agreement based upon the totality of the information presented to, and considered by, the AtaiBeckley Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of Financial Advisor (CVP)
On July 15, 2026, Centerview rendered to the AtaiBeckley Board its oral opinion, subsequently confirmed in a written opinion dated July 15, 2026, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated July 15, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by reference to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the AtaiBeckley Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Contemplated Transactions and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and the CVR agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement, the CVR agreement or the Contemplated Transactions and does not constitute a recommendation to any stockholder of AtaiBeckley or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Contemplated Transactions or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•
a draft of the merger agreement dated July 15, 2026 and a draft of the form of CVR agreement dated July 15, 2026, collectively referred to in this summary of Centerview’s opinion as the “Draft Agreements”;

•	the Annual Report on Form 10-K of AtaiBeckley for the year ended December 31, 2025;
•	certain interim reports to stockholders and a Quarterly Report on Form 10-Q of AtaiBeckley;
•	certain publicly available research analyst reports for AtaiBeckley;
•	certain other communications from AtaiBeckley to its stockholders; and
•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of AtaiBeckley, including certain financial forecasts, analyses and projections relating to AtaiBeckley prepared by management of AtaiBeckley and furnished to Centerview by AtaiBeckley for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of AtaiBeckley regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with AtaiBeckley’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at AtaiBeckley’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AtaiBeckley as to the matters covered thereby and Centerview relied, at AtaiBeckley’s direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at AtaiBeckley’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of AtaiBeckley and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of AtaiBeckley. Centerview assumed, at AtaiBeckley’s direction, that the final executed merger agreement and the final executed CVR agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Agreements reviewed by Centerview. Centerview also assumed, at AtaiBeckley’s direction, that the Contemplated Transactions would be consummated on the terms set forth in the merger agreement and the CVR agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Contemplated Transactions, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of AtaiBeckley, or the ability of AtaiBeckley to pay its obligations when they come due, or as to the impact of the Contemplated Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview expressed no view as to, and Centerview’s opinion did not address, AtaiBeckley’s underlying business decision to proceed with or effect the Contemplated Transactions, or the relative merits of the Contemplated Transactions as compared to any alternative business strategies or transactions that might be available to AtaiBeckley or in which AtaiBeckley might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and the CVR agreement. Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement, the CVR agreement or the Contemplated Transactions, including, without limitation, the structure or form of the Contemplated Transactions, the form or terms of the CVR with respect to transferability, liquidity, probability of full payout or otherwise, or the terms or aspects of the voting and support agreements (as defined in the merger agreement) or any other agreements or arrangements contemplated by the merger agreement or the CVR agreement or entered into in connection with or otherwise contemplated by the Contemplated Transactions, including, without limitation, the fairness of the Contemplated Transactions or any other term or aspect of the Contemplated Transactions to, or any consideration to be received in connection therewith by, or the impact of the Contemplated Transactions on, the holders of any other class of securities, creditors or other constituencies of AtaiBeckley or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of AtaiBeckley or any party, or class of such persons in connection with the Contemplated Transactions, whether relative to the merger consideration to be paid to the holders of shares of AtaiBeckley common stock pursuant to the merger agreement, the CVR agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of AtaiBeckley or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Contemplated Transactions or any other matter. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the AtaiBeckley Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Contemplated Transactions. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the AtaiBeckley Board in connection with Centerview’s opinion, dated July 15, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of AtaiBeckley. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AtaiBeckley or any other parties to the Contemplated Transactions. None of AtaiBeckley, Lilly, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of AtaiBeckley do not purport to be appraisals or reflect the prices at which AtaiBeckley may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 14, 2026 (the last trading day before the execution of the merger agreement) and is not necessarily indicative of current market conditions.
Analysis of Merger Consideration
Centerview conducted an analysis of the merger consideration to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement. Such merger consideration is equal, on a per share basis, to the closing amount of $6.75 in cash, without interest, plus (together and not separately) one non-transferable CVR entitling holders to receive contingent cash payments of up to an aggregate amount of $2.50 per CVR, without interest, contingent upon the achievement of the Milestone Payments as described in the section of this proxy statement titled “The CVR Agreement.”
For analytical purposes, Centerview calculated a risk-adjusted net present value as of June 30, 2026 for one CVR of approximately $0.87, based on the Internal Data, including the assumed Milestone Payments and the assumed timing and probability of achievement of each milestone based on the Forecasts utilized by Centerview at the direction of

AtaiBeckley management as set forth in the section of this proxy statement titled “The Merger—Certain Unaudited Prospective Financial Information of AtaiBeckley” and using a discount rate of 15.0% (based on the midpoint of the range suggested by Centerview’s analysis of AtaiBeckley’s weighted average cost of capital, as applied in the discounted cash flow analysis).
Solely for purposes of the financial analyses summarized in this section below, the term “Implied Merger Consideration Value” refers to an aggregate assumed implied per share value of $7.61 per share, equal, on a per share basis, to $6.75 upfront per share cash consideration plus the illustrative risk-adjusted net present value of the CVR of $0.87, based on the midpoint of the range of discount rates, as set forth above. However, there is no guarantee that any of the conditions for any of the milestones pursuant to the CVR agreement will be satisfied, and if satisfied, when such conditions will be satisfied.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of AtaiBeckley based on the Forecasts, which reflect certain assumptions. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of equity values for shares of AtaiBeckley common stock by (a) discounting to present value, as of June 30, 2026, using discount rates ranging from 14.0% to 16.0% (based on Centerview’s analysis of AtaiBeckley’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of AtaiBeckley over the period beginning on July 1, 2026 and ending on December 31, 2045, utilized by Centerview based on the Forecasts, (ii) an implied terminal value of AtaiBeckley, calculated by Centerview by assuming that AtaiBeckley’s unlevered free cash flows would decline in perpetuity after December 31, 2045 at a rate of free cash flow decline of 75% year over year, (iii) tax savings from usage of AtaiBeckley’s estimated federal net operating losses of $99.7 million as of December 31, 2025 and estimated $1.528 billion of incremental net operating losses projected to be generated between 2026E and 2031E (before probability of success and time-value adjustment) using a 26% tax rate, and (iv) the net present value of the estimated costs associated with $300 million in Project River financing, including a 2.25% financing advisory fee, and $950 million in aggregate equity raises in 2026, 2027, 2028 and 2030, as set forth in the Internal Data; and (b) adding to the foregoing results AtaiBeckley’s estimated cash of $192.6 million as of June 30, 2026, estimated aggregate equity and Bitcoin investments of $39.8 million as of June 30, 2026 and estimated non-controlling interests of $0.1 million as of March 31, 2026, as set forth in the Internal Data. The unlevered after-tax free cash flows projected by AtaiBeckley management reflected the treatment of stock-based compensation as a cash expense. Centerview then divided the results of the foregoing calculations by the number of fully diluted shares outstanding, determined using the treasury stock method and taking into account the dilutive impact of outstanding in-the-money options, unvested restricted stock units and pre-funded warrants as of July 13, 2026, as set forth in the Internal Data.
This analysis resulted in an implied per share equity value range of $6.10 to $7.65, rounded to the nearest $0.05. Centerview then compared this range to the Implied Merger Consideration Value of $7.61 per share to be paid to the holders of shares of AtaiBeckley common stock (other than Excluded Shares) pursuant to the merger agreement and the CVR agreement.
Other Factors
Centerview noted for the AtaiBeckley Board certain additional factors solely for informational purposes, including, among other things, the following:
•
Trading Range Analysis. Centerview reviewed historical closing trading prices of shares of AtaiBeckley common stock during the period beginning on November 5, 2025 and ending on July 14, 2026 (the last trading day before the execution of the merger agreement), which reflected low and high closing prices for the shares during such period of approximately $3.35 to $5.67 per share.

•
Wall Street Price Target Analysis. Centerview reviewed stock price targets for shares of AtaiBeckley common stock in publicly available Wall Street research analyst reports as of July 14, 2026 (the last trading day before the execution of the merger agreement), which indicated 12 month low and high stock price targets for the shares ranging from $7.00 to $25.00 per share.

•
Precedent Premia Paid Analysis. Centerview performed an analysis of premia paid in certain selected transactions involving publicly traded biopharmaceutical companies that Centerview, based on its experience and judgment as a financial advisor, deemed relevant to consider in relation to AtaiBeckley and the Contemplated Transactions, for which premium data was available. The premia in this analysis were calculated by comparing the per share acquisition price in each transaction (excluding contingent consideration, if any) to the closing price of such target company’s market price per share on the trading day prior to the date on which the target’s market price per share was perceived to be affected by a potential transaction, which is referred to as the 1-day premium. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a premia reference range of 40% to 100% to the closing price of shares of AtaiBeckley common stock on July 14, 2026 (the last trading day before the execution of the merger agreement) of $5.67, which resulted in an implied price range of approximately $7.95 to $11.35 per share, rounded to the nearest $0.05.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the AtaiBeckley Board in its evaluation of the Contemplated Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the AtaiBeckley Board or management of AtaiBeckley with respect to the merger consideration or as to whether the AtaiBeckley Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between AtaiBeckley and Lilly and was approved by the AtaiBeckley Board. Centerview provided advice to AtaiBeckley during these negotiations. Centerview did not, however recommend any specific amount of consideration to AtaiBeckley or the AtaiBeckley Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview had not been engaged to provide financial advisory or other services to AtaiBeckley, and Centerview did not receive any compensation from AtaiBeckley during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Lilly or Merger Sub, and Centerview did not receive any compensation from Lilly during such period. Centerview may provide financial advisory and other services to or with respect to AtaiBeckley, or Lilly or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, AtaiBeckley, Lilly, or any of their respective affiliates, or any other party that may be involved in the Contemplated Transactions.
The AtaiBeckley Board selected Centerview as its financial advisor in connection with the Contemplated Transactions based on Centerview’s reputation and experience in the biopharmaceutical industry and expertise and qualifications in transactions of this nature. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Contemplated Transactions.
In connection with Centerview’s services as the financial advisor to the AtaiBeckley Board, AtaiBeckley has agreed to pay Centerview a transaction fee, $1.5 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Contemplated Transactions. The transaction fee is calculated by reference to the fully diluted enterprise value of AtaiBeckley implied by the merger and is currently estimated to be approximately $35.2 million. In addition, AtaiBeckley has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Opinion of Financial Advisor (Moelis)
At the meeting of the AtaiBeckley Board on July 15, 2026 to evaluate and approve the Contemplated Transactions, Moelis delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 15, 2026, addressed to the AtaiBeckley Board to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received in the Contemplated Transactions by holders of shares of AtaiBeckley common stock, other than the Excluded Holders, is fair, from a financial point of view, to such holders.
The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated July 15, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the AtaiBeckley Board (solely in its capacity as such) in its evaluation of the Contemplated Transactions. Moelis’ opinion was limited solely to the fairness, from a financial point of view, of the merger consideration to the holders of shares of AtaiBeckley common stock, other than the Excluded Holders, and does not address AtaiBeckley’s underlying business decision to effect the Contemplated Transactions or the relative merits of the Contemplated Transactions as compared to any alternative business strategies or transactions that might be available to AtaiBeckley. Moelis’ opinion does not constitute a recommendation to any stockholder of AtaiBeckley as to how such stockholder should vote or act with respect to the Contemplated Transactions or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
(i)	reviewed certain publicly available business and financial information including publicly available research analysts’ financial forecasts relating to AtaiBeckley;
(ii)
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of AtaiBeckley furnished to Moelis by AtaiBeckley, including financial forecasts provided to or discussed with Moelis by the management of AtaiBeckley (including assumptions regarding a proposed royalty financing transaction and other proposed equity financing and the probability and timing of achievement of each milestone set forth in the CVR agreement);

(iii)	reviewed information regarding the capitalization of AtaiBeckley furnished to Moelis by AtaiBeckley;
(iv)
reviewed estimates prepared and provided to Moelis by the management of AtaiBeckley as to AtaiBeckley’s projected utilization on a standalone basis of net operating losses and tax credits to achieve future tax savings;

(v)
conducted discussions with members of the senior management and representatives of AtaiBeckley concerning the information described in clauses (i) through (iv) above, as well as the business and prospects of AtaiBeckley generally;

(vi)	reviewed the reported prices and trading activity for shares of AtaiBeckley common stock;
(vii)
considered the results of efforts by or on behalf of AtaiBeckley, including by Moelis at AtaiBeckley’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of AtaiBeckley;

(viii)	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed appropriate;
(ix)	reviewed the financial terms of certain other transactions that Moelis deemed appropriate;
(x)	reviewed a draft, dated July 15, 2026, of the Agreement and a draft dated July 15, 2026 of the CVR agreement;
(xi)	participated in certain discussions and negotiations among representatives of AtaiBeckley and Lilly and their advisors; and
(xii)	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by Moelis being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of AtaiBeckley’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis relied upon, without independent verification, the assessment of AtaiBeckley and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, Moelis assumed, at the AtaiBeckley Board’s direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AtaiBeckley as to the future performance of AtaiBeckley (including management’s assumptions regarding a proposed royalty financing transaction and other proposed equity financing and the probability and timing of achievement of the conditions with respect to the CVR set forth in the CVR agreement). Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of AtaiBeckley, nor was Moelis furnished with any such evaluation or appraisal.
Moelis’ opinion does not address AtaiBeckley’s underlying business decision to effect the Contemplated Transactions or the relative merits of the Contemplated Transactions as compared to any alternative business strategies or transactions that might be available to AtaiBeckley. Moelis’ opinion does not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did Moelis, offer any opinion as to any terms of the merger agreement (including the CVR agreement) or any aspect or implication of the Contemplated Transactions (including the form or terms of the CVR or the restrictions on transferability thereof), except for the fairness of the merger consideration from a financial point of view to the holders of shares of AtaiBeckley common stock (other than Excluded Holders). Moelis did not express any opinion as to fair value, viability or the solvency of AtaiBeckley following the closing of the Contemplated Transactions. Moelis noted that, pursuant to the merger agreement, shares of AtaiBeckley common stock held by Excluded Holders will not be converted into the right to receive the merger consideration, and Moelis expressed no opinion with respect to the treatment of such shares of AtaiBeckley common stock or as to the fairness of the merger consideration to the Excluded Holders. Moelis did not consider, and did not express any opinion as to, the terms of the voting and support agreements (as defined in the merger agreement) or any other agreements or any of the transactions contemplated thereby.
In rendering its opinion, Moelis assumed, with the AtaiBeckley Board’s consent, that the final executed forms of the merger agreement and the CVR agreement would not differ in any material respect from the drafts that Moelis reviewed, that the Contemplated Transactions would be consummated in accordance with their respective terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the merger agreement and the CVR agreement are accurate and correct, and that the parties to the merger agreement and the CVR agreement would comply with all the material terms thereof. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Contemplated Transactions would be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to its analysis. In addition, at the AtaiBeckley Board’s direction, for purposes of Moelis’ analysis and opinion, Moelis utilized probabilities for the achievement of each milestone, which were informed by management of AtaiBeckley, and assumed the timing of each milestone would be consistent with the financial forecasts referred to above. Further, Moelis assumed, with the AtaiBeckley Board’s consent, that if a milestone is achieved, the Milestone Payment in respect thereof would be made in accordance with the CVR agreement.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date on which the opinion was delivered, and Moelis assumes no responsibility to update its opinion for developments after the date on which it was delivered.
Moelis’ opinion was for the use and benefit of the AtaiBeckley Board (solely in its capacity as such) in its evaluation of the Contemplated Transactions. The opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Contemplated Transactions or any other matter. The opinion does not address the fairness of the Contemplated Transactions or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of AtaiBeckley, other than the fairness of the merger consideration from a financial point of view to the holders of shares of AtaiBeckley common stock (other than Excluded Holders). In addition, Moelis does not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Contemplated Transactions, or any class of such persons, relative to the merger consideration or otherwise. The opinion was approved by a Moelis & Company LLC fairness opinion committee.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis to the AtaiBeckley Board at its meeting held on July 15, 2026, in connection with the delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.
For purposes of its financial analyses described below, Moelis calculated the implied value of the merger consideration to be a range of $7.60 to $7.65 per share by adding (a) the closing amount of $6.75 per share of common stock and (b) the probability-adjusted net present value, as of June 30, 2026, of the Milestone Payments, which was calculated by Moelis to be $0.85 to $0.90 per share of common stock utilizing the following assumptions: (i) illustrative probabilities of achievement for the conditions relating to the CVR, which were provided by AtaiBeckley management, (ii) a discount rate range of 13.25% to 15.75% for the Milestone Payments, which discount rate range was based on the estimated range of the weighted average cost of capital (“WACC”) of AtaiBeckley, as described in further detail below in the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor (Moelis)—Discounted Cash Flow Analysis”, and (iii) timing of achievement of the conditions with respect to the CVR were provided by AtaiBeckley management.
Discounted Cash Flow Analysis
Utilizing financial forecasts and other information and data provided by AtaiBeckley management (the “Projections”), Moelis performed a discounted cash flow (“DCF”) analysis of AtaiBeckley to calculate the present value, as of June 30, 2026, of (a) the estimated future unlevered after-tax free cash flows projected by AtaiBeckley management to be generated by AtaiBeckley for the six months ending December 31, 2026 and the calendar years ending December 31, 2027 through December 31, 2045 and (b) the estimated terminal value of AtaiBeckley. The unlevered after-tax free cash flows projected by AtaiBeckley management reflected the treatment of stock-based compensation as a cash expense. In performing the DCF analysis of AtaiBeckley, Moelis utilized a range of discount rates of 13.25% to 15.75% based on an estimated range of WACC for AtaiBeckley. The WACC range was derived using the capital asset pricing model and a size premium.
Moelis used the foregoing range of discount rates to calculate an implied range of prices per share of common stock by discounting to present values as of June 30, 2026, (a) probability-of-success adjusted unlevered after-tax free cash flows projected to be generated by AtaiBeckley for the six months ending December 31, 2026 and the calendar years ending December 31, 2027 through December 31, 2045 (discounted using a quarter-year convention), (b) an estimated terminal value derived using the perpetuity growth method and assuming a range of perpetuity growth rates of negative 70.0% to negative 20.0%, and (c) tax savings from the utilization of AtaiBeckley’s federal net operating losses of $99.7 million available as of December 31, 2025 and approximately $1.528 billion of incremental net operating losses projected to be generated between 2026E and 2031E (before probability of success and time-value adjustment) using a 26% tax rate, in each case, at the direction of AtaiBeckley management. The DCF analysis also incorporated the impact of (i) the estimated costs of financing approximately $1.25 billion of incremental capital, including (A) $300 million of aggregate cash proceeds under the Project River financing across three tranches, net of a 2.25% financing advisory fee, and the related royalty payments and (B) $950 million of aggregate cash proceeds across four separate assumed equity raises in 2026, 2027, 2028 and 2030 and (ii) estimated cash and cash equivalents of approximately $192.6 million as of June 30, 2026, other current investments held at fair value of approximately $39.8 million as of June 30, 2026, and approximately $0.1 million of non-controlling interests as of March 31, 2026, in each case, as directed by AtaiBeckley management. Moelis then divided the results of the foregoing calculations by the number of shares of AtaiBeckley common stock provided by AtaiBeckley management, calculated on a fully-diluted basis as of July 13, 2026 (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units, pre-funded warrants and incremental shares issued in connection with the assumed equity financings).
This analysis indicated an implied per share equity value range for AtaiBeckley of $6.22 to $8.87, as compared to the implied merger consideration range of $7.60 to $7.65 per share.

Other Information
Moelis also noted for the AtaiBeckley Board certain additional factors that were not relied upon by Moelis or considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:
52-Week High-Low. Moelis reviewed the historical trading prices for the shares of AtaiBeckley common stock over a 52-week period ending July 14, 2026, which reflected low and high stock prices during such period ranging from $2.65 to $6.45 per share. Moelis also reviewed the volume weighted average price (“VWAP”) per share for certain historical periods, including the 30-day period, 60-day period and 90-day period each ending July 14, 2026, which were $4.84, $4.68 and $4.45, respectively.
Analyst Share Price Targets. Moelis reviewed forward stock price targets for shares of AtaiBeckley common stock in 12 recently published, publicly available Wall Street research analysts’ reports as of July 14, 2026, which indicated low and high stock price targets ranging from $7.00 to $25.00 per share, with a median of $14.50 per share.
Miscellaneous
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company used in the analyses described above is identical to AtaiBeckley. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither AtaiBeckley nor Moelis nor any other person assumes responsibility if future results are materially different from those forecast.
The merger consideration was determined through arms’ length negotiations between AtaiBeckley and Lilly and was approved by the AtaiBeckley Board. Moelis did not recommend any specific consideration to AtaiBeckley or the AtaiBeckley Board, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the Contemplated Transactions.
Moelis acted as financial advisor to AtaiBeckley in connection with the Contemplated Transactions. AtaiBeckley agreed to pay Moelis certain fees for its services in connection with the Contemplated Transactions, consisting of (i) an opinion fee of $1.5 million that became payable to Moelis upon the rendering in writing of the opinion by Moelis (regardless of the conclusion reached in the opinion) and which shall be offset, to the extent previously paid, against the transaction fee referred to in clause (ii) and (ii) a transaction fee payable to Moelis upon consummation of the Contemplated Transactions. The transaction fee is calculated by reference to transaction value to be determined at the closing of the Contemplated Transactions and is currently estimated to be approximately $35.2 million. In addition, AtaiBeckley has agreed to reimburse Moelis for certain of its expenses, including reasonable attorney’s fees and disbursements, and to indemnify Moelis and related persons for various liabilities, including certain liabilities under the federal securities laws.
Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of AtaiBeckley and Lilly and/or their respective affiliates. In the two years prior to the date of its written opinion, Moelis had not been engaged by (and had not received any fees from) (i) AtaiBeckley unrelated to the Contemplated Transactions or (ii) Lilly, Apeiron Investment Group Ltd. or Christian Angermayer. In the future, Moelis and its affiliates may provide investment banking or other services to AtaiBeckley, Lilly, Apeiron Investment Group Ltd., Christian Angermayer and/or their respective affiliates, and would expect to receive compensation for such services.
The AtaiBeckley Board selected Moelis as its financial advisor in connection with the Contemplated Transactions because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Certain Unaudited Prospective Financial Information of AtaiBeckley
AtaiBeckley does not, as a matter of course, publicly disclose projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods for a clinical-stage biopharmaceutical company. However, AtaiBeckley management regularly prepares and reviews with the AtaiBeckley Board estimates regarding the potential success and timing of the development of, regulatory filings and approvals for and the commercialization of our products and product candidates. In connection with our strategic planning process and the AtaiBeckley Board’s evaluation of the merger, as described further in the section captioned “The Merger—Background of the Merger,” AtaiBeckley management prepared and reviewed with the AtaiBeckley Board certain unaudited prospective financial information of AtaiBeckley as an independent company for the second half of fiscal year 2026 through the end of fiscal year 2045, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).
The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the AtaiBeckley Board for the purposes of considering, analyzing and evaluating the merger. The Unaudited Prospective Financial Information was also authorized by the AtaiBeckley Board for use by, and relied upon by, Centerview and Moelis, AtaiBeckley’s financial advisors, for use in connection with rendering their respective fairness opinions in connection with the merger and performing their related financial analyses (as described in more detail in the sections of this proxy statement captioned “The Merger—Opinion of Financial Advisor (CVP)” and “The Merger—Opinion of Financial Advisor (Moelis)”).
The Unaudited Prospective Financial Information includes estimates of AtaiBeckley’s financial performance on a risk-adjusted basis. With AtaiBeckley’s consent and at AtaiBeckley’s direction, Centerview and Moelis each assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then-available estimates and judgments of AtaiBeckley management as to AtaiBeckley’s future financial performance, and relied on AtaiBeckley’s assessments as to the validity of, and risks associated with, our products and product candidates.
The Unaudited Prospective Financial Information was developed based on AtaiBeckley management’s knowledge of and assumptions with respect to AtaiBeckley’s business, including with respect to the development and potential commercialization of its pipeline drug candidates BPL-003, VLS-01 and EMP-01. The Unaudited Prospective Financial Information was developed without giving effect to the merger, including any impact of the negotiation or execution of the merger agreement or the merger, the expenses that have already or may be incurred in connection with completing the merger or any changes to AtaiBeckley’s operations or strategy that may be implemented during the pendency of or following the consummation of the merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the merger to be completed and it should not be viewed as accurate or continuing in that context. The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”).
In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.
Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.
Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, our ability to achieve our goals for the development, regulatory approval and commercialization of our products and product candidates, including on the timeline assumed for purposes of the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change.
The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our affiliates, advisors, officers, directors, partners or representatives (including Centerview and Moelis) has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the AtaiBeckley Board, AtaiBeckley or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section of this proxy statement captioned “Forward-Looking Statements.” All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the merger agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. AtaiBeckley has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to AtaiBeckley’s periodic filings with the SEC for information on AtaiBeckley’s actual historical results.
Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the AtaiBeckley Board, Centerview or Moelis. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.
Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by AtaiBeckley that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the AtaiBeckley Board, Centerview and Moelis. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any AtaiBeckley stockholder to make any investment decision with respect to the merger.
Unaudited Prospective Financial Information
Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others: probability of success of clinical development and FDA approval of its product candidates and the timing of clinical trials, regulatory approval and commercial launch (including launch year) of these products; market demand for, market penetration, and pricing of, its products, including ex-U.S. royalty revenue; estimated cost of goods sold, royalty financing obligations and other costs and expenses; contractual relationships, including royalty obligations in respect of certain licensing arrangements; loss of exclusivity years; gross-to-net discounts; tax rate;

generation and utilization of net operating losses; estimated costs to raise equity capital; milestone payments; stock-based compensation; and other relevant factors relating to AtaiBeckley’s long-term operating plan, as well as future economic, competitive and regulatory conditions and financial market conditions, all of which are highly uncertain, difficult or impossible to predict and many of which are beyond AtaiBeckley’s control.
The following table presents estimates of AtaiBeckley’s total revenue, EBIT, unlevered free cash flow before tax attributes and cost to raise and unlevered free cash flow after tax attributes and cost to raise in each case, on a risk-adjusted basis and for the second half of fiscal year 2026 and the fiscal years 2027 through 2045, as reflected in the Unaudited Prospective Financial Information, as approved by AtaiBeckley management.
Projected Non-GAAP
($ in millions, Unaudited)

	Fiscal Year Ending December 31,
	2H 2026	2027	2028	2029	2030	2031	2032	2033	2034
Total Revenue(1)	—	—	—	—	$13	$88	$263	$544	$890
Gross Profit(2)	—	—	—	—	$11	$79	$234	$483	$791
EBIT(3)	($85)	($199)	($222)	($255)	($181)	($98)	$67	$313	$600
Net Income(4)	($85)	($199)	($222)	($255)	($181)	($98)	$49	$232	$444
Unlevered Free Cash Flow (Before Tax Attributes & Cost to Raise)(5)	($85)	($199)	($208)	($255)	($182)	($74)	$41	$220	$430
Unlevered Free Cash Flow (After Tax Attributes & Cost to Raise)(6)	($85)	($241)	($258)	($255)	($225)	($74)	$55	$285	$555

	Fiscal Year Ending December 31,
	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045
Total Revenue(1)	$1,318	$1,787	$2,294	$2,816	$3,324	$3,814	$4,285	$4,650	$4,301	$3,033	$2,260
Gross Profit(2)	$1,172	$1,589	$2,042	$2,508	$2,968	$3,416	$3,905	$4,265	$3,937	$2,762	$2,130
EBIT(3)	$1,004	$1,418	$1,867	$2,329	$2,786	$3,229	$3,714	$4,075	$3,752	$2,633	$2,035
Net Income(4)	$743	$1,049	$1,382	$1,723	$2,061	$2,390	$2,748	$3,016	$2,777	$1,948	$1,506
Unlevered Free Cash Flow (Before Tax Attributes & Cost to Raise)(5)	$726	$1,031	$1,362	$1,704	$2,043	$2,372	$2,731	$3,010	$2,812	$1,992	$1,519
Unlevered Free Cash Flow (After Tax Attributes & Cost to Raise)(6)	$841	$1,031	$1,362	$1,704	$2,043	$2,372	$2,731	$3,010	$2,812	$1,992	$1,519

(1)	“Total Revenue” refers to AtaiBeckley’s consolidated total net sales, comprised of U.S. revenue and ex-U.S. royalty revenue.
(2)	“Gross Profit” refers to AtaiBeckley’s total revenue less total cost of goods sold, total royalty financing outflows and third-party royalties.
(3)	“EBIT” refers to AtaiBeckley’s gross profit less sales and marketing expenses, general and administrative expenses, research and development expenses and milestone payments.
(4)	“Net Income” refers to AtaiBeckley’s EBIT less tax expense assuming a tax rate of 26%.
(5)	“Unlevered Free Cash Flow (Before Tax Attributes & Cost to Raise)” refers to AtaiBeckley’s net income, less change in net working capital, plus royalty financing inflows.
(6)
“Unlevered Free Cash Flow (After Tax Attributes & Cost to Raise)” refers to AtaiBeckley’s Unlevered Free Cash Flow (Before Tax Attributes & Cost to Raise), plus cash flows from tax attributes and less costs to raise equity financing.

Interests of AtaiBeckley’s Directors and Executive Officers in the Merger
When considering the recommendation of the AtaiBeckley Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that AtaiBeckley’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the AtaiBeckley Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.
AtaiBeckley’s executive officers for purposes of the discussion below are Srinivas Rao, M.D., Ph.D. (Co-Founder, Chief Executive Officer), Michael Faerm (Chief Financial Officer), Anne Johnson (Chief Accounting Officer), Gerd Kochendoerfer, Ph.D. (Chief Operating Officer), Kevin Craig, M.D. (Chief Medical Officer), Glenn Short, Ph.D. (Chief Scientific Officer), Ryan Barrett (Chief Legal and Business Officer) and Sahil Kirpekar, M.D. (former Chief Business Officer).

AtaiBeckley’s non-employee directors for purposes of the discussion below are Christian Angermayer, Michael Auerbach, Sabrina Martucci Johnson, Amir Kalali, M.D., Andrea Heslin Smiley, Scott Braunstein, M.D., Laurent Fischer, M.D., John Hoffman, Cosmo Feilding Mellen and Robert Hershberg, M.D., Ph.D.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, the directors and officers of AtaiBeckley will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Treatment of AtaiBeckley Equity Awards
Treatment of AtaiBeckley Restricted Stock Units
As of July 15, 2026, there were outstanding awards of AtaiBeckley RSUs covering an aggregate of 7,812,951 shares of our common stock, of which AtaiBeckley RSUs covering an aggregate of 1,444,000 shares of our common stock were held by AtaiBeckley’s current executive officers and none of which were held by our current non-employee directors.
At the effective time of the merger each AtaiBeckley RSU that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley RSU will be entitled to receive the RSU payment.
Treatment of AtaiBeckley Stock Options
As of July 15, 2026, 52,349,582 shares of our common stock were subject to outstanding AtaiBeckley Options of which AtaiBeckley Options covering an aggregate of 6,762,826 shares of our common stock were held by AtaiBeckley’s current non-employee directors and of which AtaiBeckley Options covering an aggregate of 28,759,978 shares of our common stock were held by AtaiBeckley’s current executive officers.
At the effective time of the merger each AtaiBeckley Cash-Out Stock Option will be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley Cash-Out Stock Option will be entitled to receive the option payment, provided, that, for the avoidance of doubt, in the event that the exercise price of any AtaiBeckley Option (whether vested or unvested) is equal to or greater than $6.75, such AtaiBeckley Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
Equity Interests of AtaiBeckley’s Directors and Executive Officers
The following table sets forth for each person who has been an AtaiBeckley executive officer or member of the AtaiBeckley Board at any time since the beginning of AtaiBeckley’s 2025 fiscal year, (1) the number and estimated value of shares of our common stock, (2) the number and estimated value of AtaiBeckley Cash-Out Stock Options (both vested and unvested), and (3) the number and estimated value of AtaiBeckley RSUs, in each case, held by such executive officer or non-employee director as of July 15, 2026.
The following table assumes that no AtaiBeckley Cash-Out Options will be exercised and no AtaiBeckley RSUs will vest or settle between July 15, 2026 (which, solely for purposes of the following table, is the assumed closing date of the merger) and the closing of the Transactions and such additional assumptions set forth in the footnotes to the table.

Name	Number of Shares of Company Common Stock(1)	Closing Amount Paid for Shares of Company Common Stock(2)	Contingent Consideration for Shares of Company Common Stock(3)	Number of Shares Subject to AtaiBeckley Cash-Out Stock Options (Vested and Unvested)(4)	Closing Amount Paid for AtaiBeckley Cash-Out Stock Options ($)(5)	Contingent Consideration for AtaiBeckley Cash-Out Stock Options ($)(6)	Number of AtaiBeckley RSUs(7)	Closing Amount Paid for AtaiBeckley RSUs ($)(8)	Contingent Consideration for AtaiBeckley RSUs ($)(9)
Executive Officers
Srinivas Rao, Ph.D., M.D.	216,442	$1,460,984	$541,105	10,691,381	$41,876,396	$26,728,453	442,000	$2,983,500	$1,105,000
Michael Faerm	—	$—	$—	1,275,000	$3,429,750	$3,187,500	285,000	$1,923,750	$712,500
Anne Johnson	140,045	$945,304	$350,113	3,310,951	$13,602,771	$8,277,378	117,000	$789,750	$292,500

Name	Number of Shares of Company Common Stock(1)	Closing Amount Paid for Shares of Company Common Stock(2)	Contingent Consideration for Shares of Company Common Stock(3)	Number of Shares Subject to AtaiBeckley Cash-Out Stock Options (Vested and Unvested)(4)	Closing Amount Paid for AtaiBeckley Cash-Out Stock Options ($)(5)	Contingent Consideration for AtaiBeckley Cash-Out Stock Options ($)(6)	Number of AtaiBeckley RSUs(7)	Closing Amount Paid for AtaiBeckley RSUs ($)(8)	Contingent Consideration for AtaiBeckley RSUs ($)(9)
Ryan Barrett	155,066	$1,046,696	$387,665	3,873,267	$15,255,195	$9,683,168	150,000	$1,012,500	$375,000
Gerd Kochendoerfer, Ph.D.	—	$—	$—	2,455,000	$10,926,850	$6,137,500	150,000	$1,012,500	$375,000
Kevin Craig, M.D.	8,437	$56,950	$21,093	2,190,517	$9,451,806	$5,476,293	150,000	$1,012,500	$375,000
Glenn Short, Ph.D.	42,333	$285,748	$105,833	3,315,367	$13,063,443	$8,288,418	150,000	$1,012,500	$375,000
Sahil Kirpekar, M.D.(10)	100,636	$679,293	$251,590	—	$—	$—	—	$—	$—
Directors
Christian Angermayer	55,774,678	$376,479,077	$139,436,695	2,809,016	$10,740,692	$7,022,540	—	$—	$—
Scott Braunstein, M.D.	—	$—	$—	573,881	$2,129,624	$1,434,703	—	$—	$—
Laurent Fischer, M.D.	—	$—	$—	430,968	$1,852,388	$1,077,420	—	$—	$—
Robert Hershberg, M.D., Ph.D.	—	$—	$—	741,089	$3,295,291	$1,852,723	—	$—	$—
John Hoffman	—	$—	$—	327,968	$1,201,428	$819,920	—	$—	$—
Sabrina Martucci Johnson	—	$—	$—	455,968	$1,793,078	$1,139,920	—	$—	$—
Amir Kalali, M.D.	4,666	$31,496	$11,665	455,968	$1,793,078	$1,139,920	—	$—	$—
Andrea Heslin Smiley	4,666	$31,496	$11,665	455,968	$1,793,078	$1,139,920	—	$—	$—
Michael Auerbach(11)	—	$—	$—	—	$—	$—	—	$—	$—
Cosmo Feilding Mellen(12)	—	$—	$—	—	$—	$—	306,305	$2,067,559	$765,763

(1)
Represents shares of our common stock estimated to be directly held by the individual as of July 15, 2026. For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Represents the approximate aggregate closing amount that would be payable for shares of common stock, determined as the product of $6.75, multiplied by the total number of shares of our common stock directly held.

(3)
Represents the approximate aggregate amount payable in respect of CVRs for shares of common stock directly held, assuming that all Milestones are achieved, determined as the product of the maximum CVR payment of $2.50, multiplied by the total number of shares of our common stock directly held.

(4)	Represents AtaiBeckley Cash-Out Stock Options outstanding as of July 15, 2026.
(5)
Represents the approximate aggregate closing amount that would be payable for vested and unvested AtaiBeckley Cash-Out Stock Options, determined as the product of (a) $6.75, less the applicable AtaiBeckley Cash-Out Stock Option per share exercise price, multiplied by (b) the total number of shares of our common stock subject to AtaiBeckley Cash-Out Stock Options.

(6)
Represents the approximate aggregate amount payable in respect of CVRs for AtaiBeckley Cash-Out Stock Options, assuming that all Milestones are achieved, determined as the product of the maximum CVR payment of $2.50, multiplied by the total number of shares of our common stock subject to the AtaiBeckley Cash-Out Stock Options.

(7)	Represents AtaiBeckley RSUs outstanding and unvested as of July 15, 2026.
(8)
Represents the approximate aggregate closing amount that would be payable for AtaiBeckley RSUs, determined as the product of $6.75, multiplied by the total number of shares of our common stock subject to the AtaiBeckley RSUs.

(9)
Represents the approximate aggregate amount payable in respect of CVRs for AtaiBeckley RSUs, assuming that all milestones are achieved, determined as the product of the maximum CVR payment of $2.50, multiplied by the total number of shares of our common stock subject to the AtaiBeckley RSUs.

(10)	Dr. Kirpekar ceased serving as our Chief Business Officer and terminated employment with us effective April 2, 2025.
(11)	Mr. Auerbach resigned as a member of the AtaiBeckley Board effective January 19, 2025.
(12)	Mr. Feilding Mellen resigned as a member of the AtaiBeckley Board effective January 6, 2026.
Section 280G
AtaiBeckley is party to an employment agreement with each of AtaiBeckley’s executive officers in active employment, each of which (other than the employment agreement with Mr. Craig) provides for a “best after tax” provision, such that if any of the payments or benefits provided for under the applicable employment agreement or otherwise payable to the applicable executive officer would constitute “parachute payments” within the meaning of

Section 280G of the Code and could be subject to the related excise tax, the applicable executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements with each of AtaiBeckley’s active executive officers do not require us to provide any tax gross-up payments to the executive officers.
As of the date of this proxy statement, no specific actions have been approved by the AtaiBeckley Board or its compensation committee to mitigate the anticipated impact of Section 280G of the Code on AtaiBeckley or any executive officers. The AtaiBeckley Board or its compensation committee may, with the consent of Lilly, take actions to eliminate or mitigate the potential impacts of Section 280G in the future.
AtaiBeckley Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement
Severance Entitlements Under Employment Agreements
Pursuant to each of the employment agreements with our current executive officers, such executive officers are eligible to receive severance benefits, as specified in the applicable employment agreement, as described below.
Under each employment agreement, if the executive officer is terminated by AtaiBeckley without “cause” or the executive officer resigns for “good reason,” subject to the executive officer timely executing a release of claims and continued compliance with certain restrictive covenants, the executive officer would be entitled to receive: (i) base salary continuation for nine months (or 12 months for Dr. Rao and eight months for Dr. Craig); (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) reimbursement for continued health coverage pursuant to COBRA for up to nine months (or 12 months for Dr. Rao) following termination or, for Dr. Craig, payment in lieu of participation in a private healthcare insurance scheme for eight months following termination.
If such a termination occurs on or within 12 months following a “change in control,” then, in lieu of the severance payments and benefits described above, subject to the executive officer timely executing a release of claims and continued compliance with certain restrictive covenants, the executive officer would be entitled to receive: (i) a lump-sum payment equal to 12 months (or 18 months for Dr. Rao and 11 months for Dr. Craig) of the executive officer’s annual base salary; (ii) other than with respect to Dr. Kochendoerfer, a lump sum payment equal to one times the executive’s officer’s target annual bonus (or 1.5 times the target annual bonus, in the case of Dr. Rao); (iii) other than with respect to Ms. Johnson and Mr. Barrett, payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iv) reimbursement for continued health coverage pursuant to COBRA for up to 12 months (or 18 months for Dr. Rao) following termination or, for Dr. Craig, payment in lieu of participation in a private healthcare insurance scheme for 11 months following termination; and (v) subject to approval by the AtaiBeckley Board, accelerated vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with performance-vesting awards governed by the applicable award agreement. In addition, the time period that the executive officer would have to exercise any unvested options would be extended until the first to occur of (a) 12 months following termination and (b) the expiration of the remaining term of the applicable option. The merger will constitute a “change in control” within the meaning of the employment agreements with our current executive officers.
The estimated aggregate value of the severance payments and benefits payable to AtaiBeckley’s current executive officers, in the event of a qualifying termination following the completion of the Transactions is as follows: Dr. Rao, $1,714,206; Mr. Faerm, $797,443; Ms. Johnson, $706,721; Dr. Kochendoerfer, $561,543; Dr. Craig, $648,734; Dr. Short, $677,254; and Mr. Barrett, $753,062. These estimates do not include the value of accelerated vesting of any unvested equity-based awards, to the extent applicable, because all such unvested equity-based awards will be cancelled at the effective time of the merger and will be treated as described in the section of this proxy statement captioned “The Merger Agreement—Treatment of AtaiBeckley Equity Awards.”
Outside Director Compensation Policy
Pursuant to our non-employee director compensation policy, we have granted AtaiBeckley Options to our non-employee directors under our 2021 Incentive Award Plan (which we refer to as the “2021 Plan”). Pursuant to the 2021 Plan and the non-employee director compensation policy, the vesting of AtaiBeckley Options granted to our non-employee directors currently serving on the AtaiBeckley Board will fully accelerate upon a “change in control.” The merger will constitute a “change in control” within the meaning of the 2021 Plan and outside director compensation policy.

Retention Bonuses
We may establish a retention bonus program for our employees, pursuant to which we may grant cash retention bonus awards (which we refer to as “Retention Bonuses”) of up to $6,000,000 in the aggregate. Dr. Kochendoerfer is the only executive officer eligible to receive a Retention Bonus. The Retention Bonuses will be payable in a lump sum on the first regularly scheduled payroll date following the effective time of the merger, subject to a recipient’s continued employment through such date. The amount of the Retention Bonus payable to Dr. Kochendoerfer (if any) has not yet been determined as of the date of this proxy statement but will not exceed 100% of Dr. Kochendoerfer’s annual base salary ($485,000).
Employment Arrangements Following the Merger
As of the date of this proxy statement, none of AtaiBeckley’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Lilly or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Lilly or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Lilly or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of AtaiBeckley’s employees to be effective as of the effective time of the merger.
Closing and Effective Time of the Merger
The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into AtaiBeckley. As a result, the separate corporate existence of Merger Sub will cease and AtaiBeckley will continue as the surviving corporation and as a wholly owned subsidiary of Lilly.
The merger will take place no later than the first business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger.”
The merger will become effective at the time when the Secretary of State of the State of Delaware accepts the certificate of merger filed by AtaiBeckley in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by Merger Sub and AtaiBeckley and specified in such certificate of merger.
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of our capital stock exercise their appraisal rights under Section 262. STOCKHOLDERS AND BENEFICIAL OWNERS OF OUR CAPITAL STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW. Stockholders who hold their shares of our capital stock through a bank, broker or other nominee and who wish to exercise appraisal rights should consult with their bank, broker or such other nominee.
Under Section 262, if the merger is completed, holders of record of shares of our capital stock or beneficial owners who (1) deliver a written demand for appraisal of such person’s shares of our capital stock to AtaiBeckley prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership, as applicable, thresholds set forth in Section 262 may be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the aggregate per share consideration in respect of such total number of shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes AtaiBeckley’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our capital stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the per share consideration described in the merger agreement, without interest and less applicable tax withholdings. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our stock, AtaiBeckley believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our capital stock must do ALL of the following:
•	such person must not vote in favor of the proposal to adopt the merger agreement;
•	such person must deliver to AtaiBeckley a written demand for appraisal before the vote on the merger agreement at the special meeting; and
•
such person must continuously hold of record or beneficially own the shares of our capital stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to AtaiBeckley, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform AtaiBeckley of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
AtaiBeckley Inc.
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
Attention: Corporate Secretary
At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to AtaiBeckley, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the per share consideration within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within ten days after the effective date of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our capital stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which AtaiBeckley has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. ALTHOUGH ATAIBECKLEY BELIEVES THAT THE PER SHARE CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS OF OUR CAPITAL STOCK SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE CONSIDERATION. Neither AtaiBeckley nor Lilly anticipates offering more than the per share consideration to any persons exercising appraisal rights, and each of AtaiBeckley and Lilly reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our capital stock is less than the per share consideration. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of shares of our capital stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our capital stock will be deemed to have been converted at the effective date of the merger into the right to receive the per share consideration as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share consideration as provided in the merger agreement in accordance with Section 262.
From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share consideration for your dissenting shares in accordance with the merger agreement, without interest and less applicable tax withholdings. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Regulatory Approvals Required for the Merger
The closing of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished by Lilly and AtaiBeckley to the DOJ and the FTC and the applicable waiting period expires or is terminated. The HSR Act requires the parties to observe a 30-day waiting period during which time the merger may not be consummated, unless that initial waiting period is terminated early. Lilly and AtaiBeckley have agreed to make, or cause to be made, all filings and submissions required under the HSR Act and any other applicable antitrust laws no later than the tenth business day after the date of the merger agreement, and Lilly is responsible for paying all filing fees required to be paid to any governmental body in connection with such filings. Accordingly with the aforementioned, Lilly and AtaiBeckley each filed HSR Act Notification and Report Forms with respect to the merger on July 29, 2026.
In addition to the requirements under the HSR Act, the closing of the merger is conditioned on the receipt, expiration or termination of the antitrust notices, approvals, clearances and waiting periods required under the antitrust laws of Australia and Germany, as well as the antitrust laws of the United Kingdom and the Springing Jurisdiction, if applicable. The parties anticipate submitting a briefing paper to the United Kingdom Competition and Markets Authority, and the condition with respect to the United Kingdom will be deemed satisfied if after submission of a briefing paper, as of the date on which all other conditions to the closing of the merger have been satisfied or waived, the United Kingdom Competition and Markets Authority does not have open or pending any inquiry, review or investigation into the merger. Lilly filed a merger control notification with the ACCC on August 5, 2026. The merger received antitrust approval in Germany on July 30, 2026.

At any time before or after the consummation of the proposed merger, the Antitrust Division and the FTC could take such action under the antitrust laws of the United States as it deems necessary, including seeking to enjoin the merger or seeking divestiture of the assets of Lilly, AtaiBeckley or their respective subsidiaries. Private parties and individual state attorneys general may also bring legal actions under the antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result would be.
There can be no assurance that Lilly and AtaiBeckley will be able to obtain all required regulatory clearances and approvals. In addition, even if Lilly and AtaiBeckley obtain all required regulatory clearances and approvals, and the merger proposal is approved by our stockholders, conditions may be placed on any such clearance or approval that could cause Lilly to abandon the merger.
Financing of the Merger
There is no financing condition to the merger. Lilly expects to pay the aggregate per share consideration from its cash on hand or new borrowings.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following summary describes the material U.S. federal income tax consequences generally applicable to Holders (as defined below) whose shares of our common stock are exchanged for $6.75 in cash and CVRs in the merger. This summary is for general information purposes only and is not tax advice. This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), U.S. Treasury regulations promulgated under the Code (which we refer to as “Treasury Regulations”), published rulings, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary addresses only Holders who hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to certain types of Holders subject to special treatment under the Code, including pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and partners or investors who hold their shares of our common stock through such entities, certain financial institutions, brokers, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, expatriates, mutual funds, real estate investment trusts, regulated investment companies, cooperatives, tax-exempt organizations (including private foundations), retirement plans, controlled foreign corporations, passive foreign investment companies or foreign controlled foreign corporations, persons who are subject to any alternative minimum tax, persons who hold their shares of our common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, persons that have a functional currency other than the U.S. dollar, persons that purchase or sell shares as part of a wash sale for tax purposes, stockholders holding shares as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code, persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years) 5% or more of the outstanding common stock (except to the extent explicitly discussed under “—Tax Considerations for Non-U.S. Holders” below), persons subject to special tax accounting rules as a result of any item of gross income with respect to their shares of our common stock or CVRs being taken into account in an applicable financial statement, Holders that exercise appraisal rights, and persons who acquired their shares of our common stock upon the vesting and cancellation of AtaiBeckley Options or AtaiBeckley RSUs in connection with the merger or otherwise as compensation. This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, or any state, local, or non-U.S. tax consequences. Important Note: If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there might be additional or different tax consequences that may apply to you.
As used in this summary, the term “U.S. Holder” means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes, and the term “Holder” or “Holders” means a U.S. Holder or a Non-U.S. Holder, as applicable.
If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) exchanges our common stock for cash and CVRs pursuant to the merger, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships and partners of partnerships holding our common stock should consult their tax advisors regarding the particular tax consequences applicable to them of exchanging our common stock for cash and CVRs pursuant to the merger.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation.

Holders are urged to consult their tax advisors to determine the tax consequences to them of exchanging our common stock for the aggregate of $6.75 in cash and CVRs pursuant to the merger in light of their particular circumstances.
TAX CONSIDERATIONS FOR U.S. HOLDERS
The exchange of our common stock for the aggregate of $6.75 in cash and CVRs pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of our common stock pursuant to the merger because our common stock is traded on an established securities market.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs or payments received thereunder in connection with the merger. The receipt of the CVRs as part of the merger consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, or in some other manner, and such questions are inherently factual in nature. Accordingly, Holders are urged to consult with their tax advisors regarding this issue.
Pursuant to Treasury Regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVR is “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder may treat the transaction as an open transaction for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. As noted above, there is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. In addition, it is unclear how a U.S. Holder would recover its adjusted tax basis in a CVR until the resolution of all contingencies under the CVR. The CVRs also may be treated as contract rights or deferred payment contract rights for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income or loss with respect to the CVRs. We urge you to consult your own tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR.
As a result, we cannot express a definitive conclusion as to the U.S. federal income tax treatment of receipt of the CVRs or receipt of any payment pursuant to the CVRs. However, we intend to treat the receipt of the CVRs as a closed transaction and payments received pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs could differ materially from those summarized below (including, potentially, a portion or all of payments made with respect to the CVRs giving rise to ordinary income, rather than capital gain).
No opinion of counsel or ruling has been or will be sought from the IRS regarding the tax treatment of the CVRs and payments received pursuant to the CVRs. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs could differ materially from those summarized below (including, potentially, a portion or all of payments made with respect to the CVRs giving rise to ordinary income, rather than capital gain).
Treatment as a Closed Transaction. If the receipt of a CVR is part of a closed transaction, a U.S. Holder generally would recognize capital gain or loss on a sale of our common stock for $6.75 in cash and CVRs pursuant to the merger, in an amount equal to the difference, if any, between: (i) the sum of $6.75 in cash received plus the fair market value (determined as of the effective time) of any CVRs received; and (ii) the U.S. Holder’s adjusted tax basis in our common stock sold or exchanged. Gain or loss, and holding period, generally would be calculated separately for each block of our common stock (that is, common stock acquired at the same cost in a single transaction) exchanged for $6.75 in cash and CVRs pursuant to the merger. The proper method to determine the fair market value of a CVR is not clear, but it is possible that the trading value of our common stock would be considered along with other factors in making that determination. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder’s holding period for such common stock exceeds one year. The deductibility of capital losses is subject to limitations.
A U.S. Holder’s initial tax basis in a CVR received in the merger would equal the fair market value of such CVR (determined as of the effective time) as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the effective time. Under the CVR agreement, Lilly generally will determine, for purposes of tax reporting by Lilly and the rights agent, the fair market value of the CVRs issued in the merger in Lilly’s sole discretion. Such determination is not binding on the IRS, and each Holder should be aware that the IRS may challenge the fair market value of the CVRs reported by such Holder.
As noted above, there is no authority directly addressing the U.S. federal income tax treatment of contingent payment rights with characteristics similar to the rights under the CVRs, and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is also possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest, as described below. We intend to treat any payment received by a U.S. Holder in respect of such CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as an amount realized on the disposition of all or a portion of the CVR (as applicable) by the U.S. Holder. Assuming that this method of reporting is correct, a U.S. Holder should recognize gain or loss equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. Holder’s adjusted tax basis in the applicable portion of the CVR, which gain or loss could be long-term capital gain or loss depending on whether the U.S. Holder has held the CVR for more than one year at the time of such payment. Additionally, a U.S. Holder may recognize capital loss to the extent of any remaining basis after the expiration of any right to cash payments under such U.S. Holder’s CVR. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax treatment of the CVRs, including the allocation of a U.S. Holder’s adjusted tax basis among the applicable portions of the CVR.
Treatment as an Open Transaction. If the receipt of a CVR pursuant to the merger is treated under the open transaction method of accounting for U.S. federal income tax purposes, the fair market value of the CVR will not be treated as additional consideration for our common stock at the time the CVR is received, and the U.S. Holder will not have any tax basis in the CVR. Instead, the U.S. Holder will take payments pursuant to the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for our common stock.
If the receipt of a CVR is part of an open transaction then, although not entirely clear, the sum of $6.75 in cash received for a U.S. Holder’s common stock and the portion of the payments pursuant to the CVR that is not treated as imputed interest will generally be applied first against a U.S. Holder’s adjusted tax basis in our common stock and any excess treated as gain. A U.S. Holder will recognize capital loss with respect to our common stock to the extent that the holder’s adjusted tax basis in such common stock exceeds the sum of $6.75 in cash received for a U.S. Holder’s common stock and the cash received pursuant to the CVR that is not treated as imputed interest, although it is possible that such U.S. Holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such U.S. Holder’s abandonment of the U.S. Holder’s CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Shares exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss, and holding period, generally will be determined separately for each block of our common stock (that is, our common stock of the same class acquired at the same cost on the same day) exchanged pursuant to the merger. As discussed above, Lilly does not intend to report the CVRs as an open transaction for U.S. federal income tax purposes.
Imputed Interest. A portion of any payments pursuant to the CVRs that are made more than six months after the effective time may be treated as imputed interest, which would be ordinary income to the U.S. Holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of: (i) the amount of the payment in respect of the CVRs; over (ii) the present value of such amount as of the effective time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code (if any) using such Holder’s regular method of accounting for U.S. federal income tax purposes.
U.S. Holders are urged to consult their tax advisors with respect to the proper characterization of the CVRs and the tax considerations thereof (including any future payments made under the CVRs).

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
Any gain realized by a Non-U.S. Holder upon the exchange of our common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be taxed on a net income basis with respect to such gain in the same manner as a U.S. Holder (as described above under “—Tax Considerations for U.S. Holders”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate);

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the Non-U.S. Holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of the effective time and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses, provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses); or

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AtaiBeckley is or has been a “United States real property holding corporation” (which we refer to as “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (A) the five-year period ending on the date of the merger or (B) the period during which the Non-U.S. Holder held our common stock, and, if our common stock is regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. AtaiBeckley believes that it is not, and has not been, a USRPHC at any time during the five-year period preceding the merger. However, because the determination of whether AtaiBeckley is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its non-U.S. real property interests and its other business assets, there can be no assurances in this regard.

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on such payments, including any portion of any such payments treated as imputed interest (as discussed above under “—Tax Considerations for U.S. Holders—Imputed Interest”), unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. As discussed above, the tax treatment of the CVRs is unclear, and it is possible that a withholding agent may withhold additional amounts on payments with respect to the CVRs.
Amounts treated as imputed interest that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to U.S. Holders, as described above. In such cases, the Non-U.S. Holder will not be subject to withholding so long as such Non-U.S. Holder complies with applicable certification and disclosure requirements. In addition, interest received by a non-U.S. corporation that are effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.
If any amounts withheld exceed the Non-U.S. Holder’s U.S. federal income tax liability, such Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.
Non-U.S. Holders are urged to consult their own tax advisors regarding the particular tax consequences to them of exchanging our common stock in the merger, including the application of the 30% U.S. federal withholding tax, their potential eligibility for a reduced rate of, or exemption from, such withholding tax, and their potential eligibility for, and procedures for claiming, a refund of any such withholding tax.
INFORMATION REPORTING, BACKUP WITHHOLDING AND FATCA
Information reporting generally will apply to payments to a Holder pursuant to the merger (including payments with respect to a CVR), unless such Holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. Any payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding at a rate currently equal to 24%, unless such U.S. Holder: (i) provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption; and (ii) with respect to payments on the CVRs, provides the rights agent with the certification documentation in clause (i) of this sentence or otherwise establishes an exemption from backup withholding tax.
Tax information provided on IRS Form 1099-B to a U.S. Holder and the IRS for the year of the merger may reflect only the cash amounts paid to the U.S. Holder in the merger, and not the fair market value of the CVRs. Accordingly, a U.S. Holder that treats the merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount that is less than the amount such U.S. Holder will realize in the year of the merger, as applicable. In addition, any IRS Form 1099 that a U.S. Holder receives with respect to the Milestone Payments on its CVRs may reflect the entire amount of the Milestone Payments made to the U.S. Holder (other than the amount treated as imputed interest), and therefore may not take into account the fact that the U.S. Holder already included the value of such payments in such U.S. Holder’s amount realized in the year of the merger, as applicable. As a result, U.S. Holders reporting under the “closed transaction” method should not necessarily rely on the amounts reported to them on IRS Forms 1099-B with respect to the merger, as applicable. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income under the “closed transaction” method.
The information reporting and backup withholding rules that apply to payments to a Holder pursuant to the merger generally will not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate. Information reporting may apply to payments to a Non-U.S. Holder with respect to a CVR, including any portion of such payments treated as imputed interest.
As discussed above, we intend to treat the merger as a “closed transaction” for U.S. federal income tax purposes. Accordingly, U.S. Holders that treat the merger as an “open transaction” for U.S. federal income tax purposes are urged to consult their own tax advisors regarding how to accurately report their income under this method. Certain Holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such U.S. Holder to the IRS.
Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (which we refer to as “FATCA”), an applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments on the CVRs reported as imputed interest pursuant to U.S. tax law, or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the receipt of the CVRs, to any Non-U.S. Holder that fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Under proposed Treasury Regulations, FATCA withholding would no longer apply to payments that are treated as gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including our common stock. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the CVRs.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP OF CVRS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO HOLDERS OR BENEFICIAL OWNERS OF ATAIBECKLEY STOCK OPTIONS OR ATAIBECKLEY RSUS PARTICIPATING IN THE MERGER WITH RESPECT TO SUCH ATAIBECKLEY STOCK OPTIONS OR ATAIBECKLEY RESTRICTED STOCK UNITS ARE NOT DISCUSSED HEREIN, AND SUCH HOLDERS OR BENEFICIAL OWNERS OF ATAIBECKLEY OPTIONS OR ATAIBECKLEY RSUS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The AtaiBeckley Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by AtaiBeckley’s bylaws to adjourn the special meeting, whether or not a quorum is present, even if our stockholders have not approved the proposal to adjourn the special meeting.
The AtaiBeckley Board recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger and the Contemplated Transactions, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties and covenants described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by AtaiBeckley, Lilly and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Lilly and Merger Sub by AtaiBeckley in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between AtaiBeckley, Lilly and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Except with respect to the right to payment upon consummation of the merger and the right to receive contingent cash payments pursuant to the CVR agreement, the form of which was agreed to at the time of execution of the merger agreement, our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AtaiBeckley, Lilly or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of AtaiBeckley, Lilly and Merger Sub because the parties may take certain actions that are either expressly permitted in the Company Disclosure Letter or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding AtaiBeckley, Lilly, Merger Sub or their respective businesses. Accordingly, the representations, warranties and covenants in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in AtaiBeckley’s filings with the SEC regarding AtaiBeckley and AtaiBeckley’s business.
Structure and Effective Time
The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Section 251 of the DGCL, at the effective time of the merger, Merger Sub will merge with and into AtaiBeckley. As a result of the merger, the separate corporate existence of Merger Sub will cease, and AtaiBeckley will continue as the surviving corporation of the merger.
The merger will take place remotely by exchange of documents and signatures (or their electronic counterparts), as soon as practicable, but in no event later than the first business day after satisfaction or (to the extent permitted by law) waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger,” or at such other place or on such other date as Lilly and AtaiBeckley mutually agree.
The merger will become effective at the time when the Secretary of State of the State of Delaware accepts the certificate of merger filed by AtaiBeckley, Lilly and Merger Sub for filing in accordance with the relevant provisions of the DGCL, or at such later date and time as is agreed upon by Merger Sub and AtaiBeckley and specified in such certificate of merger.

Conversion of Capital Stock
The merger agreement provides that at the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (other than (i) shares held in the treasury of AtaiBeckley, owned by AtaiBeckley, any AtaiBeckley subsidiary, Lilly, Merger Sub, or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub and (ii) Dissenting Shares) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash, without interest and less applicable tax withholdings, equal to $6.75 per share (which we refer to as the “closing amount”), plus one contingent value right per share (which we refer to as a “CVR”), representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones and will no longer be outstanding and will cease to exist.
All shares of our capital stock that are held in the treasury of AtaiBeckley, or owned by AtaiBeckley, any AtaiBeckley subsidiary, Lilly, Merger Sub or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub, will be cancelled and will cease to exist, with no payment being made with respect thereto.
Dissenting Shares
Dissenting shares will be treated as described in the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Treatment of AtaiBeckley Equity Awards
Treatment of AtaiBeckley Restricted Stock Units
As of July 15, 2026, there were outstanding awards of AtaiBeckley RSUs covering an aggregate of 7,812,951 shares of our common stock, of which AtaiBeckley RSUs covering an aggregate of 1,444,000 shares of our common stock were held by AtaiBeckley’s current executive officers and none of which were held by AtaiBeckley’s current non-employee directors.
At the effective time of the merger, each AtaiBeckley RSU that is outstanding, and unvested, or vested but not yet settled, in each case immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley RSU will be entitled to receive, in consideration for the cancellation of such AtaiBeckley RSU, (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such AtaiBeckley RSU immediately prior to the effective time of the merger multiplied by (2) $6.75 and (B) one CVR for each share of our common stock subject to such AtaiBeckley RSU immediately prior to the effective time of the merger (without regard to vesting).
Treatment of AtaiBeckley Options
As of July 15, 2026, 52,349,582 shares of our common stock were subject to outstanding AtaiBeckley Options of which AtaiBeckley Options covering an aggregate of 6,762,826 shares of our common stock were held by AtaiBeckley’s current non-employee directors and of which AtaiBeckley Options covering an aggregate of 28,759,978 shares of our common stock were held by AtaiBeckley’s current executive officers.
At the effective time of the merger, each AtaiBeckley Cash-Out Stock Option will be cancelled and, in exchange therefor, the holder of such cancelled AtaiBeckley Cash-Out Stock Option will be entitled to receive, in consideration for the cancellation of such AtaiBeckley Cash-Out Stock Option, (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such AtaiBeckley Option immediately prior to the effective time of the merger (for AtaiBeckley Cash-Out Stock Options subject to performance-based vesting, assuming applicable performance goals are achieved in full), multiplied by (2) the excess, if any, of $6.75 over the exercise price per share of such AtaiBeckley Option and (B) one CVR for each share of our common stock subject to such AtaiBeckley Cash-Out Stock Option immediately prior to the effective time of the merger (without regard to vesting), provided, that, for the avoidance of doubt, in the event that the per share exercise price of any AtaiBeckley Option (whether vested or unvested) is equal to or greater than $6.75, such AtaiBeckley Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
Payment and Issuance of Aggregate Closing Amount; Surrender of Shares
Prior to the effective time of the merger, Lilly will enter into an agreement with a bank or trust company (which we refer to as the “paying agent”) designated by Lilly and reasonably acceptable to AtaiBeckley to act as paying agent for purposes of effecting the payment of the closing amount. At or immediately following the effective time of the merger, Lilly will deposit, or cause to be deposited, with the paying agent an amount in cash sufficient to pay the aggregate closing amount, which holders of shares of our common stock will be entitled to receive at the effective time of the merger. CVRs will be administered separately under the CVR agreement described below under “The Merger Agreement—Contingent Value Rights,” rather than through the paying agent.
As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Lilly will cause the paying agent to mail to each holder of record of shares of our capital stock that are represented by certificates (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates. Any shares of our capital stock that are held in book-entry will be deemed to be automatically surrendered upon the receipt by the paying agent of an “agent’s message” in customary form. Any such shares of capital stock so surrendered shall be entitled to receive, as promptly as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), $6.75 payable for each such share. Any cash payment in respect of an AtaiBeckley equity award will, as applicable, be made through the surviving corporation’s payroll no more than the second regularly scheduled payroll date following the effective time of the merger.
Contingent Value Rights
At or prior to the effective time of the merger, Lilly and a rights agent selected by Lilly and reasonably acceptable to AtaiBeckley (which we refer to as the “rights agent”) will enter into the CVR agreement. Pursuant to the CVR agreement, each holder of a CVR will be entitled to receive, without interest, up to three cash payments, each contingent upon the achievement of an applicable milestone as set forth in the CVR agreement.
Each CVR will entitle its holder to the following cash payments conditioned on achievement within specific time periods: (1) up to $1.00 per share upon initiation of a Phase 3 clinical trial of VLS-01 prior to the fourth anniversary of the closing of the merger, (2) up to $0.50 per share upon U.S. regulatory approval and DEA rescheduling of BPL-003 prior to the fifth anniversary of the closing and (3) up to $1.00 per share upon U.S. regulatory approval and DEA rescheduling of VLS-01 prior to the seventh anniversary of the closing.
CVRs will not be transferable except in limited circumstances specified in the CVR agreement, will not represent any equity or ownership interest in AtaiBeckley, Lilly or the surviving corporation, and will not accrue interest on any amounts potentially payable thereunder.
For further discussion of the CVR agreement, see the section of this proxy statement captioned “The CVR Agreement.”
Representations and Warranties
In the merger agreement, AtaiBeckley has made customary representations and warranties to Lilly and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the Company Disclosure Letter. These representations and warranties relate to, among other things:
•	organization, valid existence, good standing and similar corporate matters with respect to AtaiBeckley and its subsidiaries;
•	corporate power and authority and constating documents of AtaiBeckley and its subsidiaries;
•	the vote of our stockholders required in order to adopt the merger agreement;
•	AtaiBeckley’s capitalization;
•	AtaiBeckley’s subsidiaries and their capitalization; non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	AtaiBeckley’s SEC reports and disclosure controls and procedures;
•	AtaiBeckley’s financial statements and internal controls;
•	the absence of undisclosed liabilities;
•	the absence of certain changes;
•	compliance with laws;

•	properties and assets;
•	real estate matters;
•	tax matters;
•	material contracts and commitments;
•	intellectual property matters;
•	privacy and data security;
•	legal proceedings and orders;
•	insurance matters;
•	employee benefit plans;
•	environmental matters;
•	labor and other employment matters;
•	permits;
•	regulatory and compliance matters;
•	export and sanctions laws;
•	suppliers;
•	brokers;
•	the inapplicability of state anti-takeover laws and the absence of any “poison pill” or similar anti-takeover agreement;
•	receipt by the AtaiBeckley Board of opinions from Centerview and Moelis; and
•	affiliate transactions.
Certain of these representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” with respect to AtaiBeckley means any state of facts, change, effect, event, circumstance, result, development, condition, inaccuracy or occurrence (which we refer to as an “effect”) that, alone or taken together, (i) has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets and liabilities (taken as a whole), operations, or results of operations of AtaiBeckley and its subsidiaries, taken as a whole, or (ii) prevents or materially impairs or materially delays the ability of AtaiBeckley to timely perform its obligations hereunder or consummate the Contemplated Transactions; provided that for purposes of clause (i), any effect resulting from any of the following will not be deemed to constitute a material adverse effect:
(a)
matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which AtaiBeckley and its subsidiaries, taken as a whole, operate;

(b)
changes in any financial, debt, credit, capital, banking or securities markets or conditions, including changes in interest, currency or exchange rates or in the price of any commodity, security or market index;

(c)
the announcement of the merger agreement or the Contemplated Transactions (including by reason of the identity of Lilly or Merger Sub), including the impact thereof on the relationships, contractual or otherwise, of AtaiBeckley and its subsidiaries with any governmental body, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other party having business dealings with AtaiBeckley or any of its subsidiaries (including the termination, suspension or modification of any such relationships);

(d)	any change in the market price or trading volume of our common stock or any change or prospective change of the ratings or the ratings outlook for AtaiBeckley;
(e)
acts of war or terrorism (including cyberattacks) (including any acts of war or sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas,

Lebanon, Syria, Iran and any other state or non-state actors involved), national emergencies, civil unrest, natural disasters, force majeure events, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing);
(f)
changes in laws or regulations, tariffs issued by any governmental body after the date of the merger agreement, changes in GAAP or other applicable accounting standards (or the authoritative interpretations thereof), or changes in stock exchange rules or listing standards;

(g)
any action taken by AtaiBeckley or its Subsidiaries that is required by the merger agreement, including compliance with covenants set forth therein (excluding the requirement that AtaiBeckley and its subsidiaries operate in the ordinary course of business), or any action taken or omitted to be taken by AtaiBeckley or its subsidiaries at the express written request or with the prior written consent of Lilly or Merger Sub;

(h)
the initiation or settlement of any legal proceedings commenced by any holder of common stock (on their own or on behalf of AtaiBeckley or any of its subsidiaries) arising out of or related to the merger agreement or the Contemplated Transactions;

(i)
any failure by AtaiBeckley or its subsidiaries to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period (it being understood that the underlying facts and circumstances giving rise to any such failure may, if they are not otherwise excluded from this definition, be deemed to constitute and may be taken into account in determining whether a material adverse effect has occurred);

(j)
any results, outcomes, data, adverse events, side effects or safety observations arising from any non-clinical or clinical studies or trials that have been conducted by or on behalf of AtaiBeckley or its subsidiaries (or the announcements thereof), or the determination by, or the delay of a determination by, or recommendation of, the FDA or other governmental body, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, termination, refusal to file, non-approval, disapproval or non-clearance of any of AtaiBeckley or its subsidiaries’ products, regulatory filings or clinical trials; or

(k)
any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or any governmental body or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing, relating to any product, or any product or product candidate of competitors of AtaiBeckley or any of its subsidiaries.

Except:
•
in the case of the foregoing clauses (j) and (k), to the extent such effect results from (i) the issuance by the FDA or any similar governmental body of one or more orders that impose a clinical hold on any clinical trial or other investigation of any product, the result of which would be reasonably likely to result in a termination of the development of, or a termination of, or delay of six (6) months or more in dosing patients in, any clinical trial of, any product, or (ii) any adverse event or development arising from or related to any product that results in a serious adverse event (as defined in 21 C.F.R. Part 312) (in which case of (i) or (ii), such effect, to the extent arising from such order or adverse event or development, may be taken into account in determining whether there has been a material adverse effect);

•
in the case of the exceptions set forth in clauses (a), (b), (d), (e) and (f), to the extent such effect has a materially disproportionate impact on AtaiBeckley and its subsidiaries, taken as a whole, compared to other companies that operate in the industries in which AtaiBeckley and its subsidiaries operate, then such materially disproportionate effects may be taken into account in determining whether a material adverse effect has occurred solely to the extent of such materially disproportionate impact.

Lilly and Merger Sub have made a number of representations and warranties to AtaiBeckley in the merger agreement regarding aspects of Lilly’s business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:
•	organization, valid existence, good standing and similar corporate matters with respect to Lilly and Merger Sub;
•	corporate power and authority;

•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	legal proceedings and orders;
•	information provided for the proxy statement;
•	brokers;
•	operations of Merger Sub;
•	no ownership of AtaiBeckley capital stock;
•	the vote of Lilly or Merger Sub stockholders required in order to adopt the merger agreement;
•	available funds;
•	investment intention; and
•	other agreements with AtaiBeckley.
Certain of Lilly’s and Merger Sub’s representations and warranties are qualified by a material adverse effect standard. A “material adverse effect” with respect to Lilly means any effect, alone or taken together, that would prevent or materially impair or materially delay the ability of Lilly or Merger Sub to timely perform its obligations under the merger agreement or to timely consummate the transactions contemplated by the merger agreement.
None of the representations and warranties of the parties to the merger agreement will survive the effective time of the merger or the valid termination of the merger agreement.
Conduct of Business Pending the Closing
Other than (1) as set forth in the Company Disclosure Letter, (2) as required by applicable law, (3) as required by the merger agreement or (4) with Lilly’s prior written consent (which will not be unreasonably delayed, withheld or conditioned), from the date of the merger agreement until the earlier of the effective time of the merger or the date the merger agreement is terminated, AtaiBeckley has agreed to, and has agreed to cause each of its subsidiaries to:
•	carry on its business in the ordinary course of business;
•
use commercially reasonable efforts to maintain and preserve intact in all material respects its current business organization and to keep available the services of its current officers, employees, and consultants on commercially reasonable terms;

•
use commercially reasonable efforts to preserve in all material respects its relationships with material customers, suppliers, partners, licensors, licensees, distributors, governmental bodies and any others having material business dealings with it; and

•	comply in all material respects with all laws applicable to the business of AtaiBeckley and its subsidiaries.
AtaiBeckley has also agreed that it will not, and agreed that it would cause its subsidiaries (with certain negotiated exceptions for certain variable interest entities) not to:
•
authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its or its subsidiaries’ securities or directly or indirectly redeem, repurchase, adjust, split, reverse split, combine, subdivide or otherwise acquire or reclassify any of its securities, subject to certain exceptions;

•
issue, sell, pledge, modify, transfer, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, modification, transfer, disposition or other encumbrance or grant of any incentive equity awards (including AtaiBeckley Options and AtaiBeckley RSUs), equity-based awards, or its securities, subject to certain exceptions;

•
except as required by the terms of an employee benefit plan of AtaiBeckley in effect as of the date of the merger agreement, (1) increase or decrease the wages, salary or other compensation or benefits with respect to any of AtaiBeckley’s or its subsidiaries’ officers, directors, employees or other individual service providers, (2) pay or award, or commit to pay or award, any bonuses, commissions or other incentive compensation or severance or separation, retention or transaction-related payments or benefits, (3) accelerate any rights or benefits, or the vesting or funding of any payments or benefits, under any AtaiBeckley employee benefit plan, (4) establish, adopt, enter into, modify, amend or terminate any AtaiBeckley employee benefit plan (or plan or arrangement that would be an AtaiBeckley employee benefit plan if in effect on the date of the merger agreement), or (5) hire, engage, promote, terminate (without cause), furlough, or temporarily layoff, any employee with an annual base salary in excess of $100,000 or terminate or engage any individual independent contractor or consultant with annual billing in excess of $100,000;
•
take any action that would constitute a “mass layoff” or “plant closing” under the Worker Adjustment and Retraining Notification Act of 1988, as amended (including any similar non-U.S., state, provincial or local “mass layoff” or “plant closing” laws, which we will collectively refer to as “WARN”) or require notice to employees, or trigger any other obligations or liabilities under WARN or any similar state, local or foreign law;

•
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

•
amend, or propose to amend, its organizational documents (including by merger, consolidation or otherwise) or adopt a stockholders’ rights plan, or enter into any agreement with respect to the voting of any of its or its subsidiaries’ securities;

•
effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of any of its or its subsidiaries’ securities;

•
adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of AtaiBeckley or any of its subsidiaries (other than the merger), subject to a negotiated exception permitting AtaiBeckley and its subsidiaries to negotiate, enter into and consummate one or more agreements in connection with the proposed divestiture, sale, transfer or other disposition of certain specified subsidiaries and their respective employees and assets;

•	subject to certain exceptions, make any material capital expenditures, except for any unbudgeted capital expenditure in an amount not to exceed, in any year, in the aggregate, $500,000,
•
acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other person, by purchase of stock, securities or assets, or enter into any joint venture, partnership, strategic alliance, limited liability company or similar arrangement with any third person in any one transaction or series of related transactions, subject to certain exceptions;

•
(1) incur, create, assume, become liable for, or materially modify the terms of (including by extending the maturity date thereof) any indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of AtaiBeckley or any of its subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for indebtedness incurred in the ordinary course of business in an amount not to exceed $250,000 in the aggregate, (2) subject to certain exceptions, make or forgive any loans or advances to any other person (including any affiliate) (other than advances to employees and other service providers for business and travel expenses in the ordinary course of business, or loans, advances or capital contributions solely among AtaiBeckley and its wholly owned subsidiaries in the ordinary course of business) or change its existing borrowing or lending arrangements for or on behalf of such person, or (3) subject to certain exceptions, make any capital contributions to, or investments in, any other person;

•
(A) sell, pledge, transfer, license, sublicense, assign, mortgage, encumber, lease (as lessor), subject to any lien (other than permitted liens) (including under any sale-leaseback transaction or an asset securitization transaction) or otherwise abandon, withdraw or dispose of, in a single transaction or a series of related transactions, any material tangible assets with a fair market value in excess of $250,000 in the aggregate, other than dispositions of obsolete or immaterial tangible assets in the ordinary course of business consistent with past practice, or (B) enter into, materially amend, modify, terminate, or waive any rights under any real property lease;

•
sell, transfer, assign, license, sublicense, lease or otherwise encumber or dispose of (whether by merger, stock or asset sale or otherwise) to any person (including any affiliate) any right to any AtaiBeckley intellectual property, subject to certain exceptions;

•
cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any of AtaiBeckley’s intellectual property;

•	fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any of AtaiBeckley’s registered intellectual property;
•
make any change in AtaiBeckley’s intellectual property that does or would reasonably be expected to impair AtaiBeckley’s intellectual property or AtaiBeckley’s or any of AtaiBeckley’s subsidiaries’ rights with respect thereto;

•
disclose any trade secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a person that is subject to customary confidentiality obligations;

•	fail to take or maintain reasonable measures to protect the confidentiality and value of the trade secrets included in any of AtaiBeckley’s intellectual property;
•	commence, pay, discharge, settle, compromise or satisfy any litigation or similar matters, subject to certain exceptions;
•
change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or accounting methods or practices in any respect, except as required by GAAP or law;

•	write up, write down or write off the book value of any material assets except as required by GAAP or law;
•
(1) make, change or revoke any material tax election with respect to AtaiBeckley or any of its subsidiaries, (2) file any material amended tax return, (3) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), tax allocation agreement or tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to taxes), (4) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax with respect to AtaiBeckley or any of its subsidiaries, (5) settle or compromise any material tax liability or material tax refund claim with respect to AtaiBeckley or any of its subsidiaries, or (6) change any material method of tax accounting, except, in each case, as required by applicable Law;

•
waive, release or assign any material rights or claims under, or negotiate, enter into, renew, materially amend, materially modify, exercise any material options or material rights of first offer or refusal under or terminate, or defer or delay making any payment under any AtaiBeckley material contract;

•	negotiate, amend, modify, extend, enter into or terminate any labor agreement;
•	abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material permits;
•
enter into a research or collaboration arrangement (except for certain routine services contracts or non-exclusive licenses in the ordinary course of business) that contemplates payments by or to AtaiBeckley or any of its subsidiaries in excess of $500,000 in any twelve-month period;

•
amend, cancel or terminate any material insurance policy naming AtaiBeckley or any of its subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;

•
participate in any scheduled meetings or teleconferences with, or correspond in writing, communicate or consult with the FDA or any similar governmental body without providing Lilly with prior written notice and, within two business days from the time such written notice is delivered, the opportunity to consult with AtaiBeckley with respect to such correspondence, communication or consultation, which AtaiBeckley will consider in good faith, in each case to the extent permitted by applicable law;

•
enter into any new material line of business, create any new subsidiary, or enter into any agreement or commitment that materially limits or otherwise materially restricts AtaiBeckley or its affiliates, including, following the closing of the merger, Lilly and its affiliates from time to time engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material restrictions on its assets, operations or business;

•
(1) commence any clinical trial of which Lilly has not been informed prior to the date of the merger agreement, (2) unless mandated by any governmental body, initiate, discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any ongoing clinical trial, (3), discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any Investigational New Drug Application-enabling preclinical studies or other material preclinical development activities without first consulting with Lilly in good faith, (4) (x) accelerate or (y) delay public disclosure of the results of any ongoing clinical trial from any release dates publicly announced prior to the date of the merger agreement, or (5) initiate or issue a recall, safety alert or investigator notice without first consulting with Lilly in good faith;

•	enter into an affiliate transaction; or
•	authorize, agree or commit to take any of the actions described above.
Additional Covenants
AtaiBeckley has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to enter into a binding agreement with each holder of an equity award granted by a subsidiary of AtaiBeckley providing for the termination and cancellation of such equity awards and a release of claims in favor of the applicable subsidiary, in exchange for a lump sum cash payment to each holder equal to the fair market value of the applicable award (less any applicable tax withholding), effective no later than immediately prior to the effective time.
AtaiBeckley has also agreed to cause ATAI Life Sciences HSOP GbR (which we refer to as the “HSOP Partnership”) to use reasonable best efforts to enter into a binding agreement with each of the partners of the HSOP Partnership providing for the wind-up and dissolution of the HSOP Partnership and a release of claims in favor of the HSOP Partnership, AtaiBeckley and its affiliates, with such agreements to be entered into prior to the effective time and effective upon each partner’s receipt of the distribution of amounts payable to it in respect of the shares held by the HSOP Partnership on its behalf.
Additionally, AtaiBeckley has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to take certain actions with respect to the sale or dissolution of certain of its subsidiaries and interests in variable interest entities, subject to Lilly's consent. In each case, AtaiBeckley will keep Lilly reasonably informed regarding the status of all negotiations, discussions and documentation regarding such transactions and provide Lilly a reasonable opportunity to review and comment on all such documents.
No-Shop; Acquisition Proposals; Change of Recommendation
No-Shop
AtaiBeckley has agreed that it will not, and will cause its subsidiaries, and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other representatives not to:
•
directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	directly or indirectly engage in, enter into or participate in, any discussions or negotiations with any person with respect to any acquisition proposal; or
•
provide any non-public information to, or afford access to the business, properties, assets, books or records of AtaiBeckley and its subsidiaries to, any person (other than Lilly, Merger Sub, or any designees of Lilly or Merger Sub) in connection with any acquisition proposal.

The AtaiBeckley Board also agreed, subject to certain exceptions, not to approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit AtaiBeckley to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue-sharing agreement or similar definitive agreement (other than a confidentiality agreement) relating to, or that would reasonably be expected to lead to, any acquisition proposal or to make a change in the AtaiBeckley Board Recommendation.
However, at any time prior to the earlier of (1) effective time of the merger or (2) the termination of the merger agreement in accordance with its terms, AtaiBeckley may participate in discussions or negotiations with a party making an acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to AtaiBeckley to the party making such acquisition proposal if:
•
AtaiBeckley has received a written bona fide acquisition proposal that did not, directly or indirectly, result from a material breach of AtaiBeckley’s nonsolicitation obligations under the merger agreement;

•
the AtaiBeckley Board or a committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to or result in a superior proposal; and

•
the AtaiBeckley Board determines in good faith, after consultation with its outside counsel, that the failure to take any such actions would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.

In such event, AtaiBeckley must not and must use reasonable best efforts to cause its representatives not to, disclose any material non-public information to such person unless AtaiBeckley has, or first enters into, a confidentiality agreement with such person with terms governing confidentiality that, taken as a whole, are not materially less restrictive or materially more favorable to the other person than those contained in the confidentiality agreement between AtaiBeckley and Lilly, and that does not prohibit AtaiBeckley from providing any information to Lilly in accordance with the terms of the merger agreement. Additionally, AtaiBeckley must (in accordance with the merger agreement):
•
concurrently therewith or as promptly as reasonably practicable thereafter (and in any event within one business day) provide or make available to Lilly any material non-public information concerning AtaiBeckley provided or made available to such other person that was not previously provided or made available to Lilly and Merger Sub;

•
promptly (and in any event within one business day) notify Lilly in writing (email being acceptable) of the receipt by AtaiBeckley or any of its subsidiaries of any acquisition proposal, inquiry or other indication by any person that is considering making an acquisition proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•
promptly (and in any event within such one business day) provide Lilly with the material terms and conditions of any such inquiry or acquisition proposal (including any subsequent amendments, modifications or supplements thereto), together with copies of all material documents related thereto, and the identity of the person making any such inquiry or acquisition proposal; and

•	keep Lilly reasonably informed of any material developments, discussions or negotiations regarding any acquisition proposal (including any changes to the terms thereof).
Acquisition Proposals; Change of Recommendation
Subject to the terms and conditions of the merger agreement related to acquisition proposals, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, none of AtaiBeckley, the AtaiBeckley Board or any committee thereof will:
•
withdraw, qualify or modify (in a manner adverse to Lilly or Merger Sub), the approval, recommendation or declaration of advisability by the AtaiBeckley Board of the merger, the merger agreement or the Contemplated Transactions;

•
fail, within ten business days of the commencement of a tender or exchange offer for our common stock that constitutes an acquisition proposal by a person other than Lilly or any of its affiliates to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of our common stock reject such acquisition proposal and not tender any of our common stock into such tender or exchange offer;

•	adopt, endorse, approve or recommend (or any public proposal with respect to the same) any acquisition proposal;
•	fail to include the AtaiBeckley Board Recommendation in the proxy statement when disseminated to the holders of our common stock pursuant to the terms therein; or
•
fail to publicly reaffirm the AtaiBeckley Board Recommendation following receipt by AtaiBeckley of a publicly announced acquisition proposal by three business days following receipt of a written request from Lilly to provide such public reaffirmation; provided that Lilly may deliver only one such request with respect to any single acquisition proposal (other than with respect to material amendments, modifications or supplements thereto).

However, if, prior to the receipt of the AtaiBeckley stockholder approval: (1) AtaiBeckley has received a bona fide written acquisition proposal from a third party that did not result from a material breach of the no-shop restrictions set forth in the merger agreement and that the AtaiBeckley Board or a committee thereof determines in good faith, after consultation with its outside counsel, constitutes a superior proposal; and (2) the AtaiBeckley Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of AtaiBeckley Board Recommendation and/or cause AtaiBeckley to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the AtaiBeckley Board may (a) effect a change of AtaiBeckley Board Recommendation with respect to such superior proposal; or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case, subject to Lilly’s “match” rights described below. In connection with such termination of the merger agreement, AtaiBeckley would be required to pay Lilly a termination fee of $104,300,000.
Prior to effecting such change of AtaiBeckley Board Recommendation or terminating the merger agreement in respect of a superior proposal, AtaiBeckley is required to:
•	provide prior written notice to Lilly at least four business days in advance of AtaiBeckley’s intention to take such action with respect to such superior proposal; and
•
during such notice period, if requested by Lilly, negotiate and use reasonable best efforts to cause AtaiBeckley’s representatives to negotiate in good faith with Lilly regarding potential changes proposed by Lilly to the merger agreement that would eliminate the need for such action, provided that in the event of any material revisions to the superior proposal, AtaiBeckley will be required to deliver a new written notice to Lilly and to comply with the requirements of the merger agreement with respect to such new written notice; however, the notice period for any subsequent notice will be shortened from four business days to two business days; and

•
no earlier than the end of such notice period, the AtaiBeckley Board or any committee thereof has determined in good faith that the applicable acquisition proposal, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to the merger agreement that Lilly has irrevocably committed to make during such notice period, continues to constitute a superior proposal and that the failure to terminate the merger agreement and/or effect a change of AtaiBeckley Board Recommendation would reasonably be expected to be inconsistent with the AtaiBeckley Board’s fiduciary duties under applicable law.

Prior to the time that is the earlier of (1) the attainment of AtaiBeckley stockholder approval or (2) the termination of the merger agreement in accordance with its terms, the AtaiBeckley Board may make a change of AtaiBeckley Board Recommendation in response to any change, effect, event, circumstance, result, development, condition, occurrence or other matter material to AtaiBeckley that was not known or reasonably foreseeable to the AtaiBeckley Board or any committee thereof as of the date of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable to the AtaiBeckley Board or any committee thereof) and becomes known to the AtaiBeckley Board or any committee thereof after such date and before the special meeting (which we refer to as an “intervening event”).
However, the AtaiBeckley Board may not make a change of AtaiBeckley Board Recommendation in response to an intervening event unless:
•	AtaiBeckley has provided prior written notice to Lilly, at least four business days in advance of AtaiBeckley’s intention to make a change of AtaiBeckley Board Recommendation;

•
prior to effecting such change of AtaiBeckley Board Recommendation, to the extent Lilly desires to negotiate, AtaiBeckley has negotiated with Lilly in good faith to make such adjustments in the terms and conditions of the merger agreement that would obviate the need for the AtaiBeckley Board to effect such change of AtaiBeckley Board Recommendation; and

•
no earlier than the end of such notice period, the AtaiBeckley Board or any committee thereof has determined in good faith that after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to the merger agreement that Lilly has irrevocably committed to make during such notice period, that the failure to effect a change of AtaiBeckley Board Recommendation in response to such intervening event would reasonably be expected to be inconsistent with the AtaiBeckley Board’s fiduciary duties under applicable law.

For purposes of this proxy statement, “acquisition proposal” means, with respect to AtaiBeckley, any indication of interest, inquiry, offer or proposal made or renewed by any person or group (other than Lilly or Merger Sub) concerning any:
•
merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving AtaiBeckley which would result in any person or group holding shares of our common stock or other AtaiBeckley securities representing more than 20% of our common stock or other AtaiBeckley (or AtaiBeckley subsidiary) securities outstanding after giving effect to the consummation of such transaction;

•
direct or indirect purchase, exchange, transfer or other acquisition (including by license, partnership, collaboration, distribution, disposition or revenue-sharing arrangement) (in each case, whether in a single transaction or a series of related transactions) by any person or group of more than 20% of the consolidated assets (including through the acquisition of stock in AtaiBeckley subsidiaries) of AtaiBeckley and its subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);

•
merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction (in each case, whether in a single transaction or a series of related transactions) involving AtaiBeckley or any of its subsidiaries pursuant to which any person or group would hold shares of our common stock or other securities of AtaiBeckley representing more than 20% of shares of our common stock or other securities of AtaiBeckley outstanding after giving effect to the consummation of such transaction; or

•
tender offer or exchange offer by any person or group, that if consummated in accordance with its terms, would result in such person or group beneficially owning more than 20% of shares of our common stock outstanding after giving effect to the consummation of such tender or exchange offer.

For purposes of this proxy statement, “superior proposal” means a bona fide (as reasonably determined by the AtaiBeckley Board in good faith) written acquisition proposal that did not, directly or indirectly, result from a material breach of the merger agreement (except the references therein to “20%” will be replaced by “50%”) received after the date of the merger agreement that the AtaiBeckley Board or a committee thereof has determined in good faith, after consultation with outside counsel and its independent financial advisor, is superior to the merger, and is reasonably likely to be consummated in accordance with its terms, taking into account all of the terms and conditions (including all of the financial, regulatory, financing, conditionality, legal and other terms, as well as certainty of closing) and all other aspects of such acquisition proposal (including any changes to the terms of the merger agreement proposed by Lilly).
AtaiBeckley Special Meeting
AtaiBeckley has agreed to duly establish a record date for and duly call, give notice of and hold the special meeting as soon as reasonably practicable after AtaiBeckley learns that this proxy statement will not be reviewed by the SEC or that the SEC has no further comments to this proxy statement. AtaiBeckley is permitted to postpone or adjourn the special meeting in certain circumstances, including to solicit additional proxies or as required by applicable law.
Employee Matters
Through the first anniversary of the closing date (or, if shorter, the individual’s period of employment with Lilly or any of its subsidiaries), Lilly has agreed to provide each continuing employee of AtaiBeckley with (1) an annual base salary or wage rate and a target cash incentive compensation opportunity that are, in the aggregate, at least as favorable as the base salary or wage rate and target annual cash incentive opportunity provided to such continuing employee by AtaiBeckley as of immediately prior to the effective time of the merger, (2) broad-based employee benefits (excluding long-term cash incentive opportunities, severance, equity and equity-based awards, retention, transaction, change in control-related payments or benefits, nonqualified deferred compensation, defined benefit plan and post-employment or retiree welfare benefits) that are substantially comparable in the aggregate to those broad-based employee benefits (a) provided to the continuing employees under AtaiBeckley’s compensation and benefit plans in effect as of immediately prior to the effective time of the merger and set forth on the Company Disclosure Letter, or (b) to the extent a continuing employee becomes covered by an employee benefit plan or program of Lilly (or one of its affiliates other than AtaiBeckley) during such period, employee benefits consistent with those provided to similarly situated employees of Lilly, and (3) severance benefits that are no less favorable than the severance protections and benefits provided to the continuing employee of AtaiBeckley immediately prior to the effective time of the merger and set forth in the Company Disclosure Letter. Nothing in the merger agreement requires Lilly or any of its affiliates to continue the employment of any AtaiBeckley employee, provides any third-party beneficiary rights to any other person, amends any benefit plan or program or prevents Lilly or any of its affiliates from amending or terminating any benefit plan or program.
If Lilly elects to have continuing employees and their eligible dependents participate in Lilly’s benefit plans, programs or policies following the effective time of the merger, then Lilly has agreed to use commercially reasonable efforts to, and will cause the surviving corporation in the merger to use commercially reasonable efforts to, cause service rendered by each continuing employee to AtaiBeckley prior to the effective time of the merger to be taken into account with respect to Lilly employee benefit plans that provide benefits for vacation or paid time-off, for purposes of determining eligibility to participate, level of benefits and vesting, to the same extent and for the same purpose as such service was taken into account under the corresponding AtaiBeckley plans immediately prior to the effective time of the merger, subject to certain exceptions set forth in the merger agreement.
Indemnification and Insurance
Lilly has agreed that all rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring on or prior to the closing date now existing in favor of any of the current or former directors or officers of AtaiBeckley, as provided in AtaiBeckley’s governing documents and the indemnification agreements set forth in the Company Disclosure Letter, to the extent made available to Lilly and as in effect as of the date of the merger agreement, shall survive the effective time of the merger and shall continue in full force and effect in accordance with their respective terms (and shall not be amended, repealed or modified in a manner less advantageous to such directors or officers) for a period of not less than six years after the closing date, and, in the event that any action is pending or asserted or any claim is made during such period, until the disposition of any such action or claim.
At or prior to the effective time of the merger, following good faith consultation with Lilly and, if requested by Lilly, utilizing Lilly’s insurance broker, AtaiBeckley shall purchase a tail policy under the current directors’ and officers’ liability insurance policy maintained at such time by AtaiBeckley with AtaiBeckley’s current insurance carrier or with an insurance carrier with the same or better credit rating as AtaiBeckley’s current directors’ and officers’ liability insurance carrier, which tail policy (1) will be effective for a period from the effective time of the merger through and including the date six years after the effective time of the merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time of the merger and (2) will contain coverage that is as protective of such directors and officers as the coverage provided by such existing policy.
However, the aggregate premium for such tail policy may not be in excess of 300% of the last annual premium paid by AtaiBeckley with respect to its existing directors’ and officers’ liability insurance policy prior to the effective time of the merger (which we refer to as the “Maximum Amount”), and if the aggregate premium of such coverage would exceed the Maximum Amount, AtaiBeckley will obtain the maximum amount of coverage available for the Maximum Amount. Lilly will cause the tail policy to be maintained in full force and effect for its full term, and in the event of an expiration, termination or cancellation of the tail policy, Lilly will be required to obtain a replacement tail policy substantially equivalent to such policy, subject to the Maximum Amount.
In the event the surviving corporation or its successors or assigns: (1) consolidates with or merges into any other entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person or entity, then Lilly shall take all necessary action such that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the indemnification and insurance obligations set forth in the merger agreement.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of AtaiBeckley’s Directors and Executive Officers in the Merger.”
Efforts to Close the Merger
Each of Lilly and AtaiBeckley agreed to use their respective reasonable best efforts to promptly make all filings and obtain all authorizations, consents, orders, clearances and approvals of all governmental bodies that may be or become necessary or advisable to consummate the merger and the Contemplated Transactions, including all consents, approvals and clearances required in connection with the HSR Act and any other applicable antitrust laws, including the antitrust laws in the United Kingdom and the Springing Jurisdiction, if applicable, and to cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, clearances and approvals and the early termination of any applicable waiting periods.
Lilly and AtaiBeckley have agreed to make, or cause to be made, all filings and submissions required under the HSR Act and any other applicable antitrust laws no later than the tenth business day after the date of the merger agreement, and Lilly is responsible for paying all filing fees required to be paid to any governmental body in connection with such filings. Lilly will, on behalf of the parties, determine and control the strategy for dealing with any governmental body in connection with obtaining these authorizations, consents, orders, clearances and approvals, and AtaiBeckley will use its reasonable best efforts to act consistently with such strategy, subject to Lilly consulting in advance with, and considering in good faith the views of, AtaiBeckley.
Neither Lilly nor any of its affiliates shall be obligated to:
•	undertake or enter into agreements or agree to the entry of an order or decree with any governmental body;
•
commit to sell, license or dispose of, or hold separate or agree to sell, license or otherwise dispose of, assets, categories of assets or businesses of Lilly, AtaiBeckley, the surviving corporation or any other subsidiary;

•
commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Lilly, AtaiBeckley, the surviving corporation or any other subsidiary of Lilly or AtaiBeckley;

•	terminate any relevant venture or other arrangement,
•	enter into any behavioral limitations, conduct restrictions or other commitments with respect to any assets or business;
•
defend through litigation any claim or determination (whether judicial or administrative in nature) by any governmental body or third party that would restrain, prevent, or delay, the consummation of the Contemplated Transactions, including the merger; or

•	effectuate any other change or restructuring.
Further, AtaiBeckley shall not take any of the foregoing actions (except for actions set forth in the second to last bullet immediately above) without Lilly’s prior written consent in connection with obtaining any authorization, consent, order, clearance or approval of a governmental body or official that may be or become necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, including the merger.
Conditions to Completion of the Merger
The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:
•	the AtaiBeckley stockholder approval will have been obtained;
•	any waiting period (or any extension thereof) applicable to the consummation of the merger and the Contemplated Transactions under the HSR Act will have expired or been terminated;
•
the notices, approvals and clearances required to be given or obtained under the antitrust laws of Australia and Germany, and there being no open or pending inquiry, review, or investigation from the United Kingdom Competition and Markets Authority or under the antitrust laws in the Springing Jurisdiction;

•	any agreement with a governmental body in any jurisdiction identified in the Company Disclosure Letter not to consummate or to delay consummation of the merger will have expired or been terminated;
•
there is no order in effect that is issued by a governmental body of competent jurisdiction enjoining or otherwise preventing the consummation of the merger and there is no law that has been promulgated, enacted, issued or deemed applicable to the merger by any governmental body of competent jurisdiction which prohibits or makes illegal the consummation of the merger.

The obligations of Lilly and Merger Sub to consummate the merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the effective time of the merger of each of the following conditions:
•
the accuracy of the representations and warranties of AtaiBeckley set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•
AtaiBeckley will have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the closing (or any failure to comply or perform shall have been cured by such time);

•	the absence of a material adverse effect with respect to AtaiBeckley after the date of the merger agreement that is continuing;
•
Lilly and Merger Sub received a certificate dated the closing date signed on behalf of AtaiBeckley by a senior executive officer of AtaiBeckley in his or her capacity as an officer to the effect that the conditions set forth in the immediately preceding three bullets have been satisfied; and

•
no suit, action or proceeding by a governmental body of competent jurisdiction is pending in connection with the transactions contemplated by the merger agreement (1) seeking to prohibit or impose any material limitations on Lilly’s or Merger Sub’s ownership or operation of all or any material portion of their or AtaiBeckley’s or any AtaiBeckley subsidiary’s businesses or assets, taken as a whole, or to compel Lilly or Merger Sub or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of AtaiBeckley or Lilly or their respective subsidiaries, (2) seeking to prohibit or make illegal the consummation of the merger or the Contemplated Transactions, (3) seeking to impose material limitations on the ability of Merger Sub or Lilly effectively to exercise full rights of ownership of our common stock or (4) seeking to require divestiture by Lilly or any of its subsidiaries or affiliates of our common stock.

The obligation of AtaiBeckley to consummate the merger is subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the effective time of the merger of each of the following conditions:
•
the accuracy of the representations and warranties of Lilly and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•
each of Lilly and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement (or any failure to comply or perform shall have been cured by such time); and

Lilly will deliver to AtaiBeckley a certificate, dated the closing date and signed on its behalf by an officer of Lilly, certifying to the effect that the conditions set forth in the immediately preceding two bullets have been satisfied.
Termination of the Merger Agreement
The merger agreement may be terminated by mutual written consent of AtaiBeckley and Lilly. In addition, the merger agreement may be terminated by either party upon the occurrence of:
•	an illegality termination event;
•	an outside date termination event; or
•	a stockholder vote termination event.
The merger agreement may be terminated by AtaiBeckley if:
•	there occurs a Lilly breach termination event; or

•
prior to receipt of the AtaiBeckley stockholder approval, in order to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; provided that, substantially currently with, and as a condition to the effectiveness of, such termination, AtaiBeckley enters into an alternative acquisition agreement in respect of such superior proposal and pays (or cause to be paid) the termination fee due pursuant to and in accordance with the terms of the merger agreement.

The merger agreement may be terminated by Lilly upon the occurrence of:
•	an AtaiBeckley breach termination event; or
•	at any time prior to receipt of the AtaiBeckley stockholder approval, if the AtaiBeckley Board or any committee thereof effects a change of AtaiBeckley Board Recommendation.
Effect of Termination and Termination Fee
In the event the merger agreement is terminated in accordance with the termination provisions in the merger agreement, written notice thereof will be given to the other party or parties thereto, specifying the provision of the merger agreement to which such termination is made and the merger agreement will become void and of no effect with no liability or obligation of Lilly, Merger Sub or AtaiBeckley or their subsidiaries, officers or directors; provided, however, that no such termination will relieve any person of any liabilities for damages resulting from material breach of the merger agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of the merger agreement, including with respect to the making of a representation, or any material breach of the merger agreement that constitutes fraud.
Upon termination of the merger agreement under specified circumstances, AtaiBeckley will be required to pay Lilly a termination fee of $104,300,000. Specifically, this termination fee is payable by AtaiBeckley to Lilly if:
•	AtaiBeckley terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;
•	Lilly terminates the merger agreement in connection with the AtaiBeckley Board effecting a change of AtaiBeckley Board Recommendation; or
•
the merger agreement is terminated (1) (a) by either Lilly or AtaiBeckley upon the occurrence of an outside date termination event or (b) by Lilly upon the occurrence of a breach termination event; (2) any person has communicated to the AtaiBeckley Board or publicly disclosed a bona fide acquisition proposal which has not been irrevocably and publicly withdrawn at least three days (i) prior to the outside date in the case of an outside date termination event, or (ii) prior to the date of such material breach in the case of a breach termination event after the date of the merger agreement and prior to such termination; and (iii) within twelve months after the termination of the merger agreement, AtaiBeckley enters into an alternative acquisition agreement with respect to an acquisition proposal, or an acquisition proposal is consummated (in each case, for this purpose, substituting “50%” for the “20%” threshold used in the definition of acquisition proposal).

If the termination fee described above becomes payable and is paid to Lilly, Lilly’s receipt of the termination fee (together with certain other amounts to which Lilly may be entitled under the merger agreement) will be Lilly’s and Merger Sub’s sole and exclusive remedy for any breach of, or inaccuracy in, AtaiBeckley’s covenants, agreements, representations or warranties under the merger agreement, except that this limitation will not relieve AtaiBeckley from liability for damages arising from an intentional breach of the no-shop provisions of the merger agreement or fraud.
Transaction Expenses
Subject to certain exceptions, each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.
Voting and Support Agreements
In connection with the execution and delivery of the merger agreement, the directors and officers of AtaiBeckley, and Apeiron Investment Group Ltd., entered into voting and support agreements (which we refer to as the “voting and support agreements”). The voting and support agreements provide that, among other things, each of the stockholders has agreed (1) to vote all of the shares of our common stock held by such stockholder in favor of the adoption and approval of the merger agreement, subject to certain exceptions (including the valid termination of the merger agreement), (2) not to transfer such shares of our common stock, subject to certain exceptions, and (3) to certain other restrictions on such holder’s ability to take actions with respect to AtaiBeckley and such holder’s shares of our common stock. A copy of the form of support agreement is attached as Annex D to this proxy statement.
Specific Performance
The parties to the merger agreement have agreed that, in the event of any breach of the merger agreement, irreparable damage would occur that monetary damages could not make whole. The parties agreed that (i) each party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the merger agreement in any action without the posting of a bond or undertaking and (ii) the parties have agreed to waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of the merger agreement.
Amendment; Extension; Waiver
The parties to the merger agreement may amend the merger agreement by their written agreement at any time prior to the effective time of the merger.
Prior to the effective time of the merger, AtaiBeckley, on the one hand, and Lilly and Merger Sub, on the other hand may: (1) extend the time for the performance of any of the obligations or other acts of the other party; (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or any other document delivered pursuant to the merger agreement made to the other party; and (3) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the party or parties to be bound thereby. The failure to assert any rights or remedies will not operate as a waiver of such rights or remedies.
Assignment
The merger agreement may not be assigned by any party to the merger agreement, by operation of law or otherwise, without the prior written consent of the other parties. However: (1) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under the merger agreement to Lilly or to any direct or indirect wholly-owned subsidiary of Lilly, but no such assignment shall relieve Merger Sub of any of its obligations under the merger agreement and (2) Lilly may assign, in its sole discretion, any of or all its rights, interests and obligations under the merger agreement to any of its direct or indirect wholly-owned subsidiaries, but no such assignment under will relieve Lilly of any of its obligations under the merger agreement; provided that any assignment under (1) or (2) above shall not delay the consummation of the Contemplated Transactions contemplated by this agreement or otherwise materially impede the rights of AtaiBeckley stockholders.
Governing Law; Jurisdiction
The merger agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
The parties (i) expressly and irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if the Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any disputes arise out of the merger agreement, the merger, or the Contemplated Transactions, (ii) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to the merger agreement, the merger, or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

THE CVR AGREEMENT
Each CVR represents a non-tradable contractual right to receive contingent payments of up to $2.50 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, payable upon the achievement of the applicable milestone prior to both (i) the applicable Milestone Expiration and (ii) the termination of the CVR agreement, as follows:
•
First Milestone Payment: $1.00 minus any Milestone Offset Amount (if any, and to the extent not deducted from the Second Milestone Payment or the Third Milestone Payment), in cash, without interest, per CVR, payable upon the Initiation of a Phase 3 Clinical Trial for the First CVR Product for any Qualifying Indication (which we refer to as the “VLS Initiation”) prior to both (i) the date that is the fourth anniversary of the closing date (which we refer to as the “First Milestone Expiration”) and (ii) the termination of the CVR agreement.

•
Second Milestone Payment: $0.50 minus any Milestone Offset Amount (if any, and to the extent not deducted from the First Milestone Payment or the Third Milestone Payment), in cash, without interest, per CVR, payable upon (a) the receipt of the first regulatory approval in the United States for a Second CVR Product for any Qualifying Indication (which we refer to as the “BPL Approval”) and (b) the issuance of an interim final rule, final rule, order or other similar agency determination by the DEA having the effect of rescheduling FDA-approved mebufotenin benzoate nasal spray from schedule I to schedules II, III, IV or V (which we refer to as the “BPL Scheduling”), in each case prior to both (i) the date that is the 5th anniversary of the closing date (which we refer to as the “Second Milestone Expiration”) and (ii) the termination of the CVR agreement.

•
Third Milestone Payment: $1.00 minus any Milestone Offset Amount (if any, and to the extent not deducted from the First Milestone Payment or the Second Milestone Payment), in cash, without interest, per CVR, payable upon (a) the receipt of the first regulatory approval in the United States for a First CVR Product for any Qualifying Indication (which we refer to as the “VLS Approval”) and (b) the issuance of an interim final rule, final rule, order, or other similar agency determination by the DEA rescheduling FDA-approved N,N-Dimethyltryptamine (DMT) from schedule I to schedule II, III, IV or V (which we refer to as the “VLS Scheduling”), in each case prior to both (i) the date that is the 7th anniversary of the closing date (which we refer to as the “Third Milestone Expiration”) and (ii) the termination of the CVR agreement.

“First CVR Product” means the pharmaceutical product candidate known as “VLS-01” controlled by AtaiBeckley that consists of AtaiBeckley’s investigational proprietary oral transmucosal film formulation of N,N-Dimethyltryptamine (DMT), as such pharmaceutical product candidate exists as of the date of the CVR agreement, together with any Insubstantial Changes (as defined below) thereto.
“Initiation” means, with respect to a clinical trial of a product, the first dosing of such product in the first patient in such clinical trial.
“Milestone Offset Amount” means an amount equal to (a) fifty percent (50%) of any payments that Lilly or any of its affiliates or their respective successors or permitted assigns makes or is obligated to make to a third party to the extent allocable to an applicable CVR Product in exchange for any license to, or other right to use or practice, any Necessary IP (as defined in the CVR agreement), solely to the extent that such Necessary IP actually covers the exploitation of such CVR Product, divided by (b) the total number of CVRs held by all holders of CVRs as reflected on the CVR Register as of the close of business on the date of the Milestone Notice (such offset amount referred to as the “Milestone Offset Amount”).
“Necessary IP” means any Patent that (a) after the date of the CVR agreement, is subsequently licensed by AtaiBeckley, Lilly or any of their respective controlled affiliates, or to which AtaiBeckley, Lilly or any of their respective controlled affiliates otherwise first receive a right to use or practice, and (b) AtaiBeckley, Lilly or any of their respective controlled affiliates reasonably believe is necessary for the research, development, manufacturing, commercialization, marketing, promotion, distribution, importing, exporting, offering for sale or other exploitation of a CVR Product.
“Qualifying Indication” means an indication for the treatment of major depressive disorder (which we refer to as “MDD”), treatment-resistant depression (which we refer to as “TRD”) or generalized anxiety disorder (which we refer to as “GAD”).

“Second CVR Product” means the pharmaceutical product candidate known as “BPL-003” controlled by AtaiBeckley that consists of AtaiBeckley’s investigational proprietary intranasal formulation of mebufotenin benzoate, as such pharmaceutical product candidate exists as of the date of the CVR agreement, together with any Insubstantial Changes thereto.
At or prior to the effective time of the merger, Lilly and the rights agent will enter into the CVR agreement governing the terms of the CVRs to be received by AtaiBeckley stockholders. Each holder of shares of common stock will be entitled to one CVR for each share of common stock outstanding owned by such holder as of immediately prior to the effective time and converted into the right to receive the Merger Consideration pursuant to the merger agreement. Each holder of an AtaiBeckley Cash-Out Stock Option that is outstanding immediately prior to the effective time, whether or not vested, will be entitled to one CVR for each share of common stock subject to such AtaiBeckley Cash-Out Stock Option. Each holder of a pre-funded warrant that is outstanding immediately prior to the effective time will be entitled to receive one CVR for each share of common stock subject to such Pre-Funded Warrant. Each holder of an AtaiBeckley RSU that is outstanding and unvested immediately prior to the effective time will be entitled to one CVR for each share of common stock subject to such AtaiBeckley RSU.
The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Lilly or AtaiBeckley or any of their affiliates or subsidiaries (including the surviving corporation).
Under the terms of the CVR agreement, from the closing date until the earlier of the applicable Milestone Expiration and Termination, Lilly will, and will cause its subsidiaries, including the surviving corporation to, use Commercially Reasonable Efforts (as defined below) (i) with respect to the First CVR Product, to achieve the First Milestone and Third Milestone prior to the applicable Milestone Expiration; provided that neither Lilly nor its Subsidiaries shall have any obligation to use any efforts to achieve the First Milestone or Third Milestone with respect to a First CVR Product for the treatment of MDD or GAD (which we refer to as the “VLS Indication Exclusion”), except that if Lilly or its Subsidiaries elect, in Lilly’s sole discretion, to terminate clinical development of the First CVR Product in TRD, and thereafter, in its sole discretion, commence clinical development of the First CVR Product in either MDD or GAD (such first indication to be elected for development, the “VLS Replacement Indication”), then the VLS Indication Exclusion will thereafter be deemed to include TRD instead of the VLS Replacement Indication, and (ii) with respect to the Second CVR Product, to achieve the Second Milestone prior to the Second Milestone Expiration; provided that neither Lilly nor its Subsidiaries shall have any obligation to use any efforts to achieve the Second Milestone with respect to a Second CVR Product for the treatment of MDD or GAD. However, use of Commercially Reasonable Efforts does not guarantee that Lilly will achieve a milestone by a specific date or at all, and under no circumstances shall Lilly or any of its Subsidiaries be required to use Commercially Reasonable Efforts to (1) simultaneously pursue multiple indications with respect to any one CVR Product or (2) make any Insubstantial Change to any CVR Product. Achievement of the milestones will depend on many factors, some within control of Lilly and its subsidiaries and others outside the control of Lilly and its subsidiaries. There can be no assurance that a milestone will be achieved prior to the applicable Milestone Expiration or termination of the CVR agreement, that any payment will be required of Lilly with respect to a milestone or that the Milestone Payment will not be reduced by a Milestone Offset Amount as described above. If a milestone is not achieved prior to the earlier of the applicable Milestone Expiration and Termination, the applicable Milestone Payment will not be due or payable to holders of CVRs and any associated covenants and obligations of Lilly will irrevocably terminate in accordance with the terms of the CVR agreement. No interest will accrue or be payable in respect of any amount that may become payable in respect of the CVRs.
“Commercially Reasonable Efforts” means, that level of efforts and resources applied by Lilly to carry out a particular task or obligation, consistent with the general practice followed by Lilly in the relevant jurisdictions with respect to other pharmaceutical compounds, products, or therapies to which it has exclusive rights, which are of similar scientific and market potential at a similar stage of development or product life, taking into account (a) the prevalence and incidence of the applicable disease or condition, (b) issues of safety and efficacy, (c) product profile, (d) the expected probability of technical success of the applicable compound, product, or therapy, (e) the progress and outcome of development efforts with respect to such compound, product, or therapy, (f) other compounds, products or therapies owned by Lilly, its affiliates or third parties in development and in the marketplace (including other compounds, products and therapies that are being developed or commercialized by or on behalf of Lilly or its affiliates), (g) supply chain management considerations, (h) the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), (i) constraints on freedom-to-operate resulting from Intellectual Property rights of others, (j) the regulatory structure involved, (k) anticipated labeling to be approved by a Regulatory Authority, (l) the profitability of the applicable compound, product or therapy (including actual or anticipated pricing and reimbursement matters, and estimated profitability relative to profitability (calculated inclusive of the potential Milestone Payments) targets maintained by Lilly), (m) the projected cost, and (n) other relevant technical, legal, strategic, commercial, regulatory, scientific or medical factors, in each case, without limiting Lilly’s ability to allocate its resources in accordance with its development and commercial priorities. It is understood that Lilly’s Commercially Reasonable Efforts shall not in any event require Lilly to take any action that would cause Lilly to breach any provision of the CVR agreement or that violates applicable Laws, and the use of Commercially Reasonable Efforts does not require Lilly to act in a manner which would otherwise be contrary to Lilly’s prudent business judgment in Lilly’s ordinary course of business.
“Insubstantial Change” means, with respect to a given CVR Product, any modifications or improvements to such CVR Product that, individually or collectively: (1) constitute only minor or moderate changes generally consistent with how those terms are defined in 21 C.F.R. § 314.70(d) and 21 C.F.R. §314.70(c), respectively, for post-approval changes; or (2) result in bioequivalence; provided, however, that such modification or improvement does not otherwise require or result in, or would not reasonably be expected to require or result in, the Initiation of any additional clinical study (other than any pharmacokinetic study, bioequivalence study as described in 21 C.F.R. § 320.24(b)(1)-(3), or Human Factors Assessment) prior to regulatory approval for such CVR Product for the applicable Qualifying Indication. “Initiation” means, with respect to a clinical trial of a product, the first dosing of such product in the first patient in such clinical trial.
“Phase 3 Clinical Trial” means a human clinical trial of a product that is designed to demonstrate that such product is safe and effective for an indication and is intended to form the basis for regulatory approval by the FDA or equivalent Regulatory Authority and that meets the definition of a Phase 3 clinical trial as described in 21 C.F.R. § 312.21(c), or its successor regulation thereto or foreign equivalents.
“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, the approvals from the necessary Regulatory Authority (as defined below) to import, export, market, promote, distribute, and sell a pharmaceutical or biologic product in such country or region, including pricing approvals and reimbursement approvals that are necessary for the commercial sale of a pharmaceutical or biologic product in a given country or regulatory jurisdiction; in the United States, regulatory approval includes any approval of a Biologics License Application (as defined in 42 U.S.C. § 262) or New Drug Application (as defined in 21 CFR 314.50, et seq.).
“Regulatory Authority” means any governmental body in any country or jurisdiction (including the United States) that has responsibility over research, development, manufacture, commercialization or other exploitation of biological or pharmaceutical products in such country or jurisdiction, including the FDA.
The CVRs will not be transferable except (a) by will or intestacy upon death of a holder, (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor, (c) pursuant to a court order, (d) by operation of law (including by consolidation or merger of the holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any holder that is a corporation, limited liability company, partnership or other entity, (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, (f) if the holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (so long as such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933 (which we refer to as the “Securities Act”) or the Exchange Act) or (g) to Lilly in connection with the abandonment of such CVR by the applicable holder.
No interest will accrue or be payable in respect of any of the amounts that may become payable in respect of the CVRs.
The rights agent will create and maintain a register (which we refer to as the “CVR Register”) for the purpose of (i) identifying holders of CVRs and (ii) registering CVRs in book-entry position and any transfers of CVRs that are permitted under the CVR agreement. The CVR Register will set forth (x) with respect to holders of the shares of our common stock that hold such shares in book-entry form through The Depository Trust Company (which we refer to as “DTC”) immediately prior to the effective time, one position for Cede & Co. (as nominee of DTC) representing all such shares of common stock that were converted into the right to receive the Merger Consideration as a consequence of the merger in accordance with the terms of the merger agreement and (y) with respect to (A) holders of shares of our common stock that hold such shares in certificated form immediately prior to the effective time that were converted into the right to receive the merger consideration as a consequence of the merger in accordance with the terms of the merger agreement, upon delivery to the depositary and paying agent appointed pursuant to the merger agreement (which we refer to as the “Depositary”) by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Depositary, in accordance with the merger agreement, (B) holders of shares of common stock that hold such shares in book-entry form through AtaiBeckley’s transfer agent immediately prior to Effective Time, (C) holders of AtaiBeckley RSUs, (D) holders of AtaiBeckley Cash-Out Stock Options and (E) holders of pre-funded warrants, in each case of clauses (A) through (E), the applicable number of CVRs to which each such holder is entitled pursuant to the merger agreement (other than, in the case of the foregoing clauses (x), (y)(A) and (y)(B), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware). The CVR Register will be updated as necessary by the rights agent to reflect the addition or removal of holders (pursuant to any permitted transfers), upon the written receipt of such information by the rights agent.
Holders of CVRs are intended third-party beneficiaries of the CVR agreement. Furthermore, the CVR agreement provides that, other than the rights of the rights agent as set forth in the CVR agreement, holders of at least 25% of outstanding CVRs set forth in the CVR Register (which we refer to as the “Acting Holders”) have the sole right, on behalf of all holders of CVRs, by virtue of or under any provision of the CVR agreement, to institute any action or proceeding with respect to the CVR agreement, and no individual holder or other group of holders of CVRs will be entitled to exercise such rights. However, the foregoing does not limit the ability of an individual holder of CVRs to seek a payment due from the applicable party solely to the extent such payment, and the amount of such payment, has been finally determined to be due and payable in accordance with the CVR agreement and has not been paid within the period contemplated by the CVR agreement. The holders of CVRs shall not be entitled to specific enforcement of Section 4.3 of the CVR agreement.
Additionally, the CVR agreement provides Lilly and the rights agent the right to amend, without the consent of holders of CVRs, the CVR agreement in certain instances, including (i) providing for a successor to Lilly, (ii) adding to the covenants of Lilly as Lilly and the rights agent will consider to be for the protection of holders of CVRs (if such provisions do not adversely affect the interests of holders of CVRs (as a group and in their capacity as such)), (iii) curing any ambiguities, correcting or supplementing any provisions of the CVR agreement that may be defective or inconsistent therein or making any provisions with respect to matters or questions arising under the CVR agreement (if such provisions do not adversely affect the interests of holders of CVRs (as a group and in their capacity as such)), (iv) amendments as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act, or any similar registration or prospectus requirement under applicable securities laws outside the United States (if such provisions do not change any milestone, Milestone Expiration or Milestone Payment), (v) providing for a successor rights agent, (vi) any other amendments for the purpose of adding, eliminating or changing any provisions of the CVR agreement, unless such addition, elimination or change is adverse to the interests of holders of CVRs (as a group and in their capacity as such). Without the consent of any holders of CVRs, Lilly and the rights agent may also amend the CVR agreement to reduce the number of CVRs in the event any holder of CVRs agrees to abandon or renounce such holder’s rights under the CVR agreement. Lilly may also amend the CVR agreement in other circumstances, including in a manner that is materially adverse to the interests of the holders of CVRs if Lilly obtains the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of such holders.
The foregoing summary of the CVR agreement does not purport to be complete and is qualified in its entirety by the text of the CVR agreement, which is set forth in Annex III to Annex A of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of July 15, 2026, by:
•	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our shares of common stock;
•	each director, director nominee and named executive officer; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 369,979,432 shares of common stock outstanding as of July 15, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of July 15, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
Unless otherwise indicated below, the address for each beneficial owner is AtaiBeckley Inc., c/o atai Life Sciences US, Inc., Industrious NYC, 250 West 34th Street, New York, NY 10119.

	Number of Shares of Common Stock Beneficially Owned
	Number	Percentage
Name of Beneficial Owner
5% or Greater Stockholders:
Apeiron Investment Group Ltd.(1)	55,770,948	15.1%
BlackRock, Inc.(2)	24,994,078	6.8%
Named Executive Officers and Directors
Srinivas Rao, M.D., Ph.D.(3)	6,740,595	1.8%
Gerd Kochendoerfer, Ph.D.(4)	584,372	*
Ryan Barrett(5)	2,373,881	*
Christian Angermayer(1)(6)	56,853,288	15.3%
Scott Braunstein, M.D.(7)	257,496	*
Laurent Fischer, M.D.(8)	257,496	*
Robert Hershberg, M.D., Ph.D.(9)	462,091	*
Andrea Heslin Smiley(10)	466,666	*
John Hoffman(11)	206,000	*
Amir Kalali, M.D.(12)	466,666	*
Sabrina Martucci Johnson(13)	462,000	*
All Directors and Executive Officers as a Group (15 Persons)(14)	73,882,205	19.1%

*	Represents less than one percent.
(1)
Based solely on the Schedule 13D/A jointly filed with the SEC on July 17, 2026, by Apeiron Investment Group Ltd. (“Apeiron”), Apeiron Presight Capital Fund II, L.P. (“Presight II”), Presight Capital Management I, L.L.C. (“Presight Management”), Fabian Hansen and Christian Angermayer and information known to AtaiBeckley. As reported therein, Apeiron and Mr. Angermayer reported shared voting and dispositive power over 55,770,948 shares of common stock, and Presight II and Fabian Hansen reported shared voting and dispositive power over 1,799,302 shares of common stock. Presight II is the record holder of 1,799,302 shares of common stock. Apeiron and Mr. Hansen are the managing members of Presight Management, which is the general partner of Presight II. As a result, each of Apeiron, Mr. Hansen and Presight Management may be deemed to share beneficial ownership of the securities held by Presight II. Apeiron is the record holder of 53,917,646 shares of common stock. Mr. Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. Apeiron has pledged 40,569,415 shares of our common stock beneficially owned by Apeiron to secure obligations under certain loan agreements. The principal business address for Apeiron and Mr. Angermayer is 66 & 67, Amery Street, SLM1707, Sliema, Malta. The principal business address for Presight II, Presight Management and Mr. Hansen is 440 N Barranca Ave #3391 Covina, California 91723.
(2)
Based solely on the Schedule 13G filed with the SEC on July 27, 2026, by BlackRock, Inc. As reported therein, BlackRock, Inc. reported sole voting power over 24,504,828 shares of common stock and sole dispositive power over 24,994,078 shares of common stock. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
Consists of 3,500 shares owned by Dr. Rao’s spouse, 212,942 shares owned by Dr. Rao, and 6,524,153 options held by Dr. Rao that are currently exercisable or will be exercisable within 60 days of July 15, 2026.

(4)	Consists of 584,372 options held by Dr. Kochendoerfer that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(5)	Consists of 155,066 shares owned by Mr. Barrett and 2,218,815 options held by Mr. Barrett that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(6)
In addition to the beneficial ownership described in footnote (1), also includes 1,082,340 options held by Mr. Angermayer that are currently exercisable or will be exercisable within 60 days of July 15, 2026.

(7)	Consists of 257,496 options held by Dr. Braunstein that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(8)	Consists of 257,496 options held by Dr. Fischer that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(9)	Consists of 462,091 options held by Dr. Hershberg that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(10)	Consists of 4,666 shares owned by Ms. Heslin Smiley and 462,000 options held by Ms. Heslin Smiley that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(11)	Consists of 206,000 options held by Mr. Hoffman that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(12)	Consists of 4,666 shares owned by Dr. Kalali and 462,000 options held by Dr. Kalali that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(13)	Consists of 462,000 options held by Ms. Johnson that are currently exercisable or will be exercisable within 60 days of July 15, 2026.
(14)
Represents in the aggregate 56,342,603 shares of common stock held directly and 17,539,602 shares underlying options to purchase shares of common stock that are currently exercisable or will be exercisable within 60 days of July 15, 2026.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
AtaiBeckley will hold the regular annual meeting of its stockholders in 2027 only if the merger is not already completed.
Stockholders who intended to have a proposal considered for inclusion in AtaiBeckley’s proxy materials for presentation at AtaiBeckley’s 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than December 23, 2026.
AtaiBeckley’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in AtaiBeckley’s proxy materials. To be timely for AtaiBeckley’s annual meeting of stockholders in 2027, AtaiBeckley’s Corporate Secretary must receive the required written notice at AtaiBeckley’s principal executive offices at atai Life Sciences US, Inc., c/o Industrious NYC, 250 West 34th Street, New York, NY 10119 no earlier than 8:00 a.m., Eastern Time, on February 4, 2027, and no later than 5:00 p.m., Eastern Time, on March 6, 2027, unless AtaiBeckley’s annual meeting of stockholders in 2027 occurs more than 25 days before or after June 4, 2027. In that case, AtaiBeckley’s Corporate Secretary must receive the required written notice not earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made by AtaiBeckley.

WHERE YOU CAN FIND MORE INFORMATION
AtaiBeckley files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and AtaiBeckley’s financial condition and are incorporated by reference into this proxy statement.
The following AtaiBeckley filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 6, 2026;
•
The portions of the Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 22, 2026, that are incorporated by reference into the Annual Report on Form 10-K, filed on March 6, 2026;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026; and
•	Current Reports on Form 8-K filed on January 8, 2026, February 19, 2026, March 6, 2026 (relating to Item 8.01), March 9, 2026, June 8, 2026 and July 16, 2026.
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
AtaiBeckley Inc.
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of AtaiBeckley’s documents that we file with the SEC are also promptly made available through the “Investors<SEC Filings” section of AtaiBeckley’s website, https://ir.ataibeckley.com/sec-filings/sec-filings-ataibeckleyinc. The information included on AtaiBeckley’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact AtaiBeckley’s proxy solicitor:

Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3402
Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF ATAIBECKLEY’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 10, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
AGREEMENT AND PLAN OF MERGER

among

ELI LILLY AND COMPANY,

ALBALI ACQUISITION CORPORATION

and

ATAIBECKLEY INC.

Dated as of July 15, 2026

Annexes

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 15, 2026 (this “Agreement”), is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned Subsidiary of Parent (“Merger Sub”), and AtaiBeckley Inc., a Delaware corporation (the “Company”).
WHEREAS, upon the terms and subject to the conditions set forth herein, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving as the Surviving Corporation and as a direct or indirect wholly owned subsidiary of Parent, whereby (i) each share (each, a “Share” and, collectively, “Shares”) of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive the Merger Consideration, net to the holder of Shares in cash and without interest and less any applicable Tax withholding, upon the terms and conditions set forth herein;
WHEREAS, at or immediately prior to the Effective Time, Parent and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached hereto as Annex III (subject to changes permitted by Section 5.19) (the “CVR Agreement”), pursuant to which, among other things, each holder of Shares (other than Shares described in Section 2.1(b) and any Dissenting Shares) will receive one (1) contingent value right per Share (each, a “CVR” and, collectively, the “CVRs”), which shall represent the right to receive the Milestone Payments (as such term is defined in the CVR Agreement), if any, at the time provided for in the CVR Agreement, subject to the terms and conditions set forth in the CVR Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Contemplated Transactions are advisable, fair to, and in the best interests of the Company and the holders of the Shares, (ii) duly authorized and approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend that the holders of the Shares adopt this Agreement at a meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof (the preceding clauses (i), (ii), and (iii) collectively, the “Company Board Recommendation”), in each case, on the terms and subject to the conditions of this Agreement;
WHEREAS, the board of directors of each of Parent and Merger Sub has, on the terms and subject to the conditions set forth herein, adopted this Agreement and approved the Contemplated Transactions, including the Merger;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are executing and delivering a Support Agreement in favor of Parent (collectively, the “Support Agreements”), pursuant to which such stockholders, among other things, will agree to vote all of the Shares beneficially owned by them in favor of the Merger on the terms and subject to the conditions set forth therein; and
WHEREAS, the sole stockholder of Merger Sub will approve this Agreement immediately following its execution.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I

THE MERGER
Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”).
Section 1.2. Closing; Effective Time. Subject to the provisions of this Agreement and pursuant to the DGCL (including Section 251 of the DGCL), the closing of the Merger (the “Closing”) will take place remotely by exchange of documents and signatures (or their electronic counterparts), as soon as practicable, but in no event later than the first (1st) Business Day, after the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of acceptance of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and agreed to by Merger Sub and the Company, being hereinafter referred to as the “Effective Time”) and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger.
Section 1.3. Effects of the Merger. The Merger will have the effects set forth herein and as set forth in the applicable provisions, including Section 259, of the DGCL.
Section 1.4. Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a) At the Effective Time, the certificate of incorporation of the Company will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex I, and as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.
(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex II, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.
Section 1.5. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified. The Company shall request that each director and officer of the Company immediately prior to the Effective Time execute and deliver a letter effectuating his or her resignation as a member of the Company Board and all committees thereof or as an officer of the Company, as applicable, to be effective as of the Effective Time.
ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS
Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive $6.75 (the “Closing Amount”) in cash, without interest, plus one CVR per Share which shall represent the right to receive the Milestone Payments (as such term is used in the CVR Agreement, if any, at the time provided for in the CVR Agreement, in each case, in cash without interest (the Closing Amount, together with one CVR, “Merger Consideration”), less any applicable Tax withholding. As of the Effective Time, all such Shares shall no longer be outstanding and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.5 and the CVR Agreement, without interest;
(b) each Share held in the treasury of the Company or owned by the Company or any of its Subsidiaries and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor;
(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(d) each Dissenting Share immediately prior to the Effective Time will be cancelled and shall cease to exist, and Dissenting Shares will thereafter only represent the right to receive payment pursuant to Section 262 of the DGCL and as described in Section 2.4.
Section 2.2. Treatment of Company Equity Awards.
(a) Prior to, at, or as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), the Company Board (or, if appropriate, the committee administering the Company Equity Plans) shall adopt resolutions and shall take other necessary or desirable action to provide that:
(i) at the Effective Time, and without any action on the part of Merger Sub, the Company or any other Person, each Company Stock Option with a per share exercise price that is less than the Closing Amount that is outstanding immediately prior to the Effective Time, whether or not vested (each such Company Stock Option, a “Company Cash-Out Stock Option”), will be cancelled, and, in exchange therefor, the holder of such cancelled Company Cash-Out Stock Option will be entitled to receive, in consideration of the cancellation of such Company Cash-Out Stock Option, (A) an amount in cash (without interest and less applicable Tax withholdings pursuant to Section 2.7) equal to the product of (1) the total number of shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (for Company Cash-Out Stock Options subject to performance-based vesting, assuming applicable performance goals are achieved in full) multiplied by (2) the excess, if any, of the Closing Amount over the applicable exercise price per share under such Company Cash-Out Stock Option and (B) one CVR for each Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);
(ii) at the Effective Time, each Company Stock Option having an exercise price equal to or greater than the Closing Amount that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled for no consideration;
(iii) at the Effective Time, and without any action on the part of Merger Sub, the Company or any other Person, each Company RSU that is outstanding, and unvested, or vested but not yet settled, in each case immediately prior to the Effective Time shall be cancelled, and, in exchange therefor, the holder of such cancelled Company RSU will be entitled to receive, in consideration of the cancellation of such Company RSU, (A) an amount in cash (without interest and less applicable Tax withholdings pursuant to Section 2.7) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Closing Amount and (B) one CVR for each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (without regard to vesting); and
(iv) each Company Equity Plan and award agreement thereunder shall be terminated effective as of the Effective Time.
(b) Subject to Section 2.7, Parent shall cause the Surviving Corporation to make all payments to former holders of Company Cash-Out Stock Options and Company RSUs required under Section 2.2(a) who were granted such interests as an employee of the Company or one of its Subsidiaries as promptly as practicable after the Effective Time or the applicable Milestone Payment Date (as defined in the CVR Agreement), as applicable, and, in any event, no later than the second (2nd) regularly scheduled payroll date that follows (i) with respect to the Closing Amount, the Effective Time and (ii) with respect to cash consideration payable upon satisfaction of a Milestone (as defined in the CVR Agreement) pursuant to the CVR Agreement, such time as the Rights Agent pays the applicable Milestone Payment Amount (as defined in the CVR Agreement) in accordance with Section 2.4(b) of the CVR Agreement.
(c) No later than ten (10) Business Days prior to the Effective Time, the Company Board (or, if appropriate, the committee administering the Company Equity Plans) shall provide Merger Sub a copy of all resolutions, notices and other documentation effectuating the provisions set forth in this Section 2.2 and shall incorporate all reasonable comments made by Merger Sub to such resolutions, notices and other documentation.
Section 2.3. Treatment of Warrants. Each pre-funded warrant to purchase Shares (each, a “Pre-Funded Warrant”) outstanding immediately prior to the Effective Time will remain outstanding following the Effective Time and will be exercisable into the same consideration as the holder thereof would have been entitled to receive if it had been, immediately prior to such transaction, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of the Pre-Funded Warrant. As soon as reasonably practicable following the date of this Agreement, and in any event no later than ten (10) days prior to the Closing Date, the Company shall provide, in accordance with the terms of each Pre-Funded Warrant, any notices required to be provided to the holder of such Pre-Funded Warrant, the form of which shall be given to Parent and its counsel for a reasonable opportunity to review and comment before such notice is provided to the holder of such Pre-Funded Warrant, and take all such other actions that may be required in accordance with the terms of such Pre-Funded Warrant in connection with the transaction contemplated by this Agreement prior to the Effective Time. The Company shall use commercially reasonable efforts to cause each holder of a Pre-Funded Warrant to exercise such Pre-Funded Warrant prior to the Effective Time. From and after the Closing, Parent shall cause the Surviving Corporation to comply with all of the terms and conditions set forth in the Pre-Funded Warrants, including the obligation to make the payments contemplated thereby upon exercise thereof.
Section 2.4. Dissenting Shares.
(a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and who has properly exercised and perfected their respective demands for appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or effectively withdraws or otherwise loses his, her, or its right to appraisal. Instead, at the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and from and after the Effective Time, a holder of Dissenting Shares who has properly exercised appraisal rights will not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Dissenting Shares, except those provided under Section 262 of the DGCL. A holder of Dissenting Shares will be entitled only to receive payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect, effectively withdraws or otherwise loses his, her, or its right to appraisal in accordance with Section 262 of the DGCL, in which case such Dissenting Shares will be treated as if such Dissenting Shares had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon and less any applicable Tax withholding, in accordance with Section 2.5, pursuant to Section 2.1.
(b) The Company shall provide Parent with prompt written notice of any demands for appraisal (including copies of any written demands), withdrawals of such demands, and any other instruments received by the Company from holders of Shares relating to rights of appraisal, and Parent will have the opportunity and right to direct the conduct of all negotiations and proceedings with respect to demands for appraisal. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal, or agree to do any of the foregoing.
Section 2.5. Surrender of Shares.
(a) At or immediately after the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), pursuant to a paying agent agreement that shall be in form and substance reasonably acceptable to the Company, cash in an amount sufficient to pay the aggregate Closing Amount, and Parent shall cause the Paying Agent to timely make all payments contemplated in Section 2.5(b). Such cash may be invested by the Paying Agent as directed by Parent; provided that (i) such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Merger Sub, or the Paying Agent from making the payments required by this Article II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to, and for U.S. federal (and any applicable state or local) income tax purposes reported as earned by, the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Closing Amount, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payments pursuant to Section 2.5(b). The aggregate Closing Amount as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.5(b), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand. Parent shall not be required to deposit any funds related to any CVR with the Rights Agent, unless and until such deposit is required pursuant to the terms of the CVR Agreement.
(b) As promptly as practicable after the Effective Time (and in any event within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) or book-entry shares (each, a “Book-Entry Share”), which immediately prior to the Effective Time represented outstanding Shares that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form reasonably acceptable to the Company (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) or a customary agent’s message with respect to Book-Entry Shares, as applicable and (ii) instructions for effecting the surrender of the Certificate or Book-Entry Share in exchange for payment of the Merger Consideration. Upon surrender of a Certificate or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed (in the case of surrender of a Certificate), the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered will be cancelled. Until surrendered as contemplated by this Section 2.5(b), each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.
(c) No holder of record of a Book-Entry Share, which immediately prior to the Effective Time represented outstanding Shares that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such holder of record shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange therefor, the Merger Consideration for each Share formerly represented by such Book-Entry Share, and such Book-Entry Share will be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. No interest shall be paid or accrue on the cash payable in respect of a Book-Entry Share.
(d) At any time following the date that is six (6) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent or its designated Affiliate any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable to the holder of a Certificate or Book-Entry Share. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered, or the applicable “agent’s message” or other evidence is not received in respect of a Book-Entry Share, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) previously entitled thereto.

(e) From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.
(f) In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent (and, if required by Parent or the Paying Agent, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate), Parent shall cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate, without interest and less any applicable Tax withholding.
Section 2.6. Section 16 Matters. Prior to the Effective Time, the Company Board shall take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Shares, Company Stock Options and Company RSUs in the Contemplated Transactions.
Section 2.7. Withholding. The parties hereto and the Paying Agent (each, a “Payor”) are entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under the United States Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury Regulations thereunder (the “Treasury Regulations”), or any other applicable Tax Law. Any compensatory amounts payable pursuant to or as contemplated by this Agreement (which, for the avoidance of doubt, shall exclude amounts payable in respect of Shares and the Pre-Funded Warrants), including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Section 2.8. Transfer Taxes. Except as otherwise provided in this Section 2.8, all Transfer Taxes imposed on the Merger shall be paid by the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes. Notwithstanding the foregoing, if any payment pursuant to the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it will be a condition to such payment that (a) such Certificate so surrendered must be properly endorsed or must otherwise be in proper form and (b) the Person presenting such Certificate to the Paying Agent for payment must pay to the Paying Agent any Transfer Taxes or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or must establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not required to be paid.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as otherwise disclosed in (a) Company SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) (provided that nothing disclosed in the Company SEC Documents shall be deemed a qualification of, or modification to, the representations and warranties set forth in Section 3.1(a) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3 (Capital Stock), Section 3.4 (No Breach), Section 3.8(a) (Absence of Certain Developments), Section 3.11 (Tax Matters) and Section 3.22 (No Rights Agreement; Anti-Takeover Provisions)) or (b) the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (which shall be arranged and in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article III to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Organization and Corporate Power; Subsidiaries.
(a) The Company is a corporation validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (and all such Permits are in full force and effect), except where the failure to hold such Permits would not have a Company Material Adverse Effect. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.
(b) Each of the Subsidiaries of the Company is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (and all such Permits are in full force and effect), except where the failure to hold such Permits would not have a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.
(c) True and complete copies of the certificate of incorporation or formation and bylaws or similar governing document of the Company and each of its Subsidiaries (the “Company Organizational Documents”), as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub, and neither the Company nor any Subsidiary of the Company is in material violation of any provisions of the Company Organizational Documents.
Section 3.2. Authorization; Valid and Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by holders of at least a majority of the outstanding Shares (the “Company Stockholder Approval”), to consummate the Merger. The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions that (a) determined that this Agreement and the Contemplated Transactions are advisable, fair to and in the best interests of, the Company and the holders of the Shares, (b) duly authorized and approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein, and (c) resolved to recommend that the holders of the Shares adopt this Agreement at such meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof, which actions have not, as of the date of this Agreement, been rescinded, modified or withdrawn. No other corporate action pursuant to the Laws of the State of Delaware, on the part of the Company, is necessary to authorize this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
Section 3.3. Capital Stock.
(a) The authorized capital stock of the Company consists of 750,000,000 Shares and 37,500,000 shares of preferred stock, $0.01 par value per share, of which, as of July 13, 2026 (the “Measurement Date”), (i) 369,954,432 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding, (iii) 33,195,071 Shares were reserved for issuance under the Company Equity Plan, (iv) 52,374,582 Shares were subject to outstanding Company Stock Options (for Company Stock Options subject to performance-based vesting, assuming applicable performance goals are achieved in full), (v) 7,812,951 Shares were subject to outstanding Company RSUs and (vi) 10,877,216 Shares were subject to outstanding Pre-Funded Warrants.
(b) Section 3.3(b) of the Company Disclosure Letter sets forth a true and complete list of each award of incentive equity or equity-based award granted by the Company or a Subsidiary thereof that is outstanding as of the Measurement Date, including Company Stock Options, Company RSUs, and Subsidiary Stock Options (each, an “Equity Award”), that includes, as applicable, (i) the holder thereof, (ii) the type of award (e.g., incentive stock option, non-qualified stock option, hurdle share option, restricted stock unit), (iii) the number of vested and unvested shares of stock subject thereto, (iv) the per share exercise price, (v) the date of grant, (vi) the vesting terms (including performance vesting conditions), (vii) the Company Equity Plan or Subsidiary Equity Plan under which the Equity Award was granted, (viii) in the case of each Company Stock Option or Subsidiary Stock Option, the expiration date, and (ix) the issuing entity.
(c) Section 3.3(c) of the Company Disclosure Letter sets forth as of the Measurement Date, the name of each registered holder (and, if different, beneficial owner) of all issued and outstanding Pre-Funded Warrants, the number of Pre-Funded Warrants held by such holder and the number of shares of Company Common Stock into which such Pre-Funded Warrants are exercisable. Each Pre-Funded Warrant was duly authorized no later than the date on which the grant of such Pre-Funded Warrant was by its terms to be effective.
(d) All Equity Awards were granted and have at all times been administered in all material respects in compliance with the terms of the applicable Company Equity Plan or Subsidiary Equity Plan and award agreement governing the terms of such Equity Award. Each Company Stock Option has a per Share exercise price that was no less than the fair market value of a share of Company Common Stock on the date of grant as determined in accordance with Section 409A and Section 422 of the Code, as applicable. Each Subsidiary Stock Option has a per share exercise price that was no less than the fair market value of a share of such Subsidiary’s common stock on the date of grant as determined in accordance with Section 409A and Section 422 of the Code, as applicable. Each Company Stock Option, Company RSU, and Subsidiary Stock Option granted to or held by a U.S. taxpayer is exempt from Section 409A of the Code. Each Company Stock Option and Subsidiary Stock Option that is intended to qualify as an “incentive stock option” satisfies the requirements of Section 422 of the Code. Neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement (whether in writing or otherwise), and there is no agreement or arrangement with respect to which the Company or any of its Subsidiaries has or could expect to have Liability, in each case, that contains a promise or commitment to grant an incentive equity award or equity-based award under the Company Equity Plans, Subsidiary Equity Plans, or otherwise that has not been satisfied by the Company or the relevant Subsidiary thereof, as applicable, as of the date of this Agreement.
(e) The Subsidiaries set forth on Section 3.3(e) of the Company Disclosure Letter are the only Subsidiaries of the Company. Other than as indicated in Section 3.3(e) of the Company Disclosure Letter, each Subsidiary of the Company is wholly owned by the Company, free and clear of any Liens (other than Permitted Liens), and its authorized capital stock and the capital stock of each Subsidiary held by the Company or its respective Subsidiary is set forth opposite the name of such Subsidiary on Section 3.3(e) of the Company Disclosure Letter. Except as set forth on Section 3.3(e) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or restricted stock of, or other equity interest or voting security in, or any interest convertible into or exchangeable or exercisable for any capital stock or restricted stock of, or other equity interest or voting security in, any Person other than the Subsidiaries of the Company.
(f) Except as disclosed in Section 3.3 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any outstanding (i) shares of capital stock, restricted stock or other equity interests or voting securities, (ii) securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (iii) options, warrants, purchase rights, subscription rights, preemptive rights, anti-dilutive rights, conversion rights, exchange rights, exercise rights, calls, puts, rights of first refusal or other Contracts that require the Company or its Subsidiaries (as applicable) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable) (other than the Pre-Funded Warrants or pursuant to the cashless exercise of Company Stock Options or the withholding of taxes with respect to Company Stock Options or Company RSUs), or securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests, equity-based awards or voting securities of the Company or its Subsidiaries (as applicable), (iv) obligation to grant, extend or enter into any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, exercise rights, calls, puts, rights of first refusal or other Contracts that require the Company or its Subsidiaries (as applicable) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), or securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (v) stock appreciation, phantom stock, restricted stock units, performance stock units, profit participation or similar rights with respect to the Company or its Subsidiaries (as applicable), (vi) bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries (as applicable) having the right to vote on any matters on which the Company’s or any of its Subsidiaries’ (as applicable) stockholders may vote, or (vii) obligations by the Company or its Subsidiaries to make any payments based on the price or value of any of the foregoing securities or interests covered in clauses (i) through (vii) above (collectively, including the Shares and equity interests of the Company’s Subsidiaries, the “Company Securities”).
(g) There are no outstanding agreements of any kind which obligate the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, call or rights of first refusal or similar rights with respect to any Company Securities. Except as set forth in Section 3.3(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding with respect to any Company Securities or any other agreement with respect to the disposition or voting of, or dividends with respect to, any Company Securities. All outstanding Shares are and all Shares issued upon exercise of Company Stock Options or settlement of Company RSUs will be, when issued, duly authorized and validly issued, and are, or will be, as applicable, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. Neither the Company nor any of its Subsidiaries has any Contract pursuant to which it is obligated to make any equity investment (in the form of a capital contribution or otherwise) in any Person (other than the Company with respect to its wholly owned Subsidiaries).
(h) Except as disclosed in Section 3.3(h) of the Company Disclosure Letter, (i) the Company has not delivered an issuance notice to the Sales Agent; (ii) there are no pending or active issuance notices pursuant to the Sales Agreement; and (iii) no documentation relating to, or notice of, this Agreement is required to be provided to the Sales Agent.
Section 3.4. No Breach. Assuming the accuracy of the representation set forth in Section 4.9, the execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions do not (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.5 have been obtained, and all filings and obligations described in Section 3.5 have been made, conflict with or violate any Law, order, judgment or decree to which the Company or any of its properties or assets is subject, except any conflicts or violations which would not have a Company Material Adverse Effect, or (c) conflict with or result in any breach of, constitute a default under (with or without notice or lapse of time), result in a violation of, give rise to a right of termination, cancellation or acceleration or result in the creation of a Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any of its Subsidiaries under, any Company Material Contract, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Company Material Adverse Effect.
Section 3.5. Consents. Except for (a) the applicable requirements of Antitrust and FDI Laws, (b) applicable requirements of the Exchange Act, (c) any filings required by The Nasdaq Global Market (“Nasdaq”), (d) the filing of the Certificate of Merger, (e) the filing of applications, consents, approvals, authorizations and notices, as required by the FDA and any other federal, state, local or foreign Governmental Body that is concerned with or regulates the research, development, marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs and (f) any filings with the relevant authorities of jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, in each case, neither the Company nor any of its Subsidiaries are required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions and, other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those filings, consents, approvals and authorizations the failure of which to be obtained would not have a Company Material Adverse Effect.

Section 3.6. SEC Reports; Disclosure Controls and Procedures.
(a) The Company has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits thereto and all other information incorporated by reference therein) required to be filed or furnished by the Company with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2024 (such reports, schedules, forms, statements and other documents, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing, then on the date of such amendment, supplement or superseding filing) (and, in the case of registration statements on the dates of effectiveness): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Exchange Act or Sarbanes-Oxley, as applicable to such Company SEC Documents, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date of effectiveness (in the case of registration statements) and as of their respective SEC filing dates or, if amended, supplemented or superseded prior to the date hereof, the date of the filing of such amendment, supplement or superseding filing with respect to the portions that are amended, supplemented or superseded (in the case of all other Company SEC Documents) so filed, and (ii) none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC relating to the Company SEC Documents and none of the Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review. None of the Subsidiaries of the Company are required to file or furnish any forms, reports, schedules, statements or other documents with the SEC or any foreign equivalent agency.
(b) The consolidated financial statements (including any notes thereto) contained or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).
(c) The Company has designed and maintains, and at all times since January 1, 2024 has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of the assets of the Company that could have a material effect on the financial statements. Since January 1, 2024, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (x) any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting utilized by the Company; (y) with respect to the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting, any illegal act (with respect to or pertaining to the Company or when acting in his or her capacity as an employee of the Company) or any fraud, whether or not material; or (z) any claim or allegation regarding any of the foregoing.
(d) The Company (i) has designed and maintains, and at all times since January 1, 2024 has maintained, disclosure controls and procedures (as defined in Rules 13a– 15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2024, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(e) Since January 1, 2024, neither the Company, nor any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company, has received a material written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company, or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or any related material allegation regarding management or other employees who have a significant role in the Company’s internal control over financial reporting. Neither the Company nor its principal executive officer or principal financial officer has received written notice from any Governmental Body challenging or questioning the Company’s accounting practices, methodologies or methods or the accuracy, completeness, form or manner of filing of any certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley.
(f) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) or Regulation S-K under the Exchange Act).
Section 3.7. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated unaudited balance sheet or notes to the financial statements of the Company and its Subsidiaries as of the Company Balance Sheet Date, that is included in the Company SEC Documents, (b) as incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, (c) incurred in connection with this Agreement or the Contemplated Transactions, or (d) as set forth in Section 3.7 of the Company Disclosure Letter, none of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, has any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the balance sheet of the Company (or disclosed in the notes to such balance sheet).
Section 3.8. Absence of Certain Developments.
(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have not experienced a Company Material Adverse Effect.
(b) Except in connection with the Contemplated Transactions, from the Company Balance Sheet Date to the date of this Agreement, the Company and each of its Subsidiaries has carried on and operated its business in the ordinary course of business in all material respects (except for discussions, negotiations and transactions related to this Agreement or other potential strategic transactions), and none of the Company or any of its Subsidiaries (except for the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, have taken, committed or agreed to take any actions that would have been prohibited by Section 5.1(b) (other than Section 5.1(b)(i) (Dividends; Acquisition of Company Securities), (ii) (Issuance of Company Securities), (iii) (Compensation; Benefits), and (xviii) (Material Contracts)) if such covenants had been in effect as of the Company Balance Sheet Date.
Section 3.9. Compliance with Laws.
(a) Each of the Company and its Subsidiaries (except for the Non-Controlled VIE), and, to the Knowledge of the Company, the Non-Controlled VIE, is, and has been, since January 1, 2024, in compliance, in all material respects, with all Laws applicable to it, any of its properties or other assets, or its business or operations.
(b) Since January 1, 2024: (i) neither the Company nor any of its Subsidiaries (provided that, in the case of (A), such representation is made solely as to the Knowledge of the Company in respect of the Non-Controlled VIE)

has received any written notice or communication from any Governmental Body, or written notice or communication from any Person, that alleges (A) any material violation or noncompliance (or reflects that the Company or any of its Subsidiaries is under investigation or the subject or target of an inquiry or has threatened to be charged by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any material fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Permit, and (ii) neither the Company nor any of its Subsidiaries entered into any agreement or settlement with any Governmental Body or Person with respect to its alleged material noncompliance with, or violation of, applicable Law.
(c) Since January 1, 2024: (i) each of the Company and its Subsidiaries (excluding the VIEs), and, to the Knowledge of the Company, the VIEs, has timely filed all material regulatory applications, notices, reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any supplements and amendments required to be made with respect thereto, and has maintained all material reports, records, and documents, that each was required to file or maintain with any Governmental Body, including FDA, Drug Enforcement Administration (“DEA”), EMA, MHRA, state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all fees and assessments due and payable in connection therewith, and (ii) all such regulatory applications, notices, reports, schedules, statements, documents, filings, submissions, forms, registrations, other documents and records were complete and accurate in all material respects, or were subsequently updated, changed, corrected or modified and none of the Company or any of its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, the VIEs, have received any written notice or communication from any applicable Governmental Body alleging any material deficiencies with respect thereto.
(d) Since January 1, 2024, the Company, its Subsidiaries and each of their respective officers and directors are in material compliance with, and have complied in all material respects with, (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
Section 3.10. Title to Tangible Properties.
(a) The Company and its Subsidiaries have good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the absence of such title or rights would not have a Company Material Adverse Effect.
(b) Section 3.10(b) of the Company Disclosure Letter sets forth a true and complete list of all current real property leases of the Company or any of its Subsidiaries (including all subleases, amendments, extensions, and guarantees as of the date of this Agreement) (the “Company Real Property Leases” and the property covered thereunder, the “Company Real Property”), together with the addresses of such Company Real Property, the identity of the landlord and any guarantor, the current monthly or annual rent, the effective date, the expiration date, any renewal options, and any security deposits or letters of credit provided by the Company or its Subsidiaries thereunder, which constitute all real property used, occupied, or leased by the Company or its Subsidiaries. The Company has made available true and correct copies of all Company Real Property Leases. There are no subleases, licenses, occupancy agreements, consents, purchase agreements, or other contracts granting any person (other than the Company) the right to use or occupy the Company Real Property, and no person (other than the Company and its Subsidiaries) is in possession of the Company Real Property. None of the Company or any of its Subsidiaries has collaterally assigned or granted a security interest in any Company Real Property Lease. Each Company Real Property Lease is in full force and effect and is valid, binding and enforceable against the Company or its Subsidiaries (as applicable) and, to the Knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and general principles of equity. The Company and its Subsidiaries have performed all material obligations required under each Company Real Property Lease to date. The Company has not given or received any notice (whether written or oral) of any material violation, breach, or default (with or without notice or lapse of time) under any Company Real Property Lease. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any other party to the Company Real Property Leases is in material default under any such lease. Neither the Company nor its Subsidiaries has given or received any notice (whether written or oral) of termination or cancellation of, or any intention to terminate or cancel, any Company Real Property

Lease (whether as a result of the Contemplated Transactions or otherwise). No event has occurred which, if not remedied, would result in a material default by the Company or its Subsidiaries under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred which, if not remedied, would result in a material default by any other party under any such lease. Except as would not have a Company Material Adverse Effect, the Company Real Property is in good condition and repair (ordinary wear and tear excepted), free of any defects, fit for use in the ordinary course of the operation of the business of the Company and its Subsidiaries, and is adequate and suitable for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ business.
(c) Neither the Company nor any of its Subsidiaries currently owns or has previously owned any real property, or is a party to any Contract for the purchase, sale, or development of any real property.
(d) No consent, approval or authorization of any party with respect to the Company Real Property Leases is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations with respect to the Company Real Property Leases the failure of which to obtain would not be material to the Company.
Section 3.11. Tax Matters
(a) (i) Each of the Company and its Subsidiaries (excluding the Non-Controlled VIE), and to the Knowledge of the Company, the Non-Controlled VIE, has timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by it and such Tax Returns of the Company and its Subsidiaries (excluding the Non-Controlled VIE) are, and with respect to such Tax Returns of the Non-Controlled VIE, to the Company’s Knowledge are, true, complete and correct in all material respects, and (ii) each of the Company and its Subsidiaries (excluding the Non-Controlled VIE), and to the Company’s Knowledge, the Non-Controlled VIE, has timely paid all material Taxes whether or not shown as due and payable on any Tax Return.
(b) There are no Liens for material Taxes (other than Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP) upon any of the assets of the Company or any of its Subsidiaries (excluding the Non-Controlled VIE), and to the Knowledge of the Company, upon any of the assets of the Non-Controlled VIE.
(c) The Company and its Subsidiaries (excluding the Non-Controlled VIE), and to the Knowledge of the Company, the Non-Controlled VIE, have withheld and paid over all material Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any of its Subsidiaries (excluding the Non-Controlled VIE), and, to the Knowledge of the Company, the Non-Controlled VIE, has applied for or received any loan (or any employee retention credit) established by the Coronavirus Aid, Relief, and Economic Security Act, as it may be amended or modified (the “CARES Act”), including any Small Business Administration Paycheck Protection Program loan.
(d) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE, has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(e) No deficiency for any material Tax has been asserted or assessed by a Governmental Body in writing (or, to the Knowledge of the Company, otherwise) against the Company or any of its Subsidiaries (excluding the Non-Controlled VIE), and to the Knowledge of the Company, against the Non-Controlled VIE, which deficiency has not been paid, settled or withdrawn or is not being contested in good faith in appropriate proceedings. No material U.S., federal, state, local or foreign Actions relating to Taxes are pending or being conducted with respect to the Company or any of its Subsidiaries (excluding the Non-Controlled VIE), and to the Knowledge of the Company, with respect to the Non-Controlled VIE. None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE, has received written notice of any claim made by a Governmental Body in a jurisdiction where the Company, such Subsidiary or such Non-Controlled VIE does not pay a certain Tax or file a certain type of Tax Return that the Company, such Subsidiary or the Non-Controlled VIE is subject to taxation by that jurisdiction or required to file a certain type of Tax Return in that jurisdiction.
(f) There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE, that is currently in force.
(g) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which is the Company) or (iii) has liability for the Taxes of any other Person (other than the Company, its Subsidiaries or the Non-Controlled VIE) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a successor or transferee.
(h) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE, will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in the method of accounting made prior to the Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or any other agreement with a Governmental Body regarding Taxes executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition entered into on or prior to the Closing or (iv) any prepaid amount received or deferred revenue accrued prior to the Closing outside of the ordinary course of business.
(i) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), or, to the Knowledge of the Company, the Non-Controlled VIE, has been a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the two (2) years prior to the date hereof.
Section 3.12. Contracts and Commitments.
(a) Section 3.12(a) of the Company Disclosure Letter identifies each Contract that constitutes a Company Material Contract as of the date of this Agreement. For purposes of this Agreement, a “Company Material Contract” shall include each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound, but exclude any Company Plan and Company Real Property Leases:
(i) “material contract” (as such term is defined in Item 601 (b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, or any Company SEC Documents filed after the date of filing of such Form 10-K;
(ii) collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body (“Labor Agreements”);
(iii) Contract establishing or relating to the formation, creation, operation, management or control of any joint venture, partnership, collaboration, variable interest entity or similar arrangement;
(iv) Contract (A) restricting or purporting to restrict the right of the Company or any of its Affiliates (including, following the Closing Date, Parent or any of its Affiliates) to compete in any line of business in any geographical area, (B) obligating the Company or any of its Affiliates (including, following the Closing Date, Parent or any of its Affiliates) to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a specified minimum amount of goods or services with a value in excess of $1,000,000, or to sell any product or service exclusively to a single party, (C) under which any Person has been granted the (1) exclusive right to develop, manufacture, sell, market or distribute the Products, or (2) non-exclusive right to develop, manufacture, sell, market or distribute the Products (excluding, solely for subclause (C)(2), any Routine Services Contracts entered into in the ordinary course of business),

(D) provides for “exclusivity” or any similar requirement in favor of any Person or group of Persons or in any geographical area or (E) requiring the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to conduct any business or agree to any terms on a “most favored nations” basis with any Person;
(v) Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any of its Subsidiaries;
(vi) Contract in respect of Indebtedness or any loan by the Company or any of its Subsidiaries to any other Person;
(vii) Contract (other than a Company Plan) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand;
(viii) Contract relating to the voting or registration of any securities;
(ix) Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interests or material assets;
(x) Contract that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person, excluding any confidentiality agreements entered into in the ordinary course of business unless it restricts or purports to restrict the Company or any Subsidiary or any Affiliate of the Company (including, following the Closing, Parent or any of its Affiliates);
(xi) Contract relating to the supply of any products or services to the Company or any of its Subsidiaries (excluding the VIEs), under which the Company and its Subsidiaries (excluding the VIEs) have paid or expect to pay, individually or in the aggregate, in excess of $1,000,000 during any twelve (12) month period other than, in each case, a Company Plan;
(x) Corporate integrity agreement, consent decree, deferred prosecution agreement, non-prosecution agreement, or other similar type of agreement with Governmental Bodies that have existing or contingent performance obligations;
(xii) Contract relating to the settlement, conciliation or similar agreement with any Governmental Body or Person, that provides for any continuing material obligations on the part of the Company or any of its Subsidiaries;
(xiv) Contract that prohibits, limits or restricts the payment of dividends or distributions in respect of the Company Securities, or otherwise prohibit, limit or restrict the pledging of Company Securities, or prohibit, limit or restrict the issuance of guarantees by the Company or any of its Subsidiaries other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;
(xv) stockholders’, investors rights’, registration rights or similar Contract (excluding Contracts governing Company Stock Options or Company RSUs);
(xvi) Contract (including all amendments, extensions and renewals with respect thereto) pursuant to which the Company or any of its Subsidiaries leases, subleases, uses or occupies any real property;
(xvii) Contract that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, other than any such Contract disclosed under Section 3.24;
(xviii) IP Contract;
(xix) Contract with any academic institution, research center or Governmental Body that relates to any Owned Intellectual Property or any other material Company Intellectual Property (or the research or development of any of the foregoing or the funding for such research or development activities);
(xx) Contract with respect to commercialization, manufacturing, supply, service, maintenance, collaboration, co-promotion, discovery, research, development or profit sharing (including any such Contracts with any third-party payor or any third party contract research organization or third party contract manufacturing organization that develops, manufactures or supplies any Products and/or that directly conducts clinical trials), in each case, with a value in excess of $1,000,000;

(xxi) Contract pursuant to which the Company or any of its Subsidiaries has continuing guarantee, “earn-out” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), including (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or its Subsidiaries;
(xxii) Contract that obligates the Company or any of its Subsidiaries to make any capital commitment or capital expenditure in an amount in excess of $1,000,000;
(xxiii) Contract or offer letter that is for the employment of any directors, officers or employees at annual base salary in excess of $250,000;
(xxiv) Contract with any independent contractor or consultant involving annual payments in excess of $250,000;
(xxv) Contract in which the Company or any of its Subsidiaries has granted marketing or distribution rights relating to any product or product candidate of the Company or any of its Subsidiaries;
(xxvi) Contract involving a manufacturing, supply or tolling agreement or arrangement that commits the Company or any of its Subsidiaries to purchase any product or product candidate of the Company or any of its Subsidiaries for clinical studies or commercial use; and
(xxvii) Contract or arrangement to enter into any of the foregoing.
(b) A true and correct copy of all written Company Material Contracts, together with all material amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract has been made available to Parent.
(c) (i) Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries (A) is, or has received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under and (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract (excluding expiration of any Contract in accordance with its terms) and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, the Company has not, and, to the Knowledge of the Company, no other counterparty to any Company Material Contract has given any written notice of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise). Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not deferred any payment under any Company Material Contract, received notice of any overdue invoice with respect to any amount due under any Company Material Contract, or agreed with any counterparty to any Company Material Contracts that payment of any amounts owed by the Company under such Company Material Contract may be deferred or delayed.
Section 3.13. Intellectual Property.
(a) Section 3.13(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all Patents, Trademarks, and registered Copyrights, in each case owned or purported to be owned (in whole or in part) by, or exclusively licensed or sublicensed to, the Company or any of its Subsidiaries, in each case, that have been registered with or issued by a Governmental Body, or with respect to which the Company or any of its Subsidiaries has filed an application for registration (collectively, for clarity even if not listed on the Company Disclosure Letter, “Company Registered Intellectual Property”), indicating for each such item as of the date of this Agreement as applicable, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. Section 3.13(a) of the Company Disclosure Letter also sets forth a list of all Internet domain names and social media accounts with respect to which the Company or any of its Subsidiaries (other than the VIEs) is the registrant.

(b) Except as expressly indicated on Section 3.13(a) of the Company Disclosure Letter, all issued Patents, registered Trademarks, and registered Copyrights included in the Company Registered Intellectual Property are subsisting and in full force and effect and, to the Knowledge of the Company, valid and enforceable, and all applications within the Company Registered Intellectual Property are subsisting and, to the Knowledge of the Company, will be valid and enforceable upon issuance. Each item of Company Registered Intellectual Property is, and at all times has been, in material compliance with all formal legal requirements (including payment of registration, maintenance, and renewal fees and the filing of all required documents with the relevant Governmental Bodies) now or previously due for the purpose of maintaining such item of Company Registered Intellectual Property in full force and effect.
(c) The Company or a Subsidiary of the Company is the exclusive owner of all rights, title and interests in and to all Owned Intellectual Property, free and clear of all Liens (except for Permitted Liens), and otherwise possesses sufficient and enforceable rights pursuant to valid and enforceable written agreements to use all other Company Intellectual Property as such Intellectual Property is used and is currently proposed to be used in the conduct of the Company’s business. The Company Intellectual Property (excluding Intellectual Property attributable to the Non-Controlled VIE) is not subject to any outstanding injunction, judgment, order, decree, ruling or charge and, to the Knowledge of the Company, the Company Intellectual Property attributable to the Non-Controlled VIE is not subject to any outstanding injunction, judgment, order, decree, ruling or charge. Except as expressly set forth in Section 3.13(c) of the Company Disclosure Letter, no third party has any joint ownership in any inventions claimed by any issued Patents or pending claims in any applications for Patents included in the Owned Intellectual Property (or to the Knowledge of the Company, any inventions claimed by any issued Patents or pending claims in any applications for Patents licensed by the Company). For the avoidance of doubt, no representation or warranty is made in this Section 3.13(c) with respect to any actual or alleged infringement, misappropriation, or other violation of the Intellectual Property rights of any third party, which matters are addressed exclusively in Section 3.13(e).
(d) The Company and each of its Subsidiaries has diligently prepared or is diligently preparing to file patent applications for all potentially patentable inventions within the Owned Intellectual Property, except where, in the exercise of each applicable entity’s reasonable business judgment, the Company or such Subsidiary (as applicable) has decided not to file or has decided to defer filing, a patent application on a potentially patentable invention. To the extent the Company controls, or has controlled, the filing or prosecution thereof, the Company and its Subsidiaries have complied in all material respects with all Laws regarding the duty of disclosure, candor and good faith in connection with each Patent included in the Owned Intellectual Property (or otherwise in the Company Registered Intellectual Property) to the extent required by law in the applicable jurisdictions. No public disclosure bar by the Company or its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, by the VIEs has occurred or on sale bar by the Company or its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, by the VIEs has arisen which has rendered or would reasonably be expected to render any material Patent contained in the Owned Intellectual Property (or otherwise in the Company Registered Intellectual Property to the extent the Company controls filing or prosecution thereof) unenforceable or invalid.
(e) Neither the conduct of the Company’s and its Subsidiaries’ business, nor their respective use, practice, or other exploitation of the Products or VIE Products (including the research, development, and manufacture thereof) has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating, in any material respect, (i) any issued Patent of any Person or (ii) to the Knowledge of the Company, any Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has received any written notice from any Person (A) claiming any infringement, misappropriation or violation of the Intellectual Property of such Person or (B) contesting the use, ownership, scope, validity or enforceability of any of the Company Intellectual Property, and neither the Company nor any of its Subsidiaries is aware of any basis for such claims. There is no Action pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries (or to the Knowledge of the Company, any other Person) claiming or contesting any of the foregoing (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any foreign equivalent in the ordinary course of prosecution). None of the Owned Intellectual Property, and to the Knowledge of the Company, other Company Intellectual Property is subject to any pending or outstanding judgment that restricts the use, licensing, transfer or registration of, or adversely affects the validity or enforceability of, any such Intellectual Property. None of the Company, any of its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, the VIEs, is under any obligation to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to Company Intellectual Property.

(f) To the Knowledge of the Company, no Person has misappropriated, infringed or otherwise violated or is infringing, misappropriating or otherwise violating any Company Intellectual Property, and no such claims have been made against any other Person by the Company or any of its Subsidiaries.
(g) Section 3.13(g) of the Company Disclosure Letter sets forth a complete and correct list of all IP Contracts to which the Company or any of its Subsidiaries is a party. The Company has made available to Parent and Merger Sub true and complete copies of all such IP Contracts. Each other party to any such IP Contracts has performed all obligations required to be performed by such party as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in violation, breach or default of or under any such IP Contracts. Except as set forth on Section 3.13(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (A) result in the breach of, or create on behalf of any third party the right to terminate or modify any IP Contract, (B) result in or require the grant, assignment or transfer to any other Person (other than Parent, Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any of the Company Intellectual Property or any of the Intellectual Property of Parent, Merger Sub or any of their respective Affiliates or (C) cause a material loss or impairment of any Company Intellectual Property, and all such rights in Company Intellectual Property will continue in full force and effect immediately following the Closing on substantially identical terms and conditions as in effect prior to the Closing, without the payment of any additional consideration in connection therewith.
(h) No past or present founder, director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries owns (or, to the Knowledge of the Company, has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property that is material to the operation of the Company or its Subsidiaries. Each current and former employee, officer and director of the Company or any of its Subsidiaries, each current and former independent contractor and consultant of the Company or any of its Subsidiaries, and any other Person who is or has been involved in the creation or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed a valid and enforceable written agreement (i) requiring such Person to maintain the confidentiality of all confidential information of the Company or its Subsidiaries, (ii) permitting such Person to use such information only for the benefit of the Company or its Subsidiaries in the scope of such Person’s employment or engagement by the Company or any of its Subsidiaries (as the case may be) and (iii) containing a present assignment to the Company or its applicable Subsidiary of all rights, title and interests in and to all Intellectual Property created or developed for the Company or any of its Subsidiaries in the course of such Person’s employment or retention thereby (provided, that with respect to the VIEs, each of the representations set forth in clauses (i) through (iii) of this sentence is made as to the Knowledge of the Company). There is no material uncured breach by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, the counterparty, under any such agreement.
(i) The Company and its Subsidiaries have taken commercially reasonable steps to prevent the unauthorized disclosure or use of any material Trade Secrets included in the Company Intellectual Property (and to maintain the secrecy and value thereof), including by requiring each Person with access to such material Trade Secrets to execute a binding written non-disclosure agreement restricting the disclosure and use of such material Trade Secret. To the Knowledge of the Company, no such Person is in breach or violation of any such agreement.
(j) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution (i) has been or is being used to create, in whole or in part, any Owned Intellectual Property (or, to the Knowledge of the Company, other Company Intellectual Property), except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership of, or use rights to (except for use rights during the term of the applicable agreement between the Company or any of its Subsidiaries, on the one hand, and such Governmental Body or educational institution, on the other hand, solely to conduct activities within the scope of such applicable agreement) such Company Intellectual Property or (ii) requires or otherwise obligates the Company or any of its Subsidiaries to grant or offer to any such Governmental Body or institution any license or other right to such Company Intellectual Property (except for use rights during the term of the applicable agreement between the Company and such Governmental Body or institution solely to conduct activities within the scope of such applicable agreement). No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who contributed to the creation or development of any Company Intellectual Property has, to the Knowledge of the Company,

performed services for a Governmental Body or any university, college, research institute or other educational institution related to the Company’s or its Subsidiaries’ business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.
(k) The Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs, own or possess valid and enforceable rights to use, in all material respects, all training data that is material to the development, operation, modification, update, or improvement of any machine learning or artificial intelligence technologies owned or purported to be owned by the Company and its Subsidiaries, and have obtained all necessary consents for such use. Immediately following the Closing, the Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs, will continue to own, license, or otherwise have the right to use such training data to the same extent as prior to the Closing.
(l) (i) The computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by or otherwise used by the Company or any of its Subsidiaries (collectively, the “Company Systems”) are sufficient for the conduct of its business as presently conducted by Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs, (ii) since January 1, 2024, there have been no failures, breakdowns, breaches, defects, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business as presently conducted by the Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs, and (iii) since January 1, 2024, there have not been any incidents of unauthorized access or other security breaches of the Company Systems owned, leased or licensed by or otherwise used by the Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the Company Systems owned or controlled by the VIEs. The Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs (i) have taken, and take, commercially reasonable efforts (including maintaining policies and procedures) to maintain and protect the integrity, security and operation of the Company Systems owned or controlled by the Company and its Subsidiaries, and (ii) have implemented and maintain backup and disaster recovery technology and procedures consistent with reasonable information technology security practices for a company of its size and nature. To the Knowledge of the Company, the Company Systems do not contain any malware, “Trojan horses,” viruses, or other malicious code.
Section 3.14. Litigation. As of the date of this Agreement, (i) there is no material Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or another Person for which the Company or any of its Subsidiaries is providing indemnification, at law or in equity, or before or by any Governmental Body or any Person that would be material to the Company and its Subsidiaries, taken as a whole and (ii) neither the Company nor any of its Subsidiaries is subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body that would be material to the Company and its Subsidiaries, taken as a whole.
Section 3.15. Insurance. Section 3.15 of the Company Disclosure Letter sets forth each material insurance policy to which the Company or any of its Subsidiaries (excluding the VIEs) is a party as of the date of this Agreement. As of the date of this Agreement, each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (i) neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation or termination has been received with respect to any such insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not have a Company Material Adverse Effect.
Section 3.16. Employee Benefit Plans.
(a) Section 3.16(a) of the Company Disclosure Letter lists all material Company Plans.
(b) With respect to each material Company Plan, the Company has made available to Parent and Merger Sub true and complete copies of the following (as applicable) prior to the date of this Agreement: (i) the current plan document, including all amendments thereto or, with respect to any unwritten plan, a written summary of all material terms thereof, (ii) the current summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments, custodial agreements, insurance policies, or other funding-related documents, (iv) a copy of the most recent financial statements, (v) the three (3) most recent annual reports on Form 5500, including all schedules and attachments, required to be filed with the Department of Labor,

(vi) a copy of all material, non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last six (6) years, (vii) results of non-discrimination testing for each of the last three (3) plan years (including details of any related corrections), (viii) all Forms 1094-C for the Company and any of its Subsidiaries that served as an employing entity from 2019 to 2025, and (ix) the current Internal Revenue Service determination, advisory or opinion letter.
(c) Each Company Plan that is intended to be “qualified” under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion or advisory letter from the Internal Revenue Service as to its qualification, each trust created thereunder has been determined by the Internal Revenue Service to be exempt from Tax under the provisions of Section 501(a) of the Code, and no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status or result in material Liability to the Company or any of its Subsidiaries.
(d) Each Company Plan, including any associated trust or fund, has been established, maintained, operated, funded and administered in material compliance with its terms and complies, in all material respects, in form and in operation with the requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Laws. With respect to each Company Plan or the assets thereof, there are no Actions or claims pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits in the ordinary course, and to the Knowledge of the Company no fact or circumstance exists that would be reasonably likely to give rise to any such Action or claim. No Company Plan is, or within the last six (6) years has been, the subject of an examination, investigation or audit by a Governmental Body, or the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(e) No Company Plan is and none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has at any time sponsored, contributed to or been required to contribute to, or otherwise has or had any Liability or obligation under or in respect of, a plan that is or was at any relevant time (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (v) a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA. Neither the Company nor any of its Subsidiaries has any Liability by reason of at any time being considered a single employer under Section 414 of the Code with any Person other than the Company or its Subsidiaries. The Company Plans do not obligate the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries otherwise have any Liability, to provide a current or former employee or other service provider (or any spouse or dependent thereof) any life insurance or medical or welfare benefits (other than severance benefits under the employment agreements listed on Section 3.16(a) of the Company Disclosure Letter) after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law at the sole expense of the participant.
(f) All contributions, reimbursements, distributions, premiums and benefit payments that are due under any Company Plan have been timely made in all material respects and all such amounts for any period ending on or before the Closing Date that are not yet due have been made or properly accrued in accordance with applicable accounting principles in all material respects. Neither the Company nor any of its Subsidiaries has incurred any material Tax (whether or not assessed) pursuant to Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA, breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan, or other transaction with respect to any Company Plan that could subject the Company or any of its Subsidiaries to any material Tax under the Code, ERISA, or any other applicable Laws.
(g) Except as set forth in Section 2.2 of this Agreement or in Section 3.16(g) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, could, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any payment (including severance, bonus or other similar payment) becoming due to any current or former officer, director, employee or individual service provider of the Company or any of its Subsidiaries, or under a Company Plan or otherwise, (ii) increase or otherwise enhance any benefits or compensation otherwise payable under any Company Plan or otherwise to a current or former officer, employee or individual service provider of the Company or any of its Subsidiaries, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits or trigger any other obligation under any Company Plan, (iv) require the Company or any of its Subsidiaries to set aside any assets to fund or trigger any payment or funding of any benefits under any Company Plan, (v) result in any violation of, or default under, any Company Plan, (vi) limit or restrict the right of the Company to merge, amend or terminate any Company Plan or (vii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.
(h) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, has any obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state or local Law relating to Tax).
(i) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company or any of its Subsidiaries has been documented and operated in material compliance with Section 409A of the Code and the applicable guidance and regulations thereunder.
(j) Section 3.16(j) of the Company Disclosure Letter sets forth a list of each Plan maintained for the benefit of any current or former employee or other individual service provider who performs services for the Company or its Subsidiaries outside of the United States (each, a “Non-U.S. Plan”). Except as set forth on Section 3.16(j)(i) of the Company Disclosure Letter, no Non-U.S. Plan provides for benefits that materially exceed the statutory minimum benefits required to be provided by the Company or its Subsidiaries to such Person. There is no Non-U.S. Plan in the nature of a defined benefit plan or multiemployer plan for the benefit of any Person in, or subject to any legal requirements of, a jurisdiction outside the United States. Each Non-U.S. Plan (i) if intended to qualify for special tax treatment under applicable Law, satisfies in all material respects all requirements to obtain such tax treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in all material respects in accordance with applicable accounting principles and applicable Law, and (iii) has been maintained in compliance in all material respects with applicable Law.
Section 3.17. Environmental Compliance and Conditions.
(a) (i) Each of the Company and its Subsidiaries is, and since January 1, 2024 has been, in material compliance with all applicable Environmental Laws; (ii) each of the Company and its Subsidiaries holds and is in material compliance with all Permits required under Environmental Law to operate their business as presently conducted, and there are no Actions pending or, to the Knowledge of the Company, threatened, that could reasonably be expected to result in the suspension, termination, or material modification of any such Permit; (iii) (A) neither the Company nor any Subsidiary (excluding the VIEs) has received any notice or request for information, and there is no Action or Governmental Order that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (excluding the VIEs) and (B) to the Knowledge of the Company, none of the VIEs has received any notice or request for information and there is no Action or Governmental Order that is pending or threatened against or affecting the VIEs, in each case of clauses (A) and (B), relating to or alleging any liability under or violation of Environmental Law that remains open or unresolved; (iv) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, the VIEs, by operation of Environmental Law or by entering into a Contract or Governmental Order has assumed or retained any material Environmental Liability; and (v) neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other Person, has Released any Hazardous Substance on, into, or from the Company Real Property or any other real property currently or formerly owned, leased or operated by the Company or its Subsidiaries in a manner or to a degree that has or would reasonably be expected to result in liability or investigatory or remedial obligations for the Company or any Subsidiary under Environmental Law.
(b) The Company has made available to Parent copies of all material environmental reports, audits, assessments, investigations, documents, and correspondence within its possession or control relating to the environmental condition of the Company Real Property or to the compliance of the Company or any of its Subsidiaries with Environmental Laws.

Section 3.18. Employment and Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any Labor Agreement, and no employees of the Company nor any of its Subsidiaries are represented by a labor union, works council or other employee representative body. Neither the Company nor any of its Subsidiaries has experienced any actual or, to the Knowledge of the Company, threatened labor disruptions, arbitrations, picketing, strikes, slowdowns, handbilling, work stoppages, lockouts, material labor grievances, claims of unfair labor practices, or other collective bargaining or labor disputes since January 1, 2024, and, to the Knowledge of the Company, has not experienced union organization attempts since such date. Since January 1, 2024, no labor union, works council, other labor organization, or group of employees of the Company or any of its Subsidiaries has made a demand or petition for recognition or certification, and there are no representation or certification proceedings presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Neither the Company nor any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the Contemplated Transactions. There are and since January 1, 2024 have been no material Actions pending or threatened by or before any Governmental Body against or affecting the Company or any of its Subsidiaries concerning employment-related matters (including any material grievances or unfair labor practice charges) or brought by or on behalf of any current or former applicant, employee or independent contractor of the Company or any of its Subsidiaries.
(b) Each of the Company and its Subsidiaries is and, since January 1, 2024, has been in compliance, in all material respects, with all Laws relating to labor and employment, including all such Laws relating to wages and hours (including minimum wage and overtime wages), human rights, discrimination, harassment, retaliation, pay equity, employment equity, paid sick days/leave entitlements and benefits, family and medical leave and other leaves of absence (including the federal Emergency Family and Medical Leave Expansion Act), workers’ compensation, safety and health, immigration and work authorization (including the completion and retention of Forms I-9 for all employees and the proper confirmation of employee visas), worker classification and payment (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Laws (“WARN”)), terms and conditions of employment, whistleblowing, disability rights or benefits, employee trainings and notices, background checks and drug testing, labor relations, employee leave issues, affirmative action and unemployment insurance.
(c) There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) with respect to the Company or any of its Subsidiaries since January 1, 2024.
(d) No current employee with annualized base salary at or above $250,000 has given notice of termination of employment or, to the Knowledge of the Company, otherwise intends to terminate employment with the Company or any of its Subsidiaries within the twelve (12) months following the Closing.
(e) All employees in the United States of America are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any material amounts being owed to such individual other than with respect to wages accrued before termination, vested benefits under the Company Plans, and severance under Company Plans disclosed on Section 3.16(a) of the Company Disclosure Letter or amounts required by applicable Law. The relationships with all individuals who act on their own as contractors or as other service providers to the Company or any of its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs, can be terminated for any reason with no greater than thirty (30) days’ prior written notice of termination, other than earned but unpaid compensation through the date of termination. Neither the Company nor any of its Subsidiaries sponsors any employee for, or otherwise knowingly engages any employee working pursuant to, a nonimmigrant visa.
(f) The Company has made available to Parent a true and complete list of (i) the employee identification number, current compensation rate (including salary and target annual bonus or commission opportunity), date of hire, work location, visa status, leave status and current job title or position of each officer and employee of the Company and each of its Subsidiaries (excluding the Non-Controlled VIE), (ii) the expected title of each other individual who has accepted an offer of employment made by the Company or any of its Subsidiaries but whose employment has not yet commenced and (iii) the expected title of each other individual to whom an offer of employment is outstanding by the Company or any of its Subsidiaries, together with each such individual’s actual or offered position or function, date of hire, location, status as active or inactive, whether such individual is on a time limited visa, base pay, bonus target, whether such position is exempt or non-exempt, leave status and expected return to work date.
(g) The Company has made available to Parent a list of all individual independent contractors to the Company or any of its Subsidiaries (excluding the VIEs) who have performed services for the Company or any of its Subsidiaries (excluding the VIEs) within the last six (6) months, including name, current rate of payment and any incentive compensation opportunities, description of work, and expiration of term of engagement.
(h) The Company has made available to Parent a complete and accurate copy of each material written personnel policy and material written personnel rule or procedure generally applicable to employees of the Company and each of its Subsidiaries.
(i) During the past two (2) years, no executive or key employee of the Company or any of its Subsidiaries was the subject of any sexual or other type of discrimination, harassment, retaliation, or misconduct allegations while engaged by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them received written or oral notice or which have been reported to any of them. With respect to each such allegation with potential merit, each of the Company and its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action. Neither the Company nor any of its Subsidiaries reasonably expects any material Liabilities with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company or such Subsidiary, that, if known to the public, would bring the Company or such Subsidiary into material disrepute.
(j) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in any material respect in violation of any term of any nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, or other restrictive covenant agreement or obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.
(k) Each of the Company and its Subsidiaries is, and since January 1, 2024, has been, in compliance in all material respects with all applicable immigration Laws, including the Immigration Reform and Control Act of 1986 and any amendments thereto. Since January 1, 2024, each of the Company and its Subsidiaries has, in all material respects, properly completed and retained Form I-9 (Employment Eligibility Verification) for all current and former employees hired to perform services in the United States, as required by applicable Law. All individuals employed by the Company or any of its Subsidiaries in the United States are authorized to work in the United States. Neither the Company nor any of its Subsidiaries sponsors any employee for, or otherwise knowingly engage any employee working pursuant to, a nonimmigrant visa.
Section 3.19. Regulatory and Compliance Matters.
(a) Each of the Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs (i) holds all material Permits and has submitted written notices to all Governmental Bodies, required under applicable Healthcare Laws necessary for the lawful operation of the business of the Company and its Subsidiaries as currently conducted, including all Permits and registrations submitted to or issued by the FDA or Drug Enforcement Administration (the “Regulatory Authorizations”), (ii) is operating and has since January 1, 2024 operated in compliance in all material respects with such material Regulatory Authorizations, and (iii) as of the date of this Agreement, all such material Regulatory Authorizations are valid and in full force and effect. Since January 1, 2024, there has not occurred any material violation of, or material default (with or without written notice or lapse of time or both) under any such material Regulatory Authorization. Since January 1, 2024, each of the Company and its Subsidiaries has fulfilled and performed all of their respective material obligations with respect to such material Regulatory Authorizations and is in compliance in all material respects with the terms thereof. Section 3.19(a) of the Company Disclosure Letter lists all current material Regulatory Authorizations held by the Company and its Subsidiaries. Since January 1, 2024, there have been no occurrences or events, or Actions that are pending, under investigation or, to the Knowledge of the Company, threatened, nor has the Company or its Subsidiaries since January 1, 2024 received any written notification from a Governmental Body, which in each case has resulted in or would reasonably be expected to result in the material limitation, adverse modification, revocation, withdrawal, termination, cancellation, lapse, integrity review, suspension, or any other materially adverse Action against any such material Regulatory Authorization, and to the Knowledge of the Company, no facts or circumstances exist that would be reasonably likely to cause any such Action. Since January 1, 2024, neither the Company nor any of its Subsidiaries has received written notice of any pending or, to the Knowledge of the Company, threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other Action from any Governmental Body alleging that any operation or activity of the Company or any of its Subsidiaries is in material violation of any applicable Healthcare Law or Regulatory Authorization. The Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any material Regulatory Authorization pursuant to the terms of any such Regulatory Authorization.
(b) Since January 1, 2024, all of the Company’s and each of its Subsidiaries’ Products and, to the Knowledge of the Company, each of VIE Products, in each case, that are subject to the jurisdiction of the FDA, DEA, EMA, MHRA, or other Governmental Body have been and are being researched, manufactured, packaged, imported, exported, processed, developed, labeled, stored, shipped, handled, warehoused, distributed, and tested by or on behalf of the Company or any of its Subsidiaries in material compliance with all applicable requirements under the Regulatory Authorizations and applicable Healthcare Laws. None of the Company’s nor any of its Subsidiaries’ Products, nor, to the Knowledge of the Company, any of the VIE Products, have been adulterated or misbranded in any material respect, or prohibited from introduction into interstate commerce under applicable Healthcare Laws.
(c) Since January 1, 2024: (i) the Company and its Subsidiaries (excluding the VIEs) and, to the Knowledge of the Company, the VIEs have filed, maintained or furnished all material applications, reports, documents, data, claims, Regulatory Authorizations, amendments, modifications, notices, declarations, listings, registrations, reports and other information required to be filed, maintained or furnished to the FDA, DEA, EMA, MHRA, or any other Governmental Body in connection with the Products or, to the Knowledge of the Company, the VIE Products, or the operation of the business (collectively, the “Submissions,” which term, when used in reference to filings by the VIEs, shall be deemed to be made to the Knowledge of the Company), (ii) all Submissions utilized by the Company and its Subsidiaries as the basis for, or submitted by the Company or any of its Subsidiaries in connection with, any and all requests for the Regulatory Authorizations relating to the Company or any of its Subsidiaries were to the Knowledge of the Company, (A) in compliance in all material respects with applicable Healthcare Laws when filed, maintained, or furnished, and (B) complete and correct in all material respects as of the date of submission (or were corrected in or supplemented by a subsequent filing), and (iii) the Company and its Subsidiaries have not received any written notice of any material deficiencies asserted by any applicable Governmental Body with respect to any such Submissions. To the Company’s Knowledge, no facts or circumstances exist that would be reasonably likely to cause any Governmental Body to take action to materially limit, suspend, materially modify, or revoke any material Regulatory Authorization. Any material updates, changes, corrections, or modifications to such documents required under applicable Healthcare Laws have been submitted in a timely and complete manner. As of the date of this Agreement, the Company has made available to Parent true, complete and accurate copies of all material data and reports with respect to regulatory applications, studies and trials, and all other material information regarding the quality, efficacy and safety of the Products, including copies of all communications from Governmental Bodies relating to the Products.
(d) To the extent applicable to the Company’s or its Subsidiaries’ activities, the Company and each relevant Subsidiary holds all registrations issued by the DEA and all other Permits required under the Federal Controlled Substances Act (21 U.S.C. § 801 et seq.) and applicable state controlled substance Laws for the research, development, possession, use, storage, handling, disposal, and any other activities involving controlled substances (“Controlled Substances”). Since January 1, 2024, the Company and each of its Subsidiaries has been in material compliance with all applicable Laws relating to controlled substances, including the Federal Controlled Substances Act, all applicable DEA regulations, and all applicable state controlled substance Laws. To the extent applicable to the Company’s or its Subsidiaries’ activities, the Company and each relevant Subsidiary maintains policies, procedures, and security measures that comply in all material respects with all applicable Laws governing the handling, storage, recordkeeping, and disposal of Controlled Substances.
(e) Since January 1, 2024, neither the Company nor any of its Subsidiaries (excluding the VIEs) nor any of their respective officers or employees or, to the Knowledge of the Company, the VIEs and any of their respective officers or employees or the Company’s or any of its Subsidiaries’ agents or clinical investigators acting for or on behalf of the Company has (i) made an untrue statement of a material fact or fraudulent statement to any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to any Governmental Body, or

(iii) committed any act, made any statement, or failed to make any statement, in each of clauses (i) through (iii) that would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy or Law regarding the communication or submission of false information to any applicable Governmental Body. Neither the Company nor any of its Subsidiaries has committed or engaged in any fraud or falsification or forgery of any research or development data, report, studies or publications or of any document or statement voluntarily submitted or required to be submitted to any Governmental Body. Neither the Company nor its Subsidiaries has received any written notice from any Governmental Body alleging any instance or investigation of research misconduct (i.e., falsification or fabrication of data or plagiarism) with respect to any nonclinical studies, tests or clinical trials with which the Company or any of its Subsidiaries has been involved. None of the Company, any of its Subsidiaries (excluding the VIEs), any of their respective officers or employees or, to the Knowledge of the Company, any of the VIEs or any of their respective officers or employees, nor, to the Knowledge of the Company, any of the Company’s or its Subsidiaries’ agents, clinical investigators, or institutional review boards (A) is or has been debarred or disqualified by the FDA, or is listed on the U.S. General Services Administration or the Department of Health and Human Services Office of Inspector General excluded individuals and entities listings, nor has the Company or any of its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, any of the VIEs, received written notice from any Governmental Body of an impending or potential exclusion, debarment or listing of the Company or any of its Subsidiaries; or (B) has been convicted of any crime or engaged in any conduct that has resulted in, or would reasonably be expected to result in, debarment under 21 U.S.C. Section 335a(a) or (b), exclusion from participation in any Federal Health Care Program pursuant to 42 U.S.C. Section 1320a-7 or disqualification from serving as an investigator under 21 C.F.R. Parts 312 or 812. No Action that would reasonably be likely to result in such a debarment, exclusion or disqualification is pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries (excluding the VIEs) or any of their respective officers, employees, contractors or agents or, to the Knowledge of the Company, any of the VIEs or any of their respective officers, employees, contractors or agents.
(f) Since January 1, 2024, the manufacture of Products and, to the Knowledge of the Company, the VIE Products, in each case, by or on behalf of the Company or any of its Subsidiaries has been and is being conducted in material compliance with all applicable Laws including the current Good Manufacturing Practices.
(g) Since January 1, 2024, all clinical and preclinical studies and other studies and tests conducted by or on behalf of the Company or any of its Subsidiaries, with respect to the Products, and, to the Knowledge of the Company, by or on behalf of the VIEs with respect to the VIE Products, have been, and if still pending are being, conducted in material compliance with all applicable research protocols, patient privacy requirements, corrective action plans, Good Clinical Practices, Good Laboratory Practices, institutional review board requirements and all applicable Healthcare Laws. Since January 1, 2024, neither the Company nor any of its Subsidiaries has received any written notice or other communication from any Governmental Body, institutional review board, independent ethics committee or any other similar body that it has (i) refused to approve any preclinical or clinical study or any amendment to a protocol for any preclinical or clinical study other than in the normal course, (ii) suspended, terminated or materially adversely modified any preclinical or clinical study conducted by or on behalf of the Company or any of its Subsidiaries, as applicable, with respect to the Products, or, to the Knowledge of the Company, by or on behalf of the VIEs with respect to the VIE Products, or placed any clinical study of the Products or, to the Knowledge of the Company, the VIE Products on “clinical hold”, (iii) suspended or terminated any IND related to the Products or to the Knowledge of the Company, the VIE Products, as applicable, or (iv) recalled or suspended the research, development, manufacture, import, export, or distribution of the Products or, to the Knowledge of the Company, the VIE Products (collectively, “Healthcare Correspondence”), and to the Knowledge of the Company, there exist no facts or circumstances reasonably likely to give rise to any such Healthcare Correspondence.
(h) Since January 1, 2024, none of the Company or its Subsidiaries or any person acting on their behalf with respect to the Products or, to the Knowledge of the Company, the VIE Products, has (i) been subject to a Governmental Body shutdown or import or export prohibition or (ii) received any Form FDA-483 or notice of inspectional observations, “warning letter,” “untitled letter” or any similar written correspondence from any Governmental Body alleging or asserting material noncompliance with any applicable Law, including Healthcare Laws, or Permit, including any Regulatory Authorizations and, to the Knowledge of the Company, no Governmental Body has threatened such action. Between January 1, 2024 and the date of this Agreement, neither the Company nor any of its Subsidiaries has either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any investigator notice, or other notice, recall, safety alert, or Action relating to an alleged lack of safety or efficacy or material regulatory compliance of the Products or, to the Knowledge of the Company, the VIE Products.
(i) Each of the Company and its Subsidiaries (excluding the Non-Controlled VIE) is, and to the Knowledge of the Company, the Non-Controlled VIE is, and at all times between January 1, 2024 and the date of this Agreement each has been, in material compliance with all applicable Healthcare Laws.
(j) Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, non-prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body.
(k) To the extent required by applicable Healthcare Laws and commensurate with its current business and scope of operations, the Company and each of its Subsidiaries (excluding the Non-Controlled VIE), and, to the Knowledge of the Company, the Non-Controlled VIE, have implemented a compliance program that conforms to, and materially ensures compliance with, applicable Healthcare Laws.
(l) The compensation that the Company and each of its Subsidiaries pay, and have paid, to licensed health care professionals (i) is for bona fide purposes, (ii) is for commercially reasonable services required by the Company or any of its Subsidiaries for their respective business or operations, and (iii) complies with applicable Healthcare Laws in all material respects.
(m) None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, with the exception of any Company Plan, is or has been a “Covered Entity” or a “Business Associate,” as those terms are defined under HIPAA. None of the Company, any of its Subsidiaries (excluding the VIEs) or, to the Knowledge of the Company, the VIEs, has entered into a “Business Associate” contract with any “Covered Entity,” as such terms are defined under HIPAA, or (ii) “a covered person” under the DSP, or knowingly engaged in or directed any “covered data transaction” as that term is defined in the DSP, except in compliance with the DSP.
(n) None of the Company, any of its Subsidiaries, any of their respective directors, officers, managers or employees, or, to the Knowledge of the Company, the Non-Controlled VIE, any of their respective directors, officers, managers or employees, or any of the Company’s and its Subsidiaries’ respective agents, contractors or any other Person acting on behalf of the Company or any of its Subsidiaries, has at any time since January 1, 2024, in any material respect, (i) violated or been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or been in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) violated or been in violation of any provision of the UK Bribery Act of 2010 (the “UK Bribery Act”), (iv) violated any anti-bribery or anti-corruption Law in any non-U.S. jurisdiction, or (v) violated or been in violation of any other Laws regarding (A) use of funds or other resources for political activity or (B) campaign contributions, lobbying activities, interactions with government officials, political parties, political committees, candidates for public office, or other politically exposed persons, including any lobbying-related offense, unlawful political contributions, pay-to-play violations, failures to register or report lobbying activity, impermissible gifts, entertainment, travel, misuse of corporate or other funds for political purposes, commercial bribery, influence peddling, or other political, election-related, government ethics, or public integrity misconduct. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to prevent such actions to the extent such Laws are applicable to the Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE), any of their respective directors, officers, managers or employees, or, to the Knowledge of the Company, the Non-Controlled VIE, any of their respective directors, officers, managers or employees, or any of the Company’s and its Subsidiaries’ respective agents, contractors or any other Person acting on behalf of the Company or any of its Subsidiaries, has, at any time since January 1, 2024, in any material respect, (i) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act, or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”) or (ii) received written notice that it is subject to any investigation by any Governmental Body with regard to any Prohibited Payment.
(o) Since April 24, 2019, the Company and its Subsidiaries, and their respective directors, officers, and employees, and to the Knowledge of the Company, any agents acting on their behalf, (i) are and have been in material compliance with U.S. and any applicable Sanctions Laws and U.S. and applicable foreign Laws pertaining to export and import controls, including those administered by the U.S. Departments of Commerce and State, except to the extent inconsistent with U.S. Law, and applicable anti-money laundering Laws (collectively, “Trade Controls”) and (ii) have not engaged in any material business or dealings with or for the benefit of any Sanctioned Person, in violation of Trade Controls.
(p) The Company and each of its Subsidiaries is, and has since January 1, 2024 been, in compliance in all material respects with all applicable (i) Privacy Laws, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment required under applicable Privacy Laws (including with respect to the Personal Information of clinical trial participants, patients, patient family members, caregivers or advocates, employees, physicians and other health care professionals, clinical trial investigators, researchers and pharmacists), (ii) externally published policies, procedures, notices, and/or statements related to privacy, security or the Processing of Personal Information (each, a “Privacy Policy”), and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information (provided that for purposes of this clause (iii), such representation is made solely as to the Knowledge of the Company with respect to the Non-Controlled VIE) (collectively as to (i), (ii), and (iii), the “Privacy Requirements”). To the extent required by Privacy Laws, the Company and each of its Subsidiaries have provided, or caused to be provided, a Privacy Policy to individuals prior to the collection of any Personal Information. Since January 1, 2024, (i) there have been no claims, actions, proceedings, suits, orders, audits, inquiries or complaints that have been asserted or threatened against the Company or any of its Subsidiaries by any Governmental Body or Person alleging a violation of Privacy Laws or Privacy Policies and (ii) neither the Company nor any of its Subsidiaries have been the subject of any investigation or enforcement Action by any Governmental Body alleging violations of Privacy Laws or otherwise relating to the Company’s or its Subsidiaries’ collection, use, or Processing of Personal Information.
(q) The Company and each of its Subsidiaries (excluding the Non-Controlled VIE), and, to the Knowledge of the Company, the Non-Controlled VIE, (i) have implemented and maintain appropriate written policies and procedures, and commercially reasonable technical, physical, and organizational measures designed to protect Personal Information in their possession or under their control from unlawful or unauthorized access, use, loss, modification, or disclosure, and periodically assess risks to privacy and the confidentiality and security of such Personal Information and (ii) contractually obligates any third party Processing Personal Information at the direction of or on its behalf to implement and maintain procedures and practices with respect to such Processing. Since January 1, 2024, none of the Company, any of its Subsidiaries (excluding the Non-Controlled VIE) or, to the Knowledge of the Company, the Non-Controlled VIE, or any third party Processing Personal Information on the Company’s or its Subsidiaries’ behalf has (i) experienced an unauthorized or unlawful acquisition of, access to, disclosure, use or loss of Personal Information including any such event that triggered a notification obligation to any Person under applicable Privacy Laws, or any other data breach or cybersecurity attack or incident (a “Security Incident”), (ii) been notified in writing by any Person of any Security Incident, or (iii) notified individuals or any Governmental Body of any Security Incident.
(r) To the Knowledge of the Company, the Company’s and its Subsidiaries’ role in the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any Privacy Laws. The Company and each of its Subsidiaries does not use, develop, import, distribute or otherwise provide any AI Technology that falls within the scope of prohibited or high-risk artificial intelligence practices under Regulation (EU) 2024/1689.
(s) Between January 1, 2024 and the date of this Agreement, neither the Company nor any of its Subsidiaries or their respective owners, directors, officers or employees or, to the Knowledge of the Company, any Person acting at the direction of or on behalf of the Company or any of its Subsidiaries, including contractors, vendors, or other personnel: (i) has been charged with, convicted of, or entered into a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of an item or service under any Federal Health Care Program, (x) has been debarred, excluded or suspended from participation in any Federal Health Care Program, (iii) has had

a civil monetary penalty assessed against it, him or her under 42 U.S.C. § 1320a-7a, (iv) is, or has been listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies, or (v) has received written notice that it is the target or subject of any current or pending investigation relating to any Federal Health Care Program-related offense or (vi) has engaged in any activity that is in violation of, or is cause for civil penalties, debarment, or mandatory or permissive exclusion under federal or state Laws (provided that for purposes of this clause (vi), such representation is made solely as to the Knowledge of the Company with respect to the VIEs).
Section 3.20. Suppliers. Section 3.20 of the Company Disclosure Letter sets forth a complete and accurate list of the top ten (10) suppliers of materials, products or services related to the business of the Company and its Subsidiaries (measured by the aggregate amount purchased by the Company or its Subsidiaries) for the fiscal year ended December 31, 2025 (the “Material Suppliers”). No Material Supplier has, as of the date of this Agreement, provided written notice to the Company or any of its Subsidiaries of any intention to cancel, terminate or otherwise materially and adversely alter its relationship with the Company.
Section 3.21. Brokerage. Other than as set forth on Section 3.21 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company or any of its Affiliates.
Section 3.22. No Rights Agreement; Anti-Takeover Provisions. As of the date of this Agreement, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties set forth in Section 4.9, the Company Board has taken all action necessary to render Section 203 of the DGCL and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law inapplicable to the Contemplated Transactions. Assuming the accuracy of the representations and warranties set forth in Section 4.9, no restrictions of any other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply or will apply to the Company pursuant to this Agreement, the CVR Agreement or the Contemplated Transactions.
Section 3.23. Opinion.
(a) The Company Board has received, on or prior to the date of this Agreement, the oral opinion, to be subsequently confirmed in writing, of Centerview Partners LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares (other than (i) Shares that are held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (iii) any Dissenting Shares, and (iv) Shares held by any affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide an executed copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company; provided that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.
(b) The Company Board has received, on or prior to the date of this Agreement, the oral opinion, to be subsequently confirmed in writing, of Moelis & Company LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares (other than (i) Shares that are held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub and (iii) any Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide an executed copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company; provided that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.
Section 3.24. Affiliate Transactions. No present or former officer or director of the Company or any of its Subsidiaries, or any Person owning five percent (5%) or more of the Company Common Stock, and no Affiliate of such Person or family member of any such natural Person, is a party to any Contract with or binding upon the Company, its Subsidiaries or any of its or their respective properties or assets, or has any material interest in any property or asset owned, leased, licensed, sublicensed, used or occupied by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries have engaged in any material transaction with any of the foregoing within the twelve (12) months preceding the date of this Agreement (each, an “Affiliate Transaction”), other than (a) as set forth in Section 3.24 of the Company Disclosure Letter, (b) compensation of directors and executive officers of the Company or any of its Subsidiaries in the ordinary course, including offer letters and/or employment agreements as applicable, and (c) equity interests granted to directors and executive officers of the Company or any of its Subsidiaries.
Section 3.25. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS (AND PARENT ACKNOWLEDGES THAT IT HAS NOT RELIED UPON) ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:
Section 4.1. Organization and Corporate Power. Each of Parent and Merger Sub is validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Each of Parent and Merger Sub has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not have a Parent Material Adverse Effect. Parent, directly or indirectly, owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws).
Section 4.2. Authorization; Valid and Binding Agreement. Except for the approval of the sole stockholder of Merger Sub, each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the CVR Agreement, to perform the obligations thereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Merger Sub is organized, on the part of the Parent and Merger Sub, is necessary to authorize this Agreement and the CVR Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes, and at the Effective Time, assuming the due authorization, execution and delivery by the Rights Agent, the CVR Agreement will constitute, its legal, valid and binding obligations, enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
Section 4.3. No Breach. Assuming the accuracy of the representations set forth in Section 3.4, the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Contemplated Transactions do not, and the execution, delivery and performance of the CVR Agreement by Parent will not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Merger Sub, either of their Subsidiaries or any of their properties or assets is subject, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Parent Material Adverse Effect.
Section 4.4. Consents. Except for (a) the applicable requirements of Antitrust and FDI Laws, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange and (d) the filing of the Certificate of Merger, Parent and Merger Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement, the CVR

Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement, the CVR Agreement or the consummation of the Contemplated Transactions.
Section 4.5. Litigation. As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any outstanding Governmental Order that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.6. Proxy Statement. None of the information provided or to be provided in writing by Parent or Merger Sub or any of their Representatives specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC and at the time the Proxy Statement is first published, sent or disseminated to the holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 4.7. Brokerage. Other than Goldman Sachs & Co. LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.
Section 4.8. Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation and performance of its obligations hereunder.
Section 4.9. Ownership of Shares. As of the date of this Agreement, neither Parent nor Merger Sub owns any Shares of the Company.
Section 4.10. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of the sole stockholder of Merger Sub (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger.
Section 4.11. Funds. Parent has sufficient cash or other liquid financial resources as of the Effective Time to consummate the Contemplated Transactions, including payment in cash of the aggregate Closing Amount at the Effective Time and the portion of the aggregate Merger Consideration due at the Effective Time and to pay all related fees and expenses. Parent and Merger Sub acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.
Section 4.12. Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Company for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.
Section 4.13. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, NEITHER PARENT NOR MERGER SUB MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AND THE COMPANY IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND EACH OF PARENT AND MERGER SUB HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT THE MILESTONES AS SET FORTH IN THE CVR AGREEMENT IS MERELY INTENDED TO DEFINE THE MILESTONE PAYMENTS IF SUCH MILESTONES ARE ACHIEVED. NONE OF PARENT OR MERGER SUB OWES ANY DUTY, AS A FIDUCIARY OR OTHERWISE, TO THE COMPANY, ANY EQUITYHOLDER OR ANY OTHER PERSON IN CONNECTION WITH ITS OPERATION OF THE SURVIVING CORPORATION’S BUSINESS FOLLOWING THE CLOSING OTHER THAN PARENT’S OBLIGATIONS SET FORTH IN THE CVR AGREEMENT. THE COMPANY ACKNOWLEDGES THAT (A) PARENT AND MERGER SUB MAKE (I) NO GUARANTEES OR PROMISES THAT ANY MILESTONE WILL BE ACHIEVED AT ALL OR BY A SPECIFIC DATE OR IS ACHIEVABLE AND

(II) NO ASSESSMENTS OR PREDICTIONS REGARDING THE LIKELIHOOD OF ANY MILESTONE BEING ACHIEVED, (B) THERE IS NO ASSURANCE THAT THE EQUITYHOLDERS WILL RECEIVE ANY MILESTONE PAYMENT, (C) PARENT AND MERGER SUB HAVE NOT, PRIOR TO OR AFTER THE DATE HEREOF, PROMISED OR PROJECTED ANY AMOUNTS TO BE RECEIVED BY THE EQUITYHOLDERS IN RESPECT OF ANY MILESTONE PAYMENT, (D) NEITHER THE COMPANY NOR ANY EQUITYHOLDER IS RELYING ON OR HAS RELIED ON ANY PROMISES, PROJECTIONS, REPRESENTATION OR WARRANTY OF ANY KIND OR OTHER INFORMATION, DOCUMENTS OR MATERIALS (OR ABSENCE THEREOF) IN RESPECT OF THE MILESTONE PAYMENTS, INCLUDING WITH RESPECT TO THE OPERATION OF THE SURVIVING CORPORATION’S BUSINESS FOLLOWING THE CLOSING, (E) EXCEPT FOR PARENT’S OBLIGATION TO USE COMMERCIALLY REASONABLE EFFORTS (AS DEFINED IN THE CVR AGREEMENT) IN RESPECT OF THE MILESTONES (AS DEFINED IN THE CVR AGREEMENT), PARENT SHALL HAVE THE RIGHT TO OWN, OPERATE, USE, LICENSE, DEVELOP AND OTHERWISE COMMERCIALIZE THE ASSETS OF THE SURVIVING CORPORATION’S BUSINESS IN ANY WAY THAT PARENT DEEMS APPROPRIATE, IN ITS SOLE DISCRETION AND (F) EXCEPT FOR PARENT’S OBLIGATION TO USE COMMERCIALLY REASONABLE EFFORTS (AS DEFINED IN THE CVR AGREEMENT) IN RESPECT OF THE MILESTONES (AS DEFINED IN THE CVR AGREEMENT), PARENT DOES NOT HAVE ANY OBLIGATION, EXPRESS OR IMPLIED, TO OWN, OPERATE, USE, LICENSE, DEVELOP OR OTHERWISE COMMERCIALIZE THE ASSETS OF THE SURVIVING CORPORATION’S BUSINESS IN ORDER TO MAXIMIZE OR EXPEDITE THE MILESTONE PAYMENTS, INCLUDING ANY OBLIGATION TO PURSUE PARTICULAR BUSINESS OPPORTUNITIES, ENGAGE IN PARTICULAR ADVERTISING OR MARKETING CAMPAIGNS OR OTHERWISE. THE COMPANY HEREBY (X) SPECIFICALLY DISCLAIMS RELIANCE ON ANY SUCH PROMISES, PROJECTIONS, REPRESENTATIONS, WARRANTIES OR OTHER INFORMATION, DOCUMENTS OR MATERIALS (OR ABSENCE THEREOF), (Y) UNDERSTANDS AND AGREES THAT ANY SUCH PROMISES, REPRESENTATIONS, WARRANTIES, PROJECTIONS, FORWARD-LOOKING STATEMENTS, BUSINESS PLANS AND OTHER INFORMATION, DOCUMENTS AND MATERIALS (OR ABSENCE THEREOF) ARE SPECIFICALLY DISCLAIMED BY PARENT AND (Z) WAIVES ANY RIGHT IT MAY OTHERWISE HAVE WITH RESPECT TO ANY SUCH PROMISES, PROJECTIONS, REPRESENTATIONS, WARRANTIES OR OTHER INFORMATION, DOCUMENTS OR MATERIALS (OR ABSENCE THEREOF). THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT PARENT OWES NO OBLIGATION OR DUTY, AS A FIDUCIARY OR OTHERWISE, TO THE RIGHTS AGENT, ANY HOLDER OR ANY OTHER PERSON IN CONNECTION WITH ITS OPERATION OF THE SURVIVING CORPORATION’S BUSINESS FOLLOWING CLOSING EXCEPT AS EXPRESSLY STATED IN THE CVR AGREEMENT, AND ACKNOWLEDGES PARENT’S DISCLAIMER SET FORTH IN SECTION 4.3(B) OF THE CVR AGREEMENT. THE PARTIES INTEND THE EXPRESS PROVISIONS OF THIS AGREEMENT AND THE CVR AGREEMENT TO GOVERN THEIR CONTRACTUAL RELATIONSHIP AND TO SUPERSEDE ANY STANDARD OF EFFORTS OR IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING THAT MIGHT OTHERWISE BE IMPOSED BY ANY COURT OR OTHER GOVERNMENTAL BODY OR OTHERWISE.
ARTICLE V

COVENANTS
Section 5.1. Covenants of the Company.
(a) Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as required by this Agreement or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned) from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries to (A) carry on its business in the ordinary course of business, (B) use commercially reasonable efforts to maintain and preserve intact in all material respects its current business organization and keep available the services of its current officers, employees and consultants on commercially reasonable terms (except as set forth in Section 5.20 of this Agreement and Section 5.20 of the Company Disclosure Letter), (C) use commercially reasonable efforts to preserve in all material respects its relationships with material customers, suppliers, partners, licensors, licensees, distributors, Governmental Bodies and any others having significant business dealings with it and (D) comply in all material respects with all Laws applicable to the business of the Company and its Subsidiaries.

(b) Except (x) as set forth in Section 5.1(b) of the Company Disclosure Letter, (y) as required by applicable Law, or (z) as required by this Agreement, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned) (provided that solely with respect to compliance by the VIEs with respect to the business of such VIE (but not, for the avoidance of doubt, with respect to compliance by the Company and its Subsidiaries (other than the VIEs) with its and their compliance with this Section 5.1(b)) with respect to Section 5.1(b)(xii)(A), Section 5.1(b)(xiii), Section 5.1(b)(xviii) and Section 5.1(b)(xxvii) (solely with respect to Section 5.1(b)(xii)(A), Section 5.1(b)(xiii) and Section 5.1(b)(xviii)), the Company shall only be required to use commercially reasonable efforts to cause the VIEs to comply with such sections):
(i) (A) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Company Securities or (B) directly or indirectly redeem, repurchase, adjust, split, reverse split, combine, subdivide or otherwise acquire or reclassify any Company Securities, except, in each case, as a result of net share settlement of any Company Stock Option or Company RSU outstanding on the date of this Agreement to satisfy the applicable exercise price or applicable withholding Tax obligations, in each case, in accordance with the terms thereof as of the date of this Agreement;
(ii) issue, sell, pledge, modify, transfer, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, modification, transfer, disposition or other encumbrance or grant of, any incentive equity awards (including Company Stock Options and Company RSUs), equity based awards, or Company Securities, except for issuances of Company Common Stock in respect of the exercise of a Company Stock Option or a Pre-Funded Warrant or the settlement of Company RSUs, in either case with respect to Company Stock Options or Company RSUs outstanding on the date of this Agreement (and in accordance with the terms thereof as of the date of this Agreement) or issued in accordance with the terms of this Agreement;
(iii) except as required by the terms of a Company Plan as in effect as of the date of this Agreement, (A) increase or decrease the wages, salary or other compensation or benefits with respect to any of the Company’s or its Subsidiaries’ officers, directors, employees or other individual service providers, (B) pay or award, or commit to pay or award, any bonuses, commissions or other incentive compensation or severance, separation, retention or transaction-related payments or benefits, (C) accelerate any rights or benefits, or the vesting or funding of any payments or benefits, under any Company Plan or otherwise, (D) establish, adopt, enter into, modify, amend or terminate any Company Plan (or plan or arrangement that would be a Company Plan if in effect on the date hereof), or (E) hire, engage, promote, terminate (without cause), furlough, or temporarily layoff any employee with annual base salaries in excess of $100,000 or terminate or engage any individual independent contractor or consultant with annual billing in excess of $100,000;
(iv) take any action that would constitute a “mass layoff” or “plant closing” (as defined by WARN) or require notice to employees, or trigger any other obligations or liabilities under WARN or any similar state, local or foreign Law;
(v) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;
(vi) amend, or propose to amend, any Company Organizational Document (including by merger, consolidation or otherwise) or adopt a stockholders’ rights plan, or enter into any agreement with respect to the voting of any Company Securities;
(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of any Company Securities;
(viii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company (other than the Merger);
(ix) subject to clause (xi), make any material capital expenditures, except for any unbudgeted capital expenditure, in an amount not to exceed, in any year, in the aggregate, $500,000;

(x) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Person, by purchase of stock, securities or assets, or enter into any joint venture, partnership, strategic alliance, limited liability company or similar arrangement with any third Person in any one transaction or series of related transactions other than (A) the purchase of equipment, supplies or other materials from suppliers and inventory in the ordinary course of business and (B) non-exclusive licenses of Intellectual Property in the ordinary course of business;
(xi) (A) incur, create, assume, become liable for, or materially modify the terms of (including by extending the maturity date thereof) any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for indebtedness incurred in the ordinary course of business in an amount not to exceed $250,000 in the aggregate, (B) make or forgive any loans or advances to any other Person (including any Affiliate) (other than advances to employees and other service providers for business and travel expenses in the ordinary course of business, or loans, advances or capital contributions solely among the Company and its wholly owned Subsidiaries in the ordinary course of business), or change its existing borrowing or lending arrangements for or on behalf of such Persons or Affiliates, (C) make any capital contributions to, or investments in, any other Person other than (1) solely with respect to wholly owned Subsidiaries or (2) investments in cash equivalents (including bank account balances, marketable securities, commercial paper, treasury bills and short-term investments) in the ordinary course of business or (D) repurchase, prepay, refinance or otherwise reduce or materially change the commitments of any Indebtedness;
(xii) (A) sell, pledge, transfer, license, sublicense, assign, mortgage, encumber, lease (as lessor), subject to any Lien (other than Permitted Liens) (including under any sale-leaseback transaction or an asset securitization transaction) or otherwise abandon, withdraw or dispose of, in a single transaction or a series of related transactions, any material tangible assets with a fair market value in excess of $250,000 in the aggregate, other than dispositions of obsolete or immaterial tangible assets in the ordinary course of business consistent with past practice, or (B) enter into, materially amend, modify, terminate, or waive any rights under any Company Real Property Lease;
(xiii) (A) sell, transfer, assign, license, sublicense, lease or otherwise encumber or dispose of (whether by merger, stock or asset sale or otherwise) to any Person (including any Affiliate) any rights to any Company Intellectual Property, except for non-exclusive licenses or sublicenses to Intellectual Property granted in the ordinary course of business consistent with past practice, (B) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property, (C) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Registered Company Intellectual Property, (D) make any change in Company Intellectual Property that does or would reasonably be expected to impair such Company Intellectual Property or the Company’s or any rights of any Subsidiaries of the Company with respect thereto, (E) disclose to any Person (other than Representatives of Parent and Merger Sub) any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a Person that is subject to customary confidentiality obligations or (F) fail to take or maintain reasonable measures to protect the confidentiality and value of the Trade Secrets included in any of the Company Intellectual Property;
(xiv) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions, other than solely for monetary consideration (net of insurance proceeds received) not to exceed $250,000 individually or $1,000,000 in the aggregate and that do not (x) require any material actions or impose any material restrictions on the business or operations of the Company and its Subsidiaries, or after the Closing, Parent or its Subsidiaries or (y) include the admission of wrongdoing by any member of the Company or any of its Subsidiaries;
(xv) change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or accounting methods or practices in any respect, except as required by GAAP or Law;

(xvi) write up, write down or write off the book value of any material assets, except as required by GAAP or Law;
(xvii) (A) make, change or revoke any material Tax election with respect to the Company or any of its Subsidiaries, (B) file any material amended Tax Return, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes), (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to the Company or any of its Subsidiaries, (E) settle or compromise any material Tax liability or material Tax refund claim with respect to the Company or any of its Subsidiaries, or (F) change any material method of Tax accounting, except, in each case, as required by applicable Law;
(xviii) waive, release or assign any material rights or claims under, or negotiate, enter into, renew, materially amend, materially modify, exercise any material options or material rights of first offer or refusal under, or terminate, or defer or delay making any payment under, any Company Material Contract or any Contract that, if existing as of the date of this Agreement, would have been a Company Material Contract, except (A) for the expiry of any Contracts on their terms or the renewal of Contracts in the ordinary course of business and (B) with respect to purchase orders in the ordinary course of business; provided that in no event shall the Company or any of its Subsidiaries be permitted to enter into any Contract that would be a Company Material Contract under Section 3.12(a)(iii) (Joint Venture Agreements; Partnership Agreements), Section 3.12(a)(iv) (Contracts with Restrictive Covenants), Section 3.12(a)(ix) (Contracts with Rights of First Refusal or Offer), Section 3.12(a)(xiv) (Contracts Restricting Dividends) or Section 3.12(a)(xx) (Contracts Relating to Commercialization, Co-Promotion, etc.);
(xix) negotiate, amend, modify, extend, enter into or terminate any Labor Agreement;
(xx) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Permits;
(xxi) enter into a research or collaboration arrangement (except for Routine Services Contracts or non-exclusive licenses in the ordinary course of business) that contemplates payments by or to the Company or any of its Subsidiaries in excess of $500,000 in any twelve (12)-month period;
(xxii) amend, cancel or terminate any material insurance policy naming the Company or any of its Subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;
(xxiii) participate in any scheduled meetings or teleconferences with, or correspond in writing, communicate, or consult with the FDA or any similar Governmental Body without providing Parent with prior written notice and, within two (2) Business Days from the time such written notice is delivered, the opportunity to consult with the Company with respect to such correspondence, communication or consultation, which the Company will consider in good faith, in each case to the extent permitted by applicable Law;
(xxiv) enter into any new material line of business, create any new Subsidiary, or enter into any agreement or commitment that materially limits or otherwise materially restricts the Company or its Affiliates, including, following the Closing, Parent and its Affiliates from time to time engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material restrictions on its assets, operations or business;
(xxv) (A) commence any clinical trial of which Parent has not been informed prior to the date of this Agreement, (B) unless mandated by any Governmental Body, initiate, discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any ongoing clinical trial, (C) discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any IND-enabling preclinical studies or other material preclinical development activities without first consulting with Parent in good faith, (D) accelerate or delay public disclosure of the results of any ongoing clinical trial from any release dates publicly announced prior to the date hereof, or (E) initiate or issue a recall, safety alert or investigator notice, without first consulting with Parent in good faith;

(xxvi) enter into an Affiliate Transaction; or
(xxvii) authorize, agree or commit to take any of the actions described in clauses (i) through (xxvi) of this Section 5.1(b).
Section 5.2. Access to Information; Confidentiality.
(a) Subject to Section 5.2(c), from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable advance notice during normal business hours and under the supervision of appropriate personnel of the Company, (A) give Parent and Merger Sub and their respective Representatives reasonable access to relevant employees and facilities and to relevant books, contracts and records of the Company and its Subsidiaries, (B) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request and (C) cause its officers to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may from time to time reasonably request, in each case of clauses (A)-(C), solely for the purpose of effectuating the Contemplated Transactions and integration planning and (ii) reasonably promptly (and in any event within two (2) Business Days of receipt by the Company) notify Parent of any material notice, correspondence, or communication from any Governmental Body (including FDA, DEA, EMA, and MHRA), institutional review board or clinical investigator, including any material Healthcare Correspondence following receipt by the Company.
(b) Subject to Section 8.7, Parent, Merger Sub and the Company hereby acknowledge and agree that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.
(c) Nothing in Section 5.2(a) requires the Company to permit any inspection, or to disclose any information (i) if such information or access would relate to documents or information concerning the evaluation or negotiation of this Agreement, the Contemplated Transactions or, subject to Section 5.3, an Acquisition Proposal or Superior Proposal or (ii) that in the reasonable judgment of the Company would (A) violate any of its or its Affiliates’ respective obligations with respect to confidentiality existing as of the date hereof or give a third party the right to terminate or accelerate an obligation under any then effective Contract to which any of the Company or its Subsidiaries is a party, (B) result in a violation of applicable Law or (C) result in loss of legal protection, including the attorney-client privilege and work product doctrine; provided that the Company will use its reasonable best efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without (x) jeopardizing such attorney-client privilege or work product doctrine or (y) violating applicable Law or any of the Company’s or its Affiliates’ respective obligations with respect to confidentiality, as applicable.
Section 5.3. Acquisition Proposals.
(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to: (i) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or (iii) provide any non-public information to, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Proposal. The Company shall and shall cause its Subsidiaries and its and their respective directors and officers to, and shall direct its Representatives to, (x) immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, (y) as soon as reasonably practicable (and in any event within one (1) Business Day following the date of this Agreement) request in writing the prompt return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person in connection with its consideration of any Acquisition Proposal and (z) as soon as reasonably practicable (and in any event within one (1) Business Day following the date of this Agreement) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives may, (A) solely in response to a bona fide inquiry or proposal that did not result from a material breach of this Section 5.3(a), seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely if and to the extent necessary to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 5.3.
(b) Notwithstanding Section 5.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the Effective Time, (i) the Company has received a written bona fide Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a) and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and a financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided that the Company may only take the actions described in clauses (A) or (B) above if the Company Board determines in good faith, after consultation with outside counsel, that the failure to take any such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law; provided, further, that (1) the Company shall not, and shall use reasonable best efforts to cause its Representatives not to, disclose any material non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with terms governing confidentiality that, taken as a whole, are not materially less restrictive or materially more favorable to the other Person than those contained in the Confidentiality Agreement, and that does not prohibit the Company from providing any information to Parent in accordance with this Section 5.3 or otherwise prohibit the Company from complying with its obligations under this Section 5.3, and (2) the Company shall, concurrently therewith or as promptly as reasonably practicable thereafter, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company provided or made available to such other Person that was not previously provided or made available to Parent and Merger Sub. The Company shall not, directly or indirectly, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any agreement to which the Company is a party.
(c) The Company shall promptly (and in any event within one (1) Business Day) notify Parent in writing (email being acceptable) of the receipt by the Company or any of its Subsidiaries of any Acquisition Proposal, inquiry or other indication by any Person that it is considering making an Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. The Company shall (i) provide Parent promptly (and in any event within such one (1) Business Day period) the material terms and conditions of any such inquiry or Acquisition Proposal (including any subsequent amendments, modifications or supplements thereto), together with copies of all material documents related thereto, and the identity of the Person making any such inquiry or Acquisition Proposal and (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any changes to the terms thereof).
(d) The Company Board and each committee thereof shall not, subject to the terms and conditions of this Agreement, (i) approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue-sharing agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(b)) relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.
(e) Notwithstanding Section 5.3(d) or any other provision of this Agreement, prior to the receipt of the Company Stockholder Approval:
(i) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a) and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement and (C) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period;
(ii) the Company Board or a committee thereof may make a Change of Board Recommendation if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a), and the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the Acquisition Proposal constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (C) no earlier than the end of the Notice Period, the Company Board or a committee thereof determines in good faith that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period; and
(iii) other than in connection with an Acquisition Proposal, which is the subject of this Section 5.3, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if (A) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (B) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and considering the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
The provisions of this Section 5.3(e) apply to any amendment to the financial or other material terms of any applicable Superior Proposal with respect to Section 5.3(e)(i) and Section 5.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to clause (i)(C) or (ii)(C) as the case may be. During the Notice Period, if requested by Parent, the Company shall negotiate, and shall use reasonable best efforts to cause its Representatives to negotiate, in good faith with Parent regarding potential changes proposed by Parent to this Agreement that would eliminate the need for taking the actions set forth in Section 5.3(e)(i), Section 5.3(e)(ii) and Section 5.3(e)(iii) (and in respect of a Superior Proposal, would cause such Superior Proposal to no longer constitute a Superior Proposal).
(f) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided that any such action that would otherwise constitute a Change of Board Recommendation shall be made only in compliance with Section 5.3(d) and Section 5.3(e) (it being understood that: (x) any “stop, look and listen” letter or similar communication limited to the information described in Rule 14d-9(f) under the Exchange Act and (y) any disclosure of information to the holders of Shares that only describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected a Change of Board Recommendation, in each case, shall be deemed not to be a Change of Board Recommendation).
(g) The Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 5.3 has occurred, the actions of the Company’s directors and Representatives acting in their authorized capacities on behalf of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 5.3 by its directors and Representatives acting in their authorized capacities on behalf of the Company.

Section 5.4. Stockholders Meeting; Proxy Statement.
(a) As promptly as reasonably practicable (and in any event within ten (10) Business Days) after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form related to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). The Company shall give Parent and its Representatives a reasonable opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of Shares and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub shall promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub and their controlled Affiliates required under applicable Laws to be included in the Proxy Statement as is reasonably requested by the Company. The Company covenants and agrees that the Proxy Statement (i) at the time the Proxy Statement (including the preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement) is filed with the SEC, (ii) at the time the Proxy Statement is first published, sent or disseminated to the holders of Shares, and (iii) at the time of the Company Stockholder Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Laws and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Company agrees to (i) respond promptly to any comments of the SEC or its staff, (ii) promptly correct any information included in the Proxy Statement or incorporated therein if and to the extent that such information shall have become false or misleading in any material respect, and (iii) take all steps necessary to cause the Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Laws. The Company shall (x) promptly notify Parent of the receipt of, and promptly provide Parent copies of, all comments (including oral comments) from, and all correspondence with, the SEC or its staff with respect to the Proxy Statement and shall promptly notify Parent of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, (y) provide Parent and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives and (z) promptly provide Parent with final copies of any correspondence sent by the Company or any of its Representatives to the SEC or its staff with respect to the Proxy Statement, and of any amendments or supplements to the Proxy Statement. The Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Change of Board Recommendation that complies with Section 5.3. The Proxy Statement shall include (i) the fairness opinions of the Company’s financial advisors referenced in Section 3.23, (ii) the notice of the Company Stockholder Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.
(b) The Company shall establish a record date for, duly call, convene and hold a meeting of the holders of the Shares for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable after the SEC Clearance Date (and shall initially schedule the Company Stockholder Meeting to be held within twenty (20) Business Days from the date of the first mailing of the Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company in writing that twenty (20) Business Days from the date of the mailing of the Proxy Statement is insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), and any adjournments or postponements of such meeting shall require the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Company Stockholder Meeting to be held by such date. Notwithstanding the foregoing, (i) the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting up to one (1) time (A) for the absence of a quorum or to solicit additional votes in favor of the Merger or (B) to allow reasonable additional time for the filing and/or mailing, and review by the holders of the Shares prior to the date of the Company Stockholder Meeting, of any supplemental or amended disclosure that the Board of Directors determines in good faith is required by applicable Laws or the rules and regulations of Nasdaq (for a period of not more than five (5) Business Days but in any event not past four (4) Business Days prior to the Outside Date), unless prior to such adjournment or postponement, the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at such meeting if it were to be held without such postponement or adjournment and (ii) Parent may require the Company to, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate, to a date specified by Parent under the circumstances described in clauses (i)(A) or (i)(B) of this sentence; provided, however, that in no event shall the Company Stockholder Meeting be so postponed or adjourned at the request of Parent for more than ten (10) Business Days , or to a date that is less than four (4) Business Days prior to the Outside Date, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with the foregoing, the Company shall (i) file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as promptly as practicable (and in any event within one (1) Business Day) after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) days (inclusive) of the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such date shall be the “SEC Clearance Date”. Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Laws. Unless the Board of Directors shall have made a Change of Board Recommendation in compliance with Section 5.3, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to the holders of Shares at the Company Stockholder Meeting even if the Board of Directors shall have made a Change of Board Recommendation or proposed or announced any intention to do so. The Company shall advise Parent on each of the last ten (10) Business Days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval (email being sufficient). Without the prior written consent of Parent, matters related to the adoption of this Agreement, a non-binding advisory compensation vote and adjournment of the Company Stockholder Meeting shall be the only matters that the Company shall propose to be acted on by the holders of Shares at the Company Stockholder Meeting.
Section 5.5. Employment and Employee Benefits Matters.
(a) For twelve (12) months following the Closing Date (or, if earlier, until the date of the termination of employment of a Current Employee, as defined below) (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation to provide each individual employed by the Company or its Subsidiaries immediately prior to the Effective Time who continues to remain employed following the Effective Time (each, a “Current Employee”), (i) base salary or wage rate, as applicable, and a target annual cash incentive compensation opportunity that is, in the aggregate, at least as favorable as the base salary or wage rate, as applicable, and target annual cash incentive opportunity, provided to the Current Employee as of immediately prior to the Effective Time, (ii) broad-based employee benefits (excluding long-term cash incentive opportunities, severance, equity and equity-based awards, retention, transaction, change in control-related payments or benefits, nonqualified deferred compensation, defined benefit plan and post-employment or retiree welfare benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to those broad-based employee benefits (other than Excluded Benefits) provided to the Current Employees under the Company Plans that are disclosed in Section 3.16(a) of the Company Disclosure Letter and in effect as of immediately prior to the Effective Time, or, to the extent a Current Employee becomes covered by an employee benefit plan or program of Parent (or one of its Affiliates other than the Company) during such period, employee benefits (other than the Excluded Benefits) consistent with those provided to similarly situated employees of Parent (or its relevant Affiliate) (subject to the terms and conditions set forth in this Section 5.5), and (iii) severance benefits that are no less favorable than the severance protections and benefits provided to the Current Employee immediately prior to the Effective Time and set forth on Section 5.5(a)) of the Company Disclosure Letter.
(b) Parent shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Surviving Corporation to, cause service rendered by each Current Employee to the Company or its Subsidiaries prior to the Effective Time to be taken into account with respect to only the employee benefit plans of

Parent and the Surviving Corporation which provide benefits for vacation, or paid time-off (and for the avoidance of doubt, not for any purpose under any Excluded Benefit), for purposes of determining eligibility to participate, level of benefits and vesting, to the same extent and for the same purpose as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided that the foregoing will not apply to (i) the extent that its application would result in a duplication of benefits or compensation with respect to the same period of service, (ii) any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population or (iii) to the extent such service would not be credited to similarly situated employees of Parent or its Affiliates.
(c) If requested by Parent at least five (5) Business Days prior to the Effective Time, the Company shall, at least one (1) Business Day prior to the Effective Time, (i) adopt written resolutions (or take other necessary and appropriate actions) to terminate, or terminate participation in, each Company Plan intended to be qualified under Section 401(a) of the Code (the “401(k) Plan”), (ii) cease all contributions to the 401(k) Plan for any compensation paid after such termination date, and (iii) one hundred percent (100%) vest all participants under the 401(k) Plan, with such termination, cessation and vesting to be effective no later than the Business Day preceding the Effective Time. The Company shall provide Parent with an advance copy of such proposed resolutions no later than five (5) Business Days prior the date the resolutions are to be approved and shall incorporate any and all reasonable comments made by Parent to such resolutions. In the event Parent requests that the Company terminate the 401(k) Plan in accordance with this section, then as soon as administratively practicable following the Closing Date, Parent shall permit each Current Employee performing services in the U.S. to participate in a tax-qualified defined contribution plan sponsored by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”) and shall cause the Parent 401(k) Plan to accept direct rollover distributions from the 401(k) Plan on behalf of Current Employees, including participant loans.
(d) Prior to making any written or broad-based oral communications to any current or former officer, director, employee, or individual independent contractor of the Company or its Subsidiaries pertaining to compensation or benefit matters described in this Agreement or to compensation, benefits, or terms of employment or service that will be provided by Parent or an Affiliate thereof following the Closing, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith (it being understood that after Parent has been so provided with such opportunity, the Company shall not be required to provide Parent with any other communication if the content thereof is substantially the same as that previously reviewed by Parent).
(e) Without limiting the generality of Section 5.4, no provision of this Agreement (i) prohibits Parent, Merger Sub or the Surviving Corporation from amending, modifying or terminating any Company Plan or any other benefit or compensation plan, program, contract, agreement, policy or arrangement, (ii) requires Parent, Merger Sub or the Surviving Corporation to keep any Person employed or otherwise providing services for any period of time, or (iii) constitutes or shall be construed to constitute the establishment or adoption of, or amendment to, any Company Plan or other benefit or compensation plan, program, contract, agreement, policy or arrangement. This Section 5.4 shall not confer upon any Current Employee or any other Person (including any beneficiary or dependent thereof) not a party to this Agreement any third-party beneficiary or similar rights or remedies.
Section 5.6. Directors’ and Officers’ Indemnification and Insurance.
(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of any of the current or former directors or officers of the Company (each an “Indemnified Party” and collectively the “Indemnified Parties”), as provided in the respective Company Organizational Documents or in indemnification agreements set forth on Section 5.6(a) of the Company Disclosure Letter, to the extent made available to Parent and as in effect as of the date of this Agreement, shall survive the Effective Time and shall continue in full force and effect in accordance with their respective terms (and shall not be amended, repealed or modified in a manner less advantageous to the Indemnified Parties) for a period of not less than six (6) years after the Closing Date, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim. To the extent any amendment, modification, or repeal to the indemnification, advancement and/or exculpation provisions contained in the Company’s Certificate of Incorporation or Bylaws is required by applicable Law, Parent shall, and shall cause the Surviving Corporation to, make such changes to such documents as to have the least adverse effect on the rights of the individuals referenced in this Section 5.6 that is permitted in accordance with such Law. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to comply with and honor the foregoing obligations.
(b) Notwithstanding anything to the contrary in this Agreement, at or prior to the Effective Time, following good faith consultation with Parent and, if requested by Parent, utilizing Parent’s insurance broker, the Company shall purchase a tail policy under the current directors’ and officers’ liability insurance policy maintained at such time by the Company with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating s the Company’s current directors’ and officers’ liability insurance carrier, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is as protective of such directors and officers as the coverage provided by such existing policy; provided that the aggregate premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid with respect to the Company’s existing policy prior to the Effective Time (the “Maximum Amount”); provided, further, that if the aggregate premium of such insurance coverage exceeds such amount, the Company shall obtain the maximum amount of coverage available for the Maximum Amount. Parent shall cause such policy to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Corporation. In the event of an expiration, termination or cancellation of the tail policy, Parent shall be required to obtain a replacement tail policy substantially equivalent to such expired, terminated or canceled policy, subject to the Maximum Amount.
(c) The covenants contained in this Section 5.6 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs, assigns and legal representatives (each of whom shall be third party beneficiaries hereunder) and shall not be deemed exclusive of any other rights to which a Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. In the event that the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves, winds up, transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall take all necessary action so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.6.
(d) Unless required by applicable Law, this Section 5.6 may not be amended, altered or repealed after the Closing in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Parties.
Section 5.7. Further Action; Efforts.
(a) Each of Parent and the Company shall (i) use its reasonable best efforts to promptly make all filings and promptly obtain all authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, clearances and approvals and in seeking early termination of any applicable waiting periods under applicable Antitrust and FDI Laws and (iii) provide as promptly as practicable such information to any Governmental Body as such Governmental Body may request in connection herewith. In furtherance of the foregoing, each of Parent and the Company, as applicable, agrees to file promptly the filings and notifications required under any Antitrust and FDI Laws applicable to the transactions contemplated by this Agreement including, no later than the tenth (10th) Business Day after the date of this Agreement, making or causing to be made all filings and submissions and all draft filings and submissions required to be made by Parent, the Company or any of their Affiliates under the HSR Act and any other Antitrust and FDI Laws applicable to the transactions contemplated by this Agreement. None of Company, on the one hand, or Parent or Merger Sub, on the other hand, may, without the consent of the other (such consent not to be unreasonably withheld, conditioned or delayed), (x) cause any such filing or submission applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Governmental Body with additional time to review any of the transactions contemplated by this Agreement or (y) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement; provided that, notwithstanding the foregoing, Parent may, without the consent of the Company, voluntarily withdraw its notification under the HSR Act on one (1) occasion so long as Parent refiles its HSR Act notification within two (2) Business Days after withdrawal unless otherwise agreed by the Company. Parent shall pay all filing fees required to be paid to a Governmental Body in connection with the filings and notification required under Antitrust and FDI Laws applicable to the transactions contemplated by this Agreement.
(b) Notwithstanding the foregoing provisions of this Section 5.7 or anything in this Agreement to the contrary, (i) neither Parent nor any of its Affiliates shall be obligated to: (A) undertake or enter into agreements or agree to the entry of an order or decree with any Governmental Body, (B) commit to sell, license or dispose of, or hold separate or agree to sell, license or otherwise dispose of, assets, categories of assets or businesses of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (C) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (D) terminate any relevant venture or other arrangement of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (E) enter into any behavioral limitations, conduct restrictions or other commitments with respect to any assets or business of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (F) defend through litigation any claim or determination (whether judicial or administrative in nature) by any Governmental Body or third party that would restrain, prevent, or delay, the consummation of the transactions contemplated by this Agreement or (G) effectuate any other change or restructuring of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company and (ii) the Company shall not take the actions specified in clauses (A)-(E) and (G) of this Section 5.7(b) without Parent’s prior written consent in connection with obtaining any authorization, consent, order, clearance or approval of a Governmental Body or official that may be or become necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement.
(c) Each of Parent, on the one hand, and the Company, on the other hand, will promptly inform the other of, and provide copies of, any substantive communication (including material details of oral communications) received by that party in respect of the authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for the performance of each party’s obligations pursuant to this Agreement and use reasonable best efforts to respond promptly to any request or notice from any Governmental Body requiring the parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals. Each party shall (A) permit the other parties to review in advance any proposed substantive submissions to Governmental Bodies (including responses to requests for information and inquiries from any Governmental Body) in respect of obtaining or concluding the authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement, (B) promptly provide the other parties with any copies of substantive communications and submissions (including responses to requests for information and inquiries from any Governmental Body) that were submitted to a Governmental Body in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals, (C) whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with a Governmental Body in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals unless it consults with the other parties in advance and gives the other parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental Body requests otherwise, and (D) keep the other parties promptly informed of the making or commencement of any request, inquiry, investigation or proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the transactions contemplated hereby, and the status of discussions relating to obtaining or concluding such authorizations, consents, orders, clearances and approvals. Notwithstanding any other requirement in this Section 5.7, such materials and information to be disclosed by the Company, on the one hand, and Parent, on the other hand, to each other party pursuant to this Section 5.7, may be redacted as reasonably necessary to comply with applicable legal requirements (including to preserve legal privilege) and may be restricted to the other party’s outside antitrust counsel to the extent such materials and information are commercially or competitively sensitive, provided, that in the event that any such materials are not provided, the parties shall use commercially reasonable efforts to provide for alternative arrangements for such disclosure.
(d) Notwithstanding the foregoing or anything in this Agreement to the contrary, but without limiting the obligations set forth in this Section 5.7, Parent will, on behalf of the parties, determine and control strategy for dealing with any Governmental Body in respect of obtaining or concluding the authorizations, consents, orders, clearances and approvals of all Governmental Body and officials that may be or become necessary or advisable for the performance of each party’s obligations pursuant to, this Agreement, and the Company will use its reasonable best efforts to act consistently with such strategy; provided that Parent will consult in advance with, and consider in good faith the views of, the Company in respect of strategy for dealing with any Governmental Body and obtaining or concluding such authorizations, consents, orders, clearances and approvals.
Section 5.8. Public Announcements. The Company shall not, and Parent shall not, and shall cause each of their respective Subsidiaries to not, issue any press release or announcement or make any other public disclosure, including in any filings or submissions to the SEC, regarding the Contemplated Transactions or, in the case of the Company, regarding the Company or the Company’s business, in each case without the prior consent of the other (which consent may not be unreasonably withheld, conditioned, or delayed), except any release, announcement or disclosure required by applicable Law or any rule or regulation of the SEC, Nasdaq or any other stock exchange to which the relevant party is subject, in which case the party required to make the filing, release or announcement shall use commercially reasonable efforts to allow each other party reasonable time to comment on such filing, release or announcement in advance of such issuance and shall consider in good faith any comments provided by the other party; it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. The parties hereto agree that the initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, in the form agreed by the parties. The restrictions of this Section 5.8 do not apply to communications by the Company or Parent (i) in connection with, or following, an Acquisition Proposal, Superior Proposal, Change of Board Recommendation, Intervening Event or any action taken pursuant thereto (or communications made or proposed to be made by Parent in response thereto), in each case, that does not violate Section 5.3 or (ii) that are substantially consistent with previous public disclosures made by the parties in compliance with this Section 5.8.
Section 5.9. Approval of Compensation Actions. Prior to the Effective Time, the Compensation Committee of the Company Board shall take all such actions as may be required to approve, as an “employment compensation, severance, or other employee benefit arrangement” in accordance with Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, any and all Compensation Actions taken after January 1, 2026 and prior to the Effective Time that have not already been so approved. For the purposes of this Agreement, “Compensation Action” means any (a) granting by the Company to any present or former director or officer of any increase in compensation or benefits or of the right to receive any severance or termination compensation or benefit; (b) entry by the Company into any employment, consulting, indemnification, termination, change of control, non-competition, or severance agreement with any present or former director or officer, or any approval, amendment, or modification of any such agreement; or (c) approval of, amendment to, or adoption of any Company Plan.
Section 5.10. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.11. Stockholder Litigation. The Company shall promptly (and in any event within two (2) Business Days) notify Parent of any Actions instituted against the Company, its Subsidiaries or any of its or their respective directors or officers, in each case, relating to this Agreement or the Contemplated Transactions (each such item described in this Section 5.11, “Stockholder Litigation”). Subject to the preservation of the attorney-client or other applicable privilege protection under the work product or other doctrine and protection of confidential information and except if the Company Board (or any committee thereof) has made a Change of Board Recommendation, Parent shall have the right to participate in the defense and settlement of any such Stockholder Litigation, the Company shall consult with Parent (which advice the Company shall consider in good faith) regarding the defense of any such Stockholder Litigation, and the Company shall not settle or compromise any Stockholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned, unless (i) such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) or (ii) such settlement relates solely to the provision of additional disclosure in the Schedule 14D-9, but in each case only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Affiliates. The Company shall notify Parent promptly of the commencement or written threat of any proceedings of which it has received notice or become aware and shall keep Parent promptly and reasonably informed regarding any such proceedings.
Section 5.12. Regulatory Matters. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, each of the Company and its Subsidiaries shall use reasonable best efforts to make available to Parent and its Representatives complete and accurate copies of (a) all material clinical and preclinical data relating to the Products and (b) all material written or oral correspondence or other communications between the Company or any of its Subsidiaries, on the one hand, and the applicable Governmental Bodies, on the other hand, including all material written or oral correspondence relating to the Products, in the case of each of clauses (a) and (b) above, that comes into the Company’s or any of its Subsidiaries’ possession or control during such time period promptly (and in any event no later than three (3) Business Days) after the Company obtains such possession or control thereof and subject to the limitations set forth in Section 5.2 (it being understood that data and correspondence in the possession of a contract research organization or similar third party acting on behalf of the Company shall not be deemed to be in possession of the Company solely by reason of its being in the possession of such third party). The Company shall, and shall cause its Subsidiaries to, and shall direct its and their Representatives to reasonably consult and cooperate with Parent, as and to the extent reasonably requested by Parent, and consider in good faith the views and comments of Parent in connection with any material communications (including meetings or teleconferences) with any Governmental Body, including communications relating to clinical and preclinical trials related to the Products.
Section 5.13. Cash Management. Prior to the Effective Time, the Company shall use reasonable best efforts to convert all Investment Securities, including those listed on Section 5.13(a) of the Company Disclosure Letter, to Cash and Cash Equivalents; provided, however, that the Investment Securities listed on Section 5.13(b) of the Company Disclosure Letter shall not be sold and converted to cash.
Section 5.14. Stock Exchange De-listing. The Company shall cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time. If the Surviving Corporation will be required to file any quarterly or annual periodic reports pursuant to the Exchange Act during the ten (10) days after the Closing Date, the Company will deliver to Parent at least two (2) Business Days prior to the Closing a substantially final draft of any such quarterly or annual periodic report required to be filed during such period and, if requested by Parent at least five (5) Business Days prior to Closing, file such quarterly or annual period report, as applicable, prior to Closing.
Section 5.15. Termination of Certain Agreements. At or prior to the Effective Time, the Company shall terminate, or cause to be terminated, the Contracts set forth on Section 5.15 of the Company Disclosure Letter, with such termination(s) becoming effective no later than as of the Effective Time.
Section 5.16. Termination of Subsidiary Incentive Equity Awards; Wind-Up of HSOP Partnership.
(a) Except as set forth on Section 5.20 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to enter into a binding agreement (each, a “Subsidiary Award Termination Agreement”) with each holder of an Equity Award granted by a Subsidiary of the Company (each, a “Subsidiary Equity Award”), providing for the termination and cancellation of such Subsidiary Equity Awards and a release of claims in favor of the applicable Subsidiary, in exchange for a lump sum cash payment equal to the Subsidiary Equity Award Fair Market Value, less any applicable Tax withholding, effective no later than immediately prior to the Effective Time.
(b) The Company shall provide Parent with drafts of (i) the forms of Subsidiary Award Termination Agreements and (ii) a schedule setting forth the amounts if any, to be paid to each holder of a Subsidiary Equity Award in respect of such Subsidiary Equity Award (including the methodology for calculating such amounts) (collectively, the “Subsidiary Award Materials”) in each case no later than twenty (20) Business Days prior to the Effective Time, for Parent’s review and comment, and the Company or its applicable Subsidiary shall incorporate all reasonable comments made by Parent to such Subsidiary Award Materials.
(c) The Company shall cause ATAI Life Sciences HSOP GbR (the “HSOP Partnership”) to use reasonable best efforts to enter into a binding agreement (each, an “HSOP Wind-Up Agreement”) with each of the partners of the HSOP Partnership (each, a “HSOP Partner”), providing for the wind-up and dissolution of the HSOP Partnership and, as it relates to each of the HSOP Partners, a release of claims in favor of the HSOP Partnership, the Company, and its Affiliates, with such agreements to be entered into prior to the Effective Time and effective upon receipt by the HSOP Partner of the distribution by the HSOP Partnership of the amounts to be distributed to such HSOP Partner in respect of the Shares held by the HSOP Partnership on behalf of, or in respect of, the HSOP Partner.
(d) The Company shall provide Parent with drafts of (i) the forms of HSOP Wind-Up Agreements and (ii) a schedule setting forth the amounts if any, to be paid to each partner in the HSOP Partnership in respect of such partnership interest (including the methodology for calculating such amounts) (collectively, the “HSOP Wind-Up

Materials”) in each case no later than twenty (20) Business Days prior to the Effective Time, for Parent’s review and comment, and the Company or the HSOP Partnership, as applicable, shall incorporate all reasonable comments made by Parent to such HSOP Wind-Up Materials.
(e) The Company shall use reasonable best efforts to cause all Subsidiary Award Termination Agreements and HSOP Wind-Up Materials to be fully executed and effective no later than five (5) Business Days prior to the Effective Time. The Company shall promptly deliver to Parent fully executed copies of all such Subsidiary Award Termination Agreements and HSOP Wind-Up Agreements no later than three (3) Business Days prior to the Effective Time.
Section 5.17. FIRPTA Certificate. Prior to the Effective Time, the Company shall deliver an affidavit to Parent stating that the Company is not and has not been a United States real property holding corporation, in the form and substance required under Treasury Regulation §1.897-2(h), as of the Effective Time.
Section 5.18. Sales Agreement. Within ten (10) Business Days of the date of this Agreement, the Company shall cause the Sales Agreement to be terminated.
Section 5.19. CVR Agreement. At or prior to the Effective Time, Parent shall authorize and duly execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR).
Section 5.20. Entity Management. Prior to the Effective Time, Parent shall, and shall cause its Subsidiaries to, take the actions set forth on Section 5.20 of the Company Disclosure Letter.
ARTICLE VI

CONDITIONS OF MERGER
Section 6.1.  Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:
(a) The Company Stockholder Approval shall have been obtained.
(b) (i) Any applicable waiting period (or any extension thereof) applicable to the Contemplated Transactions under the HSR Act shall have expired or been terminated, (ii) the notices, approvals and clearances required to be given and obtained and are in full force and effect, as applicable, pursuant to Antitrust and FDI Laws in respect of the Contemplated Transactions and set forth on Section 6.1(b) of the Company Disclosure Letter shall have been given and obtained and (iii) any agreement with a Governmental Body in any jurisdiction identified Section 6.1(b) of the Company Disclosure Letter not to consummate or to delay consummation of the Contemplated Transactions shall have expired or been terminated.
(c) There shall not have been issued by any Governmental Body of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any Laws have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.
Section 6.2. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:
(a) (i) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.1 (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3 (Capital Stock), Section 3.4(a) (No Breach), Section 3.8(a) (Absence of Company Material Adverse Effect); Section 3.21 (Brokerage) and Section 3.23 (Opinion)) that (x) are not made as of an earlier date, shall be true and correct as of the Closing Date, as though made on and as of the Closing Date and (y) are made as of an earlier date, shall be true and correct as of such date, except, in the case of (x) or (y), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had a Company Material Adverse Effect, (iii) the representation set forth in Section 3.8(a) (Absence of Company

Material Adverse Effect) shall be true and correct in all respects, as of the date of this Agreement and the Closing Date as though made on and as of such date and time, (iv) the representations and warranties set forth in Section 3.1 (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3 (other than Section 3.3(a), (b)(iv) (only with respect to the Company), (f)(i)-(v) (only with respect to the Company) and (f)(vii) (only with respect to the Company)) (Capital Stock), Section 3.4(a) (No Breach), Section 3.21 (Brokerage) and Section 3.23 (Opinion) that (x) are not made as of an earlier date, shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date and (y) are made as of an earlier date, shall be true and correct in all material respects as of such date, and (v) the representations set forth in Section 3.3(a), (b)(iv) (only with respect to the Company), (f)(i)-(v) (only with respect to the Company) and (f)(vii) (only with respect to the Company) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct, except for any de minimis inaccuracies, as of such earlier date).
(b) The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).
(c) Since the date of this Agreement, there has not occurred any change, event, occurrence or effect that has had a Company Material Adverse Effect that is continuing.
(d) Parent and Merger Sub shall have received a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company in his or her capacity as such an officer to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.
(e) No suit, action or proceeding by a Governmental Body of competent jurisdiction is pending in connection with the Contemplated Transactions (i) seeking to prohibit or impose any material limitations on Parent’s or Merger Sub’s ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or any material portion of their or the Company’s or any Company Subsidiary’s businesses or assets, taken as a whole, or to compel Parent or Merger Sub or their respective Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or their respective Subsidiaries, (ii) seeking to prohibit or make illegal the consummation of the Merger or the other Contemplated Transactions, (iii) seeking to impose material limitations on the ability of Merger Sub or Parent effectively to exercise full rights of ownership of the Shares or (iv) seeking to require divestiture by Parent or any of its Subsidiaries or Affiliates of any Shares.
Section 6.3. Conditions to Obligation of Company to Effect the Merger. The obligations of Company to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:
(a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that (x) are not made as of an earlier date, shall be true and correct as of the Closing Date, as though made on and as of the Closing Date and (y) are made as of an earlier date, shall be true and correct as of such date, except, in the case of (x) or (y), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).
(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on its behalf by an officer of Parent, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER
Section 7.1. Termination by Mutual Agreement. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.

Section 7.2. Termination by Either Parent or the Company. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent or the Company if:
(a) any court or other Governmental Body of competent jurisdiction has issued an order, decree or ruling, or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the terms of this Section 7.2 are not available to any party if the issuance of such order, decree, ruling or other action is primarily attributable to the failure on the part of such party to comply with its obligations under this Agreement in any material respect, including Section 5.7; or
(b) the Effective Time has not occurred on or prior to the date that is six (6) months after the date of this Agreement (the “Outside Date”); provided, however, that if as of such date, any condition set forth in Section 6.1(b) or Section 6.1(c) (solely to the extent that such Law or Governmental Order arises under the HSR Act or any Antitrust and FDI Laws) is not satisfied, then the Outside Date will automatically be extended until the date that is nine (9) months after the date of this Agreement (and such date will then be the Outside Date); provided, however, that this termination right is not available to any party if the failure of the Effective Time to occur prior to the Outside Date is primarily attributable to the failure on the part of such party to comply in any material respect with its obligations under this Agreement, including Section 5.7; or
(c) the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholder Meeting (as such meeting may be adjourned or postponed) at which the vote was taken in respect of this Agreement and the Merger.
Section 7.3. Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned, by the Company:
(a) at any time prior to the Effective Time, if there has been a breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to a Parent Material Adverse Effect, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; or
(b) at any time prior to the receipt of the Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 5.3(e)(i); provided that, substantially currently with, and as a condition to the effectiveness of, such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays (or causes to be paid) the termination fee due pursuant to Section 7.5(b) in accordance with the terms of Section 7.5(b).
Section 7.4. Termination by Parent. This Agreement may be terminated, and the Merger may be abandoned, by Parent if:
(a) at any time prior to the Effective Time, there has been a breach of any covenant or agreement made by the Company in this Agreement or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; or
(b) at any time prior to the receipt of the Company Stockholder Approval, if the Company Board or any committee thereof effects a Change of Board Recommendation.
Section 7.5. Effect of Termination.
(a) In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made and this Agreement (other than Section 5.2(b), Section 7.5(d), Article VII and Article VIII, each of which will survive any termination hereof) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that no such termination will relieve any Person of any liability for damages resulting from material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”), including with respect to the making of a representation set forth herein, or would constitute fraud. For purposes of this Section 7.5(a), “fraud” means actual (and not constructive, including claims based on recklessness) common law fraud under Delaware law with respect to the making of an express representation or warranty contained in this Agreement.
(b) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 7.3(b) (Superior Proposal);
(ii) this Agreement is terminated by Parent pursuant to Section 7.4(b) (Change of Board Recommendation); or
(iii) (A) this Agreement is terminated (x) by either Parent or the Company pursuant to Section 7.2(b) (Outside Date) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the second proviso in Section 7.2(b) (Outside Date)), or (y) by Parent pursuant to (ii) (Material Breach), (B) any Person has communicated to the Company Board or publicly disclosed an Acquisition Proposal (which has not been irrevocably and publicly withdrawn at least three (3) days (1) prior to the Outside Date in the case of Section 7.5(b)(iii)(A)(x), or (2) prior to the date of such material breach in the case of Section 7.5(b)(iii)(A)(y)) after the date of this Agreement and prior to such termination and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided that, for purposes of clause (C) of this Section 7.5(b)(iii), references to “20%” in the definition of Acquisition Proposal will be substituted with “50%”);
then, in any such case, the Company shall pay (or cause to be paid to) Parent a termination fee of $104,300,000, by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 7.5(b) will be paid concurrently with such termination, (2) pursuant to clause (ii) of this Section 7.5(b) will be paid no later than two (2) Business Days after such termination and (3) pursuant to clause (iii) of this Section 7.5(b) will be payable to Parent upon entry into an Alternative Acquisition Agreement (or the earlier consummation of an Acquisition Proposal). The Company will not be required to pay the termination fee pursuant to this Section 7.5(b) more than once.
(c) In the event the termination fee payable pursuant to Section 7.5(b) is payable and paid to Parent in accordance with Section 7.5(b), (i) Parent’s receipt of the termination fee together with any amounts to which Parent is entitled pursuant to Section 7.5(d) shall be the sole and exclusive remedy of Parent and Merger Sub in respect of any breach of, or inaccuracy contained in, the Company’s covenants, agreements, representations or warranties in this Agreement and (ii) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates or any Representative of the Company or any of its Affiliates arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination; provided that nothing in this Section 7.5(c) shall relieve the Company from liability for damages arising from an Intentional Breach of Section 5.3 or fraud as defined in Section 7.5(a).
(d) The Company acknowledges that the agreements contained in Section 8.5(b) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) when due and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amount set forth in Section 8.5(b), the Company shall pay to Parent or Merger Sub its reasonable and documented costs and expenses (including reasonable and documented attorney’s fees) in connection with such suit together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.
Section 7.6. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Contemplated Transactions.
Section 7.7. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.
ARTICLE VIII

GENERAL PROVISIONS
Section 8.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article VIII.
Section 8.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which email must state that it is being delivered pursuant to this Section 8.2 and which notice will not be effective unless either (A) a duplicate copy of such email notice is sent on the same day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (B) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested), which notice will not be effective unless a duplicate copy is sent via email and (d) one Business Day after sending, if sent by overnight courier, which notice will not be effective unless a duplicate copy is sent via email, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

(i)	if to Parent or Merger Sub, to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: Senior Vice President and Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: Senior Vice President - Transactions and Contracting

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street, Prudential Tower
Boston, MA 02199-3600
Attention: Emily J. Oldshue; Michael D. Beauvais; Nicholas C.H. Roper
Email: [***]

(ii)	if to the Company, to:

AtaiBeckley Inc.
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th St.
New York, NY 10119
Attention: Ryan Barrett; Srinivas Rao
Email: [***]

with an additional copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Nathan Ajiashvili; Charles Ruck; Scott Shean; Brian Umanoff
Attention: [***]

Section 8.3. Certain Definitions. For purposes of this Agreement the term:
“Acquisition Proposal” means any indication of interest, inquiry, offer or proposal made or renewed by a Person or Group (other than Parent or Merger Sub) relating to any (a) direct or indirect issuance, exchange, purchase or other acquisition (in each case, whether in a single transaction or a series of related transactions) by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock or other Company Securities representing more than twenty percent (20%) of the Company Common Stock or other voting or equity securities of the Company outstanding after giving effect to the consummation of such issuance, exchange, purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (b) direct or indirect purchase, exchange, transfer or other acquisition (including by license, partnership, collaboration, distribution, disposition or revenue-sharing arrangement) (in each case, whether in a single transaction or a series of related transactions) by any Person or Group of more than twenty percent (20%) of the consolidated total assets (including through the acquisition of stock in its Subsidiaries) of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (c) merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction (in each case, whether in a single transaction or a series of related transactions) involving the Company or any of its Subsidiaries pursuant to which any Person or Group would hold shares of Company Common Stock or other Company Securities representing more than twenty percent (20%) of the Company Common Stock or other Company Securities outstanding after giving effect to the consummation of such transaction.
“Action” means any charge, dispute, cause of action, claim, counterclaim, audit, assessment, examination, mediation, action, suit, litigation, arbitration, proceeding, investigation, inquiry, or other legal proceeding.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“AI Technology” means any deep learning, self-improving or machine learning software, model, algorithm, hardware or other artificial intelligence tool or aid of any kind, including generative artificial intelligence.
“Antitrust and FDI Laws” means (a) the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of lessening competition or restraint of trade and (b) any Law regulating foreign investment screening, national security or trade regulation.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings; provided that, in the case of determining a date on which any payment is due hereunder, “Business Day” shall mean any day (other than Saturday or Sunday) on which banks are open in New York, New York.
“Cash and Cash Equivalents” means the Company’s and its Subsidiaries’ cash and cash equivalents which are highly liquid investments with a maturity of three (3) months or less from the date of purchase determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.

“Change of Board Recommendation” means (a) the withdrawal, qualification or modification (in a manner adverse to Parent or Merger Sub) of the Company Board Recommendation or the public announcement of any proposal to withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub) the Company Board Recommendation, (or any resolution or agreement to take any such action), (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of the Shares reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer, (c) the adoption, endorsement, approval or recommendation (or any public proposal with respect to the same) of any Acquisition Proposal, (d) the failure to include the Company Board Recommendation in the Proxy Statement when disseminated to the holders of Shares pursuant to the terms herein or (e) the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation following receipt by the Company of a publicly announced Acquisition Proposal by three (3) Business Days following receipt of a written request from Parent to provide such public reaffirmation; provided that Parent may deliver only one such request with respect to any single Acquisition Proposal (other than with respect to material amendments, modifications or supplements thereto).
“Company Balance Sheet Date” means March 31, 2026.
“Company Equity Plan” means each of the AtaiBeckley Inc. 2021 Incentive Award Plan, the Atai Life Sciences AG 2020 Employee, Director and Consultant Equity Incentive Plan, each as amended and restated.
“Company Intellectual Property” means all Owned Intellectual Property, Exclusive Intellectual Property, and all other Intellectual Property used or held for use for the operation of the business of the Company and its Subsidiaries as currently conducted and proposed to be conducted.
“Company Material Adverse Effect” means any state of facts, change, effect, event, circumstance, result, development, condition, inaccuracy or occurrence (an “Effect”) that, alone or taken together, (x) has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets and liabilities (taken as a whole), operations, or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially impairs or materially delays the ability of the Company to timely perform its obligations hereunder or consummate the Contemplated Transactions; provided that for purposes of clause (x), any Effect resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect: (a) matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its Subsidiaries, taken as a whole, operate; (b) changes in any financial, debt, credit, capital, banking or securities markets or conditions, including changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (c) the announcement of this Agreement or the Contemplated Transactions (it being understood and agreed that this clause (c) will not apply to the representation or warranty contained in Section 4.4) (including by reason of the identity of Parent or Merger Sub), including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with any Governmental Body, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other party having business dealings with the Company or any of its Subsidiaries (including the termination, suspension or modification of any such relationships); (d) any change in the market price or trading volume of the Shares or any change or prospective change of the ratings or the ratings outlook for the Company; provided that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (e) acts of war or terrorism (including cyberattacks) (including any acts of war or sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved), national emergencies, civil unrest, natural disasters, force majeure events, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing); (f) changes in Laws or regulations, tariffs issued by any Governmental Body after the date of this Agreement, changes in GAAP or other applicable accounting standards (or the authoritative interpretations thereof), or changes in stock exchange rules or listing standards; (g) any action taken by the Company or its Subsidiaries that is required by this Agreement, including compliance with covenants set forth herein (excluding the requirement that the Company and its Subsidiaries operate in the ordinary course of business), or any action taken or omitted to be taken by the Company or its Subsidiaries at the express written request or with the prior written consent of Parent or Merger Sub; (h) the initiation or settlement of any legal proceedings commenced by any holder of Shares (on their own or on behalf of the Company or any of its Subsidiaries) arising out of or related to this Agreement or the Contemplated Transactions; (i) any failure by the Company or its Subsidiaries to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period (it being understood that the underlying facts and circumstances giving rise to any such failure may, if they are not otherwise excluded from this definition, be deemed to constitute and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (j) any results, outcomes, data, adverse events, side effects or safety observations arising from any non-clinical or clinical studies or trials that have been conducted by or on behalf of the Company or its Subsidiaries (or the announcements thereof), or the determination by, or the delay of a determination by, or recommendation of, the FDA or other Governmental Body, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, termination, refusal to file, non-approval, disapproval or non-clearance of any of the Company’s or its Subsidiaries’ Products, regulatory filings or clinical trials; or (k) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or any Governmental Body or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing, relating to any Product, or any product or product candidate of competitors of the Company or any of its Subsidiaries; except in the case of the foregoing clauses (j) and (k) to the extent such Effect results from (i) the issuance by the FDA or any similar Governmental Body of one or more orders that impose a clinical hold on any clinical trial or other investigation of any Product, the result of which would be reasonably likely to result in a termination of the development of, or a termination of, or delay of six (6) months or more in dosing patients in, any clinical trial of, any Product, or (ii) any adverse event or development arising from or related to any Product that results in a serious adverse event (as defined in 21 C.F.R. Part 312) (in which case of (i) or (ii), such Effect, to the extent arising from such order or adverse event or development, may be taken into account in determining whether there has been a Company Material Adverse Effect); provided, further, that if the exceptions set forth in subclauses (a), (b), (d), (e) and (f) have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industries in which the Company and its Subsidiaries operate, then such materially disproportionate Effects may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent of such materially disproportionate impact.
“Company Plan” means a Plan that the Company or its Subsidiaries sponsors, maintains, contributes to or is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual independent contractor or other individual service provider of the Company or its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any Liability. For clarity, “Company Plans” includes the “Company Equity Plans.”
“Company RSU” means a restricted stock unit granted under a Company Equity Plan or otherwise that is subject solely to time-based vesting.
“Company Stock Option” means an option to purchase Shares granted under a Company Equity Plan or otherwise.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 2, 2024, by and between Eli Lilly and Company, as amended.
“Contemplated Transactions” means each of the transactions contemplated by this Agreement.
“Contract” means any written, oral or other agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.
“Copyrights” means all works of authorship (whether or not copyrightable, including all software, whether in source code or object code format, and documentation therefor) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.
“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(e)(i), Section 5.3(e)(ii) or Section 5.3(e)(iii), which (a) in respect of a Superior Proposal, shall specify the identity of the

Person who made such Superior Proposal and the material terms and conditions of such Superior Proposal and attach the most current version of the relevant transaction agreement and (b) in respect of an Intervening Event, shall include a reasonably detailed description of the underlying facts giving rise to such action.
“DSP” means 28 C.F.R. Part 202.
“EMA” means the European Medicines Agency, or any successor agency or authority thereto with comparable responsibilities.
“Environmental Laws” means any Law relating to (a) pollution or the protection, investigation, remediation or restoration of the environment, human health and safety (as it relates to exposure to Hazardous Substances), or natural resources or (b) the manufacture, handling, use, storage, treatment, transport, disposal, marketing, distribution, sale, Release or threatened Release of any Hazardous Substance.
“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company or its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code or is or was at the relevant time, a member of the same “controlled group” as the Company or its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.
“Exclusive Intellectual Property” means all Intellectual Property that is or has been exclusively licensed to the Company or any of its Subsidiaries.
“FDA” means the United States Food and Drug Administration, or any successor agency or authority thereto with comparable responsibilities.
“FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended (21 U.S.C. §301 et seq.).
“Federal Health Care Program” has the meaning set forth in 42 U.S.C. 1320a-7b(f), including but not limited to Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act (42 U.S.C. 1395 et seq.), any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other state or federal healthcare program administered by a Governmental Body.
“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).
“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.
“Good Clinical Practices” means all applicable then-current Good Clinical Practice requirements and standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials (including all applicable requirements relating to protection of human subjects), as set forth in applicable Law, such as, as applicable, the FDCA, 21 C.F.R. Parts 11, 50, 54, 56, and 312, Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001, Commission Directive 2005/28/EC of 8 April 2005, and the equivalent requirements of other Governmental Bodies, as such obligations are interpreted and enforced by the FDA, EMA, MHRA and other Governmental Bodies, including as interpreted under prevailing industry standards and applicable guidance documents issued by the FDA and any other Governmental Body, including International Council for Harmonisation (“ICH”) Guideline for Good Clinical Practices, and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.
“Good Laboratory Practices” means all applicable then-current Good Laboratory Practice requirements and standards for conducting nonclinical studies and laboratory activities for drugs, as set forth in applicable Laws governing the conduct of non-clinical safety studies and which seek to ensure the quality, integrity and reliability of study data, including as applicable those set forth in 21 C.F.R. Part 58 and the equivalent legal requirements and standards of EMA and other Governmental Bodies in other applicable jurisdictions, as such obligations are interpreted and enforced by FDA, EMA, MHRA and other Governmental Bodies, including as set forth in applicable guidance documents issued by the FDA and the quality guidelines promulgated by the ICH, as the same may be amended from time to time.
“Good Manufacturing Practices” means all applicable then-current Good Manufacturing Practices requirements and standards for the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of drugs, including as set forth in the FDCA, 21 C.F.R. Parts 210 and 211, and the equivalent requirements and standards of EMA, MHRA and other Governmental Bodies as such obligations are interpreted and enforced by the FDA, EMA, MHRA, and other Governmental Bodies, including as set forth in applicable guidance documents issued by the FDA and the quality guidelines promulgated by the ICH, and the equivalent legal requirements in other applicable jurisdictions, all as the same may be amended from time to time.
“Governmental Body” means any federal, state, provincial, local, municipal, foreign, supranational, national or other governmental or quasi-governmental authority or authority exercising legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing, including any arbitrator or arbitral body (whether public or private), mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, instrumentality, court or other tribunal of any of the foregoing.
“Group” has the meaning as used in Section 13 of the Exchange Act.
“Hazardous Substance” means any element, compound, chemical, material, waste or other substance that is defined, listed or classified as a contaminant or pollutant or as toxic, hazardous or any other words of similar intent or meaning under, or otherwise regulated by, any Environmental Laws, including any petroleum product or by-product polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), and radioactive materials.
“Healthcare Laws” means, any Law applicable to the conduct of Parent’s business or the Company’s or its Subsidiaries business, the purpose of which is to ensure the safety, efficacy, quality of research, development, manufacturing, testing, packaging, storage, use, distribution, labeling, promotion, sale, offer for sale, import, export, or disposal of pharmaceutical products, including (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), and the regulations promulgated pursuant to such statutes, (b) the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq. and all applicable rules and regulations of the DEA; (c) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder and any other Law pertaining to or governing a governmental health care program, and the regulations promulgated thereunder, (d) Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (e) the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, (f) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, (g) the FDCA, (h) applicable regulations issued by the FDA, EMA, MHRA, and other Governmental Bodies, including, as applicable, those requirements relating to Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices, investigational use, pre-market approval and applications to market a new pharmaceutical product, (i) Laws governing the development, conduct, monitoring, patient informed consent, auditing, analysis, use and reporting of clinical trial data, (j) Laws governing data gathering activities relating to the detection and reporting of adverse events (including applicable pharmacovigilance and adverse event regulations of the FDA, EMA, MHRA, and other Governmental Bodies), (k) all comparable state, local, federal, non-U.S. or other Laws relating to any of the foregoing, (l) any and all other health care Laws and regulations applicable to Parent, Parent’s Subsidiaries or the Company or the Company’s Subsidiaries, or affecting their respective businesses, and (m) any rules, regulations, and directives, policy statements, or guidance, in each case, that are legally binding and have the force of law, promulgated or issued pursuant to such Laws, as each of the foregoing may be amended from time to time.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009) as set forth at 42 USC § 17931 et seq., as may be amended, and their implementing regulations.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. Part 312 (as amended from time to time) with respect to the Products or the VIE Products, or any similar application or filing submitted to EMA or any other Governmental Body, and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person with respect to deposits or advances of any kind or for the deferred purchase price of the acquisition of a business or any property or services, including earn-out obligations (other than trade payables or accruals incurred in the ordinary course of business, consistent with applicable Contracts); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, performance bond, surety or similar credit transaction; (d) all obligations of such Person under Finance Leases; (e) guarantees with respect to any indebtedness of any other Person, (f) all indebtedness of others secured by any Liens or other claim on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptance, (h) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (i) any currency swaps, forward contracts, currency or other derivative or hedging arrangements of such Person, and (j) any declared but unpaid dividends, or other distributions or loans payable by such Person to its equityholders or Affiliates.
“Intellectual Property” means all rights, title and interests in and to, or arising out of or associated with intellectual property or other proprietary rights, in each case, whether protected, created or arising under the Laws of the United States or any other jurisdiction worldwide and whether registered or unregistered, including all rights in and to, arising out of, or associated therewith, including: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; and (e) Internet domain names and social media accounts and handles.
“Intervening Event” means a change, effect, event, circumstance, result, development, condition, occurrence, or other matter material to the Company that was not known or reasonably foreseeable to the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Company Board or any committee thereof as of the date of this Agreement), which change, effect, event, circumstance, result, development, condition, occurrence, or other matter, or any consequence thereof, becomes known to or reasonably foreseeable by the Company Board or any committee thereof prior to the Company Stockholder Meeting; provided, however, that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event; provided, further, that in no event shall any of the following constitute or contribute to an Intervening Event: (i) changes in the financial or securities markets or general economic or political conditions in the United States, (ii) changes (including changes of applicable Law) or conditions generally affecting the industry in which the Company and its Subsidiaries, taken as a whole, operate, or (iii) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period.
“Investment Securities” means the Company’s and its Subsidiaries’ investment securities, including available for sale marketable debt securities, determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.
“IP Contracts” means all: (a) Contracts pursuant to which any Person grants to the Company or any of its Subsidiaries any license, sublicense, consent, waiver, covenant not to sue or other right with respect to any Intellectual Property material to the business of the Company and its Subsidiaries, including all Exclusive Intellectual Property (but excluding non-exclusive licenses for Off-the-Shelf Software); (b) Contracts pursuant to which the Company or any of its Subsidiaries grants any Person any license, sublicense, consent, waiver, covenant not to sue or other right with respect to any Intellectual Property material to the business of the Company and its Subsidiaries as of the date of this Agreement; (c) co-existence agreements and settlement agreements relating to any Owned Intellectual Property or Exclusive Intellectual Property; (d) Contracts that provide for the invention, creation, conception or development of any Intellectual Property (i) by the Company or any of its Subsidiaries for any Person or (ii) by any other Person for the Company or any of its Subsidiaries; (e) Contracts that provide for the assignment or other transfer of any material Intellectual Property (i) to the Company or any of its Subsidiaries by any Person (excluding consulting agreements or employee agreements that contain assignments of Intellectual Property to the Company or any of its Subsidiaries substantially on a written form made available to Parent prior to the Closing) or (ii) by the Company or any of its Subsidiaries to any Person; and (f) Contracts pursuant to which the Company or any of its Subsidiaries is restricted from using or practicing any Intellectual Property that is material to the continued operation of the business of the Company and its Subsidiaries as of the date of this Agreement (excluding customary confidentiality obligations); excluding, in each case ((a),(b), (d), (e) and (f)), Routine Services Contracts entered into in the ordinary course of business.
“Knowledge” of Parent or the Company, as applicable means the actual knowledge, after reasonable inquiry, of the individuals listed in Section 8.3(a) of the Company Disclosure Letter.
“Law” means any applicable foreign or U.S. federal, state or local law (including common law), treaty, act, statute, legislation, code, edict, order, ordinance, rule, regulation, judgment, injunction, decree, proclamation, directive, pronouncement, writ, constitution, convention, ruling, requirement (licensing or otherwise), specification, determination, decision, or judicial opinion that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body, and, for the sake of clarity, includes, but is not limited to, Healthcare Laws and Environmental Laws.
“Liability” means, with respect to any Person, any debt, liability, claim, demand, expense, commitment or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, primary or secondary, matured or unmatured, billed or unbilled, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.
“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, license, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.
“MHRA” means the Medicines Healthcare products Regulatory Agency.
“Milestone Payment Date” has the meaning set forth in the CVR Agreement.
“Non-Controlled VIE” has the meaning set forth in Section 8.3 of the Company Disclosure Letter.
“Notice Period” means the period beginning at 5:00 p.m. New York City Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. New York City Time) and ending on the fourth (4th) Business Day thereafter at 5:00 p.m. New York City Time; provided that, with respect to any change in the financial terms or any material terms of any Superior Proposal, the Notice Period will extend until 5:00 p.m. New York City Time on the second (2nd) Business Day after delivery of such revised Determination Notice.
“Off-the-Shelf Software” means software, other than open source software, obtained from a third party (a) on general, non-negotiated, commercial terms and that continues to be widely available on such commercial terms, (b) that is not distributed with or incorporated in any product or services of the Company or any of its Subsidiaries, (c) that is used for business infrastructure or other internal purposes and (d) was licensed for fixed payments of less than $500,000 in the aggregate or annual payments of less than $500,000 per year.
“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries.
“Parent Material Adverse Effect” means any Effect, alone or taken together, that would prevent or materially impair or materially delay the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.
“Patents” means all patents, issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.
“Permits” means all approvals, authorizations, certificates, registrations, exemptions, consents, licenses, orders, permits, waivers, qualifications, variances, and other similar authorizations of all Governmental Bodies and all other Persons.
“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operations of assets for amounts that are not delinquent, that are not, individually or in the aggregate, material, and which do not and will not violate or constitute a breach of or default under any leases, covenants or other material agreements with respect to the Company Real Property (with or without notice or lapse of time or both), (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Company Real Property Leases which are not violated by the current use and operation of the leased Company Real Property and which do not, individually or in the aggregate, materially impair the value of, or materially interfere with the present use of, such Company Real Property, (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Company Real Property Leases that do not adversely affect the occupancy, operation or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with the Company’s or its Subsidiaries’ business, (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) purchase money liens for personal property and Liens securing rental payments under Finance Leases for personal property, (g) any non-exclusive licenses or sublicenses granted in the ordinary course of business to any contract research organization, consultant, laboratory services provider, contract manufacturing organization or similar service provider (but solely to the extent such non-exclusive license or sublicense would comply with Section 5.1(b)(xviii) hereof if granted after the date hereof), (h) restrictions on the transfer of securities arising under federal and state securities Laws and (i) those matters identified in the Permitted Liens set forth in Section 8.3(c) of the Company Disclosure Letter.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other entity.
“Personal Information” means any data or information in any media that, alone or in combination with other information, (a) can be used to identify, or is otherwise associated with a natural person, or (b) that is considered “personally identifiable information,” “personal information,” “personal data,” “protected health information,” “human omic data,” “sensitive data” or any similar term defined by any applicable Privacy Laws. With respect to the DSP, the term “Personal Information” shall include information regardless of whether it is anonymized, de-identified, pseudonymized or encrypted.
“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, policy, program, arrangement, contract or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not, and covering one or more natural Persons, including any stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, other equity or equity-based, phantom equity, severance, separation, termination, retention, employment, offer letter, consulting, change in control, bonus, incentive, deferred compensation, pension, profit sharing, retirement, supplemental retirement, employee loan, hospital, medical, health, welfare, 401(k), dental, vision, workers’ compensation, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance, tax gross up or reimbursement or other fringe benefit plan, policy, program, arrangement or agreement.
“Privacy Laws” means any applicable foreign or domestic Laws, legal requirements and self-regulatory guidelines relating to the receipt, collection, compilation, use, storage, access, Processing, sharing, safeguarding, and security (both technical and physical) disposal, destruction, disclosure or transfer (including cross border) of Personal Information or otherwise relating to the privacy, data, security, data protection, operational resilience, information security and AI Technologies including, but not limited to, the California Consumer Privacy Act, HIPAA, the DSP, the General Data Protection Regulation (EU) 2016/679, the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA, as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 and Data (Use and Access) Act 2025, Directive (EU) 2022/2555, and Regulation (EU) 2024/1689 (in each case including as implemented in local law).
“Process”, “Processed” or “Processing” means any operation or set of operations which is or are performed on Personal Information, whether or not by automatic means, such as the use, collection, access, acquisition, creation, derivation, processing, storage, maintenance, recording, organization, adaption, alteration, correction, transfer, transmission, retrieval, consultation, disclosure, making available, alignment, retention, dissemination, blocking, deletion, erasure, destruction, or combination of such Personal Information.
“Product” means any product that constitutes, incorporates or includes (a) the product candidates referred to as BPL-003 and VLS-01, (b) any other product candidate researched, developed, tested, labeled, manufactured, stored, imported, exported, marketed or distributed by or on behalf of the Company or its Subsidiaries (excluding the VIEs), and (c) any derivative of such product candidate described in sub-clause (a) or (b).
“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, migration, or other movement or presence in, into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.
“Representative” means the officers, directors, managers, members, employees, accountants, consultants, legal counsel, financial advisors and authorized agents of a party.
“Routine Services Contracts” means (a) materials transfer agreements, manufacturing services agreements, clinical contract services agreements, clinical scale agreements, master services agreements, clinical trial agreements, contract research agreements or other ordinary course services agreements, in each case, that grant non-exclusive rights to use Company Intellectual Property solely to conduct research, manufacturing, clinical trial activities, or other services within the scope of the applicable agreement and that do not otherwise involve a grant of rights to use any Company Intellectual Property for the research, supply, manufacturing, development or commercialization of a Product or (b) Contracts pursuant to which the Company or any of its Subsidiaries is granted non-exclusive rights to use the Company Systems or any research tools and that do not otherwise involve any assignment, transfer or grant of rights with respect to any Company Intellectual Property (except, with respect to research tools, non-exclusive licenses to use modified versions of the research tools granted back to the provider of such research tools).
“Sales Agent” means Jefferies LLC, as sales agent and/or principal under the Sales Agreement.
“Sales Agreement” means that certain Open Market Sales Agreement, dated March 6, 2026, by and between the Company and Sales Agent.
“Sanctioned Country” means (a) Russia; and (b) any country or territory, or the government thereof, which is currently the subject or target of any Sanctions Laws, including at the time of this Agreement, Belarus, Cuba, the Crimea region, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic,”, non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Iran, and North Korea.
“Sanctioned Person” means a Person: (a) listed on any Sanctions Laws list of designated Persons, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s Entity, Denied Persons, or Unverified Lists, the U.S. Department of State’s Nonproliferation Sanctions Lists or Debarred List, the EU Consolidated List, the UN Security Council Consolidated List, or His Majesty’s Treasury’s Consolidated List of Financial Targets, (b) located, organized, or ordinarily resident in, a Sanctioned Country, or (c) fifty percent (50%) or greater owned by, controlled by, or otherwise acting for or on behalf of one or more Persons described in clauses (a)-(b) above.
“Sanctions Laws” means any U.S. or non-U.S. Laws related to economic or trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations Security Council, and His Majesty’s Treasury of the United Kingdom.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, trust, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, trust, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more

Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, trust, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, trust, limited liability company or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules; provided, that with respect to the business of the Non-Controlled VIE, the Non-Controlled VIE shall not constitute a Subsidiary for purposes of Section 5.1(b)(xii)(A), Section 5.1(b)(xvii), Section 5.1(b)(xiii), Section 5.1(b)(xviii), and, solely with respect to Section 5.1(b)(xii)(A), Section 5.1(b)(xvii), Section 5.1(b)(xiii) and Section 5.1(b)(xviii), Section 5.1(b)(xxvii) of this Agreement.
“Subsidiary Equity Award Fair Market Value” means, for a Subsidiary Equity Award, the product of (a) the number of shares of stock of the applicable Subsidiary of the Company subject to the Subsidiary Equity Award, as of immediately prior to the Effective Time, multiplied by (b) the excess, if any, of (x) the fair market value of a share of stock of such Subsidiary of the Company, as of the most recently completed fiscal quarter prior to the Closing Date, as determined by the Company in good faith based on the financial statements of such Subsidiary as of the most recently completed fiscal quarter prior to the Closing Date, over (y) the per share exercise price of such Subsidiary Equity Award. For the avoidance of doubt, if the per share exercise price of such Subsidiary Equity Award is greater than or equal to the amount set forth in clause (x), then the Subsidiary Equity Award Fair Market Value shall be zero (0).
“Subsidiary Equity Plan” means each of the IntelGenx Corp. Stock Option Plan, GABA Therapeutics Stock Incentive Plan and the FSV7, Inc. 2020 Equity Incentive Plan, each as amended and restated.
“Subsidiary Stock Option” means an option to purchase shares of stock of a Subsidiary of the Company granted under a Subsidiary Equity Plan or otherwise.
“Superior Proposal” means any written bona fide (as reasonably determined by the Company Board in good faith) Acquisition Proposal received after the date of this Agreement that did not, directly or indirectly, result from a material breach of Section 5.3(a) (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined in good faith, after consultation with outside counsel and its independent financial advisor, is superior to the Acquisition Proposal reflected in this Agreement, and is reasonably likely to be consummated in accordance with its terms, taking into account all of the terms and conditions (including all of the financial, regulatory, financing, conditionality, legal and other terms, as well as certainty of closing) and all other aspects of such Acquisition Proposal (including any changes to the terms of this Agreement proposed by Parent).
“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, tariff, escheat or unclaimed property, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or attachments thereto and any amendments thereof) filed or required to be filed with any Governmental Body in connection with the administration, determination, assessment or collection of any Tax.
“Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto, formulation, clinical, analytical and stability information and data, inventions (including conceptions or reductions to practice), invention and technical reports, pricing information, research and development information, technology, techniques, procedures, processes, compositions, formulae, methods, formulations, discoveries, specifications, designs, drawings, algorithms, plans, improvements, models, techniques and methodologies.

“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby.
“Transfer Taxes” means sales, transfer, stamp, stock transfer, documentary, registration, value added, use, real property transfer and any similar Taxes and fees.
“VIEs” shall have the meaning set forth in Section 8.3(b) of the Company Disclosure Letter.
“VIE Product” means any product candidate researched, developed, tested, labeled, manufactured, stored, imported, exported, marketed or distributed by or on behalf of any VIE, and any derivative of such product candidate described in foregoing.
Section 8.4. Terms Defined Elsewhere. For purposes of this Agreement each of the following terms (capitalized below) when used in this Agreement will have the meaning ascribed to such term in the Section set forth opposite such term:

401(k) Plan	Section 5.5(c)
Affiliate Transaction	Section 3.24
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(c)
Book-Entry Share	Section 2.5(b)
CARES Act	Section 3.11(c)
Certificate	Section 2.5(b)
Certificate of Merger	Section 1.2
Closing	Section 1.2
Closing Amount	Section 2.1(a)
Closing Date	Section 1.2
Code	Section 2.7
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 3.2
Company Cash-Out Stock Option	Section 2.2(a)(i)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Material Contract	Section 3.12(a)
Company Organizational Documents	Section 3.1(c)
Company Real Property Leases	Section 3.10(b)
Company Registered Intellectual Property	Section 3.13(a)
Company SEC Documents	Section 3.6(a)
Company Securities	Section 3.3(f)
Company Systems	Section 3.13(k)
Compensation Action	Section 5.9
Current Employees	Section 5.5(a)
CVR Agreement	Recitals
CVRs	Recitals
DGCL	Recitals
Dissenting Shares	Section 2.4(a)
Effective Time	Section 1.2
Equity Award	Section 4.3(b)
ERISA	Section 3.16(d)
Exchange Act	Section 2.5(d)

Excluded Benefits	Section 5.5(a)
FCPA	Section 3.19(n)
FDA	Section 3.19(a)
FDCA	Section 3.19(a)
Healthcare Correspondence	Section 3.19(f)
HSOP Partner	Section 5.16(c)
HSOP Partnership	Section 5.16(c)
Indemnified Party	Section 5.6(a)
Intentional Breach	Section 7.5(a)
Labor Agreements	Section 3.12(a)(ii)
Material Suppliers	Section 3.20
Maximum Amount	Section 5.6(b)
Measurement Date	Section 3.3(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Nasdaq	Section 3.5
OECD Convention	Section 3.19(n)
Outside Date	Section 7.2(b)
Parent	Preamble
Paying Agent	Section 2.5(a)
Payor	Section 3.6
PHSA	Section 3.19(a)
Pre-Closing Period	Section 5.1(a)
Privacy Policy	Section 3.19(p)
Privacy Requirements	Section 3.19(p)
Prohibited Payment	Section 3.19(n)
Purchase Orders	Section 3.12(a)(xi)
Merger Sub	Preamble
Regulatory Authorizations	Section 3.19(a)
Regulatory Correspondence	Section 3.19(a)
Rights Agent	Recitals
Sarbanes-Oxley	Section 3.9(d)
SEC	Section 3.6(a)
Securities Act	Section 3.6(a)
Security Incident	Section 3.19(q)
Share	Recitals
Shares	Recitals
Stockholder Litigation	Section 3.6(a)
Subsidiary Award Termination Agreement	Section 5.16(a)
Surviving Corporation	Section 1.1
Treasury Regulations	Section 2.7
UK Bribery Act	Section 3.19(n)
WARN	Section 3.18(b)

Section 8.5. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule, Law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.
Section 8.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment without such consent shall be void; provided that

(a) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement; and (b) Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its direct or indirect wholly-owned subsidiaries, but no such assignment shall relieve Parent of any of its obligations under this Agreement; provided, that any such assignment pursuant to the foregoing clause (a) or clause (b) shall not materially impede or delay the consummation of the Contemplated Transactions or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.
Section 8.7. Entire Agreement; Third-Party Beneficiaries. This Agreement (together with the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remains in full force and effect until the expiration thereunder; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. Except for (a) the rights of the holders of Shares to receive the Merger Consideration, the holders of Company Stock Options and Company RSUs to receive the consideration described in Section 2.2, and the holders of Pre-Funded Warrants to receive the consideration described in Section 2.3, (b) the right of the Company, on behalf of the holders of Shares and the holders of Company Stock Options, Company RSUs and Pre-Funded Warrants (each of which are third party beneficiaries hereunder only to the extent required for this clause (b) to be enforceable), to pursue specific performance as set forth in Section 8.16 or, if specific performance is not sought or granted as a remedy, damages (which damages the parties agree may, if ordered by a court of competent jurisdiction, be based upon a decrease in share value or lost premium) in the event of Parent’s or Merger Sub’s breach of this Agreement, and (c) as provided in Section 5.6 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
Section 8.8. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 8.9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
Section 8.10. Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including DocuSign and AdobeSign) in each case transmitted by email) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.
Section 8.11. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged, or complied with following the Effective Time.
Section 8.12. Jurisdiction; Waiver of Jury Trial.
(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, the Merger, or the Contemplated Transactions, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement, the Merger, or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.13. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.12(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.
Section 8.14. Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
Section 8.15. Cooperation. Except from and after a Change of Board Recommendation, or as any such actions may be limited by the express terms hereof, the parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties to evidence or effect the Contemplated Transactions and to carry out the intent and purposes of this Agreement (including providing Parent with information reasonably requested to support calculations under Section 280G of the Code).
Section 8.16. Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.
(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 8.16(a), subject to Section 7.5(c), each party may pursue any other remedy available to it at law or in equity, including monetary damages.
Section 8.17. Interpretation. When reference is made in this Agreement to an Article, Section or Exhibit, such reference will refer to Articles and Sections of, and Exhibits to, this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “made available” and words of similar import refer to documents posted to the virtual data room hosted by Ideals titled “AtaiBeckley VDR,” or otherwise delivered via e-mail by or on behalf of the Company to Parent or Merger Sub, in each case, as of 11:59 p.m., Eastern Time, on July 14, 2026. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELI LILLY AND COMPANY

By:	/s/ Carole Ho
Name:	Carole Ho
Title:	Executive Vice President and President, Lilly Neuroscience

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALBALI ACQUISITION CORPORATION

By:	/s/ Jonathan R. Haug
Name:	Jonathan R. Haug
Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATAIBECKLEY INC.

By:	/s/ Srinivas Rao
Name:	Srinivas Rao
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex I
CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION
Amended and Restated Certificate of Incorporation of AtaiBeckley Inc.
1. The name of this corporation is AtaiBeckley Inc. (the “Corporation”).
2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is National Registered Agents, Inc.
3. The business address of the Corporation is Eli Lilly and Company Global Headquarters, Lilly Corporate Center, Indianapolis, Indiana 46285.
4. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”), as from time to time amended.
5. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, $0.0001 par value per share (the “Common Stock”). Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on such terms and for such consideration as shall be fixed by the Board. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote.
6. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.
7. Elections of directors need not be by written ballot unless required by the bylaws of the Corporation (the “Bylaws”). Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given in accordance with DGCL Section 228.
8. In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws by a majority vote at any regular or special meeting or by written consent, subject to the power of the stockholders to alter, amend and repeal the Bylaws made by the Board.
9. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article 9, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 9, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
10. The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
11. The Board reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
[The remainder of this page is intentionally left blank.]

Annex II
BYLAWS OF THE SURVIVING CORPORATION
AMENDED AND RESTATED BYLAWS
OF
ATAIBECKLEY INC.
(a Delaware corporation)
ARTICLE I
STOCKHOLDERS
Section 1. Annual Meetings. The annual meeting of the stockholders of AtaiBeckley Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) shall determine.
Section 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.
Section 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.
Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 5. Quorum. Except as otherwise provided by law or the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
Section 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice Chairman, if any, or if none or in the Vice Chairman’s absence, the President, if any, or if none or in the President’s absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

Section 7. Voting; Proxies; Required Vote.
(a) At each meeting of stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Amended and Restated Bylaws (“Bylaws”). At all elections of directors the voting may be, but need not be, by ballot and a plurality of the votes cast there shall elect such directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.
(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(c) Where a separate vote is to be taken by a class or classes, the presence in person or by proxy of a majority of the holders of record of such class or classes shall constitute a quorum and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.
Section 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
ARTICLE II
BOARD OF DIRECTORS
Section 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
Section 2. Qualification; Number; Term; Compensation.
(a) Each director shall be at least eighteen (18) years of age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be fixed initially by the incorporator and thereafter by the Board of Directors and shall be at least one, or such larger number as may be fixed initially by the incorporator and thereafter from time to time by the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
Section 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.
Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine by resolution. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or by a majority of directors then in office. Notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two (2) days before the meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.
Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 8 shall constitute presence at such meeting.
Section 9. Organization. The Chairman of the Board of Directors, if there be one, or if none or in the Chairman’s absence or inability to act the Vice Chairman, if any, or if none or in the Vice Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice President who is a member of the Board of Directors, or in such Vice President’s absence or inability to act, a chairman chosen by the directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.
Section 10. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
Section 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.
Section 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III
COMMITTEES
Section 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.
Section 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
Section 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
Section 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
ARTICLE IV
OFFICERS
Section 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two (2) or more offices may be held by the same person. The Chairman of the Board of Directors, if one is appointed, shall, if present, preside at all meetings of the stockholders.
Section 2. Term of Office and Remuneration. All officers shall hold office until their successors are elected and qualified. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
Section 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.
Section 4. President. The President shall, subject to control of the Board of Directors, have direction and control of the business and officers of the Corporation, shall have the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.
Section 5. Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors.
Section 6. Treasurer. The Treasurer (if any) shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors.
Section 7. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.
Section 8. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
BOOKS AND RECORDS
Section 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these Bylaws and by such officer or agent as shall be designated by the Board of Directors.
Section 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.
Section 3. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VI
CERTIFICATES REPRESENTING STOCK
Section 1. Certificates; Signatures. Unless, to the extent permitted by applicable law, the Board of Directors has resolved that any series or class of shares of capital stock of the Corporation shall be uncertificated, upon request every holder of shares shall be entitled to have a certificate, signed by or in the name of the Corporation by any two (2) officers of the Corporation, representing the number of shares registered in such holder’s name. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.
Section 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
Section 4. Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
Section 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE VII
DIVIDENDS
Subject always to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation legally available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VIII
RATIFICATION
Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE IX
CORPORATE SEAL
The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X
FISCAL YEAR
The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE XI
WAIVER OF NOTICE
Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE XII
BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.
Section 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer or otherwise authorized by the Board of Directors, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so authorized.
Section 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments (including powers of attorney), and such authority may be general or confined to specific instances.
Section 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
Section 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
ARTICLE XIII
INDEMNIFICATION AND INSURANCE
Section 1. Indemnification of Officers and Directors.
(a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article XIII, the Corporation shall be required to indemnify a covered person in connection with a Proceeding initiated by such covered person only if the Proceeding was authorized in the specific case by the Board of Directors.

Section 2. Indemnification of Others.
(a) The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.
Section 3. Prepayment of Expenses.
(a) The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the covered person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XIII or otherwise.
Section 4. Determination; Claim.
(a) If a claim for indemnification (following the final disposition of such Proceeding) under this Article XIII is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article XIII is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 5. Non-Exclusivity of Rights.
(a) The rights conferred on any person by this Article XIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6. Insurance.
(a) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
Section 7. Other Indemnification.
(a) The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
Section 8. Continuation of Indemnification.
(a) The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article XIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
Section 9. Amendment or Repeal; Interpretation.
(a) The provisions of this Article XIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article XIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article XIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.
(b) Any reference to an officer of the Corporation in this Article XIII shall be deemed to refer exclusively to the Chief Executive Officer and Secretary, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to Article IV of these bylaws or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article IV of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article XIII.
ARTICLE XIV
AMENDMENTS
The Board of Directors shall have the power to adopt, amend or repeal these Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

Annex III
CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2026 (this “Agreement”), is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), and [•], a [•], as Rights Agent (as defined herein).
RECITALS
WHEREAS, Parent, Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and AtaiBeckley Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of July 15, 2026 (as it may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent; and
WHEREAS, as an integral part of the consideration of the Merger, pursuant to and subject to the terms and conditions of the Merger Agreement, (a) holders of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than any shares of Company Common Stock described in Section 2.1(b) of the Merger Agreement and Dissenting Shares), (b) holders of Company RSUs, (c) holders of Company Cash-Out Stock Options and (d) holders of Pre-Funded Warrants, in each case, as of immediately prior to the Effective Time (any such holders described in the immediately foregoing clauses (a) through (d), the “Initial Holders”), will become entitled to receive (without interest) one (1) CVR, which shall represent the right to receive up to three contingent cash payments, each such payment being contingent upon, and subject to, the achievement of the applicable Milestone (as defined below) prior to the earlier of the applicable Milestone Expiration (as defined below) and Termination (as defined below), in all cases subject to and in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1. Definitions. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:
“Acting Holders” means, at the time of determination, Holders of not less than twenty-five percent (25%) of outstanding CVRs as set forth in the CVR Register.
“Agreement” has the meaning set forth in the preamble hereto.
“Assignee” has the meaning set forth in Section 6.3.
“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), (b) a merger or consolidation involving Parent in which Parent is not the surviving entity, and (c) any other transaction involving Parent in which Parent is the surviving or continuing entity but in which the stockholders of Parent immediately prior to such transaction (as stockholders of Parent) own less than fifty percent (50%) of Parent’s voting power immediately after the transaction.
“Commercially Reasonable Efforts” means that level of efforts and resources applied by Parent to carry out a particular task or obligation, consistent with the general practice followed by Parent in the relevant jurisdictions with respect to other pharmaceutical compounds, products, or therapies to which it has exclusive rights, which are of similar scientific and market potential at a similar stage of development or product life, taking into account (a) the prevalence and incidence of the applicable disease or condition, (b) issues of safety and efficacy, (c) product profile, (d) the expected probability of technical success of the applicable compound, product, or therapy, (e) the progress and outcome of development efforts with respect to such compound, product, or therapy, (f) other compounds, products or therapies owned by Parent, its Affiliates or Third Parties in development and in the marketplace (including other compounds, products and therapies that are being developed or commercialized by or on behalf of Parent or its Affiliates), (g) supply chain management considerations, (h) the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), (i) constraints on freedom-to-operate resulting from Intellectual Property rights of others, (j) the regulatory structure involved, (k) anticipated labeling to be approved by a Regulatory Authority, (l) the profitability of the applicable compound, product or therapy (including actual or anticipated pricing and reimbursement matters, and estimated profitability relative to profitability (calculated inclusive of the potential Milestone Payments) targets maintained by Parent), (m) the projected cost, and (n) other relevant technical, legal, strategic, commercial, regulatory, scientific or medical factors, in each case, without limiting Parent’s ability to allocate its resources in accordance with its development and commercial priorities. It is understood that Parent’s Commercially Reasonable Efforts shall not in any event require Parent to take any action that would cause Parent to breach any provision of this Agreement or that violates applicable Laws, and the use of Commercially Reasonable Efforts does not require Parent to act in a manner which would otherwise be contrary to Parent’s prudent business judgment in Parent’s ordinary course of business.
“Company” has the meaning set forth in the Recitals hereto.
“Company Common Stock” has the meaning set forth in the Recitals hereto.
“CVRs” means the rights of Holders hereunder (granted to Initial Holders as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive contingent cash payments on the terms and subject to the conditions of this Agreement and the Merger Agreement.
“CVR Product” means each of the First CVR Product and the Second CVR Product, and either of them, separately.
“CVR Register” has the meaning set forth in Section 2.3(b).
“Depositary” means [•], or any successor thereto appointed pursuant to the [Paying Agent Agreement, dated [•], 2026, by and among Parent and [•], as may be amended from time to time].
“DTC” means The Depository Trust Company or any successor thereto.
“Equity Award CVR” means a CVR received by an Initial Holder in respect of Company Cash-Out Stock Options or Company RSUs.
“Final Determination” means with respect to (a) U.S. federal income Taxes, a “determination” within the meaning of Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and (b) Taxes other than U.S. federal income Taxes, any final determination of liability in respect of a Tax that, under applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).
“First CVR Product” means the pharmaceutical product candidate known as “VLS-01” controlled by the Company that consists of the Company’s investigational proprietary oral transmucosal film formulation of N,N-Dimethyltryptamine (DMT), as such pharmaceutical product candidate exists as of the date of this Agreement, together with any Insubstantial Changes thereto.
“First Milestone” means Initiation of a Phase 3 Clinical Trial for a First CVR Product for any Qualifying Indication (such Initiation, the “VLS Initiation”).
“First Milestone Expiration” means the date that is the 4th anniversary of the Closing Date.
“First Milestone Payment” means (a) if the First Milestone is achieved before both (i) First Milestone Expiration and (ii) Termination, with respect to each ((i)-(ii)), an amount equal to $1.00 minus any Milestone Offset Amount (if any, and to the extent not deducted from the Second Milestone Payment or the Third Milestone Payment), in cash, without interest, per CVR and (b) if the First Milestone is achieved at or after (i) First Milestone Expiration or (ii) Termination, with respect to each ((i)-(ii)), $0 per CVR. For the avoidance of doubt, the First Milestone Payment shall only be due once, if at all, subject to the achievement of the First Milestone prior to the earlier of First Milestone Expiration and Termination.
“Funds” has the meaning set forth in Section 2.6.
“GAD” has the meaning set forth in the definition of Qualifying Indication.

“Holder” means a Person in whose name a CVR is registered in the CVR Register as of the applicable date and time of determination.
“Initial Holders” has the meaning set forth in the Recitals hereto.
“Initiation” means, with respect to a clinical trial of a product, the first dosing of such product in the first patient in such clinical trial.
“IRS” means the Internal Revenue Service.
“Insubstantial Change” means, with respect to a given CVR Product, any modifications or improvements to such CVR Product that, individually or collectively: (1) constitute only minor or moderate changes generally consistent with how those terms are defined in 21 C.F.R. § 314.70(d) and 21 C.F.R. § 314.70(c), respectively, for post-approval changes; or (2) result in bioequivalence; provided, however, that such modification or improvement does not otherwise require or result in, or would not reasonably be expected to require or result in, the initiation of any additional clinical study (other than any pharmacokinetic study, bioequivalence study as described in 21 C.F.R. § 320.24(b)(1)-(3), or Human Factors Assessment) prior to Regulatory Approval for such CVR Product for the applicable Qualifying Indication.
“MDD” has the meaning set forth in the definition of Qualifying Indication.
“Merger” has the meaning set forth in the Recitals hereto.
“Merger Sub” has the meaning set forth in the Recitals hereto.
“Merger Agreement” has the meaning set forth in the Recitals hereto.
“Milestone” means each of the First Milestone, the Second Milestone, and the Third Milestone, and any of them, separately.
“Milestone Expiration” means (a) with respect to the First Milestone, the First Milestone Expiration, (b) with respect to the Second Milestone, the Second Milestone Expiration, and (c) with respect to the Third Milestone, the Third Milestone Expiration.
“Milestone Notice” has the meaning set forth in Section 2.4(a).
“Milestone Offset Amount” means an amount equal to (a) fifty percent (50%) of any payments that Parent or any of its Affiliates or their respective successors or permitted assigns makes or is obligated to make to a Third Party to the extent allocable to an applicable CVR Product in exchange for any license to, or other right to use or practice, any Necessary IP, solely to the extent that such Necessary IP actually covers the exploitation of such CVR Product, divided by (b) the total number of CVRs held by all Holders as reflected on the CVR Register as of the close of business on the date of the Milestone Notice.
“Milestone Payment” means (a) with respect to the First Milestone, the First Milestone Payment, (b) with respect to the Second Milestone, the Second Milestone Payment, and (c) with respect to the Third Milestone, the Third Milestone Payment.
“Milestone Payment Amount” means, for a given Holder, the product of (a) the applicable Milestone Payment and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice.
“Milestone Payment Date” has the meaning set forth in Section 2.4(a).
“Necessary IP” means any Patent that (a) after the date hereof, is subsequently licensed by the Company, Parent or any of their respective controlled Affiliates, or to which the Company, Parent or any of their respective controlled Affiliates otherwise first receive a right to use or practice, and (b) the Company, Parent or any of their respective controlled Affiliates reasonably believe is necessary for the research, development, manufacturing, commercialization, marketing, promotion, distribution, importing, exporting, offering for sale or other exploitation of a CVR Product.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Parent” has the meaning set forth in the preamble hereto.

“Permitted CVR Transfer” means a transfer of CVRs: (a) by will or intestacy upon death of a Holder; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger of the Holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any Holder that is a corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary; (f) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended); or (g) as provided in Section 2.7.
“Phase 3 Clinical Trial” means a human clinical trial of a product that is designed to demonstrate that such product is safe and effective for an indication and is intended to form the basis for Regulatory Approval by the FDA or equivalent Regulatory Authority and that meets the definition of a Phase 3 clinical trial as described in 21 C.F.R. § 312.21(c), or its successor regulation thereto or foreign equivalents.
“Qualifying Indication” means an indication for the treatment of major depressive disorder (“MDD”), treatment-resistant depression (“TRD”) or generalized anxiety disorder (“GAD”).
“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, the approvals from the necessary Regulatory Authority to import, export, market, promote, distribute, and sell a pharmaceutical or biologic product in such country or region, including pricing approvals and reimbursement approvals that are necessary for the commercial sale of a pharmaceutical or biologic product in a given country or regulatory jurisdiction. For clarity, in the United States, Regulatory Approval includes any approval of a Biologics License Application (as defined in 42 U.S.C. § 262) or New Drug Application (as defined in 21 CFR 314.50, et seq.).
“Regulatory Authority” means any Governmental Body in any country or jurisdiction (including the United States) that has responsibility over research, development, manufacture, commercialization or other exploitation of biological or pharmaceutical products in such country or jurisdiction. Regulatory Authority includes the FDA and any Governmental Body in any country or jurisdiction whose review or approval of pricing or reimbursement of such products is required.
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent is appointed pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Rights Agent Account” has the meaning set forth in Section 2.4(a).
“Second CVR Product” means the pharmaceutical product candidate known as “BPL-003” controlled by the Company that consists of the Company’s investigational proprietary intranasal formulation of mebufotenin benzoate, as such pharmaceutical product candidate exists as of the date of this Agreement, together with any Insubstantial Changes thereto.
“Second Milestone” means (a) the receipt of the first Regulatory Approval in the United States for a Second CVR Product for any Qualifying Indication (the “BPL Approval”) and (b) the issuance of an interim final rule, final rule, order or other similar agency determination by the U.S. Drug Enforcement Agency (the “DEA”) having the effect of rescheduling FDA-approved mebufotenin benzoate nasal spray from schedule I to schedules II, III, IV or V (the “BPL Scheduling”); provided, for clarity, that the BPL Scheduling enables the prescribing of such FDA-approved Second CVR Product as a schedule II, III, IV, or V product.
“Second Milestone Expiration” means the date that is the 5th anniversary of the Closing Date.
“Second Milestone Payment” means (a) if the Second Milestone is achieved before both (i) Second Milestone Expiration and (ii) Termination, with respect to each ((i)-(ii)), an amount equal to $0.50 minus any Milestone Offset Amount (if any, and to the extent not deducted from the First Milestone Payment or the Third Milestone Payment), in cash, without interest, per CVR and (b) if the Second Milestone is achieved at or after (i) Second Milestone Expiration or (ii) Termination, with respect to each ((i)-(ii)), $0 per CVR. For the avoidance of doubt, the Second Milestone Payment shall only be due once, if at all, subject to the achievement of the Second Milestone prior to the earlier of Second Milestone Expiration and Termination.
“Termination” has the meaning set forth in Section 6.8.

“Third Milestone” means (a) the receipt of the first Regulatory Approval in the United States for a First CVR Product for any Qualifying Indication (the “VLS Approval”) and (b) the issuance of an interim final rule, final rule, order, or other similar agency determination by the DEA rescheduling FDA-approved N,N-Dimethyltryptamine (DMT) from schedule I to schedule II, III, IV or V (the “VLS Scheduling”); provided, for clarity, that the VLS Scheduling enables the prescribing of such FDA-approved First CVR Product as a schedule II, III, IV, or V product.
“Third Milestone Expiration” means the date that is the 7th anniversary of the Closing Date.
“Third Milestone Payment” means (a) if the Third Milestone is achieved before both (i) Third Milestone Expiration and (ii) Termination, with respect to each ((i)-(ii)), an amount equal to $1.00 minus any Milestone Offset Amount (if any, and to the extent not deducted from the First Milestone Payment or the Second Milestone Payment) in cash, without interest, per CVR and (b) if the Third Milestone is achieved at or after (i) Third Milestone Expiration or (ii) Termination, with respect to each ((i)-(ii)), $0 per CVR. For the avoidance of doubt, the Third Milestone Payment shall only be due once, if at all, subject to the achievement of the Third Milestone prior to the earlier of Third Milestone Expiration and Termination.
“Third Party” means any Person other than the Company, Parent, Merger Sub, or any of their respective controlled Affiliates.
“TRD” has the meaning set forth in the definition of Qualifying Indication.
“VLS Indication Exclusion” has the meaning set forth in Section 4.3(a)(i).
“VLS Replacement Indication” has the meaning set forth in Section 4.3(a)(i).
Section 1.2. Rules of Construction. When reference is made in this Agreement to an Article, Section or Exhibit, such reference will refer to Articles and Sections of, and Exhibits to, this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1. CVRs. Each CVR represents the contractual right of a Holder (granted to each Initial Holder as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive the Milestone Payments pursuant to, and subject to the terms and conditions of, this Agreement.
Section 2.2. Nontransferable. The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted CVR Transfer; the foregoing restrictions shall apply notwithstanding that certain of the CVRs will be held through DTC. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.
Section 2.3. No Certificate; Registration; Registration of Transfer; Change of Address.
(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) Subject to the receipt by the Rights Agent of the information and instructions described in Section 4.1, the Rights Agent will create and maintain a register (the “CVR Register”) for the purpose of (i) identifying the Holders of CVRs and (ii) registering CVRs in book-entry position and Permitted CVR Transfers thereof. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Depositary by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Depositary, in accordance with the Merger Agreement, (B) holders of shares of Company Common Stock that hold such shares in book-entry form through the Company’s transfer agent immediately prior to Effective Time, (C) holders of Company RSUs, (D) holders of Company Cash-Out Stock Options and (E) holders of Pre-Funded Warrants, in each case of clauses (A), through (E), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement (other than, in the case of the foregoing clauses (x), (y)(A) and (y)(B), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware). The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted Transfers), upon the written receipt of such information by the Rights Agent.
(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by such documentation as may be requested by the Rights Agent and a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, which may include a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such person’s status as the Holder’s survivor), as applicable, and setting forth in reasonable detail the circumstances relating to the requested transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Body any transfer, stamp or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All CVRs duly transferred in accordance with Section 2.2 that are registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will, as soon as practicable, record the change of address in the CVR Register.
Section 2.4. Payment Procedures; Notices.
(a) If a Milestone is achieved prior to both the applicable Milestone Expiration and Termination, then on or prior to the date that is twenty (20) Business Days following the achievement of such Milestone (such date, the “Milestone Payment Date”), (A) Parent shall deliver to the Rights Agent (x) a written notice indicating that such Milestone has been achieved (the “Milestone Notice”) and an Officer’s Certificate certifying the date of such achievement and that the Holders are entitled to receive such Milestone Payment, (y) any letter of instruction reasonably required by the Rights Agent, which shall set forth the applicable Milestone Payment in respect of such Milestone as of the date of the applicable Milestone Notice, and (B) Parent shall, or shall cause the Surviving Corporation to, deliver to the Rights Agent (or to the Surviving Corporation or another of its Affiliates in the case of payments with respect to Equity Award CVRs, if such payments will not be made by Parent) the payment required by Section 4.2, if being delivered to the Rights Agent to the account set forth on Annex I hereto, which account information may be updated from time to time by the Rights Agent by prior written notice to Parent (the “Rights Agent Account”). For the avoidance of doubt, (i) each Milestone Payment will only be due once, if at all, subject to the conditions set forth herein, (ii) each Milestone Payment will become payable solely upon the first achievement of the applicable Milestone, regardless of the number of CVR Products that subsequently achieve such Milestone, (iii) no amounts will be due for subsequent or repeated achievements of any Milestone, and (iv) the applicable Milestone Payment shall not be payable if a Milestone occurs following the earlier to occur of the applicable Milestone Expiration or Termination.
(b) The Rights Agent will as soon as practicable, and in any event within ten (10) business days after receipt of a Milestone Notice and the payment required by Section 4.2, as well as any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of such Milestone Notice and pay the applicable Milestone Payment Amount to each Holder (other than a Holder of an Equity Award CVR) (i) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the date of such Milestone Notice, or (ii) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Notice, by wire transfer of immediately available funds to the account specified on such instruction. Parent will pay, or will cause the Surviving Corporation or another of its Affiliates to pay, the applicable Milestone Payment Amount to each Holder of an Equity Award CVR within ten (10) days of the delivery of the applicable Milestone Notice to the Rights Agent, subject to Section 2.4(c).
(c) Parent and its Affiliates (including the Surviving Corporation) and the Rights Agent shall be entitled to deduct and withhold from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under applicable Law. With respect to Initial Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the Surviving Corporation’s or its Affiliates’ payroll system or any successor payroll system. Prior to paying any Milestone Payment Amount to the Holders, the Rights Agent shall provide the opportunity for each Holder to provide a copy of a duly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable, or any other forms or information that the Rights Agent may reasonably request in order to avoid or reduce any applicable withholding amount. Unless otherwise directed by Parent, the Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts withheld in respect of Taxes to the appropriate Governmental Body. To the extent any amounts are so deducted and withheld and properly remitted, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. The parties intend that each Equity Award CVR is exempt from or in compliance with Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance therewith. None of the parties to this Agreement nor any of their employees, directors or representatives shall have any liability to a Holder or transferee or other Person in respect of Section 409A of the Code.
(d) Any portion of a Milestone Payment Amount that remains undistributed six (6) months after the date of the delivery of the applicable Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of the applicable Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.
(e) None of Parent, any of its Affiliates (including the Surviving Corporation) or the Rights Agent will be liable to any person in respect of any Milestone Payment Amount or portion thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite efforts by the Rights Agent to deliver a Milestone Payment Amount to the applicable Holder pursuant to the Rights Agent’s customary unclaimed funds procedures, such Milestone Payment Amount has not been paid prior to the two (2) year anniversary of the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body), such Milestone Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent or a public official.

(f) The Rights Agent shall be responsible for information reporting required under applicable Law with respect to the CVRs, including on Internal Revenue Service Form 1099-B or other applicable form to the extent required under applicable Law. Parent shall provide the Rights Agent with properly completed “Standard Tax Reporting Instructions” contained in Annex II hereto, and Parent shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any other information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(f).
Section 2.5. No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b) The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective Affiliates or Subsidiaries (including the Surviving Corporation).
(c) None of Parent or its directors and officers or other Affiliates will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
Section 2.6. Holding of Funds. All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of its services hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more segregated bank accounts to be maintained by the Rights Agent in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, the Rights Agent will hold the Funds through such accounts in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall keep the Funds separate on its books and records so that such deposits can be subsequently identified on an individual basis and any such funds shall not be invested by the Rights Agent and shall not be used for any purpose not expressly provided for in this Agreement or the Merger Agreement. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this Section 2.6, including any losses resulting from a default by any bank, financial institution or other Third Party.
Section 2.7. Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates (including the Surviving Corporation) from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates (including the Surviving Corporation) shall be automatically deemed extinguished and no longer outstanding or entitled to any Milestone Payment for purposes of this Agreement.
Section 2.8. Tax Treatment. The parties hereto agree to treat the CVRs (other than the Equity Award CVRs) for all U.S. federal, and applicable state and local income Tax purposes as (a) except to the extent treated as imputed interest, additional consideration for, or in respect of, the Company Common Stock pursuant to the Merger Agreement, and (b) a “closed transaction” in which the fair market value of the CVRs, as determined by Parent in its sole discretion, is included in income in the taxable year of the Closing, and, in each case, none of the parties hereto will take any position to the contrary on any Tax Return, any other filing with a Governmental Body related to Taxes or for other Tax purposes except as otherwise required by a Final Determination. Parent, the Surviving Corporation and Rights Agent, as applicable, shall report imputed interest on the CVRs pursuant to Section 483 of the Code, to the extent required by applicable Law and in accordance with properly completed “Standard Tax Reporting Instructions” contained in Annex II hereto.
ARTICLE III
THE RIGHTS AGENT
Section 3.1. No Liability. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of its gross negligence, bad faith, or willful or intentional misconduct (which gross negligence, bad faith, or willful or intentional misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
Section 3.2. Certain Duties and Responsibilities. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Parent or any of its Affiliates; provided that this Section 3.2 shall not affect the Rights Agent’s obligation to make payments in accordance with and subject to Section 2.4 and the other terms of this Agreement.
Section 3.3. Certain Rights of the Rights Agent.
The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a) the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper party or parties;
(b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful or intentional misconduct on its part (which bad faith, gross negligence or willful or intentional misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon and that does not constitute gross negligence or willful or intentional misconduct;
(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers;
(f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g) the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s performance of its duties under this Agreement (excluding any Taxes imposed on the fees to the Rights Agent hereunder), including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss arising out of or in connection with the execution, administration, exercise and performance by the Rights Agent of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or, solely to the extent the Rights Agent is the prevailing party, enforcement of its rights hereunder, unless such loss has been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s willful or intentional misconduct, bad faith, gross negligence or fraud;
(i) notwithstanding anything to the contrary herein, in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) arising out of any act or failure to act hereunder, even if the Rights Agent has been advised of the likelihood of such loss or damage or has foreseen the possibility or likelihood of such damages.

Notwithstanding anything to the contrary contained herein, the aggregate liability of the Rights Agent arising in connection with this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the amounts paid or payable hereunder by Parent to the Rights Agent as fees and charges during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought, and regardless of the form of action;
(j) Parent agrees (x) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing in a fee schedule by the Rights Agent and Parent on or prior to the date hereof, which shall include reimbursement from Parent, for all reasonable, documented and necessary out-of-pocket expenses and disbursements paid or incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance by the Rights Agent of its duties hereunder and (y) to reimburse the Rights Agent for all Taxes and governmental charges paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); provided that if the Rights Agent determines in the absence of bad faith that it has received a refund of any Tax or governmental charge borne by Parent pursuant to this clause (y), the Rights Agent shall promptly repay such refund to Parent;
(k) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;
(l) in the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, provide written notice to Parent describing in detail the ambiguity or uncertainty it believes exists, and the Rights Agent shall seek clarification. Parent will respond to such request for clarification as promptly as reasonably practicable, and in any event within ten (10) Business Days. If such clarification is not provided within ten (10) Business Days, the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent or any Holder or any other Person for refraining from taking such action, unless and until the Rights Agent receives written instructions from Parent which reasonably eliminate such ambiguity or uncertainty;
(m) the Rights Agent shall not be deemed to have knowledge of any event of which it was entitled to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, in each case, unless and until such notice has been given in accordance with Section 6.1;
(n) unless otherwise specifically prohibited by the terms of this Agreement and subject to applicable Law, the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the securities of Parent or become pecuniarily interested in any transaction in which Parent may be interested, or contract with or lend money to Parent or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for Parent or for any other Person;
(o) the Rights Agent may perform any of its duties hereunder either directly or, with the prior written consent of Parent, by or through nominees, correspondents, designees, or subagents; provided, further, that in the event the Rights Agent performs any of its duties hereunder by or through any nominee, correspondent, designee, or subagent with the consent of Parent, the Rights Agent shall not be liable hereunder for any act, omission, default, neglect or misconduct of such nominee, correspondent, designee, or subagent, as applicable, to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful or intentional misconduct of such nominee, correspondent, designee, or subagent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) or in the Rights Agent’s selection or continued employment thereof;
(p) the Rights Agent shall act hereunder solely as agent for Parent and it shall not assume any obligations or relationship of agency or trust with any of the Holders;

(q) the Rights Agent shall not have any duty or responsibility with respect to any action or default by Parent or the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Parent;
(r) the provisions of this Section 3.3 shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent; and
(s) the Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
Section 3.4. Resignation and Removal; Appointment of Successor.
(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) days prior to the date so specified, and such resignation will become effective on the date so specified. Parent has the right to remove the Rights Agent by giving written notice thereof to the Rights Agent specifying a date when such removal will take effect and such removal will become effective on the date so specified; provided notice of such removal is given by Parent to the Rights Agent at least sixty (60) days prior to the date so specified.
(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.4(a) or becomes incapable of acting, Parent will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent. Notwithstanding the foregoing, if Parent fails to make such appointment within a period of sixty (60) days after giving notice of such removal, or within thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.5, the successor Rights Agent will cause the notice to be mailed at the expense of Parent; provided that failure to give any notice provided for in this Section 3.4(c), shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.4.
(d) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent; but such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by Parent or assume any additional liability in connection with the foregoing.
Section 3.5. Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.4(b) hereunder will execute, acknowledge and deliver to Parent and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, liabilities, trusts and duties of the predecessor Rights Agent and all references to the “Rights Agent” herein shall be deemed to refer to such successor Rights Agent. On request of Parent or the successor Rights Agent, the predecessor Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the predecessor Rights Agent, except such rights which survive its resignation or removal under the terms hereunder.

ARTICLE IV
COVENANTS
Section 4.1. List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to other shares of Company Common Stock, Company RSUs, Company Cash-Out Stock Options or Pre-Funded Warrants) the names and addresses of the Initial Holders of CVRs within thirty (30) Business Days after the Effective Time.
Section 4.2. Payment of Milestone Payment Amounts. If a Milestone has been achieved prior to the earlier of (x) the applicable Milestone Expiration and (y) Termination, with respect to both ((x)-(y)), Parent shall, or shall cause the Surviving Corporation to, on or prior to the applicable Milestone Payment Date, (i) deposit in the Rights Agent Account, for payment to the Holders who are not Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay such Milestone Payment Amount to each Holder who is not a Holder of an Equity Award CVR and (ii) deposit with Parent, Surviving Corporation, or their Affiliates, for payment to the Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay such Milestone Payment Amount to each Holder of an Equity Award CVR. For the avoidance of doubt, each Milestone Payment Amount shall only be paid one time, if at all, subject to the achievement of the applicable Milestone prior to the earlier of Milestone Expiration and Termination, and the maximum aggregate potential amount payable under this Agreement per CVR shall be $1.00 with respect to the First Milestone, $0.50 with respect to the Second Milestone, and $1.00 with respect to the Third Milestone. Without prejudice to any rights of the Rights Agent or the Holders under this Agreement in the case of Parent’s breach of its obligations under this Agreement, if a Milestone has not been achieved prior to the earlier of the applicable Milestone Expiration and Termination, then Parent will not be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement in respect of such Milestone.
Section 4.3. Additional Covenants.
(a) From the Closing Date until the earlier of the applicable Milestone Expiration and Termination, Parent shall, and shall cause its Subsidiaries, including the Surviving Corporation, to use Commercially Reasonable Efforts:
(i) with respect to the First CVR Product, to achieve the First Milestone and Third Milestone prior to the applicable Milestone Expiration; provided that neither Parent nor its Subsidiaries shall have any obligation to use any efforts to achieve the First Milestone or Third Milestone with respect to a First CVR Product, in each case, for the treatment of MDD or GAD (such exclusion, the “VLS Indication Exclusion”), except that if Parent or its Subsidiaries elect, in Parent’s sole discretion, to terminate clinical development of the First CVR Product in TRD, and thereafter, in its sole discretion, commence clinical development of the First CVR Product in either MDD or GAD (such first indication to be elected for development, the “VLS Replacement Indication”), then the VLS Indication Exclusion will thereafter be deemed to include TRD instead of the VLS Replacement Indication, and
(ii) with respect to the Second CVR Product, to achieve the Second Milestone prior to the Second Milestone Expiration; provided that neither Parent nor its Subsidiaries shall have any obligation to use any efforts to achieve the Second Milestone with respect to a Second CVR Product for the treatment of MDD or GAD;
provided that, with respect to (i) and (ii) above, (x) use of Commercially Reasonable Efforts does not guarantee that Parent will achieve a Milestone by a specific date or at all and (y) under no circumstances shall Parent or any of its Subsidiaries be required to use Commercially Reasonable Efforts to (1) simultaneously pursue multiple indications with respect to any one CVR Product or (2) make any Insubstantial Change to any CVR Product.
(b) The Rights Agent (on behalf of itself and on behalf of the Holders) acknowledges and agrees that Parent owes no obligation or duty, as a fiduciary or otherwise, to the Rights Agent, any Holder or any other Person in connection with its operation of the Surviving Corporation’s business following the Closing except as expressly stated herein, and the Rights Agent (on behalf of itself and on behalf of the Holders) further acknowledges and agrees that (i) Parent makes (x) no guarantees or promises that a Milestone will be achieved at all or by a specific date or is achievable and (y) no assessments or predictions regarding the likelihood of a Milestone being achieved, (ii) there is no assurance that the Holders will receive any payment as described under Section 4.2, unless the applicable Milestone is achieved, (iii) Parent has not, prior to or after the date hereof, promised or projected (or shared any projections of) any amounts to be received by the Holders in respect of any payments described in

Section 4.2, (iv) subject to the obligations in Section 4.3(a), none of the Rights Agent and any Holder is relying on or has relied on any promises, projections, representation or warranty of any kind or other information, documents or materials (or absence thereof) from Parent in respect of any payments described in Section 4.2, including with respect to the operation of the Surviving Corporation’s business following the Closing, (v) Parent and its Affiliates (including Surviving Corporation) may now or in the future engage in (x) research, development or commercialization activities that utilize technologies similar to or involve products competitive with those contemplated by a Milestone and the applicable CVR Product, (y) one or more transactions (including a purchase of assets, properties or businesses, merger, purchase of stock or other equity interests, or otherwise) pursuant to which Parent or its Affiliates (including the Surviving Corporation) directly or indirectly acquires technologies or products similar to or competitive with those contemplated by a Milestone and the applicable CVR Product, or (z) one or more licensing transactions pursuant to which Parent or its Affiliates (including the Surviving Corporation) directly or indirectly licenses any Intellectual Property, technologies or products, or the development or commercialization of any of the foregoing, similar to or competitive with those contemplated by a Milestone and the applicable CVR Product, (vi) except for Parent’s obligations set forth in Section 4.3(a), Parent and its Affiliates shall have the right to, or not to, own, operate, use, license, research, develop and otherwise commercialize, or otherwise practice, use, or exploit, the assets of the Surviving Corporation’s (and its Subsidiaries’) business in any way that Parent deems appropriate, in its sole business judgment, and (vii) except for Parent’s obligations set forth in Section 4.3(a), Parent shall not have any duty, as a fiduciary or otherwise, to the Rights Agent, any Holder, or any other Person in connection with its operation of the Surviving Corporation’s business following the Closing, or any obligation, express or implied, to own, operate, use, license, research, develop or otherwise commercialize, or otherwise practice, use, or exploit, a CVR Product or the assets of the Surviving Corporation’s business in any manner, including in order to maximize or expedite any Milestone Payment, or any obligation to pursue particular business opportunities, engage in particular advertising or marketing campaigns or otherwise. Parent’s obligation to use Commercially Reasonable Efforts pursuant to Section 4.3(a) shall not imply or be construed to imply any obligation on the part of Parent or its Affiliates to refrain from or cease the research, development, or commercialization of any product of Parent or its Affiliates. Except for Parent’s obligations set forth in Section 4.3(a), the Rights Agent (on behalf of itself and on behalf of the Holders) hereby (x) disclaims reliance on any promises, projections, representations, warranties or other information, documents or materials (or absence thereof), (y) understands and agrees that any promises, representations, warranties, projections and other information, documents and materials (or absence thereof) are specifically disclaimed by Parent, and (z) waives any right it may otherwise have with respect to any promises, projections, representations, warranties or other information, documents or materials (or absence thereof). Subject to Parent’s obligations under Section 4.3(a), Parent shall have the right (at its sole cost and expense) to manage and control its actions in fulfillment of the obligations of Parent or any other Person with respect to the achievement of a Milestone in Parent’s sole business judgment. The Parties intend the express provisions of Section 4.2 and Section 4.3 to govern their contractual relationship and to supersede any standard of efforts or implied covenant of good faith and fair dealing that might otherwise be imposed by any court or other Governmental Body or otherwise.
(c) In the event that a Milestone has not yet been achieved and Parent desires to consummate a Change of Control prior to the applicable Milestone Expiration and Termination, Parent will cause the Person acquiring Parent to assume Parent’s obligations, duties and covenants under this Agreement. No later than five (5) Business Days prior to the consummation of any Change of Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control complies with this Section 4.3(c) and that all conditions precedent herein relating to such transaction have been complied with.
(d) During the period commencing on the 1st anniversary of the Closing Date until the earlier of (i) the achievement of all Milestone Events or (ii) the 6th anniversary of the Closing Date, with respect to each ((i)-(ii)), the Rights Agent shall have the right once per calendar year to have Parent, at the Rights Agent’s reasonable prior written request, provide the Rights Agent with a high-level written report summarizing material development activities with respect to any CVR Product for the immediately preceding calendar year. With respect to a First CVR Product, Parent shall not be obligated to provide any report after the making of the Third Milestone Payment or after the Third Milestone Expiration, and with respect to a Second CVR Product, Parent shall not be obligated to provide any report after the making of the Second Milestone Payment or after the Second Milestone Expiration.

ARTICLE V
AMENDMENTS
Section 5.1. Amendments without Consent of Holders.
(a) Without the consent of any Holders or the Rights Agent, Parent and the Surviving Corporation, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;
(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);
(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);
(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities Laws outside of the United States; provided that, in each case, such provisions do not change any Milestone, Milestone Expiration or Milestone Payment;
(v) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Section 3.4 and Section 3.5;
(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders (as a group and in their capacity as such); or
(b) without the consent of any Holders, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to abandon or renounce such Holder’s rights under this Agreement in accordance with Section 2.7 or Section 6.4.
(c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.
Section 5.2. Amendments with Consent of Holders.
(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3. Rights Agent Execution of Amendments. In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent (which may include internal counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. Except as provided under Section 5.1, no amendment shall be effective unless duly executed by Parent and the Rights Agent; provided, however, that no amendment shall be effective unless notice thereof has been provided to the Rights Agent. The Rights Agent may, but is not obligated to, enter into any such amendment that materially and adversely affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4. Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.
ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION
Section 6.1. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which email must state that it is being delivered pursuant to this Section 6.1 and which notice will not be effective unless either (A) a duplicate copy of such email notice is sent on the same day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (B) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

If to the Rights Agent, to it at:

[ ]
Telephone:	[ ]
Email:	[ ]
Attention:	[ ]

If to Parent, to it at:
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention:	Senior Vice President and Head of Corporate Business Development

With a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention:	Senior Vice President - Transactions and Contracting

and

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:	Emily Oldshue
Telephone:	(617) 951-7241
Email:	[***]

Section 6.2. Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

Section 6.3. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party and any purported assignment without such consent shall be void; provided that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement (a) to any of its direct or indirect wholly-owned subsidiaries; (b) to any purchaser, transferee, licensee, or sublicensee that is a pharmaceutical company or biotechnology company with a market capitalization of at least $3 billion or an annual consolidated revenue of at least $250 million as reflected in such company’s audited financial statements, as of the date of such assignment, of substantially all of the Intellectual Property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and Contracts, in each case, (x) held, owned or entered into by Parent or its Subsidiaries immediately after the Effective Time and (y) necessary for the production, development or sale of the CVR Products; (c) in compliance with Section 4.3(c); (d) otherwise with the prior written consent of the Acting Holders, to any other Person (any permitted assignee under clauses (a) through (d), an “Assignee”), in each case, provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement; provided, further, that any such assignment shall not materially impede or delay the consummation of the transactions contemplated hereby or otherwise materially impede the rights of the Holders under this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clauses (a) or (b) above in this Section 6.3, Parent (and any subsequent assignor) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.3(c), this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent.
Section 6.4. Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights (provided that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 4.2 solely to the extent such payment, and the amount of such payment, has been finally determined to be due and payable in accordance with this Agreement and has not been paid within the period contemplated by this Agreement). The Holders shall not be entitled to specific enforcement of Section 4.3. Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. The Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions.
Section 6.5. Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this

Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.
(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(c).
(d) In the event of any litigation or other proceeding between the parties to this Agreement arising out of or in any way related to a Milestone or payment thereof, the prevailing party in such litigation or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation or other proceeding, in addition to any other relief to which such party may be entitled; provided, however, that in no event will any party to this Agreement be required to pay any contingency based attorneys’ fees.
Section 6.6. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule, law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the terms hereof, and the transactions contemplated hereby, are fulfilled to the fullest extent possible.
Section 6.7. Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including DocuSign and AdobeSign) in each case transmitted by email) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.
Section 6.8. Termination. This Agreement will automatically terminate and be of no force or effect, the parties hereto will have no liability or obligations hereunder (other than with respect to monies due and owing by Parent to the Rights Agent in respect of the Rights Agent’s services hereunder and any services to be performed by the Rights Agent under Section 2.4(f) hereof), and no payments will be required to be made, upon the earliest to occur of (such time, the “Termination”) (a) the date that is the latest of the First Milestone Expiration, the Second Milestone Expiration, and the Third Milestone Expiration, (b) (i) the mailing by the Rights Agent to the address or (ii) the payment by the Rights Agent by wire transfer of immediately available funds to the account of each Holder as reflected in the CVR Register the last of the Milestone Payment Amounts (if any) required to be paid under the terms of this Agreement, and (c) the delivery of a written notice of termination duly executed by Parent and the Acting Holders. For the avoidance of doubt, the right of any Holder to receive a Milestone Payment with respect to a Milestone, and any covenants and obligations of Parent (other than pursuant to Section 2.4(d)), shall be irrevocably terminated and extinguished if such Milestone is not achieved before Termination. Notwithstanding the foregoing, no termination shall affect any rights, obligations or liabilities accrued prior to the effective date of such termination or Sections 6.4, 6.5, 6.6, 6.7, 6.9, 6.13 or this Section 6.8, which shall survive the termination of this Agreement, cancellation of the CVRs or the resignation, replacement or removal of the Rights Agent.
Section 6.9. Entire Agreement. As among Parent and the Holders, this Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) constitute the entire understanding of Parent and the Holders with respect to the subject matter contemplated hereby and supersede all prior agreements, written or oral, among the parties with respect to the subject matter hereof. As among Parent and the Holders, if and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, then solely with respect to CVR matters only, this Agreement will govern and be controlling, and the Merger Agreement shall govern and be controlling with respect to all matters unrelated to the CVRs. As between Parent and the Rights Agent, this Agreement and any schedule or exhibit attached hereto contains the entire understanding of such parties with reference to the transactions and matters contemplated hereby and supersedes all prior agreements, written or oral, among the parties with respect hereto and thereto. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement with respect to the rights, obligations, duties, protections and liabilities of the Rights Agent, this Agreement will govern and be controlling.
Section 6.10. Further Assurances. Subject to the provisions of this Agreement, Parent and the Rights Agent will, from time to time, do all commercially reasonable acts and things and execute and deliver all such further documents and instruments, as Parent and the Rights Agent may reasonably require for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
Section 6.11. Force Majeure. Notwithstanding anything to the contrary contained herein, none of the Rights Agent, Parent or any of its Subsidiaries will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor disputes, strikes, or shortages, war or civil unrest, it being understood that such parties shall use commercially reasonable efforts to resume performance as soon as reasonably practicable under the circumstances.
Section 6.12. Legal Holiday. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.
Section 6.13. Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by a valid order of a Governmental Body of competent jurisdiction or as is otherwise required by Law; provided, however, that the Rights Agent may share reports received by the Rights Agent pursuant to Section 4.3(d) with the Acting Holders provided such Acting Holders have agreed to be bound by the confidentiality restrictions of this Section 6.13.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ELI LILLY AND COMPANY

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

Annex B

Centerview Partners LLC 31 West 52nd Street New York, NY 10019

July 15, 2026

The Board of Directors
AtaiBeckley Inc.
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Excluded Shares, as defined below) of AtaiBeckley Inc., a Delaware corporation (the “Company”), of the Merger Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held in the Company’s treasury or owned by the Company or any of its subsidiaries and Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the effective time of the Merger and (ii) Dissenting Shares (as defined in the Agreement), the Shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”) will be converted into the right to receive (a) $6.75 per Share in cash, without interest (the “Closing Amount”), and (b) one contractual contingent value right per Share (a “CVR”), representing the right to receive the Milestone Payments (as such term is defined in the Contingent Value Rights Agreement in the form attached to the Agreement (the “CVR Agreement”)), if any, at the times and subject to the terms and conditions set forth in the CVR Agreement (the Closing Amount, taken together (and not separately) with one CVR, the “Merger Consideration”), in each case, less any applicable tax withholding. The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent During such period. We may provide financial advisory and other services to or with respect to the Company, or Parent
31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019
PHONE: (212) 380-2650   FAX: (212) 380-2651   WWW.CENTERVIEWPARTNERS.COM
NEW YORK • LONDON • PARIS • SAN FRANCISCO • MENLO PARK

The Board of Directors
AtaiBeckley Inc.
July 15, 2026

or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated July 15, 2026 and a draft of the form of CVR Agreement dated July 15, 2026 (collectively, the “Draft Agreements”); (ii) the Annual Report on Form 10-K of the Company for the year ended December 31, 2025; (iii) certain interim reports to stockholders and a Quarterly Report on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreements reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and the CVR Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement and the CVR Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, liquidity, probability of full payout or otherwise, or the terms or aspects of the Support Agreements (as defined in the Agreement) or any other agreements or arrangements contemplated by the Agreement or the CVR Agreement or entered into in connection with

The Board of Directors
AtaiBeckley Inc.
July 15, 2026

or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement, the CVR Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement and the CVR Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

Annex C

July 15, 2026
Board of Directors
AtaiBeckley Inc.
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of AtaiBeckley Inc. (the “Company”) other than holders of (i) shares of Company Common Stock held in the treasury of the Company or owned by the Company or any of its subsidiaries and shares of Company Common Stock owned by Eli Lilly and Company (the “Acquiror”), Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of the Acquiror (the “Acquisition Sub”), or any direct or indirect wholly owned subsidiary of the Acquiror or the Acquisition Sub immediately prior to the effective time of the Transaction (as defined below) and (ii) Dissenting Shares as defined in the Agreement (as defined below) (clauses (i) and (ii), collectively, “Excluded Holders”), of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, the Acquiror and the Acquisition Sub. As more fully described in the Agreement and the form of Contingent Value Rights Agreement attached thereto (the “CVR Agreement”), the Acquisition Sub will merge with and into the Company, with the Company being the surviving corporation (the “Transaction”) and each issued and outstanding share of Company Common Stock will be converted into the right to receive (x) $6.75 per share of Company Common Stock in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (y) one contingent value right (“CVR”) per share of Company Common Stock which shall represent the right to receive up to $2.50 in Milestone Payments (as defined in the CVR Agreement) upon satisfaction of certain conditions set forth in the CVR Agreement at the time provided for in the CVR Agreement, in each case, net to the holder in cash, without interest and less any applicable tax withholding (the consideration in clauses (x) and (y) collectively, the “Consideration”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information including publicly available research analysts’ financial forecasts relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company (including assumptions regarding a proposed royalty financing transaction and other proposed equity financing and the probability and timing of achievement of each Milestone (as defined in the CVR Agreement) set forth in the CVR Agreement); (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) reviewed estimates prepared and provided to us by the management of the Company as to the Company’s projected utilization on a standalone basis of net operating losses and tax credits to achieve future tax savings; (v) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iv) of this paragraph, as well as the business and prospects of the Company generally; (vi) reviewed the reported prices and trading activity for the Company Common Stock; (vii) considered the results of efforts by or on behalf of the Company, including by us at the Company’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company; (viii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed appropriate; (ix) reviewed the financial terms of certain other transactions that we deemed appropriate; (x) reviewed a draft, dated July 15, 2026, of the Agreement and a draft dated July 15, 2026 of the CVR Agreement; (xi) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (xii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
399 Park Avenue | 4th Floor | New York, NY 10022

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company (including management’s assumptions regarding a proposed royalty financing transaction and other proposed equity financing and the probability and timing of achievement of the conditions with respect to the CVR set forth in the CVR Agreement). We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement (including the CVR Agreement) or any aspect or implication of the Transaction (including the form or terms of the CVR or the restrictions on transferability thereof), except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. We note that, pursuant to the Agreement, shares of Company Common Stock held by Excluded Holders will not be converted into the right to receive the Consideration, and we express no opinion with respect to the treatment of such shares or as to the fairness of the Consideration to the Excluded Holders. We have not considered, and we do not express any opinion as to, the terms of the Support Agreements (as defined in the Agreement) or any other agreements or any of the transactions contemplated thereby.
In rendering this opinion, we have assumed, with your consent, that the final executed forms of the Agreement and the CVR Agreement will not differ in any material respect from the drafts that we have reviewed, that the Transaction will be consummated in accordance with their respective terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement and the CVR Agreement are accurate and correct, and that the parties to the Agreement and the CVR Agreement will comply with all the material terms thereof. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to our analysis. In addition, at your direction, for purposes of our analysis and opinion, we have utilized probabilities for the achievement of each Milestone, which were informed by management of the Company, and assumed the timing of each Milestone will be consistent with the financial forecasts referred to above. Further, we have assumed, with your consent, that if a Milestone is achieved, the Milestone Payment in respect thereof will be made in accordance with the CVR Agreement.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also become entitled to a fee promptly upon the rendering in writing of this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Acquiror and/or their respective affiliates. In the past two years prior to the date hereof, we have not been engaged by (and have not received any fees from) (i) the Company unrelated to the Transaction or (ii) the Acquiror, Apeiron Investment Group Ltd. or Christian Angermayer. In the future, Moelis and its affiliates may provide investment banking and other services to the Company, the Acquiror, Apeiron Investment Group Ltd., Christian Angermayer and/or their respective affiliates, and would expect to receive compensation for such services.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders, other than Excluded Holders.

Very truly yours,

MOELIS & COMPANY LLC

Annex D

Execution Version
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2026, by and between Eli Lilly and Company, an Indiana corporation (“Parent”), and the undersigned holder (the “Stockholder”) of common stock, par value $0.01 per share, of AtaiBeckley Inc., a Delaware corporation (the “Company”, and such shares of common stock, the “Company Shares”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of July 15, 2026 by and among Parent, Albali Acquisition Corporation, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”).
WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the Merger as the Surviving Corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act), as of the date of this Agreement, the number of Company Shares (together with any New Shares (as defined below in Section 2), the “Shares”), and holds other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares indicated opposite the Stockholder’s name on Schedule 1 attached hereto; and
WHEREAS, as an inducement and a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder, and the Stockholder has agreed to, enter into and perform this Agreement and vote the Stockholder’s Shares on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholder and Parent agree as follows:
Section 1 Agreement to Vote the Shares. Subject to the terms of this Agreement, Stockholder hereby agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 12 of this Agreement (the “Support Period”), at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the Company’s stockholders and in any other circumstance in which a vote, consent, resolution or other approval of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (i) through (iv) of this Section 1 is to be considered, Stockholder shall (solely in its capacity as a stockholder of the Company) (a) appear at such meeting or otherwise cause all of the Shares owned by it as of the record date for determining stockholders entitled to vote at such meeting to be counted as present at such meeting for purposes of calculating a quorum (provided, that this Section 1 shall not require the Stockholder to be present or cause the Shares to be counted as present with respect to any meeting called for the consideration of an Adverse Amendment (as defined in Section 12)) and respond to each request by the Company for written consent, if any, of any Shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent, and (b) vote (or cause to be voted) or duly execute and deliver or cause to be duly executed and delivered a written consent with respect to all of the Stockholder’s Shares owned by it as of the such record date: (i) in favor of adoption of the Merger, the adoption of the Merger Agreement and the approval of any other actions contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote or consent in favor of that is necessary for the consummation of the Merger or the other Contemplated Transactions, including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement or approve any of the transactions contemplated thereby in accordance with Section 5.4(b) of the Merger Agreement; (ii) against any action, proposal, transaction or agreement (including any amendment, waiver, release from or non-enforcement of any agreement) that would reasonably be expected to result in (A) any of the conditions to the Merger under the Merger Agreement not being fulfilled or (B) result in a breach of any covenant, representation, warranty or other obligation or agreement of such Stockholder under this Agreement; (iii) against any Acquisition Proposal or any action, agreement, transaction or other matter that would reasonably be expected to, prevent, materially impair or materially delay the consummation of the Merger and all other transactions contemplated by the Merger Agreement; and (iv) against any change in the membership of the Company Board that is not recommended or approved by the Company Board or any change in the voting rights of any class of shares of the Company. During the Support Period, the Stockholder shall not propose, take, commit or agree to take any action inconsistent with the Stockholder’s obligations set forth in this Section 1. The Stockholder shall retain at all times the right to vote all of the Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
Section 2 Additional Purchases. The Stockholder agrees that any Company Shares or other securities convertible, exchangeable or redeemable for Company Shares that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) during the Support Period, including by the exercise of a Company Stock Option or the settlement of a Company RSU (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Stockholder to exercise any Equity Award or require the Stockholder to purchase any Company Shares, and nothing herein shall prohibit the Stockholder from exercising any Equity Award held by the Stockholder or the settlement of any Equity Award.
Section 3 Agreement to Retain the Shares and Other Covenants.
(a) During the Support Period, the Stockholder shall not Transfer (as defined below in Section 3(c)) (or agree to Transfer or cause or permit the Transfer of) any of the Shares or any Equity Awards held by the Stockholder. Without limiting the generality of the foregoing, during the Support Period, the Stockholder shall not tender, agree to tender or permit to be tendered any of the Shares in response to or otherwise in connection with any tender or exchange offer.
(b) Section 3(a) of this Agreement shall not prohibit or otherwise restrict a Transfer of Shares: (i) as contemplated by the Merger Agreement, (ii) transferring all or a portion of the Shares to any Affiliate, partner, member, or equityholder of the Stockholder or by operation of law or if the Stockholder is an investment fund, to any other investment fund controlled by the same management company, (iii) if Stockholder is an individual, (x) to any member of Stockholder’s immediate family, (y) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (z) by will or under the laws of intestacy upon the death of Stockholder; provided, that the recipient of the Shares pursuant to any such Transfer described in clauses (ii) or (iii) agrees to be bound by this Agreement by executing and delivering to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, prior to or concurrently with such Transfer or (iv) with Parent’s prior written consent(such exceptions set forth in clauses (i) through (iv), collectively, “Permitted Transfers”). To the fullest extent permitted by applicable Law, any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of any of the Shares in breach or violation of this Agreement shall be void and of no force or effect.
(c) For the purposes of this Agreement, a Person shall be deemed to have effected a “Transfer” of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or otherwise disposes of such Share in any way (including by merger, tender or exchange offer (other than as contemplated by the Merger Agreement and this Agreement), liquidation or dissolution, testamentary disposition, the creation of any Lien (other than (a) Liens of general applicability arising under applicable securities Laws, or (b) Liens as contained herein), entry into any derivative arrangement, operation of law, dividend, distribution or otherwise) or any interest in or beneficial ownership of such Share or (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grants or permits the grant of any proxy or power of attorney with respect thereto that is inconsistent with this Agreement.
(d) Subject to Section 7 below, at all times during the period commencing on the date hereof and continuing until the earlier to occur of (i) the termination of this Agreement pursuant to Section 12, and (ii) the Effective Time, the Stockholder shall not, and shall cause its Affiliates and its and their respective directors, officers and employees not to, and shall direct its and their other respective Representatives not to, (A) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (B) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or (C) provide any non-public information to, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Merger Sub, or any designees of

Parent or Merger Sub) in connection with any Acquisition Proposal. Stockholder shall immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, in each case except to the same extent that the Company is permitted to engage in, or take, any of the foregoing activities pursuant to Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, the Stockholder and its Representatives may, solely in response to a bona fide inquiry or proposal that did not result from a material breach of this Section 3(d), inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 3(d). For clarity, if such Stockholder is a venture capital or private equity investor, the term “Representative” (1) shall include any general partner of such Stockholder that is still affiliated with such Stockholder, but (2) shall exclude (x) any limited partner, (y) any general partner that is no longer affiliated with such Stockholder, and (z) any employees or other Representatives, in each case of clauses (x) through (z), who do not have actual knowledge of the Transactions. The Stockholder acknowledges and agrees that any violation of the restrictions set forth in this Section 3(d) by any Affiliate of such Stockholder or any of its or their respective Representatives acting on its behalf shall be deemed to be a breach by the Stockholder.
Section 4 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof as follows:
(a) To the extent Stockholder is not an individual, Stockholder is duly organized and validly existing and in good standing (or its equivalent, where applicable) under the laws of its jurisdiction of organization. The Stockholder has the requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(b) This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
(c) The Stockholder is the record and beneficial owner of the number of the Shares and the other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any condition, upon the occurrence of any event or any combination of the foregoing) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares, in each case indicated opposite the Stockholder’s name on Schedule 1, which constitute all of the securities of the Company owned of record or beneficially by the Stockholder or its Affiliates on the date hereof. The Stockholder does not beneficially own any Company Shares that it does not hold of record or own any Company Shares through its Affiliates. The Shares are now, and at all times during the Support Period will be, held by the Stockholder (or a nominee or custodian for its benefit or a transferee pursuant to a Permitted Transfer), free and clear of any Liens (other than Permitted Liens). The Stockholder has sole, and otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.
(d) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate, contravene or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, give to others any rights of termination, amendment, modification, acceleration or cancellation of, require any consent, waiver or approval rights, or result in the creation of any Lien (other than as contained herein) on any of the Shares pursuant to any Contract or permit or any order to which the Stockholder is a party or by which the Stockholder or any of its assets (including the Shares) are bound, or, to the Stockholder’s knowledge, any Law to which the Stockholder is subject or by which any of the Stockholder’s assets (including the Shares) are bound or any certificate of incorporation, bylaw or other similar organizational document of the Stockholder, in each case, except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact the Stockholder’s ability to comply with the Stockholder’s obligations hereunder.

(e) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange Act.
(f) As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Body that would reasonably be expected to materially impair or materially delay the ability of the Stockholder to perform its obligations under this Agreement.
(g) No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission from the Company other than as disclosed in the Merger Agreement in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his, her or its capacity as a stockholder of the Company.
(h) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
Section 5 Representations and Warranties of Parent. Parent hereby represent and warrant to the Stockholder as of the date hereof as follows:
(a) Parent is duly organized and validly existing and in good standing (or its equivalent, where applicable) under the laws of its jurisdiction of organization. Parent has the full requisite power and authority to execute and deliver this Agreement, has taken all action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to perform Parent’s obligations, as applicable, hereunder and no other proceedings or actions on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(b) This Agreement has been duly executed and delivered by or on behalf of Parent and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a valid and binding agreement with respect to Parent, enforceable against Parent in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
Section 6 Waiver of Actions. The Stockholder agrees that the Stockholder will not, in the Stockholder’s capacity as a stockholder of the Company, bring, commence, institute, maintain, or prosecute or voluntarily and knowingly aid any action (a) which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, whether alone or together with any of the other agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, or breaches any fiduciary duty of the Company Board or any member thereof, or (b) against Parent, Merger Sub or their respective Representatives in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (other than an action pursuant to Section 8.7(b) of the Merger Agreement or, if the Effective Time occurs, an action with respect to the Stockholder’s right under the Merger Agreement to receive the Merger Consideration for the Shares). During the term of this Agreement, the Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that the Stockholder may have by virtue of, or with respect to, any Shares beneficially owned by the Stockholder. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall release, waive discharge, compromise, settle or affect any rights or claims that Stockholder or its Affiliates may have for (i) indemnification, advancement of expenses, contribution or reimbursement under any applicable Law, the certificate of incorporation, bylaws or other organizational documents of any person or party, any agreement or arrangement providing for such indemnification, advancement, contribution or reimbursement or any insurance policy covering Stockholder or any of its Affiliates, (ii) any breach of or default under this Agreement, the Merger Agreement or any other agreement or document executed or delivered by Parent or Merger Sub in connection with this Agreement or the Merger Agreement or (iii) any rights under this Agreement or the Merger Agreement.
Section 7 No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any representative of the Stockholder, (a) if the Stockholder or such representative is a director on the Company Board or is an officer or other fiduciary of the

Company, from exercising his or her duties and obligations as a director, officer or fiduciary of the Company or otherwise taking, or omitting to take, any action (including with respect to an Acquisition Proposal or a Change of Board Recommendation in accordance with the Merger Agreement), subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director, officer or fiduciary of the Company, or (b) if the Stockholder or such representative is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in its capacity as a stockholder of the Company.
Section 8 Specific Enforcement. The parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (a) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (b) the parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement. Notwithstanding the parties’ rights to specific performance pursuant to this Section 8, each party may pursue any other remedy available to it at law or in equity, including monetary damages.
Section 9 Further Assurances. Each of Stockholder and Parent shall, from time to time and without additional consideration, execute and deliver, or cause to be executed and delivered such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of complying with such party’s obligations under this Agreement.
Section 10 Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder if they are, in accordance with the methods set forth in Section 9.2 of the Merger Agreement: (a) delivered to Parent at the address set forth in Section 9.2 of the Merger Agreement or (b) delivered to the Stockholder at its address and email address set forth on the Stockholder’s signature page to this Agreement (or, in each case, to such other recipient or address as designated in a written notice to the Stockholder or Parent, as applicable, in accordance with this Section 10).
Section 11 No Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the termination of this Agreement.
Section 12 Termination. This Agreement shall automatically terminate and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to its terms, (c) the mutual written agreement of the parties to terminate this Agreement, and (d) the delivery of written notice of termination by the Stockholder to Parent following any modification or amendment of the Merger Agreement (including any exhibits, annexes or schedules thereto, such as the CVR Agreement) in each case without the prior written consent of the Stockholder, that, in each case, (i) results in a decrease in the amount or changes the form of consideration payable to the Stockholder pursuant to the terms of the Merger Agreement (including any exhibits or schedules thereto, such as the CVR Agreement) as in effect on the date hereof (other than a change in form from CVRs to cash where the price payable in cash is not less than a respective Milestone Payment), or (ii) makes any change in the terms or conditions of the Merger Agreement that is adverse in any material respect to the Stockholder (in its capacity as such) (the items set forth in clauses (i) and (ii), an “Adverse Amendment”); provided, that (i) Section 6, this Section 12,the first two sentences of Section 13 and the applicable definitional and interpretive provisions of Section 14 through Section 19, Section 21, Section 22, Section 24, Section 25 and Section 26 shall survive such termination and (ii) unless the Effective Time shall have occurred, no such termination shall relieve or release the Stockholder from any obligations or liabilities arising out of its Intentional Breach of this Agreement prior to its termination.
Section 13 Disclosure. The Stockholder shall permit the Company, Parent and Merger Sub to disclose in all documents and schedules filed with the U.S. Securities and Exchange Commission (“SEC”) that the Company, Merger Sub and Parent determine to be necessary in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided, that the Stockholder shall have a reasonable opportunity to review and comment on such disclosure prior to any such filing. The Stockholder shall promptly notify the Company, Merger Sub and Parent if it becomes aware of any required corrections with respect to any information provided by or on behalf of the Stockholder for inclusion in any such disclosure document if and to the extent that the Stockholder becomes aware that any such information shall have become untrue or misleading in any material respect. The Stockholder shall not make any press release, public announcement or other communication with respect to Parent or its Affiliates, this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of the Company and Parent, except (a) as required by applicable law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), in which case, to the extent legally permissible, the Company and Parent shall have a reasonable opportunity to review and comment on such communication before Stockholder makes such communication public and Stockholder shall give reasonable and good faith consideration to any such comments and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.
Section 14 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule, Law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner that the transactions and agreements contemplated hereby are fulfilled to the fullest extent possible.
Section 15 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.
Section 16 Amendments and Waivers.
(a) This Agreement may not be amended or supplemented except by an instrument in writing signed by the parties.
(b) No provision of this Agreement may be waived or extended except by an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.
Section 17 Governing Law. This Agreement, and any Action arising out of or relating to this Agreement or the transactions contemplated hereby, will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 18 Jurisdiction; Forum. Each party (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the United States District Court for the District of Delaware) (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising in connection with or relating to this Agreement or the transactions contemplated hereby shall be brought only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts; provided that each party has the right to bring any action or proceeding for enforcement of a judgment entered by the Chosen Courts in any other court or jurisdiction.
Section 19 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20 No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by the parties hereto. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company as a result of this Agreement or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.
Section 21 Certain Events. Notwithstanding anything in this Agreement to the contrary, if, at any time occurring on or after the date hereof and prior to the Effective Time, any change in the outstanding equity interests or capital structure of the Company shall occur as a result of any reorganization, reclassification, recapitalization, division or subdivision of shares, consolidation of shares, stock split (including a reverse stock split), exchange or readjustment of shares, or any stock dividend or stock distribution or other similar transaction, the type and number of the Shares subject to this Agreement shall be adjusted appropriately, and this Agreement and the obligations hereunder shall automatically attach to any Shares, New Shares or other securities issued to or acquired by the Stockholder or any of its controlled Affiliates.
Section 22 Entire Agreement. This Agreement, including the Schedule hereto, and the other documents delivered in connection with this Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Section 23 Counterparts; Effectiveness; PDF Signature. This Agreement may be executed and delivered in any number of counterparts, including by executed signatures in electronic format, including “pdf,” and other electronic signatures, including DocuSign and AdobeSign, in each case transmitted by email, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by the other party. Until and unless each party has received a counterpart of this Agreement signed by each other party, this Agreement shall have no effect and neither Parent nor the Stockholder shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 24 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated.
Section 25 Other Definitional and Interpretive Provisions. Unless the express context otherwise requires (a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement; (e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) references herein to any gender shall include each other gender; (g) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (h) the word “or” shall be disjunctive but not exclusive; (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (j) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (k) references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereof) in accordance with the terms thereof; (l) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties; (m) except as otherwise specifically set forth herein, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day; (n) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”; (o) the words “to the extent” shall mean the degree to which the subject matter thereof relates and shall not merely mean “if”; (p) any reference to any Person shall be construed to include such Person’s successors and assigns; and (q) unless the context otherwise requires, the term “party” or “Party” when used in this Agreement means a party to this Agreement.
Section 26 Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement, all as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

E-mail:

Address:

With a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attn:	Matthew G. Hurd;
Bradley S. King
E-mail:	[***]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement, all as of the date first above written.

[PARENT]

By:
Name:
Title:

Schedule 1
Stockholder (Name):

Company Shares	Company Stock Options	Company RSUs

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ATAIBECKLEY INC.

The Board of Directors of AtaiBeckley Inc. recommends you vote "FOR" the following proposals:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, or other fiduciary, please give the full title under the signature. When signing as a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.

T02665-TBD

ATAIBECKLEY INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATAIBECKLEY INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
September 8, 2026

The undersigned hereby appoints Srinivas Rao and Ryan Barrett, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this proxy card, all the shares of AtaiBeckley Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of AtaiBeckley Inc. to be held on September 8, 2026 at 11:00 a.m. Eastern Time via live webcast (www.virtualshareholdermeeting.com/ATAI2026SM) or any continuations, postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders. All proxies heretofore given by the undersigned in respect of the Special Meeting of Stockholders to be held on September 8, 2026 at 11:00 a.m. Eastern Time are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE BUT THIS PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AS INDICATED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.